UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934
Filed by the Registrant ☒
Filed by a party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
CIRCOR INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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☒	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

CIRCOR International, Inc.
30 Corporate Drive, Suite 200
Burlington, MA 01803
Dear CIRCOR International, Inc. Stockholder:
You are cordially invited to attend a virtual special meeting (including any adjournments or postponements thereof, the “Special Meeting”) of stockholders of CIRCOR International, Inc. (“CIRCOR” or the “Company”) to be held virtually on August 24, 2023, at 9:00 a.m. Eastern Time. CIRCOR stockholders will be able to virtually attend and vote at the Special Meeting via the internet at www.virtualshareholdermeeting.com/CIR2023SM. You will not be able to attend the Special Meeting physically in person. For purposes of attendance at the Special Meeting, all references in the enclosed proxy statement to “present” shall mean virtually present at the Special Meeting.
At the Special Meeting, you will be asked to consider and vote on (i) a proposal to adopt the Agreement and Plan of Merger, dated June 5, 2023 (the “Original Merger Agreement”) (as amended on June 26, 2023 by Amendment No. 1 to Agreement and Plan of Merger (the “First Amendment”) (as further amended on June 29, 2023 by Amendment No. 2 to Agreement and Plan of Merger (the “Second Amendment”) and together with the First Amendment, the “Amendments”), and as may be further amended, modified or supplemented from time to time, the “Merger Agreement”), by and among CIRCOR, Cube BidCo, Inc. (“Parent”), and Cube Merger Sub, Inc., a wholly owned subsidiary of Parent (“Merger Sub”), (ii) a proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to CIRCOR’s named executive officers that is based on or otherwise related to the Merger Agreement and the transactions contemplated by the Merger Agreement (the “Compensation Proposal”) and (iii) a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies to approve the proposal to adopt the Merger Agreement if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting (the “Adjournment Proposal”). Upon the terms and subject to the conditions of the Merger Agreement, Merger Sub will merge with and into CIRCOR, and the separate corporate existence of Merger Sub will thereupon cease, with CIRCOR continuing as the surviving corporation (the “Surviving Corporation”) and as a wholly owned subsidiary of Parent (the “Merger”) in accordance with the General Corporation Law of the State of Delaware (the “DGCL”). Parent and Merger Sub are affiliates of investment funds managed by Kohlberg Kravis & Roberts & Co. L.P., a global investment firm (collectively referred to herein as “KKR”).
If the Merger is completed, you will be entitled to receive (x) an amount in cash equal to $56.00 and (y) solely in the event the consummation of the Merger occurs after November 1, 2023, an amount in cash equal to the product of (x) (A) $1.00 divided by (B) 61 and multiplied by (y) the number of calendar days elapsed during the period commencing on, and including, November 1, 2023, and ending on, and including, the earlier of December 31, 2023 and the closing date of the Merger, in each case, without interest thereon, less any applicable withholding taxes, for each share of CIRCOR’s common stock, par value $0.01 per share (the “Company Common Stock”) that you own as of immediately prior to the effective time of the Merger (unless you have properly and validly exercised and not withdrawn your appraisal rights).
CIRCOR’s Board of Directors (the “Company Board”), for reasons described in the enclosed proxy statement, has: (i) determined that the Merger and the other transactions contemplated by the Merger Agreement are advisable, fair to and in the best interests of CIRCOR and the CIRCOR Stockholders; (ii) approved and declared it advisable that CIRCOR enter into the Merger Agreement; (iii) directed that the adoption of the Merger Agreement be submitted to a vote of the CIRCOR Stockholders at a meeting of the CIRCOR Stockholders; and (iv) subject to the terms and conditions of the Merger Agreement, recommended that the CIRCOR Stockholders approve the adoption of the Merger Agreement and approve the Merger on the terms and subject to the conditions set forth in the Merger Agreement. The Company Board recommends, on behalf of CIRCOR, that you vote: (1) “FOR” the adoption of the Merger Agreement; (2) “FOR” the non-binding, advisory Compensation Proposal; and (3) “FOR” the Adjournment Proposal.
The enclosed proxy statement provides detailed information about the Special Meeting, the Merger Agreement and the Merger. A copy of the Original Merger Agreement is attached as Annex A to the proxy statement, a copy of the First Amendment is attached as Annex AA to the proxy statement and a copy of the Second Amendment is attached as Annex AAA to the proxy statement.
The proxy statement also describes the actions and determinations of the Company Board in connection with its evaluation of the Merger Agreement and the Merger. You should carefully read and consider the entire enclosed proxy statement and its annexes, including, but not limited to, the Merger Agreement, as they contain important information about, among other things, the Merger and how it affects you.
Whether or not you plan to attend the Special Meeting virtually, please sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the internet or by telephone (using the instructions provided in the enclosed proxy card). If you attend the Special Meeting and vote at the meeting your vote will revoke any proxy that you have previously submitted.
If you hold your shares of Company Common Stock in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the proposal to adopt the Merger Agreement, without your instructions.
Your vote is very important, regardless of the number of shares of Company Common Stock that you own. We cannot complete the Merger unless the proposal to adopt the Merger Agreement is approved by the affirmative vote of the stockholders holding a majority of the outstanding shares of Company Common Stock as of the close of business on July 10, 2023, which is the record date for the Special Meeting.
If you have any questions or need assistance voting your shares of Company Common Stock, please contact our information agent:
MacKenzie Partners, Inc.
1407 Broadway, 27th Floor
New York, New York 10018
(212) 929-5500 (Call Collect)
or
Call Toll-Free (800) 322-2885
Email: proxy@mackenziepartners.com
On behalf of the Company Board, I thank you for your support and appreciate your consideration of this matter.
Sincerely,

Helmuth Ludwig Board Chair
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the Merger, passed upon the merits or fairness of the Merger Agreement or the transactions contemplated thereby, including the proposed Merger, or passed upon the adequacy or accuracy of the information contained in the accompanying proxy statement. Any representation to the contrary is a criminal offense.
The accompanying proxy statement is dated July 17, 2023 and, together with the enclosed form of proxy card, is first being mailed on or about July 17, 2023.

CIRCOR International, Inc.
30 Corporate Drive, Suite 200
Burlington, MA 01803

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON AUGUST 24, 2023
Notice is hereby given that a virtual special meeting of stockholders (including any adjournments or postponements thereof, the “Special Meeting”) of CIRCOR International, Inc., a Delaware corporation (“CIRCOR”), to be held virtually on August 24, 2023, at 9:00 a.m. Eastern Time, CIRCOR stockholders will be able to virtually attend and vote at the Special Meeting via the internet at www.virtualshareholdermeeting.com/CIR2023SM. You will not be able to attend the Special Meeting physically in person. For purposes of attendance at the Special Meeting, all references in the enclosed proxy statement to “present” shall mean virtually present at the Special Meeting. The Special Meeting is being held for the following purposes:
1. To consider and vote on the proposal to adopt the Agreement and Plan of Merger, dated June 5, 2023 (the “Original Merger Agreement”) (as amended on June 26, 2023 by Amendment No. 1 to the Agreement and Plan of Merger (the “First Amendment”) (as further amended on June 29, 2023 by Amendment No. 2 to Agreement and Plan of Merger (the “Second Amendment”) and together with the First Amendment, the “Amendments”), and as may be further amended, modified or supplemented from time to time, the “Merger Agreement”), by and among CIRCOR, Cube BidCo, Inc. (“Parent”), and Cube Merger Sub, Inc., a wholly owned subsidiary of Parent (“Merger Sub”). Upon the terms and subject to the conditions of the Merger Agreement, Merger Sub will merge with and into CIRCOR, with CIRCOR continuing as the surviving corporation (the “Surviving Corporation”) and a wholly owned subsidiary of Parent (the “Merger”);
2. To consider and vote on the proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to CIRCOR’s named executive officers that is based on or otherwise relates to the Merger Agreement and the transactions contemplated by the Merger Agreement (the “Compensation Proposal”); and
3. To consider and vote on any proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies to approve the proposal to adopt the Merger Agreement if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting (the “Adjournment Proposal”).
Only stockholders of record as of the close of business on July 10, 2023, are entitled to notice of the Special Meeting and to vote at the Special Meeting or any adjournment, postponement or other delay thereof.
CIRCOR’s Board of Directors (the “Company Board”) recommends, on behalf of CIRCOR, that you vote: (1) “FOR” the adoption of the Merger Agreement; (2) “FOR” the non-binding, advisory Compensation Proposal; and (3) “FOR” the Adjournment Proposal.
All CIRCOR stockholders are invited to attend the Special Meeting virtually. Whether or not you plan to attend the Special Meeting virtually, please sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the internet or by telephone (using the instructions provided in the enclosed proxy card). If you attend the Special Meeting and vote virtually, your vote will revoke any proxy that you have previously submitted. If you hold your shares of CIRCOR common stock in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the proposal to adopt the Merger Agreement, without your instructions.

Helmuth Ludwig Board Chair
Dated: July 17, 2023

CIRCOR International, Inc.
30 Corporate Drive, Suite 200
Burlington, MA 01803
PROXY STATEMENT
FOR THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON AUGUST 24, 2023

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY
MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 24, 2023
This proxy statement is available on the investor relations page of our website at https://investors.CIRCOR.com/investors/sec-filings. We intend to mail these proxy materials on or about July 17, 2023 to all stockholders of record entitled to vote at the Special Meeting.
A complete list of the stockholders entitled to vote at the Special Meeting will be available for examination during regular business hours for the ten (10) days prior to the Special Meeting at our principal executive offices, located at 30 Corporate Drive, Suite 200, Burlington, MA 01803. Stockholders may examine the list for any legally valid purpose related to the Special Meeting. If you would like to examine the list, please contact our Secretary to schedule an appointment by calling (781) 270-1200 or writing to the Secretary at the address above.
YOUR VOTE IS IMPORTANT
WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING VIRTUALLY, WE ENCOURAGE YOU TO SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE: (1) BY TELEPHONE; (2) THROUGH THE INTERNET; OR (3) BY SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE POSTAGE-PAID ENVELOPE PROVIDED. You may revoke your proxy or change your vote at any time before it is voted at the Special Meeting.
If you hold your shares of CIRCOR’s common stock, par value $0.01 per share (the “Company Common Stock”) in “street name,” you should instruct your bank, broker or other nominee how to vote your shares of Company Common Stock in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your broker or other agent cannot vote on any of the proposals, including the proposal to adopt the Merger Agreement, without your instructions.
If you are a stockholder of record, voting virtually at the Special Meeting will revoke any proxy that you previously submitted. If you hold your shares of Company Common Stock through a bank, broker or other nominee, you must obtain a “legal proxy” in order to vote virtually at the Special Meeting.
If you fail to (1) return your proxy card, (2) grant your proxy electronically over the internet or by telephone or (3) vote virtually at the Special Meeting, your shares of Company Common Stock will not be counted for purposes of determining whether a quorum is present at the Special Meeting and, if a quorum is present, will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement, but will have no effect on the Compensation Proposal or the Adjournment Proposal (each term as defined in this proxy statement).
You should carefully read and consider the entire accompanying proxy statement and its annexes, including, but not limited to, the Merger Agreement, along with all of the documents incorporated by reference into the accompanying proxy statement, as they contain important information about, among other things, the Merger and how it affects you. If you have any questions concerning the Merger Agreement, the Merger, the Special Meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of Company Common Stock, please contact our information agent:
MacKenzie Partners, Inc.
1407 Broadway, 27th Floor
New York, New York 10018
(212) 929-5500 (Call Collect)
or
Call Toll-Free (800) 322-2885
Email: proxy@mackenziepartners.com

SUMMARY
This summary highlights selected information from this proxy statement related to the merger of Cube Merger Sub, Inc., a wholly owned subsidiary of Cube BidCo, Inc., with and into CIRCOR International, Inc. (the “Merger”), and may not contain all of the information that is important to you. To understand the Merger more fully and for a more complete description of the legal terms of the Merger, you should carefully read and consider this entire proxy statement and the annexes to this proxy statement, including, but not limited to, the Merger Agreement (as defined in this proxy statement), along with all of the documents to which we refer in this proxy statement, as they contain important information about, among other things, the Merger and how it affects you. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under the caption, “Where You Can Find More Information.” The Original Merger Agreement (as defined in this proxy statement) is attached as Annex A to this proxy statement, the First Amendment (as defined in this proxy statement) is attached as Annex AA to this proxy statement and the Second Amendment (as defined in this proxy statement) is attached as Annex AAA to this proxy statement. You should carefully read and consider the entire Merger Agreement, which is the legal document that governs the Merger.
Except as otherwise specifically noted in this proxy statement, “Company,” “CIRCOR,” “we,” “our,” “us” and similar words refer to CIRCOR International, Inc., including, in certain cases, our subsidiaries. Throughout this proxy statement, we refer to Kohlberg Kravis & Roberts & Co. L.P. and its investment fund affiliates as “KKR,” Cube BidCo, Inc. as “Parent” and Cube Merger Sub, Inc. as “Merger Sub.” In addition, throughout this proxy statement we refer to the Agreement and Plan of Merger, dated June 5, 2023, by and among CIRCOR, Parent and Merger Sub (the “Original Merger Agreement”), as amended on June 26, 2023 by Amendment No. 1 to Agreement and Plan of Merger (the “First Amendment”) and as further amended on June 29, 2023 by Amendment No. 2 to Agreement and Plan of Merger (the “Second Amendment”) as the “Merger Agreement,” our common stock, par value $0.01 per share (the “Common Stock”), as the “Company Common Stock” and the holders of Company Common Stock as “CIRCOR Stockholders.” Unless indicated otherwise, any other capitalized term used herein but not otherwise defined herein has the meaning assigned to such term in the Merger Agreement.
The Special Meeting
Date, Time, Place and Purpose of the Special Meeting
A special meeting of CIRCOR Stockholders to consider and vote on the proposal to adopt the Merger Agreement will be held virtually on August 24, 2023, at 9:00 a.m. Eastern Time at www.virtualshareholdermeeting.com/CIR2023SM (the “Special Meeting” or “Company Stockholder Meeting”).
At the Special Meeting, CIRCOR Stockholders of record as of the close of business on July 10, 2023 (the “Record Date”) will be asked to consider and vote on:
•	a proposal to adopt the Merger Agreement;
•
a proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to CIRCOR’s named executive officers that is based on or otherwise related to the Merger Agreement and the transactions contemplated by the Merger Agreement (the “Compensation Proposal”); and

•
a proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies to approve the proposal to adopt the Merger Agreement if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting (the “Adjournment Proposal”).

We do not expect that any matters other than the proposals set forth above will be brought before the Special Meeting, and only matters specified in the notice of the meeting may be acted upon at the Special Meeting.
Record Date; Shares Entitled to Vote; Quorum
You are entitled to receive notice of, and vote at, the Special Meeting if you owned shares of Company Common Stock at the close of business on the Record Date. Each holder of Company Common Stock will be entitled to one (1) vote for each such share of Company Common Stock owned at the close of business on the Record Date on all matters properly coming before the Special Meeting.
A quorum of CIRCOR Stockholders is necessary to hold a valid Special Meeting. The holders of a majority of the outstanding shares of Company Common Stock entitled to vote at the Special Meeting, present virtually or represented by proxy, shall constitute a quorum at the Special Meeting. Each share of Company Common Stock is entitled to one (1) vote on each matter to be voted upon. On the Record Date, there were 20,391,768 shares of Company Common Stock outstanding and entitled to vote.
Your shares of Company Common Stock will be counted towards the quorum if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote by telephone, online or at the meeting. If there is no quorum, the meeting’s chairperson or holders of a majority in voting interest of the CIRCOR Stockholders represented at the Special Meeting (present virtually or represented by proxy) may adjourn the Special Meeting to another date.
Vote Required; Abstentions and Broker Non-Votes
The affirmative vote of the CIRCOR Stockholders holding a majority of the outstanding shares of Company Common Stock as of the close of business on the Record Date is required to adopt the Merger Agreement (the “Requisite Stockholder Approval”). Because the required vote for the proposal to adopt the Merger Agreement is based on the number of votes the CIRCOR Stockholders are entitled to cast rather than on the number of votes actually cast, if you fail to authorize a proxy or vote online at the meeting, abstain from voting at the meeting, or fail to instruct your broker on how to vote, such failure will have the same effect as votes cast “AGAINST” the proposal to adopt the Merger Agreement. As of July 10, 2023, the Record Date for the Special Meeting, 10,195,885 shares of Company Common Stock constitute a majority of the issued and outstanding shares of Company Common Stock.
Approval of the Compensation Proposal, on a non-binding, advisory basis, requires, assuming a quorum is present, the affirmative vote of a majority of the shares of Company Common Stock properly cast at the Special Meeting on the proposal. The approval of the Compensation Proposal is on a non-binding, advisory basis and is not a condition to the completion of the Merger.
Approval of the Adjournment Proposal to adjourn the Special Meeting (a) when a quorum is present, requires the affirmative vote of CIRCOR Stockholders holding a majority of the shares of Company Common Stock properly cast at the Special Meeting on the proposal and (b) when a quorum is not present, requires the affirmative vote of CIRCOR Stockholders holding a majority of the shares of Company Common Stock present virtually or represented by proxy at the Special Meeting.
Under CIRCOR’s Fourth Amended and Restated By-Laws (“By-Laws”), abstentions are not considered votes cast on such matters. If a CIRCOR Stockholder abstains from voting, that abstention will be counted for purposes of determining whether a quorum is present at the Special Meeting and will have the same effect as if the CIRCOR Stockholder voted “AGAINST” the proposal to adopt the Merger Agreement. Assuming a quorum is present, abstentions will have no effect on the outcome of the Compensation Proposal or the Adjournment Proposal other than reducing the number of affirmative votes required to achieve a majority for such matters by reducing the total number of shares of Company Common Stock from which the majority is calculated. If a quorum is not present, abstentions will have no effect on the Compensation Proposal and will count as a vote “AGAINST” the Adjournment Proposal.
Each “broker non-vote” will also count as a vote “AGAINST” the proposal to adopt the Merger Agreement. A “broker non-vote” results when banks, brokers and other nominees return a valid proxy voting upon a matter or matters for which the applicable rules provide discretionary authority but do not vote on a particular proposal because they do not have discretionary authority to vote on the matter and have not received specific voting instructions from the beneficial owner of such shares of Company Common Stock. Although the determination of whether a broker, bank or other nominee will have discretionary voting power for a particular item is typically determined only after proxy materials are filed with the United States Securities and Exchange Commission (the “SEC”), CIRCOR does not expect any broker non-votes at the Special Meeting because each of the proposals to be presented at the Special Meeting is expected to be considered “non-routine.” As a result, no broker would be permitted to vote your shares of Company Common Stock at the Special Meeting without receiving instructions. Failure to instruct your broker on how to vote your shares of Company Common Stock will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement, and will have no effect on the Compensation Proposal or the Adjournment Proposal other than reducing the number of affirmative votes required to achieve a majority for such matters by reducing the total number of shares of Company Common Stock from which the majority is calculated.
Stock Ownership and Interests of Certain Persons
As of the Record Date, our directors and executive officers beneficially owned and were entitled to vote, in the aggregate, 178,070 shares of Company Common Stock, representing approximately 0.9% of the shares of Company Common Stock outstanding on the Record Date (and approximately 2.4% of the shares of Company Common Stock outstanding when taking into account options to purchase shares of Company Common Stock (“Company Stock Options”), performance stock units, performance share awards, or restricted stock units that are subject to performance-based vesting conditions (each, a “Company PSU”) and restricted stock units with respect to shares of Company Common Stock (“Company RSUs”) held, in the aggregate, by our directors and executive officers).
Our directors and executive officers have informed us that they currently intend to vote all of their respective shares of Company Common Stock (i) “FOR” the adoption of the Merger Agreement, (ii) “FOR” the non-binding, advisory Compensation Proposal, and (iii) “FOR” the approval of the Adjournment Proposal.
The Merger
Parties Involved in the Merger
CIRCOR International, Inc.
CIRCOR is one of the world’s leading providers of mission critical products and services for the Industrial and Aerospace & Defense markets. The Company has a product portfolio of market-leading brands serving its customers’ most demanding applications. CIRCOR markets its solutions directly and through various sales and distribution partners to more than 14,000 customers in approximately 100 countries. The Company has a global presence with approximately 3,060 employees and is headquartered in Burlington, Massachusetts. We organize our reporting structure into two segments: Aerospace & Defense and Industrial. CIRCOR’s common stock, par value $0.01 per share, is listed on the New York Stock Exchange (the “NYSE”) under the symbol “CIR”. CIRCOR’s principal executive offices are located at 30 Corporate Drive, Suite 200, Burlington, MA 01803 and its telephone number is (781) 270-1200.
Cube BidCo, Inc.
Parent is a Delaware corporation and was formed on June 1, 2023 by KKR, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement and other documents or agreements executed and delivered in connection with the Merger Agreement. Upon the completion of the Merger, CIRCOR will be a wholly owned subsidiary of Parent. The registered office of Parent is located at 4001 Kennett Pike, Suite 302, Wilmington, New Castle County, Delaware 19807 and its telephone number is (302) 731-1612.
Cube Merger Sub, Inc.
Merger Sub is a Delaware corporation and a wholly owned subsidiary of Parent and was formed on June 1, 2023, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement and other documents or agreements executed and delivered in connection with the Merger Agreement. Merger Sub has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement. Upon the completion of the Merger, Merger Sub will cease to exist with CIRCOR continuing as the surviving corporation and a wholly owned subsidiary of Parent (the “Surviving Corporation”). The registered office of Merger Sub is located at 4001 Kennett Pike, Suite 302, Wilmington, New Castle County, Delaware 19807 and its telephone number is (302) 731-1612.
Effect of the Merger
On the terms and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), Merger Sub will merge with and into CIRCOR, with CIRCOR continuing as the Surviving Corporation. As a result of the Merger, the Company Common Stock will no longer be publicly traded, and will be delisted from the NYSE. In addition, the Company Common Stock will be deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and CIRCOR will no longer file periodic reports with the SEC with respect to the Company Common Stock. If the Merger is completed, you will not own any shares of the capital stock of the Surviving Corporation.
The time at which the Merger will become effective (the “Effective Time”) will occur upon the filing of a duly executed certificate of merger with the Secretary of State of the State of Delaware (or at such later time as may be specified in the certificate of merger and agreed to by Merger Sub and CIRCOR).

Effect on CIRCOR if the Merger is Not Completed
If the Merger Agreement is not adopted by CIRCOR Stockholders, or if the Merger is not completed for any other reason:
(i)	the CIRCOR Stockholders will not be entitled to, nor will they receive, any payment for their respective shares of Company Common Stock pursuant to the Merger Agreement;
(ii)
(A) CIRCOR will remain an independent public company, (B) the Company Common Stock will continue to be listed and traded on the NYSE and registered under the Exchange Act, and (C) CIRCOR will continue to file periodic reports with the SEC;

(iii)
CIRCOR anticipates that (A) management will operate the business in a manner similar to that in which it is being operated today and (B) CIRCOR Stockholders will be subject to similar types of risks and uncertainties as those to which they are currently subject, including, but not limited to, risks and uncertainties with respect CIRCOR’s business, prospects and results of operations, as such may be affected by, among other things, the industry in which CIRCOR operates and economic conditions;

(iv)
the price of the Company Common Stock may decline significantly, and if that were to occur, it is uncertain when, if ever, the price of the Company Common Stock will return to the price at which it trades as of the date of this proxy statement;

(v)
CIRCOR’s Board of Directors (the “Company Board”) will continue to evaluate and review CIRCOR’s business operations, strategic direction and capitalization, among other things, and will make such changes as are deemed appropriate (irrespective of these efforts, it is possible that no other transaction acceptable to the Company Board will be offered or that CIRCOR’s business, prospects and results of operations will be adversely impacted); and

(vi)
under certain specified circumstances, CIRCOR may be required to pay Parent a termination fee in the amount of $42,750,000 (the “Termination Fee”), which represents approximately 2.6% of CIRCOR’s enterprise value in the Merger, or Parent may be required to pay CIRCOR a reverse termination fee in the amount of $100,000,000 (the “Financing Reverse Termination Fee”) or $125,000,000 (the “Antitrust Reverse Termination Fee”) in certain circumstances. For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Effect of Termination; Termination Fees.”

Merger Consideration
Common Stock
As a result of the Merger, at the Effective Time, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock that are (i) held in the treasury of the Company or owned by the Company or any direct or indirect wholly owned subsidiary of the Company immediately prior to the Effective Time, (ii) owned by Parent, Merger Sub or any direct or indirect wholly owned subsidiary of Parent or Merger Sub immediately prior to the Effective Time or (iii) outstanding immediately prior to the Effective Time and held by CIRCOR stockholders who have properly exercised and perfected their demands for appraisal of such shares of Company Common Stock in accordance with Section 262 of the DGCL (the “Dissenting Shares”)), shall be converted into the right to receive (x) an amount in cash equal to $56.00, without interest (the “Base Per Share Consideration”) and (y) solely in the event the consummation of the Merger occurs after November 1, 2023, an amount in cash equal to the product of (x) (A) $1.00 divided by (B) 61 and multiplied by (y) the number of calendar days elapsed during the period commencing on, and including, November 1, 2023, and ending on, and including, the earlier of December 31, 2023 and the Closing Date, without interest (the “Additional Per Share Consideration”), in each case, less any applicable withholding taxes. The Base Per Share Consideration and the Additional Per Share Consideration are together referred to as the “Per Share Consideration” and the aggregate consideration, the “Merger Consideration”). As of the Effective Time, all such shares of Company Common Stock will no longer be outstanding and will automatically be canceled. For more information, please see the section of this proxy statement captioned “The Merger—Merger Consideration.”
After the Merger is completed, you will have the right to receive the Per Share Consideration in respect of each share of Company Common Stock that you own (less any applicable withholding taxes), but you will no longer have any rights as a CIRCOR Stockholder (except that CIRCOR Stockholders who properly exercise, and do not withdraw, their appraisal rights will have a right to receive payment of the “fair value” of their shares of Company Common Stock as determined pursuant to an appraisal proceeding, as contemplated by the DGCL). For more information, please see the section of this proxy statement captioned “The Merger—Appraisal Rights.”
For the purposes of this proxy statement, “Subsidiary” means, with respect to any person (as defined in the Merger Agreement), any corporation, partnership, association, limited liability company, unlimited liability company or other business entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that person or one or more of the other Subsidiaries of that person or a combination thereof or (b) if a partnership, association, limited liability company, or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by any person or one or more Subsidiaries of that person or a combination thereof. For purposes hereof, a person or persons will be deemed to have a majority ownership interest in a partnership, association, limited liability company or other business entity if such person or persons are allocated a majority of partnership, association, limited liability company or other business entity gains or losses or otherwise control the managing director, managing member, general partner or other managing Person of such partnership, association, limited liability company or other business entity.
Treatment of Company Equity Awards
Pursuant to the Merger Agreement:
•
Company Stock Options. As of the Effective Time, each Company Stock Option that is outstanding immediately prior to the Effective Time will be canceled and, in exchange therefor, the holder will be entitled to receive, without interest, an amount in cash (less any applicable withholding taxes) equal to (i) the total number of shares of Company Common Stock subject to such Company Stock Option immediately prior to the Effective Time, multiplied by (ii) the excess, if any, of the Per Share Consideration over the applicable exercise price per share of Company Common Stock under such Company Stock Option; provided that no holder of a Company Stock Option that, as of immediately prior to such cancellation, has an exercise price per share of Company Common Stock that is equal to or greater than the Per Share Consideration will be entitled to any payment with respect to such canceled Company Stock Option.

•
Company PSUs. As of the Effective Time, each Company PSU that is outstanding immediately prior to the Effective Time will be canceled and, in exchange therefor, the holder will be entitled to receive, without interest, an amount in cash (less any applicable withholding taxes) equal to (i) the number of shares of Company Common Stock subject to such Company PSU immediately prior to the Effective Time that are considered to be earned as of the Effective Time as determined in accordance with the terms of the applicable executive change in control agreement, including the proration of the total number of shares of Company Common Stock subject to the Company PSU and with the performance conditions deemed achieved at the greater of target and actual performance levels, multiplied by (ii) the Per Share Consideration.

•
Vested Company RSUs and Company Phantom Units. As of the Effective Time, each Company RSU and each phantom stock unit that is subject to vesting conditions based on continued employment or service (each, a “Company Phantom Unit”) that is vested and outstanding immediately prior to the Effective Time (each, a “Vested Company RSU” or “Vested Company Phantom Unit,” as applicable) will be canceled and, in exchange therefor, the holder will be entitled to receive, without interest, an amount in cash (less any applicable withholding taxes) equal to (i) the total number of shares of Company Common Stock subject to such Vested Company RSU or Vested Company Phantom Unit immediately prior to the Effective Time, multiplied by (ii) the Per Share Consideration.

•
Unvested Company RSUs and Company Phantom Units. As of the Effective Time, each Company RSU or Company Phantom Unit that is outstanding and unvested as of immediately prior to the Effective Time (each, an “Unvested Company RSU” or “Unvested Company Phantom Unit,” as applicable) will be canceled and converted into a grant of restricted stock units in the Surviving Corporation (each, a “Replacement RSU”) with a grant date value equal to (i) the total number of shares of Company Common Stock subject to such Unvested Company RSU or Unvested Company Phantom Unit immediately prior to the Effective Time, multiplied by (ii) the Per Share Consideration, which Replacement RSU will generally vest and be payable at the same time and on the same terms and conditions as the corresponding Unvested

Company RSU or Unvested Company Phantom Unit, except that Replacement RSUs granted in respect of Unvested Company RSUs that were subject to an election under the Company’s Management Stock Purchase Plan (each, a “Unvested Company MSPP RSU”) will vest upon the earliest to occur of (a) the nine (9)-month anniversary of the Closing Date (or, if earlier, the date upon which the Unvested Company MSPP RSU would have vested in accordance with its terms), subject to continued employment or (b) termination of the holder’s employment by the Company or its relevant affiliate without cause or for good reason (as such terms are defined in the applicable severance plan or agreement, subject to certain limitations in the case of good reason). As used in this proxy statement, the term “Closing Date” shall mean the second (2nd) business day after the satisfaction or, to the extent permitted by law, waiver of the conditions set forth in Article VI of the Merger Agreement (excluding conditions that, by their terms, cannot be satisfied until the Closing, but subject to the satisfaction or, to the extent permitted by law, waiver of such conditions at the Closing), or at such other place or on such other date as Parent and the Company may mutually agree.
Recommendation of the Company Board
After careful consideration, the Company Board has (i) determined that the Merger and the other transactions contemplated by the Merger Agreement are advisable, fair to and in the best interests of CIRCOR and the CIRCOR Stockholders, (ii) approved and declared it advisable that CIRCOR enter into the Merger Agreement, (iii) directed that the adoption of the Merger Agreement be submitted to a vote of the CIRCOR Stockholders at a meeting of the CIRCOR Stockholders, and (iv) subject to the terms and conditions of the Merger Agreement, recommended that the CIRCOR Stockholders approve the adoption of the Merger Agreement and approve the Merger on the terms and subject to the conditions set forth in the Merger Agreement.
Accordingly, the Company Board recommends, on behalf of CIRCOR, that you vote: (i) “FOR” the adoption of the Merger Agreement; (ii) “FOR” the non-binding, advisory Compensation Proposal; and (iii) “FOR” the approval of the Adjournment Proposal.
Opinion of Evercore Group LLC
The Company Board retained Evercore Group L.L.C. (“Evercore”) to act as its financial advisor in connection with the Company Board’s evaluation of strategic and financial alternatives, including the Merger. As part of this engagement, the Company Board requested that Evercore evaluate the fairness, from a financial point of view, of the Per Share Consideration to be received by the holders of Company Common Stock, other than the holders of (i) shares held in the treasury of the Company or owned by the Company or any direct or indirect wholly owned subsidiary of the Company immediately prior to the Effective Time, (ii) shares of Company Common Stock that are owned by Parent, Merger Sub or any direct or indirect wholly owned subsidiary of Parent or Merger Sub immediately prior to the Effective Time (the “Owned Company Shares”) and (iii)  Dissenting Shares (together (i), (ii) and (iii), the “Excluded Shares”). At a meeting of the Company Board held on June 29, 2023, Evercore rendered to the Company Board its opinion to the effect that, as of that date and based upon and subject to the assumptions, limitations, qualifications and conditions described in Evercore’s opinion, the Base Per Share Consideration of $56.00 per share of Company Common Stock to be received by the holders of Company Common Stock, other than the holders of Excluded Shares, in the Merger was fair, from a financial point of view, to such holders.
The full text of the written opinion of Evercore, dated June 29, 2023, which sets forth, among other things, the procedures followed, assumptions made, matters considered and qualifications and limitations on the scope of review undertaken in rendering its opinion, is attached as Annex B to this proxy statement and is incorporated herein by reference. The Company encourages you to read this opinion carefully and in its entirety. Evercore’s opinion was addressed to, and provided for the information and benefit of, the Company Board (in its capacity as such) in connection with its evaluation of the proposed Merger. The opinion does not constitute a recommendation to the Company Board or to any other persons in respect of the Merger, including as to how any holder of shares of Company Common Stock should vote or act in respect of the Merger. Evercore’s opinion does not address the relative merits of the Merger as compared to other business or financial strategies that might be available to the Company, nor does it address the underlying business decision of the Company to engage in the Merger.
Opinion of J.P. Morgan Securities LLC
The Company Board retained J.P. Morgan Securities LLC (“J.P. Morgan”) as its financial advisor in connection with the proposed Merger and to deliver a fairness opinion in connection with the proposed Merger.

At the meeting of the Company Board on June 29, 2023, J.P. Morgan rendered its oral opinion, which was subsequently confirmed by delivery of a written opinion, dated as of June 29, 2023, to the Company Board that, as of such date and based upon and subject to the factors and assumptions set forth in its opinion, the Per Share Consideration to be paid to the holders of the Company Common Stock in the proposed Merger was fair, from a financial point of view, to such holders.
The full text of the written opinion of J.P. Morgan dated June 29, 2023, which sets forth, among other things, the assumptions made, matters considered and limits on the review undertaken, is attached as Annex C to this proxy statement and is incorporated herein by reference. The summary of the opinion of J.P. Morgan set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion. The CIRCOR Stockholders are urged to read the opinion in its entirety. J.P. Morgan’s written opinion was addressed to the Company Board (in its capacity as such) in connection with and for the purposes of its evaluation of the proposed Merger and did not address any other aspect of the Merger. J.P. Morgan expressed no opinion as to the fairness of any consideration paid in connection with the Merger to the holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by Company to engage in the proposed Merger. The issuance of J.P. Morgan’s opinion was approved by a fairness committee of J.P. Morgan. The summary of the opinion of J.P. Morgan set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion. The opinion does not constitute a recommendation to any CIRCOR Stockholder of the Company as to how such CIRCOR Stockholder should vote with respect to the proposed Merger or any other matter.
Interests of CIRCOR’s Directors and Executive Officers in the Merger
In considering the recommendation of the Company Board that the CIRCOR Stockholders should vote to approve the proposal to adopt the Merger Agreement, the CIRCOR Stockholders should be aware that the executive officers and directors of CIRCOR have certain interests in the Merger that may be different from, or in addition to, the interests of the CIRCOR Stockholders generally, including those items listed below. The Company Board was aware of these interests and considered them, among other matters, in approving the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, and in making their recommendation that the CIRCOR Stockholders adopt the Merger Agreement, particularly, to the extent applicable to the executive officer or director. These interests include:
•
Company Stock Options, Company PSUs and Company RSUs (together with Company Phantom Units, the “Company Equity Awards”) held by CIRCOR’s executive officers and directors will be treated as described in the section of this proxy statement captioned “The Merger—Interests of CIRCOR’s Directors and Executive Officers in the Merger—Treatment of Company Equity Awards;”

•
Eligibility of CIRCOR’s executive officers to receive severance payments and benefits (including equity award vesting acceleration) upon a termination of employment in certain circumstances, as described in more detail in the section of this proxy statement captioned “The Merger—Interests of CIRCOR’s Directors and Executive Officers in the Merger—Payment Upon Termination of Employment Following Change of Control;”

•	The potential receipt of payments in respect of Replacement RSUs or other post-Closing cash and/or equity incentive grants;
•	The potential payment of an annual bonus at the greater of target and actual performance with respect to fiscal year 2023; and
•	Continued indemnification and directors’ and officers’ liability insurance to be provided by the Surviving Corporation.
If the proposal to adopt the Merger Agreement is approved, the shares of Company Common Stock held by CIRCOR directors and executive officers will be treated in the same manner as outstanding shares of Company Common Stock held by all other CIRCOR Stockholders. For more information, please see the section of this proxy statement captioned “The Merger—Interests of CIRCOR’s Directors and Executive Officers in the Merger.”
Financing of the Merger
We presently anticipate that the total funds needed to complete the Merger and the related transactions will be approximately $1,860,000,000, which will be funded via the Equity Financing described below.

In connection with the financing of the Merger, KKR North America Fund XIII SCSp (the “Parent Sponsor”) has entered into an equity commitment letter in favor of Parent, dated as of June 5, 2023, as amended and restated as of June 26, 2023, and as further amended and restated as of June 29, 2023 (the “Equity Commitment Letter”) to provide an aggregate amount in immediately available funds of $1,860,000,000 to Parent, solely for the purpose of allowing Parent and/or Merger Sub to fund the aggregate Merger Consideration and to pay related fees and expenses that are required to be paid by Parent at the Closing pursuant to the Merger Agreement (including in connection with the Merger). CIRCOR is an express third-party beneficiary of the Equity Commitment Letter to enforce its right under the Equity Commitment Letter, including with respect to enforcing Parent’s right to cause the commitment under the Equity Commitment Letter to be funded by the Parent Sponsor to Parent in accordance with the Equity Commitment Letter, in each case, subject to (i) the limitations and conditions set forth in the Equity Commitment Letter and (ii) the terms and conditions of the Merger Agreement.
Pursuant to the limited guarantee delivered by the Parent Sponsor in favor of CIRCOR, dated as of June 5, 2023, as amended and restated as of June 26, 2023, and as further amended and restated as of June 29, 2023 (the “Limited Guarantee”), the Parent Sponsor has agreed to guarantee the payment of certain liabilities and obligations of Parent and Merger Sub under the Merger Agreement, subject to an aggregate cap equal to the amount of the Antitrust Reverse Termination Fee of $125,000,000 (or the amount of the Financing Reverse Termination Fee of $100,000,000 if the Antitrust Reverse Termination Fee is not payable), plus any applicable Reimbursement Obligations (as defined in this proxy statement), up to the Reimbursement Obligations Cap, plus up to $2,000,000 in interest for failure to pay any amounts which Parent Sponsor is obligated to pay under the Limited Guarantee when due pursuant to the Merger Agreement
Appraisal Rights
If the Merger is consummated, CIRCOR Stockholders and beneficial owners of shares of Company Common Stock who continuously are the record holders or beneficial owners, as the case may be, of such shares of Company Common Stock through the Effective Time, whose shares are not voted in favor of the adoption of the Merger Agreement, who properly demand appraisal of such shares in accordance with Section 262 of the DGCL (“Section 262”), and who otherwise comply with the statutory requirements of Section 262 will be entitled to seek an appraisal by the Delaware Court of Chancery of the “fair value” of their shares of Company Common Stock. The amount determined to be fair value by the court will be determined as of the Effective Time and could be more than, the same as or less than the Merger Consideration for CIRCOR. Voting “AGAINST” or failing to vote “FOR” the adoption of the Merger Agreement by itself does not constitute a demand for appraisal within the meaning of Section 262.
This section is intended as a brief summary of the material provisions of Delaware law pertaining to appraisal rights. The following discussion, however, is not a complete summary of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262 that is accessible at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262 and incorporated by reference herein. Due to the complexity of the appraisal process, CIRCOR Stockholders and beneficial owners of shares of Company Common Stock who wish to seek appraisal of their shares or who wish to preserve their rights to do so should review the section of this proxy statement captioned “The Merger—Appraisal Rights.” and the applicable provisions of Section 262 carefully and are encouraged to seek the advice of legal counsel and financial advisors with respect to the exercise of appraisal rights since failure to timely and fully comply with the procedures set forth therein will result in the loss of such rights.
Generally, to exercise appraisal rights, CIRCOR Stockholders and beneficial owners of shares of Company Common Stock must: (i) submit a proper written demand for appraisal of such shares to CIRCOR before the vote by the CIRCOR Stockholders is taken on the proposal to adopt the Merger Agreement at the Special Meeting; (ii) not submit a proxy or otherwise vote such shares (or cause such shares to be voted) in favor of the proposal to adopt the Merger Agreement; (iii) continue to be the record holders or beneficial owners, as the case may be, of such shares of Company Common Stock through the Effective Time; and (iv) strictly comply with all other procedures and requirements for exercising appraisal rights under Section 262. Such CIRCOR Stockholders and beneficial owners of shares of Company Common Stock that adhere to the foregoing procedures will be entitled to have their shares appraised by the Delaware Court of Chancery and receive payment in cash of the “fair value” of such shares (as determined by the Delaware Court of Chancery, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value) as of the completion of the Merger instead of the Merger Consideration in respect to such shares.

Failure to follow exactly the procedures specified under Section 262 may result in the loss of appraisal rights. In addition, the Delaware Court of Chancery will dismiss appraisal proceedings in respect of CIRCOR unless certain stock ownership conditions are satisfied by the CIRCOR Stockholders and beneficial owners of shares of Company Common Stock seeking appraisal. The DGCL requirements for exercising appraisal rights are described in further detail in this proxy statement, which is qualified in its entirety by Section 262, the relevant section of the DGCL regarding appraisal rights. A copy of Section 262 is accessible at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262 and incorporated by reference herein. If you hold your shares of Company Common Stock through a bank, broker or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or other nominee to determine the appropriate procedures for the making of a demand for appraisal on your behalf by your bank, broker or other nominee. For more information, please see the section of this proxy statement captioned “The Merger—Appraisal Rights.”
Material U.S. Federal Income Tax Consequences of the Merger
The receipt of cash by CIRCOR Stockholders in exchange for shares of Company Common Stock in the Merger will be a taxable transaction to CIRCOR Stockholders for U.S. federal income tax purposes. Such receipt of cash by each CIRCOR Stockholder that is a U.S. Holder (as defined under the section, “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”) generally will result in the recognition of gain or loss in an amount equal to the difference, if any, between the amount of cash that such U.S. Holder receives in the Merger and such U.S. Holder’s adjusted tax basis in the shares of Company Common Stock surrendered pursuant to the Merger by such CIRCOR Stockholder. Backup withholding taxes may also apply to the cash payments made pursuant to the Merger, unless such U.S. Holder complies with certain certification procedures or otherwise establishes a valid exemption from backup withholding tax.
A CIRCOR Stockholder that is a Non-U.S. Holder (as defined under the section, “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”) generally will not be subject to U.S. federal income tax with respect to the exchange of Company Common Stock for cash in the Merger unless such Non-U.S. Holder has certain connections to the United States, but may be subject to backup withholding tax unless the Non-U.S. Holder complies with certain certification procedures or otherwise establishes a valid exemption from backup withholding tax.
For more information, please see the section of this proxy statement captioned “The Merger—Material U.S. Federal Income Tax Consequences of the Merger.”
CIRCOR Stockholders should consult their tax advisors in light of their particular circumstances and any specific tax consequences relating to the Merger, including U.S. federal, state, local and non-U.S. income and other tax consequences.
Regulatory Approvals Required for the Merger
Pursuant to the Merger Agreement, each of the parties has agreed to use its, and to cause its respective subsidiaries to use their, respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper, or advisable under applicable laws to consummate the Merger and the other transactions contemplated by the Merger Agreement as promptly as possible, including that Parent has agreed to, and to cause each of its subsidiaries to, (i) take any and all actions necessary to obtain any consents, clearances, or approvals required under or in connection with antitrust laws, and to enable all waiting periods under the HSR Act and other applicable antitrust laws to expire, and to avoid or eliminate impediments under applicable antitrust laws asserted by any Governmental Body, and (ii) use its reasonable best efforts to take any and all actions necessary to obtain foreign investment approvals (up to a “material adverse effect” standard), in each case, to cause the Merger to occur as promptly as possible and, in any event, by or before the Outside Date (as defined in the Merger Agreement) subject to certain limitations as outlined in the section of this proxy statement captioned “The Merger—Regulatory Approvals.”
No Solicitation
The Company has agreed not to, and to cause its subsidiaries, directors and officers not to, and shall not authorize or direct its Representatives to: (i) initiate, solicit, or knowingly encourage or knowingly facilitate the submission of any Acquisition Proposal (as defined in this proxy statement), (ii) engage in negotiations with respect to any Acquisition Proposal, (iii) provide any non-public information or afford access to the physical properties of the Company or any of its subsidiaries, in each case, to any person or host any meeting (including by telephone or videoconference) with any person (in each case, other than Parent, Merger Sub, or any designees of Parent or Merger Sub) in connection with, or for the purpose of knowingly encouraging or facilitating, an Acquisition Proposal or (iv) in connection with any Acquisition Proposal, grant any waiver, amendment or release of or under, or fail to enforce, any confidentiality agreement (other than any standstill or similar provision), in each case, in a manner favorable to the counterparty thereto, or (v) enter into any letter of intent, contract or agreement in principle with respect to an Acquisition Proposal. As used in this proxy statement, “Representatives” shall mean the officers, employees, accountants, consultants, legal counsel, financial advisors and agents and other representatives of the applicable party.
Notwithstanding the foregoing restrictions, if at any time prior to receipt of the Requisite Stockholder Approval the Company receives an Acquisition Proposal that did not result from a material breach of the no solicitation covenants in the Merger Agreement and that the Company Board or a committee thereof determines in good faith, after consultation with outside legal counsel and financial advisors, constitutes a Superior Proposal (as defined in this proxy statement), then the Company may terminate the Merger Agreement to enter into an Alternative Acquisition Agreement (as defined in this proxy statement), subject to the terms and conditions of the Merger Agreement, including providing Parent notice that the Company intends to terminate the Merger Agreement to enter into such Alternative Acquisition Agreement and giving Parent the opportunity to propose terms of an amendment to the Merger Agreement.
If the Company terminates the Merger Agreement for the purpose of accepting and entering into a definitive agreement with respect of a Superior Proposal, the Company is required to pay the Termination Fee (as defined herein) to Parent, which represents approximately 2.6% of the Company’s enterprise value in the Merger,. For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Effect of Termination; Termination Fees.”
Conditions to the Closing of the Merger
The obligations of the Company, Parent and Merger Sub, as applicable, to consummate the Merger are subject to the satisfaction or waiver of customary conditions, including the following:
•	the Company’s receipt of the Requisite Stockholder Approval;
•	the receipt of certain regulatory approvals and the expiration or termination of any waiting periods under the HSR Act;
•	the absence of any law, order, injunction or decree by any governmental body prohibiting or making illegal the consummation of the Merger;
•	a Company Material Adverse Effect shall not have occurred since the date of the Merger Agreement that is continuing;
•
the accuracy of the representations and warranties of the Company, Parent and Merger Sub in the Merger Agreement, subject to certain qualifiers, as of the date of the Merger Agreement, the closing of the Merger (the “Closing”) or the date in respect of which such representation or warranty was specifically made; and

•
the compliance in all material respects by the Company, Parent and Merger Sub of their respective covenants and obligations of the Merger Agreement required to be performed and complied with by the Company, Parent and Merger Sub at or prior to the Closing.

For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Conditions to the Closing of the Merger.”
Termination of the Merger Agreement
The Company and Parent have certain rights to terminate the Merger Agreement under certain circumstances. Either the Company or Parent may terminate the Merger Agreement if (i) they mutually agree in writing, (ii) there is a final court order permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger, (iii) the Requisite Stockholder Approval is not obtained or (iv) the Merger has not been consummated by the Outside Date (as defined herein). Parent may terminate the Merger Agreement if (i) the Company Board effectuates a Change of Board Recommendation (as defined in this proxy statement), prior to the Requisite Stockholder Approval being obtained, within five (5) business days thereafter or (ii) upon a breach of any covenant or agreement made by the Company in the Merger Agreement, or any representation or warranty of the Company is inaccurate or becomes inaccurate after the date of the Merger Agreement, subject to a cure period, and in each case such that a condition to Closing will not be satisfied if a Closing were to occur at such time.
Additionally, the Company may terminate the Merger Agreement if (i) prior to obtaining the Requisite Stockholder Approval, the Company accepts a Superior Proposal, (ii) upon a breach of any covenant or agreement made by Parent or Merger Sub in the Merger Agreement, or any representation or warranty of Parent or Merger Sub is inaccurate or becomes inaccurate after the date of the Merger Agreement, subject to a cure period, and in each case such that a condition to Closing will not be satisfied if the Closing were to occur at such time, or (iii) if all of Parent’s conditions to closing are satisfied or the Company has irrevocably waived any condition that remains unsatisfied and Parent fails to consummate the Merger during the three (3) business day period following the Company’s notification to Parent that it is ready, willing, and able to consummate the Closing.
If the Merger Agreement is terminated under certain circumstances, such as if the Company accepts a Superior Proposal, the Company is obligated to pay to Parent the Termination Fee in the amount of $42,750,000, which represents approximately 2.6% of the Company’s enterprise value in the Merger. In certain other circumstances where the Merger Agreement is terminated, such as pursuant to the immediately preceding paragraph, Parent will be required to pay to the Company the Financing Reverse Termination Fee equal to $100,000,000. If the Merger Agreement is terminated under certain circumstances due to a final and non-appealable order, decree, ruling or other final action arising under the HSR Act or under any other antitrust law, Parent will be required to pay the Company the Antitrust Reverse Termination Fee equal to $125,000,000.
For more information, please see the sections of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Termination of the Merger Agreement” and “Proposal 1: Adoption of the Merger Agreement—Effect of Termination; Termination Fees.”
Legal Proceedings
As of the date of this proxy statement, one complaint, captioned O'Dell v. CIRCOR International, Inc., et al., Case No. 1:23-cv-06043, was filed in the United States District Court for the Southern District of New York regarding the Merger, which named the Company and the members of the Company Board as defendants. The Company believes that the claims asserted in the complaint are without merit; however, the Company cannot predict the amount of time and expense that will be required to resolve the complaint. Additional lawsuits may be filed against the Company, members of the Company Board or the Company's officers in connection with the Merger, which could prevent or delay completion of the Merger and result in costs to the Company including any costs associated with indemnification. Absent new or different allegations that are material or a disclosure obligation under U.S. federal securities laws, the Company will not necessarily disclose such additional complaints.
For information regarding the pending litigation, please see the section entitled “The Merger—Legal Proceedings.”

QUESTIONS AND ANSWERS
The following questions and answers address some commonly asked questions regarding the Merger, the Merger Agreement and the Special Meeting. These questions and answers may not address all questions that are important to you. You should carefully read and consider the more detailed information contained elsewhere in this proxy statement and the annexes to this proxy statement, including, but not limited to, the Merger Agreement, along with all of the documents we refer to in this proxy statement, as they contain important information about, among other things, the Merger and how it affects you. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under the caption, “Where You Can Find More Information.”
Q:	Why am I receiving this proxy statement and proxy card or voting instruction form?
A:
You are receiving this proxy statement and proxy card or voting instruction form in connection with the solicitation of proxies by the Company Board for use at the Special Meeting because you have been identified as a holder of Company Common Stock as of the close of business on the Record Date for the Special Meeting. This proxy statement describes matters on which we urge you to vote and is intended to assist you in deciding how to vote your shares of Company Common Stock with respect to such matters.

Q:	When and where is the Special Meeting?
A:	The Special Meeting will be held virtually on August 24, 2023 at 9:00 a.m. Eastern Time at www.virtualshareholdermeeting.com/CIR2023SM.
Q:	What am I being asked to vote on at the Special Meeting?
A:	You are being asked to consider and vote on:
•	a proposal to adopt the Merger Agreement pursuant to which Merger Sub will merge with and into CIRCOR, and CIRCOR will become a wholly owned subsidiary of Parent;
•	a proposal to approve, on a non-binding, advisory basis, the Compensation Proposal; and
•	a proposal to approve the Adjournment Proposal.
Q:	Who is entitled to vote at the Special Meeting?
A:
CIRCOR Stockholders as of the Record Date are entitled to receive notice of, and to vote at, the Special Meeting. Each holder of Company Common Stock is entitled to cast one (1) vote on each matter properly brought before the Special Meeting for each share of Company Common Stock that such holder owned as of the close of business on the Record Date. If you are a beneficial owner, you will need to contact the broker, bank or other nominee who is the CIRCOR Stockholder of record with respect to your shares of Company Common Stock to obtain your control number (as described below) prior to the Special Meeting.

Q:	May I attend the Special Meeting virtually and vote at the Special Meeting?
A:
CIRCOR Stockholders of Record and Beneficial Owners. CIRCOR Stockholders as of the Record Date are entitled to notice of the Special Meeting and to vote at the Special Meeting. If you are a CIRCOR Stockholder of record, you do not need to do anything in advance to attend and/or vote your shares of Company Common Stock at the Special Meeting, but to attend the Special Meeting, CIRCOR Stockholders of record will need to use their control number on their proxy card to log into www.virtualshareholdermeeting.com/CIR2023SM. Beneficial owners of Company Common Stock who do not have a control number may gain access to the meeting by logging into their brokerage firm’s website and selecting the stockholder communications mailbox to link through to the Special Meeting; instructions should also be provided on the voting instruction card provided by their broker, bank, or other nominee. We encourage you to access the Special Meeting before it begins. Online check-in will start approximately fifteen (15) minutes before the Special Meeting is scheduled to begin at 8:45 a.m. Eastern Time on August 24, 2023.

Each holder of record of Company Common Stock will be entitled to cast one (1) vote on each matter properly brought before the Special Meeting for each such share owned at the close of business on the Record Date.

Attending the Special Meeting as a Guest. Guests may enter the Special Meeting in “listen-only” mode by entering the Special Meeting at www.virtualshareholdermeeting.com/CIR2023SM and entering the information requested in the “Guest Login” section. Guests will not have the ability to vote or ask questions at the Special Meeting.
Q:	What will I receive if the Merger is completed?
A:
Upon completion of the Merger, you will be entitled to receive (x) an amount in cash equal to $56.00 and (y) solely in the event the consummation of the Merger occurs after November 1, 2023, an amount in cash equal to the product of (x) (A) $1.00 divided by (B) 61 and multiplied by (y) the number of calendar days elapsed during the period commencing on, and including, November 1, 2023, and ending on, and including, the earlier of December 31, 2023 and the Closing Date of the Merger, in each case, without interest thereon and less any applicable withholding taxes, for each share of Company Common Stock that you own immediately prior to the Effective Time, unless you are entitled to and have properly exercised and not withdrawn, failed to perfect or otherwise lost your appraisal rights under Section 262 of the DGCL. For example, if you own one hundred (100) shares of Company Common Stock, you would receive $5,600 in cash in exchange for your shares of Company Common Stock if the Closing were to occur before November 1, 2023, and if the Closing were to occur on December 31, 2023, you would receive $5,700 in cash in exchange for your shares of Company Common Stock, in each case, less any applicable withholding taxes. You will not receive any shares of the capital stock in the Surviving Corporation. For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Merger Consideration.”

Q:	What will holders of Company awards receive if the Merger is consummated?
A:	Pursuant to the Merger Agreement:
•
Company Stock Options. As of the Effective Time, each Company Stock Option that is outstanding immediately prior to the Effective Time will be canceled and, in exchange therefor, the holder will be entitled to receive, without interest, an amount in cash (less any applicable withholding taxes) equal to (i) the total number of shares of Company Common Stock subject to such Company Stock Option immediately prior to the Effective Time, multiplied by (ii) the excess, if any, of the Per Share Consideration over the exercise price per share of Company Common Stock under such Company Stock Option; provided that no holder of a Company Stock Option that, as of immediately prior to such cancellation, has an exercise price per share of Company Common Stock that is equal to or greater than the Per Share Consideration will be entitled to any payment with respect to such canceled Company Stock Option.

•
Company PSUs. As of the Effective Time, each Company PSU that is outstanding immediately prior to the Effective Time will be canceled and, in exchange therefor, the holder will be entitled to receive, without interest, an amount in cash (less any applicable withholding taxes) equal to (i) the number of shares of Company Common Stock subject to such Company PSU immediately prior to the Effective Time that are considered to be earned as of the Effective Time as determined in accordance with the terms of the applicable executive change in control agreement, including the proration of the total number of shares of Company Common Stock subject to the Company PSU and with the performance conditions deemed achieved at the greater of target and actual performance levels, multiplied by (ii) the Per Share Consideration.

•
Vested Company RSUs and Company Phantom Units. As of the Effective Time, each Vested Company RSU and each Vested Company Phantom Unit will be canceled and, in exchange therefor, the holder will be entitled to receive, without interest, an amount in cash (less any applicable withholding taxes) equal to (i) the number of shares of Company Common Stock subject to such Vested Company RSU or Vested Company Phantom Unit immediately prior to the Effective Time, multiplied by (ii) the Per Share Consideration.

•
Unvested Company RSUs and Company Phantom Units. As of the Effective Time, each Unvested Company RSU and Unvested Company Phantom Unit will be canceled and converted into a Replacement RSU with a grant date value equal to (i) the total number of shares of Company Common Stock subject to such Unvested Company RSU or Unvested Company Phantom Unit immediately prior to the Effective Time, multiplied by (ii) the Per Share Consideration, which Replacement RSU will generally vest and be payable at the same time and on the same terms and conditions as the corresponding Unvested Company RSU or Unvested Company Phantom Unit, except that Replacement RSUs granted in respect of Unvested Company MSPP RSUs will vest upon the earliest to occur of (a) the nine-month anniversary of the Closing Date (or, if earlier, the date upon which the Unvested Company MSPP RSU would have vested in accordance with its terms), subject to continued employment or (b) termination of the holder’s employment by the Company or its relevant affiliate without cause or for good reason (as such terms are defined in the applicable severance plan or agreement, subject to certain limitations in the case of good reason).
For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Merger Consideration—Treatment of Company Awards.”
Q:	When do you expect the Merger to be completed?
A:
We are working toward completing the Merger as quickly as possible. In order to complete the Merger, CIRCOR is required to obtain Requisite Stockholder Approval described in this proxy statement, and the other closing conditions under the Merger Agreement must be satisfied or waived. Assuming timely satisfaction of necessary closing conditions, including obtaining the Requisite Stockholder Approval, CIRCOR is currently targeting to consummate the Merger in the fourth quarter of 2023. Since the Merger is subject to a number of conditions, the exact timing of the Merger cannot be determined at this time.

Q:	What happens if the Merger is not completed?
A:
If the Merger Agreement is not adopted by CIRCOR Stockholders or if the Merger is not completed for any other reason, CIRCOR Stockholders will not receive any payment for their shares of Company Common Stock. Instead, CIRCOR will remain an independent public company, the Company Common Stock will continue to be listed and traded on the NYSE and registered under the Exchange Act, and CIRCOR will continue to file periodic reports with the SEC. Under specified circumstances, CIRCOR will be required to pay Parent the Termination Fee or may receive the Financing Reverse Termination Fee or the Antitrust Reverse Termination Fee upon the termination of the Merger Agreement, as described in the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Effect of Termination; Termination Fees.”

Q:	What vote is required to adopt the Merger Agreement?
A:
The affirmative vote of CIRCOR Stockholders holding a majority of the outstanding shares of Company Common Stock that are issued and outstanding as of the Record Date is required to adopt the Merger Agreement.

If a quorum is present at the Special Meeting, the failure of any CIRCOR Stockholder of record to: (i) submit a signed proxy card; (ii) grant a proxy over the internet or by telephone (using the instructions provided in the enclosed proxy card); or (iii) vote virtually at the Special Meeting will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement. If you hold your shares of Company Common Stock in “street name” and a quorum is present at the Special Meeting, the failure to instruct your bank, broker or other nominee how to vote your shares of Company Common Stock will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement. If a quorum is present at the Special Meeting, abstentions will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement.
Q:	What is a “broker non-vote”?
A:
A “broker non-vote” results when banks, brokers and other nominees return a valid proxy voting upon a matter or matters for which the applicable rules provide discretionary authority but do not vote on a particular proposal because they do not have discretionary authority to vote on the matter and have not received specific voting instructions from the beneficial owner of such shares. Although the determination of whether a broker, bank or other nominee will have discretionary voting power for a particular item is typically determined only after proxy materials are filed with the SEC, CIRCOR does not expect any broker non-votes at the Special Meeting because each of the proposals to be presented at the Special Meeting is expected to be considered “non-routine.” As a result, no broker would be permitted to vote your shares of Company Common Stock at the Special Meeting without receiving instructions. Failure to instruct your broker on how to vote your shares of Company Common Stock will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement.

Q:	Why are CIRCOR Stockholders being asked to cast a non-binding advisory vote to approve the Compensation Proposal?
A:
The Exchange Act and applicable SEC rules thereunder require CIRCOR to seek a non-binding, advisory vote with respect to certain payments that could become payable to its named executive officers in connection with the Merger.

Q:	What vote is required to approve the Compensation Proposal?
A:
The affirmative vote of a majority of the shares of Company Common Stock properly cast on the Compensation Proposal at the Special Meeting is required for approval of the Compensation Proposal, on a non-binding, advisory basis.

Q:	What will happen if CIRCOR Stockholders do not approve the Compensation Proposal at the Special Meeting?
A:
Approval of the Compensation Proposal is not a condition to the completion of the Merger. The vote with respect to the Compensation Proposal is an advisory vote and will not be binding on CIRCOR. Therefore, if the other requisite stockholder approvals are obtained and the Merger is completed, the amounts payable under the Compensation Proposal will continue to be payable to CIRCOR’s named executive officers in accordance with the terms and conditions of the applicable agreements.

Q:	What do I need to do now?
A:
You should carefully read and consider this entire proxy statement and the annexes to this proxy statement, including, but not limited to, the Merger Agreement, along with all of the documents that we refer to in this proxy statement, as they contain important information about, among other things, the Merger and how it affects you. Then sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying reply envelope, or grant your proxy electronically over the internet or by telephone (using the instructions provided in the enclosed proxy card), so that your shares of Company Common Stock can be voted at the Special Meeting, unless you wish to seek appraisal pursuant to Section 262 of the DGCL. If you hold your shares of Company Common Stock in “street name,” please refer to the voting instruction forms provided by your bank, broker or other nominee to vote your shares of Company Common Stock.

Q:	May I exercise dissenters’ rights or rights of appraisal in connection with the Merger?
A:
Yes. In order to exercise your appraisal rights, you must follow the requirements set forth in Section 262 of the DGCL. Under the DGCL, CIRCOR Stockholders of record who continuously hold shares of Company Common Stock through the Effective Time and do not vote in favor of adopting the Merger Agreement, and beneficial owners of shares of Company Common Stock held either in voting trust or by a nominee on behalf of such person who beneficially own shares of Company Common Stock through the Effective Time that are not voted in favor of the adoption of the Merger Agreement will have the right to seek appraisal of the “fair value” of their shares of Company Common Stock as determined by the Delaware Court of Chancery if the Merger is completed. Appraisal rights will only be available to CIRCOR Stockholders and beneficial owners of shares of Company Common Stock, as the case may be, who properly deliver a written demand for an appraisal to CIRCOR prior to the vote on the proposal to adopt the Merger Agreement at the Special Meeting and do not withdraw their demands, and who otherwise comply with the procedures and requirements set forth in Section 262 of the DGCL, which are summarized in this proxy statement. The appraisal amount could be more than, the same as or less than the amount a CIRCOR Stockholder will be entitled to receive under the terms of the Merger Agreement. Holders and beneficial owners of Company Common Stock who wish to seek appraisal of their shares are in any case encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights due to the complexity of the appraisal process. A copy of Section 262 of the DGCL is accessible at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262 and incorporated by reference herein. Failure to comply with the provisions of Section 262 in a timely and proper manner may result in the loss of appraisal rights. For additional information, please see the section of this proxy statement captioned “The Merger—Appraisal Rights.”

Q:	Should I surrender my book-entry shares now?
A:
No. The Paying Agent (as defined in this proxy statement) will send each holder of shares of Company Common Stock of record a letter of transmittal prior to the Closing and written instructions that explain how to exchange shares of Company Common Stock represented by such holder’s book-entry shares for the Per Share Consideration. For additional information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Exchange and Payment Procedures.”

Q:	What happens if I sell or otherwise transfer my shares of Company Common Stock after the Record Date but before the Special Meeting?
A:
The Record Date for the Special Meeting is earlier than the date of the Special Meeting and the date the Merger is expected to be completed. If you sell or transfer your shares of Company Common Stock after the Record Date but before the Special Meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you sell or otherwise transfer your shares of Company Common Stock and each of you notifies CIRCOR in writing of such special arrangements, you will transfer the right to receive the Per Share Consideration, if the Merger is completed, to the person to whom you sell or transfer your shares of Company Common Stock, but you will retain your right to vote those shares of Company Common Stock at the Special Meeting. You will also lose the ability to exercise appraisal rights in connection with the Merger with respect to the transferred shares of Company Common Stock. Even if you sell or otherwise transfer your shares of Company Common Stock after the Record Date, absent special arrangements, you will retain the right to vote those shares of Company Common Stock, and, we encourage you to sign, date and return the enclosed proxy card in the accompanying reply envelope or grant your proxy electronically over the internet or by telephone (using the instructions provided in the enclosed proxy card).

Q:	What is the difference between holding shares as a CIRCOR Stockholder of record and as a beneficial owner?
A:
If your shares of Company Common Stock are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered, with respect to those shares, to be the “stockholder of record.” In this case, this proxy statement and your proxy card have been sent directly to you by CIRCOR.

If your shares of Company Common Stock are held through a bank, broker or other nominee, you are considered the “beneficial owner” of shares of Company Common Stock held in “street name.” In that case, this proxy statement has been forwarded to you by your bank, broker or other nominee who is considered, with respect to those shares of Company Common Stock, to be the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker or other nominee how to vote your shares of Company Common Stock by following their instructions for voting. You are also invited to attend the Special Meeting. However, because you are not the stockholder of record, you may not vote your shares of Company Common Stock virtually at the Special Meeting.
Q:	If my broker holds my shares in “street name,” will my broker vote my shares for me?
A:
No. Your bank, broker or other nominee is permitted to vote your shares of Company Common Stock on any proposal currently scheduled to be considered at the Special Meeting only if you instruct your bank, broker or other nominee how to vote. You should follow the procedures provided by your bank, broker or other nominee to vote your shares of Company Common Stock. Without instructions, your shares of Company Common Stock will not be voted on such proposals, which will have the same effect as if you voted against adoption of the Merger Agreement, and will have no effect on the Compensation Proposal or the Adjournment Proposal.

Q:	How may I vote?
A:
If you are a CIRCOR Stockholder of record (that is, if your shares of Company Common Stock are registered in your name with American Stock Transfer & Trust Company, LLC, our transfer agent), there are four (4) ways to vote:

•	by signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope;
•	by visiting the internet at the address on your proxy card;
•	by calling toll-free (within the U.S. or Canada) at the phone number on your proxy card; or
•	by attending the Special Meeting virtually and voting at the meeting.
A control number, located on your proxy card, is designed to verify your identity and allow you to vote your shares of Company Common Stock, and to confirm that your voting instructions have been properly recorded when voting electronically over the internet or by telephone (using the instructions provided in the enclosed proxy card). Please be aware that, although there is no charge for voting your shares of Company Common Stock, if you vote electronically over the internet or by telephone, you may incur costs such as internet access and telephone charges for which you will be responsible.

Even if you plan to attend the Special Meeting virtually, you are strongly encouraged to vote your shares of Company Common Stock by proxy. If you are a record holder or if you obtain a “legal proxy” to vote shares of Company Common Stock that you beneficially own, you may still vote your shares of Company Common Stock virtually at the Special Meeting even if you have previously voted by proxy. If you are present at the Special Meeting and vote virtually, your previous vote by proxy will not be counted.
If your shares of Company Common Stock are held in “street name” through a bank, broker or other nominee, you may vote through your bank, broker or other nominee by completing and returning the voting form provided by your bank, broker or other nominee, or, if such a service is provided by your bank, broker or other nominee, electronically over the internet or by telephone. To vote over the internet or by telephone through your bank, broker or other nominee, you should follow the instructions on the voting form provided by your bank, broker or nominee.
Q:	May I change my vote after I have mailed my signed and dated proxy card?
A:
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke or change your proxy at any time before 5:00 p.m. Eastern Time on the day before the Special Meeting. If you are the record holder of your shares of Company Common Stock, you may revoke or change your proxy in any one of the following ways:
•
Attending the Special Meeting online and voting electronically during the meeting. However, your attendance online at the Special Meeting will not automatically revoke your proxy unless you properly vote electronically during the Special Meeting or specifically request that your prior proxy be revoked by delivering a written notice revocation prior to the Special Meeting to the Corporate Secretary at the Company’s Corporate headquarters at 30 Corporate Drive, Suite 200, Burlington, MA 01803;

•	Properly casting a new vote via the Internet or by telephone at any time before the closure of the Internet or telephone voting facilities; or
•	Duly completing a later-dated proxy card relating to the same shares of Company Common Stock and delivering it to the Corporate Secretary before the taking of the vote at the Special Meeting.
At the time the Company Stockholder Meeting occurs, your most current proxy card or telephone or internet proxy is the one that is counted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If your shares of Company Common Stock are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.
Q:	What is a proxy?
A:
A proxy is your legal designation of another person to vote your shares of Company Common Stock. The written document describing the matters to be considered and voted on at the Special Meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of Company Common Stock is called a “proxy card.”

Q:	If a CIRCOR Stockholder gives a proxy, how are the shares voted?
A:
The individuals named on the enclosed proxy card, or your proxies, will vote your shares of Company Common Stock in the way that you indicate. When completing the internet or telephone process or the proxy card, you may specify whether your shares of Company Common Stock should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the Special Meeting.

If you properly sign your proxy card but do not mark the boxes showing how your shares of Company Common Stock should be voted on a matter, the shares represented by your properly signed proxy will be voted: (i) “FOR” the adoption of the Merger Agreement; (ii) “FOR” the non-binding, advisory Compensation Proposal; and (iii) “FOR” the approval of the Adjournment Proposal.

Q:	What should I do if I receive more than one set of voting materials?
A:
Please sign, date and return (or grant your proxy electronically over the internet or by telephone using the instructions provided in the enclosed proxy card) each proxy card and voting instruction card that you receive.

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares of Company Common Stock in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares of Company Common Stock. If you are a CIRCOR Stockholder of record and your shares of Company Common Stock are registered in more than one name, you will receive more than one proxy card.
Q:	Where can I find the voting results of the Special Meeting?
A:
If available, CIRCOR may announce preliminary voting results at the conclusion of the Special Meeting. CIRCOR intends to publish final voting results in a Current Report on Form 8-K to be filed with the SEC following the Special Meeting. All reports that CIRCOR files with the SEC are publicly available when filed. For more information, please see the section of this proxy statement captioned “Where You Can Find More Information.”

Q:	Who can help answer my questions?
A:
If you have any questions concerning the Merger, the Special Meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of Company Common Stock, please contact our information agent:

MacKenzie Partners, Inc.
1407 Broadway, 27th Floor
New York, New York 10018
(212) 929-5500 (Call Collect)
or
Call Toll-Free (800) 322-2885
Email: proxy@mackenziepartners.com

FORWARD-LOOKING STATEMENTS
This proxy statement and any documents referred to in this proxy statement contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including all statements regarding the intent, belief or current expectation of the Company and members of its senior management team and can typically be identified by words such as “believe,” “expect,” “estimate,” “predict,” “target,” “potential,” “likely,” “continue,” “ongoing,” “could,” “should,” “intend,” “may,” “might,” “plan,” “seek,” “anticipate,” “project” and similar expressions, as well as variations or negatives of these words. Forward-looking statements include, without limitation, statements regarding financial projections, prospective performance, future plans; the benefits of the proposed transaction; the proposed transaction; the timing of and receipt of required regulatory filings and approvals relating to the transaction; the expected timing of the completion of the transaction; the ability to complete the transaction considering the various closing conditions; and the accuracy of any assumptions underlying any of the foregoing. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those currently anticipated due to a number of risks and uncertainties. Risks and uncertainties that could cause the actual results to differ from expectations contemplated by forward-looking statements include: uncertainties as to the timing of the Merger; uncertainties as to how many of the Company’s stockholders will vote their stock in favor of the transaction; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, including circumstances requiring a party to pay the other party a termination fee pursuant to the Merger Agreement; the ability of the parties to consummate the proposed transaction on a timely basis or at all; the satisfaction of the conditions precedent to the consummation of the proposed transaction, including the ability to secure regulatory approvals and stockholder approval on the terms expected, at all or in a timely manner; the effects of the transaction (or the announcement or pendency thereof) on relationships with associates, customers, manufacturers, suppliers, employees (including the risks relating to the ability to retain or hire key personnel), other business partners or governmental entities; transaction costs; the risk that the Merger will divert management’s attention from the Company’s ongoing business operations or otherwise disrupts the Company’s ongoing business operations; changes in the Company’s businesses during the period between now and the closing; certain restrictions during the pendency of the proposed transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; risks associated with litigation relating to the proposed transaction; inability to achieve expected results in pricing and cost cut actions and the related impact on margins and cash flow; the effectiveness of the Company’s internal control over financial reporting and disclosure controls and procedures; the remediation of the material weaknesses in the Company’s internal controls over financial reporting or other potential weaknesses of which the Company is not currently aware or which have not been detected; the uncertainty associated with the current worldwide economic conditions and the continuing impact on economic and financial conditions in the United States and around the world, including as a result of COVID-19, rising inflation, increasing interest rates, natural disasters, military conflicts, including the conflict between Russia and Ukraine, terrorist attacks and other similar matters, and other risks and uncertainties detailed from time to time in documents filed with the SEC by the Company, including current reports on Form 8-K, quarterly reports on Form 10-Q and annual reports on Form 10-K. All forward-looking statements are based on information currently available to the Company and the Company assumes no obligation to update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required by applicable law. The information set forth herein speaks only as of the date hereof.
Consequently, all of the forward-looking statements that we make in this proxy statement are qualified by the information contained or incorporated by reference herein, including: (i) the information contained under this caption; and (ii) the information contained under the caption “Risk Factors,” and information in our consolidated financial statements and notes thereto included in our Annual Report on Form 10-K for the period ended December 31, 2022 and elsewhere in our most recent filings with the SEC, including our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 and any subsequent reports on Form 10-K, Form 10-Q or Form 8-K filed with the SEC from time to time and available at www.sec.gov.
No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements. CIRCOR Stockholders are advised to consult any future disclosures that we make on related subjects as may be detailed in our other filings made from time to time with the SEC.

THE SPECIAL MEETING
The enclosed proxy is solicited on behalf of the Company Board for use at the Special Meeting.
Date, Time and Place
We will hold the Special Meeting virtually on August 24, 2023 at 9:00 a.m. Eastern Time at www.virtualshareholdermeeting.com/CIR2023SM and, if applicable, at any adjournment or postponement thereof.
Purpose of the Special Meeting
At the Special Meeting, we will ask CIRCOR Stockholders to vote on proposals to: (i) adopt the Merger Agreement; (ii) approve, on a non-binding advisory basis, the Compensation Proposal; and (iii) approve the Adjournment Proposal.
We do not expect that any matters other than the proposals set forth above will be brought before the Special Meeting, and only matters specified in the notice of the meeting may be acted upon at the Special Meeting.
CIRCOR Stockholders must approve the proposal to adopt the Merger Agreement in order for the Merger to be consummated. If CIRCOR Stockholders fail to approve the proposal to adopt the Merger Agreement, the Merger will not be consummated. A copy of the Original Merger Agreement is attached as Annex A to this proxy statement, a copy of the First Amendment is attached as Annex AA to this proxy statement, and a copy of the Second Amendment is attached as Annex AAA to this proxy statement, which we urge you to read carefully in their entirety.
Record Date; Shares Entitled to Vote; Quorum
Only CIRCOR Stockholders of record as of the Record Date are entitled to notice of the Special Meeting and to vote at the Special Meeting. A list of CIRCOR Stockholders entitled to vote at the Special Meeting will be available at our principal executive offices located at 30 Corporate Drive, Suite 200, Burlington, MA 01803-4238, during regular business hours for a period of no less than ten (10) days before the Special Meeting.
The holders of a majority of the outstanding shares of Company Common Stock entitled to vote at the Special Meeting, present virtually or represented by proxy, shall constitute a quorum at the Special Meeting. On the Record Date, there were 20,391,768 shares of Company Common Stock outstanding and entitled to vote at the Special Meeting, meaning that 10,195,885 shares of Company Common Stock must be represented virtually or by proxy at the Special Meeting to have a quorum. In the event that a quorum is not present at the Special Meeting, it is expected that the meeting will be adjourned to solicit additional proxies to approve the proposal to adopt the Merger Agreement.
Vote Required; Abstentions and Broker Non-Votes
The affirmative vote of the CIRCOR Stockholders holding a majority of the outstanding shares of Company Common Stock as of the Record Date is required to adopt the Merger Agreement. As of the Record Date, 10,195,885 shares constitute a majority of the outstanding shares of Company Common Stock. Adoption of the Merger Agreement by CIRCOR Stockholders is a condition to the Closing.
Approval of the Compensation Proposal, on a non-binding, advisory basis, requires, assuming a quorum is present, the affirmative vote of a majority of the shares of Company Common Stock properly cast at the Special Meeting on the proposal. The approval of the Compensation Proposal is on a non-binding, advisory basis and is not a condition to the completion of the Merger.
Approval of the Adjournment Proposal to adjourn the Special Meeting (a) when a quorum is present, requires the affirmative vote of CIRCOR Stockholders holding a majority of the shares of Company Common Stock properly cast at the Special Meeting on the proposal and (b) when a quorum is not present, requires the affirmative vote of CIRCOR Stockholders holding a majority of the shares of Company Common Stock present virtually or represented by proxy at the Special Meeting.
If a CIRCOR Stockholder abstains from voting, that abstention will be counted for purposes of determining whether a quorum is present at the Special Meeting and will have the same effect as if the CIRCOR Stockholder voted “AGAINST” the proposal to adopt the Merger Agreement. Assuming a quorum is present, abstentions will have no effect on the outcome of the Compensation Proposal or the Adjournment Proposal other than reducing the number of affirmative votes required to achieve a majority for such matters by reducing the total number of shares of Company Common Stock from which the majority is calculated. If a quorum is not present, abstentions will have no effect on the Compensation Proposal and will count as a vote “AGAINST” the Adjournment Proposal.
Under CIRCOR’s By-Laws, abstentions are not considered votes on such matters. Each “broker non-vote” will also count as a vote “AGAINST” the proposal to adopt the Merger Agreement. A “broker non-vote” results when banks, brokers and other nominees return a valid proxy voting upon a matter or matters for which the applicable rules provide discretionary authority but do not vote on a particular proposal because they do not have discretionary authority to vote on the matter and have not received specific voting instructions from the beneficial owner of such shares of Company Common Stock. Although the determination of whether a broker, bank or other nominee will have discretionary voting power for a particular item is typically determined only after proxy materials are filed with the SEC, CIRCOR does not expect any broker non-votes at the Special Meeting because each of the proposals to be presented at the Special Meeting is expected to be considered “non-routine.” As a result, no broker would be permitted to vote your shares of Company Common Stock at the Special Meeting without receiving instructions. Failure to instruct your broker on how to vote your shares of Company Common Stock will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement and will have no effect on the Compensation Proposal or the Adjournment Proposal other than reducing the number of affirmative votes required to achieve a majority for such matters by reducing the total number of shares of Company Common Stock from which the majority is calculated.
Stock Ownership and Interests of Certain Persons
As of the Record Date, our directors and executive officers beneficially owned and were entitled to vote, in the aggregate, 178,070 shares of Company Common Stock, representing approximately 0.9% of the shares of Company Common Stock outstanding on the Record Date (and approximately 2.4% of the shares of Company Common Stock outstanding when taking into account Company Stock Options, Company PSUs and Company RSUs held, in the aggregate, by our directors and executive officers).
Our directors and executive officers have informed us that they currently intend to vote all of their respective shares of Company Common Stock (i) “FOR” the adoption of the Merger Agreement, (ii) “FOR” the non-binding, advisory Compensation Proposal and (iii) “FOR” the approval of the Adjournment Proposal.
Voting of Proxies
If, at the close of business on the Record Date, your shares of Company Common Stock are registered in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, on the Record Date, you may cause your shares of Company Common Stock to be voted by returning a signed and dated proxy card in the accompanying prepaid envelope, or you may vote virtually at the Special Meeting. Additionally, you may grant a proxy electronically over the internet or by telephone (using the instructions provided in the enclosed proxy card). You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to grant a proxy electronically over the internet or by telephone. Based on your proxy card or internet and telephone proxies, the proxy holders will vote your shares of Company Common Stock according to your directions.
If you plan to attend the Special Meeting and wish to vote virtually, you will need to enter the 16-digit Control Number found next to the label “Control Number” on your proxy card voting instruction form, or in the email sending you the proxy statement. If you attend the Special Meeting, and vote virtually, your vote will revoke any previously submitted proxy. If your shares of Company Common Stock are registered in your name, you are encouraged to vote by proxy even if you plan to attend the Special Meeting virtually.
Voting instructions are included on your proxy card. All shares of Company Common Stock represented by properly signed and dated proxies received in time for the Special Meeting will be voted at the Special Meeting in accordance with the instructions of the CIRCOR Stockholder. Properly signed and dated proxies that do not contain voting instructions will be voted: (i) “FOR” the adoption of the Merger Agreement; (ii) “FOR” the approval of the Compensation Proposal and (iii) “FOR” the approval of the Adjournment Proposal.
If, at the close of business on the Record Date, your shares of Company Common Stock are held in “street name” through a bank, broker or other nominee, you may vote through your bank, broker or other nominee by completing and returning the voting form provided by your bank, broker or other nominee or attending the Special Meeting and voting virtually with a “legal proxy” from your bank, broker or other nominee. If such a service is provided, you may vote over the internet or telephone through your bank, broker or other nominee by following the instructions on the voting form provided by your bank, broker or other nominee. If you do not return your bank’s, broker’s or other nominee’s voting form, do not vote via the internet or telephone through your bank, broker or other nominee, if possible, or do not attend the Special Meeting and vote virtually with a “legal proxy” from your bank, broker or other nominee, it will have the same effect as if you voted “AGAINST” the proposal to adopt the Merger Agreement, but will have no effect on the Compensation Proposal and the Adjournment Proposal.
Revocability of Proxies
Stockholder of Record: Shares Registered in Your Name
If you are a CIRCOR Stockholder of record entitled to vote at the Special Meeting, you can revoke or change your proxy at any time before 5:00 p.m. Eastern Time on the day before the day on which the Special Meeting will be held. If you are the record holder of your shares of Company Common Stock, you may revoke or change your proxy in any one of the following ways:
•
Attending the Special Meeting online and voting electronically during the meeting. However, your attendance online at the Special Meeting will not automatically revoke your proxy unless you properly vote electronically during the Special Meeting;

•
Specifically request that your prior proxy be revoked by delivering a written notice revocation prior to the Special Meeting to the Corporate Secretary at the Company’s Corporate headquarters at 30 Corporate Drive, Suite 200, Burlington, MA 01803;

•	Properly casting a new vote via the Internet or by telephone at any time before the closure of the Internet or telephone voting facilities; or
•	Duly completing a later-dated proxy card relating to the same shares of Company Common Stock and delivering it to the Corporate Secretary before the taking of the vote at the Special Meeting.
At the time the Special Meeting occurs, the most current proxy card or telephone or internet proxy is the one that is counted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If your shares of Company Common Stock are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.
Adjournments and Recess
Although it is not currently expected, the Special Meeting may be adjourned or recessed to a later date or dates, including for the purpose of soliciting additional proxies, if there are insufficient votes at the time of the Special Meeting to approve the proposal to adopt the Merger Agreement or if a quorum is not present at the Special Meeting. Other than an announcement to be made at the Special Meeting of the time, date and place of an adjourned meeting, an adjournment generally may be made without notice. Any adjournment or recess of the Special Meeting for the purpose of soliciting additional proxies will allow the CIRCOR Stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting as adjourned or recessed.
Company Board’s Recommendation
After careful consideration, the Company Board has (i) determined that the Merger and the other transactions contemplated by the Merger Agreement are advisable, fair to and in the best interests of CIRCOR and the CIRCOR Stockholders, (ii) approved and declared it advisable that CIRCOR enter into the Merger Agreement, (iii) directed that the adoption of the Merger Agreement be submitted to a vote of the CIRCOR Stockholders at a meeting of the CIRCOR Stockholders, and (iv) subject to the terms and conditions of the Merger Agreement, recommended that the CIRCOR Stockholders approve the adoption of the Merger Agreement and approve the Merger on the terms and subject to the conditions set forth in the Merger Agreement.
Accordingly, the Company Board recommends, on behalf of CIRCOR, that you vote: (i) “FOR” the adoption of the Merger Agreement; (ii) “FOR” the non-binding, advisory Compensation Proposal; and (iii) “FOR” the approval of the Adjournment Proposal.

Expenses of Information Agent
The expense of preparing, printing and mailing materials related to the Company Stockholder Meeting is being borne by CIRCOR. CIRCOR has retained MacKenzie Partners, Inc. as information agent at a cost of approximately $75,000 plus expenses.
Anticipated Date of Completion of the Merger
Assuming timely satisfaction of necessary closing conditions, including obtaining the Requisite Stockholder Approval, CIRCOR is currently targeting to consummate the Merger in the fourth quarter of 2023. Since the Merger is subject to a number of conditions, the exact timing of the Merger cannot be determined at this time.
Delisting and Deregistration of Company Common Stock
If the Merger is completed, the shares of Company Common Stock will be delisted from the NYSE and deregistered under the Exchange Act, and shares of the Company Common Stock will no longer be publicly traded. As such, CIRCOR will no longer file periodic reports with the SEC on account of the Company Common Stock.
Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to be Held on August 24, 2023
The proxy statement is available on the investor relations page of our website at https://investors.CIRCOR.com/investors/sec-filings.
Questions and Additional Information
If you have any questions concerning the Merger, the Special Meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of Company Common Stock, please contact our information agent:
MacKenzie Partners, Inc.
1407 Broadway, 27th Floor
New York, New York 10018
(212) 929-5500 (Call Collect)
or
Call Toll-Free (800) 322-2885
Email: proxy@mackenziepartners.com

THE MERGER
This description of the proposed Merger is qualified in its entirety by reference to the Merger Agreement, which is attached to this proxy statement as Annexes A, AA and AAA and incorporated into this proxy statement by reference. You should carefully read and consider the entire Merger Agreement, which is the legal document that governs the Merger, because this document contains important information about the Merger and how it affects you.
Parties Involved in the Merger
CIRCOR International, Inc.
CIRCOR is one of the world’s leading providers of mission critical products and services for the Industrial and Aerospace & Defense markets. The Company has a product portfolio of market-leading brands serving its customers’ most demanding applications. CIRCOR markets its solutions directly and through various sales and distribution partners to more than 14,000 customers in approximately 100 countries. The Company has a global presence with approximately 3,060 employees and is headquartered in Burlington, Massachusetts. We organize our reporting structure into two segments: Aerospace & Defense and Industrial. CIRCOR’s common stock, par value $0.01 per share, is listed on the NYSE under the symbol “CIR”. CIRCOR’s principal executive offices are located at 30 Corporate Drive, Suite 200, Burlington, MA 01803 and its telephone number is (781) 270-1200.
Cube BidCo, Inc.
Parent is a Delaware corporation and was formed on June 1, 2023 by KKR, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement and other documents or agreements executed and delivered in connection with the Merger Agreement. Upon the completion of the Merger, CIRCOR will be a wholly owned Subsidiary of Parent. The registered office of Parent is located at 4001 Kennett Pike, Suite 302, Wilmington, New Castle County, Delaware 19807 and its telephone number is (302) 731-1612.
Cube Merger Sub, Inc.
Merger Sub is a Delaware corporation and a wholly owned subsidiary of Parent and was formed on June 1, 2023, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement and other documents or agreements executed and delivered in connection with the Merger Agreement. Merger Sub has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement. Upon the completion of the Merger, Merger Sub will cease to exist with CIRCOR continuing as the Surviving Corporation. The registered office of Merger Sub is located at 4001 Kennett Pike, Suite 302, Wilmington, New Castle County, Delaware 19807 and its telephone number is (302) 731-1612.
Effect of the Merger
On the terms and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, and in accordance with the DGCL, at the Effective Time, Merger Sub will be merged with and into CIRCOR, whereupon the separate corporate existence of Merger Sub will thereupon cease, and CIRCOR will continue as the Surviving Corporation. As a result of the Merger, CIRCOR will become a wholly owned subsidiary of Parent, and the Company Common Stock will no longer be publicly traded. In addition, the Company Common Stock will be delisted from the NYSE and deregistered under the Exchange Act, in each case, in accordance with applicable laws, rules and regulations, and CIRCOR will no longer file periodic reports with the SEC on account of the Company Common Stock. If the Merger is completed, you will not own any shares of the capital stock of the Surviving Corporation.
The Effective Time will occur upon the filing of a duly executed certificate of merger with the Secretary of State of the State of Delaware (or at such later time as may be specified in the certificate of merger and agreed to by Merger Sub and CIRCOR).
Effect on CIRCOR if the Merger is Not Completed
If the Merger Agreement is not adopted by CIRCOR Stockholders, or if the Merger is not completed for any other reason:
(i)	the CIRCOR Stockholders will not be entitled to, nor will they receive, any payment for their respective shares of Company Common Stock pursuant to the Merger Agreement;

(ii)
(A) CIRCOR will remain an independent public company, (B) the Company Common Stock will continue to be listed and traded on the NYSE and registered under the Exchange Act, and (C) CIRCOR will continue to file periodic reports with the SEC on account of the Company Common Stock;

(iii)
CIRCOR anticipates that (A) management will operate the business in a manner similar to that in which it is being operated today and (B) the CIRCOR Stockholders will be subject to similar types of risks and uncertainties as those to which they are currently subject, including, but not limited to, risks and uncertainties with respect CIRCOR’s business, prospects and results of operations, as such may be affected by, among other things, the industry in which CIRCOR operates and economic conditions;

(iv)
the price of the Company Common Stock may decline significantly, and if that were to occur, it is uncertain when, if ever, the price of the Company Common Stock will return to the price at which it trades as of the date of this proxy statement;

(v)
the Company Board will continue to evaluate and review CIRCOR’s business operations, strategic direction and capitalization, among other things, and will make such changes as are deemed appropriate (irrespective of these efforts, it is possible that no other transaction acceptable to the Company Board will be offered or that CIRCOR’s business, prospects and results of operations will be adversely impacted); and

(vi)
under certain specified circumstances, CIRCOR may be required to pay Parent the Termination Fee in the amount of $42,750,000, which represents approximately 2.6% of CIRCOR’s enterprise value in the Merger, or Parent may be required to pay CIRCOR the Financing Reverse Termination Fee in the amount of $100,000,000 or the Antitrust Reverse Termination Fee in the amount of $125,000,000. For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Effect of Termination; Termination Fees.”

Merger Consideration
Common Stock
As a result of the Merger, at the Effective Time, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock that are (i) held in the treasury of the Company or owned by the Company or any direct or indirect wholly owned subsidiary of the Company immediately prior to the Effective Time, (ii) Owned Company Shares or (iii) Dissenting Shares), shall be automatically canceled and cease to exist, and will be converted into the right to receive the Per Share Consideration. At the Effective Time, each Owned Company Share will be canceled and retired without any conversion thereof and will cease to exist and no payment or distribution will be made with respect thereto.
After the Merger is completed, you will have the right to receive the Per Share Consideration in respect of each share of Company Common Stock that you own (less any applicable withholding taxes), but you will no longer have any rights as a CIRCOR Stockholder (except that CIRCOR Stockholders who properly exercise, and do not withdraw, their appraisal rights will have a right to receive payment of the “fair value” of their shares of Company Common Stock as determined pursuant to an appraisal proceeding, as contemplated by Section 262 of the DGCL). For more information, please see the section of this proxy statement captioned “The Merger—Appraisal Rights.”
Treatment of Company Equity Awards
Pursuant to the Merger Agreement:
•
As of the Effective Time, each Company Stock Option that is outstanding immediately prior to the Effective Time will be canceled and, in exchange therefor, the holder will be entitled to receive, without interest, an amount in cash (less any applicable withholding tax) equal to (i) the total number of shares of Company Common Stock subject to such Company Stock Option immediately prior to the Effective Time, multiplied by (ii) the excess, if any, of the Per Share Consideration over the exercise price per share of Company Common Stock under such Company Stock Option; provided that no holder of a Company Stock Option that, as of immediately prior to such cancellation, has an exercise price per share that is equal to or greater than the Per Share Consideration will be entitled to any payment with respect to such canceled Company Stock Option.

•
As of the Effective Time, each Company PSU that is outstanding immediately prior to the Effective Time will be canceled and, in exchange therefor, the holder will be entitled to receive, without interest, an amount in cash (less any applicable withholding tax) equal to the product of (i) the number of shares of Company Common Stock subject to such Company PSU immediately prior to the Effective Time that are considered to be earned as of the Effective Time as determined in accordance with the terms of the applicable executive change in control agreement, including the proration of the total number of shares of Company Common Stock subject to the Company PSU and with the performance conditions deemed achieved at the greater of target and actual performance levels, multiplied by (ii) the Per Share Consideration.
•
As of the Effective Time, each Vested Company RSU and Vested Company Phantom Unit will be canceled and, in exchange therefor, the holder will be entitled to receive, without interest, an amount in cash (less any applicable withholding taxes) equal to (i) the number of shares of Company Common Stock subject to such Vested Company RSU or Vested Company Phantom Unit immediately prior to the Effective Time, multiplied by (ii) the Per Share Consideration.

•
As of the Effective Time, each Unvested Company RSU and Unvested Company Phantom Unit will be canceled and converted into a Replacement RSU with a grant date value equal to (i) the total number of shares of Company Common Stock subject to such Unvested Company RSU or Unvested Company Phantom Unit immediately prior to the Effective Time, multiplied by (ii) the Per Share Consideration, which Replacement RSU will generally vest and be payable at the same time and on the same terms and conditions as the corresponding Unvested Company RSU or Unvested Company Phantom Unit, except that Replacement RSUs granted in respect of Unvested Company MSPP RSUs will vest upon the earliest to occur of (a) the nine (9)-month anniversary of the Closing Date (or, if earlier, the date upon which the Unvested Company MSPP RSU would have vested in accordance with its terms), subject to continued employment, or (b) termination of the holder’s employment by the Company or its relevant affiliate without cause or for good reason (as such terms are defined in the applicable severance plan or agreement, subject to certain limitations in the case of good reason).

For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Merger Consideration—Treatment of Company Equity Awards.”
Background of the Merger
The Company Board and the Company’s senior management have periodically reviewed and evaluated the Company’s operations, financial performance, long-term strategies and strategic opportunities to increase stockholder value, including acquisitions and dispositions of assets, businesses and product lines, in light of developments in the industries in which the Company operates, the economy generally and financial markets.
On September 8, 2021, in connection with discussions between a member of the Company’s management and representatives of a private equity firm (which we refer to as “Financial Party A”) regarding a transaction involving the Company and a business owned by Financial Party A, but not regarding a sale of the whole Company, the Company entered into a mutual non-disclosure agreement with Financial Party A.
On January 19, 2022, the Company announced that the Company Board and Mr. Buckhout, mutually agreed that Mr. Buckhout would step down as President and Chief Executive Officer, effective immediately, and that Tony Najjar had been promoted to Chief Operating Officer and interim President and Chief Executive Officer. Shortly following the announcement, in January 2022, two activist investors reached out to Company management, and each agreed to meet after the Company’s 2021 earnings announcement. We refer to one of these parties as “Financial Party B.” Another stockholder sent a letter to the Company urging the Company to evaluate strategic options prior to appointing a permanent Chief Executive Officer.
On January 20, 2022, a representative of a publicly-listed company (which we refer to as “Strategic Party A”) contacted AJ Sharma, the Company’s interim Chief Financial Officer, requesting a meeting to discuss the Company.
At the request of the Company Board, on January 25, 2022, Company Board members Helmuth Ludwig, Samuel Chapin and Bruce Lisman met by videoconference, with the Company’s senior management and representatives of Evercore, which had been engaged by the Company in 2021 to advise on potential strategic transactions involving the Company, based upon the expertise of Evercore in strategic transactions, its knowledge of the industrial and aerospace and defense industries and its prior role in advising the Company in its response to the unsolicited tender offer launched by Crane Co. in June 2019 (the “Crane Offer”), and Ropes & Gray LLP, legal advisor to the Company (which we refer to as “Ropes & Gray”), in attendance. The Company Board members discussed the outreach that the Company had received following the January 19, 2022 announcement that Mr. Buckhout would step down as

President and Chief Executive Officer of the Company. The Company Board members further discussed the Company’s opportunity for organic growth and prospects as a standalone company and, in light of such opportunity, determined to recommend that the Company Board not initiate a process, at that time, to actively solicit interest from potential buyers for the Company.
On January 28, 2022, a representative from Strategic Party A contacted Mr. Ludwig regarding Strategic Party A’s intent to submit a written proposal to acquire the Company. Following the call, Strategic Party A sent Mr. Ludwig a written, non-binding proposal to acquire 100% of the outstanding shares of Company Common Stock for $36.00 per share in cash (the “Strategic Party A Proposal”).
Also on January 28, 2022, a representative from a publicly-listed company (which we refer to as “Strategic Party B”) contacted Mr. Ludwig on an unsolicited basis regarding its potential interest in a strategic transaction with the Company. No terms of a potential transaction were discussed, and Mr. Ludwig relayed the interest to the Company Board.
On January 31, 2022, a representative from Citibank, financial advisor to KKR, had a telephone conversation with Jill Smith, a member of the Company Board, regarding KKR’s potential interest in CIRCOR. No terms of a potential transaction were discussed. She relayed the interest to the full Company Board and did not further discuss with KKR.
On February 1, 2022, a publicly-listed company (which we refer to as “Strategic Party C”) sent a letter to the Company expressing interest in engaging in a strategic dialogue and requesting a call or meeting with Company management.
Also on February 1, 2022, a representative of KKR sent an email to Mr. Ludwig requesting a call to discuss KKR’s experience in the sector and to express KKR’s interest in the Company.
On February 2, 2022, Strategic Party B sent a letter to the Company expressing interest in a potential strategic transaction with the Company. The letter did not specify a price or form of consideration but noted Strategic Party B would be prepared to propose a meaningful premium to the Company’s market price and would be willing to enter into a mutual non-disclosure agreement with a standstill.
On February 3, 2022, Mr. Ludwig, Mr. Chapin, and Mr. Lisman convened a discussion by videoconference, with members of the Company’s senior management and representatives of Evercore and Ropes & Gray in attendance. Representatives of Evercore summarized the interest in a strategic transaction with the Company that had been expressed by third parties, and the Company Board members discussed potential methods to engage with Strategic Party A and other interested third parties.
On February 4, 2022, the Company Board convened a meeting by videoconference, with members of the Company’s senior management and representatives of Evercore and Ropes & Gray in attendance, to discuss the recent inquiries from third parties interested in potential strategic transactions with the Company. A representative from Ropes & Gray reviewed with the Company Board the directors’ fiduciary duties in considering a sale transaction. Representatives of Evercore updated the Company Board on the unsolicited, inbound inquiries that the Company had received and the parties that had made such inquiries. The Company Board next considered the formation of a committee of the Company Board to oversee and monitor the Company’s evaluation of potential sale transactions, including selection of any financial advisor or advisors and the terms of their engagement. Following discussion, the Company Board ratified and established a committee of the Company Board, comprised of Mr. Ludwig, as chair, Mr. Chapin and Mr. Lisman, for such purposes, with the Company Board retaining authority over final approval of any potential strategic transaction. We refer to this committee as the “Committee.” The Committee was formed for convenience and efficiency, and was not formed to address any director conflict of interest and did not have the authority approve any transaction.
Following the Company Board meeting on February 4, 2022, Mr. Ludwig, at the direction of the Company Board, contacted via telephone representatives of KKR. During the call, the representatives of KKR informed Mr. Ludwig that KKR intended to submit a written proposal to acquire the Company. Mr. Ludwig informed the representatives of KKR that he would share the proposal with the rest of the Company Board when received. Later that day, KKR submitted a written, non-binding proposal to Mr. Ludwig proposing to acquire 100% of the outstanding shares of Company Common Stock for a price range of $34.00 to $36.00 per share in cash (the “February 2022 KKR Proposal”).

Also on February 4, 2022, Mr. Ludwig, at the direction of the Company Board, contacted a representative of Strategic Party C, during which Strategic Party C confirmed its interest as stated in its earlier letter, although the representative did not offer any specific proposal.
On February 7, 2022, Mr. Ludwig, at the direction of the Company Board, sent an email to a representative of Strategic Party A to inform such representative that the Company Board was reviewing the Strategic Party A Proposal.
Also on February 7, 2022, the Committee convened a meeting by videoconference, with members of the Company’s senior management and representatives of Evercore and Ropes & Gray in attendance, to prepare for the Company Board meeting later in the week.
On February 9, 2022, the Company Board convened an in-person meeting, which was also held by videoconference, with members of the Company’s senior management and representatives of Evercore and Ropes & Gray in attendance. The Company Board also discussed the potential engagement of Evercore as a financial advisor and reviewed with the Company Board Evercore’s relationship disclosure. Representatives of Evercore also shared and discussed with the Company Board a preliminary financial analysis of the Company. The Company Board, after considering a variety of factors, decided against initiating an auction process at that time but agreed to inform KKR and Strategic Party A that although each party's proposal did not, in the Company Board's view, adequately value the Company, the Company would be willing to engage in discussions if the party entered into a non-disclosure agreement with a standstill. The Company Board also discussed with representatives of Evercore and Ropes & Gray how to respond to third-party inquiries regarding potential strategic transactions with the Company.
On February 11, 2022, the Committee convened a meeting by videoconference, with members of the Company’s senior management and representatives of Evercore and Ropes & Gray in attendance. The Committee requested that Evercore and Ropes & Gray prepare a response to the Strategic Party A Proposal in order to encourage an improved proposal. The Committee also discussed timing for responding to the other third parties who were interested in a potential strategic transaction with the Company, outreach to other potential counterparties and the evaluation of different types of strategic transaction proposals.
On February 14, 2022, Mr. Ludwig, at the direction of the Committee, sent an email to the Chief Executive Officer of Strategic Party A stating that the Strategic Party A Proposal did not adequately value the Company but that the Company would be willing to enter into a non-disclosure agreement with Strategic Party A to share additional information that may enable Strategic Party A to make a revised proposal. After sending this email, Mr. Ludwig participated in a telephone call with the Chief Executive Officer of Strategic Party A to further discuss potentially entering into a non-disclosure agreement and sharing additional diligence information.
On February 16, 2022, the Chief Executive Officer of Strategic Party A provided Mr. Ludwig, via email, a draft non-disclosure agreement, indicating that Strategic Party A was prepared to engage in further diligence on the Company. The parties did not execute the non-disclosure agreement at that time.
Also on February 16, 2022, the Company Board held discussions with representatives of J.P. Morgan (together with Evercore, the “financial advisors”). During this discussion, representatives of J.P. Morgan presented J.P. Morgan’s credentials relating to its potential engagement by the Company to act as a financial advisor in connection with a potential strategic transaction, including J.P. Morgan’s familiarity with the Company following its role in advising the Company during the Crane Offer.
On February 21, 2022, the Company Board convened a meeting by videoconference, with members of the Company’s senior management and representatives of Ropes & Gray in attendance to discuss recent interactions with Strategic Party A and KKR. The Company Board discussed expected timing and content of initial diligence information to be provided to Strategic Party A and KKR. The Company Board also determined to respond to Strategic Party B’s letter and indicate that the Company would be open to evaluating a potential strategic transaction but would require a specific proposal from Strategic Party B before engaging further, and determined to wait on contacting Strategic Party C. The Company Board also discussed demands on Company management with an increased number of potential bidders and the potential benefits of and challenges to a sale of the Company’s business segments separately.
Also on February 21, 2022, Mr. Ludwig, at the direction of the Committee, responded to the February 2022 KKR Proposal, and he told KKR via e-mail that the Company Board had concluded that the Company has an opportunity to create substantially more value than KKR proposed. He stated that the Company Board would be willing to share additional information under a non-disclosure agreement. Also on February 21, 2023, Jessica Wenzell, Senior Vice President, General Counsel and Chief People Officer of the Company, sent KKR a draft non-disclosure agreement and the parties subsequently executed the non-disclosure agreement on February 28, 2022. The non-disclosure agreement prohibited KKR (for an agreed-upon period) from (among other things) offering to acquire or acquiring the Company, and from taking certain other actions, including making any request to amend or waive the standstill provision, in each case, without the prior consent of the Company. The non-disclosure agreement also permitted KKR to make acquisition proposals at any time after the Company entered into a definitive agreement with a third party providing for a change of control transaction of the Company.
On February 23, 2022, the Company received a written, non-binding proposal from Financial Party A to acquire 100% of the issued and to be issued shares of Company Common Stock for a purchase price of between $35.00 and $40.00 per share.
On February 25, 2022, Mr. Ludwig held a telephone conversation with a representative of Strategic Party B during which Mr. Ludwig informed the representative of Strategic Party B that the Company was willing to share additional information if Strategic Party B provided a specific proposal for a transaction with the Company and entered into a non-disclosure agreement with a standstill.
On March 1, 2022, Mr. Sharma and Ms. Wenzell participated in a telephone call with representatives of Strategic Party A. During the call, Mr. Sharma and Ms. Wenzell informed representatives of Strategic Party A that the Company Board believed the Strategic Party A Proposal did not appropriately value the Company, but that the Company would be willing to share additional information to assist Strategic Party A’s evaluation of a revised proposal. During the call, representatives of Strategic Party A informed Mr. Sharma and Ms. Wenzell that Strategic Party A was still considering the terms of the non-disclosure agreement, including the standstill. The parties did not execute a non-disclosure agreement.
Also on March 1, 2022, Mr. Sharma and Ms. Wenzell participated in a telephone call with representatives of KKR to discuss the February 2022 KKR Proposal. The representatives of KKR communicated that KKR’s view on price had not changed from the February 2022 KKR Proposal and that KKR would share a preliminary request for diligence information.
Also on March 1, 2022, Mr. Ludwig, at the direction of the Committee, held a telephone conversation with representatives from Financial Party B expressing interest in the Company, although the representative did not offer any specific proposal.
On March 2, 2022, the Committee convened a meeting by videoconference, with representatives of Evercore and Ropes & Gray in attendance, to discuss the calls held with Strategic Party A and KKR on March 1, 2022, as well as discussions with other interested third parties. The Committee discussed how to proceed with the Company’s review of potential strategic alternatives, including whether the review should remain confidential, whether the Company should announce with its earnings release that the Company Board is evaluating strategic alternatives or whether the Company Board should wait until the Company’s fiscal 2021 financial statements are completed to undertake further review.
On March 6, 2022, the Committee convened a meeting by videoconference, with members of the Company’s senior management in attendance. The Committee decided to communicate to Financial Party A that its letter had been shared with the Company Board and to expect further follow-up from the Company. The Committee also discussed communications and timing implications with regard to other interested parties, including KKR, Strategic Party A and Strategic Party B.
On March 7, 2022, the Company Board convened a meeting by videoconference, with members of the Company’s senior management and representatives of Evercore and Ropes & Gray in attendance. Representatives of Evercore reviewed certain potential options available to the Company Board with regard to a potential sale of the Company, including continued engagement with interested parties confidentially, abandoning the process or publicly announcing that the Company Board is considering strategic alternatives for the Company, including a sale transaction, which announcement could be made concurrently with the Company’s planned announcement that its Annual Report on Form 10-K for the fiscal year ended 2021 (the “2021 Form 10-K”) would be filed late due to certain accounting irregularities uncovered in the financial statements of the Company’s pipeline engineering business.

On March 8, 2022, the Committee convened a meeting by videoconference, with members of the Company’s senior management in attendance. The Committee and Company management discussed how to respond to and interact with third parties interested in potential strategic transactions with the Company, including in light of the fact that the Company was expected to publicly announce that its 2021 Form 10-K would be filed late due to accounting irregularities in the Company’s pipeline engineering business.
Also on March 8, 2022, Mr. Ludwig sent an email to representatives of Financial Party A thanking Financial Party A for its interest, noting that the Company Board had reviewed its February 23, 2022 proposal and informing the representatives of Financial Party A that the Company was open to further discussions if Financial Party A would sign a non-disclosure agreement with a standstill. Subsequently, representatives of the Company and Financial Party A discussed an amendment to the September 8, 2021 non-disclosure agreement between the parties to extend the term of that agreement, but the amendment was never executed.
On March 10, 2022, the Committee convened a meeting by videoconference, with members of the Company’s senior management in attendance, to discuss the Company’s upcoming announcement related to the accounting irregularities and how it may impact the Company’s strategic alternatives process. Company management then discussed whether to simultaneously announce the Company’s pursuit of strategic alternatives with the announcement of the accounting irregularities. The Committee discussed the engagement of J.P. Morgan as a financial advisor and, based upon the expertise of J.P. Morgan in strategic transactions, its knowledge of the industrial and aerospace and defense industries and its prior role in advising the Company during the Crane Offer, determined to recommend to the Company Board that the Company should engage J.P. Morgan as an additional financial advisor to advise the Committee and the Company Board in connection with the review of strategic alternatives.
On March 11, 2022, Mr. Ludwig and a representative of KKR held a telephone conversation during which Mr. Ludwig, after reminding the representative of KKR of the non-disclosure agreement between the parties, informed the representative of KKR that the Company had discovered accounting irregularities in one of its business units and that Company management would need to focus on the potential impact on the Company’s financial statements and that the Company would probably need to postpone the filing of the 2023 Form 10-K. Mr. Ludwig noted that the Company intended to continue dialogue with KKR following the filing of the 2021 Form 10-K.
On March 13, 2022, the Company Board convened a meeting by videoconference, with members of the Company’s senior management in attendance. The Company Board determined that the Company should announce that the Company Board was considering strategic alternatives for the Company and that the announcement should be made at the same time that the Company disclosed that it would not be able to timely file the 2021 Form 10-K due to accounting irregularities in the Company’s pipeline engineering business. The Company Board also discussed the potential engagement of J.P. Morgan as an additional financial advisor and reviewed with the Company Board J.P. Morgan’s relationship disclosure. Following discussion, the Company Board authorized the engagement of J.P. Morgan, and J.P. Morgan and the Company entered into an engagement letter, dated March 13, 2022, that did not include a fee payable in connection with a potential strategic transaction. The Committee determined that engaging both J.P. Morgan and Evercore as financial advisors with respect to the strategic alternatives process would be in the best interest of the Company.
On March 14, 2022, the Company issued a press release announcing that the Company Board had received multiple inquiries from third parties regarding a potential transaction with the Company, and, as a result, the Company Board had initiated a full review of all potential strategic alternatives available to the Company to enhance value for stockholders including, but not limited to, a possible sale of some or all assets of the Company (whether in whole or in parts), and that the Company Board remained engaged in exploring these alternatives. The press release also disclosed that the Company had uncovered accounting irregularities in the financial statements of the Company’s pipeline engineering business and, as a result, the Company would not be able to timely file the 2021 Form 10-K with the SEC.
On March 16, 2022, a representative of KKR contacted Mr. Ludwig to ask when the strategic alternatives process would begin. Mr. Ludwig conveyed it would depend on the filing of the 2021 Form 10-K delayed by the announced accounting irregularities, and that the Company Board would take KKR’s interest in a strategic alternatives process seriously.
Following the public announcement of the strategic alternative review process, over 90 potential buyers either contacted the Company’s financial advisors to express interest in the process and the Company or were contacted by the Company’s financial advisors. During their discussions with potential bidders, at the direction of the Company

Board, the financial advisors asked the potential bidders to provide information regarding their interest in the Company’s Aerospace & Defense business, the Company’s Industrial business or the whole Company, and the financial advisors informed the interested parties they would be contacted when the Company was prepared to initiate the strategic process. Following the public announcement of the strategic alternatives review process, at the direction of the Company Board, the Company’s financial advisors responded to inquiries from, and were in contact with, potential buyers regarding the process and timeline for the strategic review process.
On March 21, 2022, the Committee convened a meeting by videoconference, with members of the Company’s senior management and representatives of Evercore, J.P. Morgan and Ropes & Gray in attendance, to discuss the inbound inquiries from interested third parties, preparation of background materials on the Company that third parties would likely request, recent communications with interested third parties, the timing of any transaction, and the market reaction to the Company’s public announcement on March 14, 2022, that the Company Board had initiated a full review of all potential strategic alternatives.
On March 22, 2022, the Company Board received a letter from Financial Party B expressing interest in participating in Company Board’s process of reviewing strategic alternatives.
On April 6, 2022, the Committee convened a meeting by videoconference, with members of the Company’s senior management and representatives of Evercore, J.P. Morgan and Ropes & Gray in attendance. A member of the Company’s senior management provided an overview of the proposed timeline for the Company Board’s consideration of strategic alternatives and preparation for potential meetings with interested third parties to learn more about the Company’s business. After discussion, the Committee determined that discussions with third parties should not commence until after the Company’s 2021 Form 10-K and Form 10-Q for the first quarter of 2022 had both been filed with the SEC.
On April 8, 2022, Mr. Ludwig had a telephone conversation with representatives of KKR at the request of the KKR representatives, who asked whether it made sense for the parties to re-engage in discussions regarding a potential strategic transaction. Mr. Ludwig informed the KKR representatives that it did not make sense to do so at the time.
On May 2, 2022, Mr. Ludwig had a telephone conversation with representatives of KKR at the request of the KKR representatives, who asked Mr. Ludwig to consider entering into a merger agreement with KKR, subject to a go-shop provision. Mr. Ludwig informed the KKR representatives that the Company Board intended to move forward with a strategic alternatives process, as publicly announced.
On May 19, 2022, the Company Board convened a meeting by videoconference, with members of the Company’s senior management and representatives of Evercore and Ropes & Gray in attendance. The Company Board confirmed that the Company and its senior management should focus on the completion of the restatement of the Company’s financial statements and the filing of the 2021 Form 10-K before the Company engaged with potential counterparties to a strategic transaction. A member of the Company’s senior management also updated the Company Board on recent conversations with third parties interested in potential strategic transactions with the Company, including communications from a private equity firm (which we refer to as “Financial Party C”) seeking to acquire a portion of the business on an expedited timeline. After discussion, the Company Board determined that the Company should request a formal proposal from Financial Party C in order to determine whether to further engage at that time.
On June 15, 2022, Financial Party B sent a letter to the financial advisors proposing to acquire certain assets of the Company’s industrial business for a purchase price of between $115 million and $150 million.
On July 5, 2022, the Committee convened a meeting by videoconference, with members of the Company’s senior management and representatives of Evercore, J.P. Morgan and Ropes & Gray in attendance. Representatives of Evercore and J.P. Morgan reviewed potential timelines for the strategic alternatives process, including a launch of the process in the third quarter of 2022 or a potential accelerated approach. The Committee determined that it would consider whether to proceed with an accelerated approach at a later time. The Committee also discussed with the financial advisors the current market for traditional and alternative sources of debt financing and possible implications for the Company’s consideration of strategic alternatives.
On July 20, 2022, the Company Board convened an in-person meeting, which was also held by videoconference, with members of the Company’s senior management and representatives of Evercore, J.P. Morgan and Ropes & Gray in attendance. A member of the Company’s senior management provided an update on the Company’s strategic alternatives process and a summary of inquiries from interested third parties. The Company Board discussed with all other meeting participants potential timelines for a strategic transaction, including internal and external factors that could impact those timelines, such as the Company’s resource and personnel allocation, conditions in the debt markets, the number of bidders, and the strength of the proposals. Mr. Ludwig also updated the participants regarding his call with KKR on May 2, 2022 and proposed call with KKR on July 27, 2022 (which had been requested by representatives of KKR).
On July 26, 2022, the Company filed its 2021 Form 10-K with the SEC.
On July 27, 2022, Mr. Ludwig had a call with representatives of KKR. They requested an update on the likely timing for a strategic alternative process, and Mr. Ludwig stated that the Company continued to prepare for the process and that KKR would be contacted at the appropriate time.
Given the Company’s significantly improved financial and operational performance, in August 2022, the Company Board approved Mr. Najjar and Mr. Sharma’s appointments as chief executive officer and chief financial officer, respectively.
On August 29, 2022, the Committee convened a meeting by videoconference, with members of the Company’s senior management and representatives of Evercore, J.P. Morgan and Ropes & Gray in attendance, to provide an update on the timeline of the Company’s consideration of strategic alternatives, including that recent and expected employee turnover and limited staffing at the Company could potentially push the Company’s targeted launch date of its sale process from early to mid-October.
On September 21-22, 2022, the Company Board convened a meeting by videoconference, with members of the Company’s senior management and representatives of Evercore, J.P. Morgan and Ropes & Gray in attendance, to discuss an updated timeline regarding the Company’s consideration of strategic alternatives, how to manage a review of potentially selling the Company either in parts and as a whole, and internal and external issues that could impact timing of a process, including debt market conditions and geopolitical dynamics. In addition, Mr. Najjar and Mr. Sharma provided an update on the draft of the Company’s 5-year strategic plan prepared by management using a bottoms up process and noted that Company management intended to further refine the plan, and the Company Board provided feedback to management.
On September 26, 2022, Mr. Najjar and Mr. Sharma had dinner with representatives of KKR, at the invitation of KKR, during which the attendees engaged in social discussions and a general discussion about business and the economic outlook. No terms of a potential transaction were discussed.
On September 30, 2022, the Company filed its Quarterly Report on Form 10-Q for the quarter ended July 3, 2022, with the SEC.
On October 11, 2022, Mr. Najjar and Mr. Sharma participated in a telephone call with representatives of KKR, where representatives of KKR thanked Mr. Najjar and Mr. Sharma for their recent dinner, reconfirmed KKR’s conviction and excitement for a potential strategic transaction with the Company and inquired about the timeline regarding the Company Board’s evaluation of strategic alternatives. The representatives of KKR offered to be available for further discussion with management or the Company Board. Mr. Najjar and Mr. Sharma informed the representatives of KKR that their advisors would contact KKR when the Company was prepared to initiate diligence for potential bidders.
On October 21, 2022, the Company Board convened a meeting by videoconference, with members of the Company’s senior management in attendance. The Company Board and management discussed the confidential information presentation that was being prepared for potential bidders, including a review of the Company’s 5-year projections, updated from the September 21-22 meeting based on feedback from the Company Board. The Company Board also discussed that the need to develop a 2023 budget and to complete a quality of the Company’s earnings analysis would delay the completion of the confidential information presentation.
On November 22, 2022, Mr. Ludwig had a telephone conversation with representatives of KKR at the request of the KKR representatives, who asked about the status of the Company Board’s evaluation of strategic alternatives. Mr. Ludwig informed the KKR representatives that the Company would reach out when it had formally initiated the process.
On December 7, 2022, the Company Board convened a meeting at the Company’s headquarters, with members of the Company’s senior management and representatives of Evercore, J.P. Morgan and Ropes & Gray in attendance, to discuss the external market dynamics (including the M&A market), an updated timeline of the Company’s consideration of strategic alternatives, as well as a summary of potentially interested third parties. Representatives of the financial advisors reported that the trading price of the Company Stock had recovered meaningfully since June 2022. The meeting participants discussed identifying potential bidders for potential “Gold Card” presentations, based upon expressed level of interest as well as the Company Board's assessment, informed by input from Company management and representatives of the financial advisors, on capability of the party to execute a potential transaction with the Company. Company management also presented 2023 budget proposals and a 2023 financial forecast and members of the Company Board provided feedback.
On February 9, 2023, the Company Board convened a meeting by videoconference, with members of the Company’s senior management and representatives of Evercore, J.P. Morgan and Ropes & Gray in attendance, to discuss an updated timeline regarding the Company’s strategic alternatives process. Representatives of the financial advisors noted that the Company’s strong fourth quarter financial performance positioned the Company to launch a formal auction process once the Company’s fiscal year 2022 financial statements were available. Company management presented, and the Company Board reviewed, the updated 5-year projections that had been updated based on feedback from the Company Board. The Company Board discussed potential bidders and potential “Gold Card” invitees for meetings with Company management. After representatives of the financial advisors and Ropes & Gray left the meeting, the Company Board discussed the process for the preparation of a confidential information memorandum to be provided to potential bidders and the necessary resources within the Company to do so, and determined, based on the financial performance of the Company, the anticipated near-term timing for finalizing the confidential information memorandum and other factors, to initiate the formal auction process by sending non-disclosure letters to potential bidders. The Company Board also discussed with the Company’s senior management the formal engagement of Evercore and J.P. Morgan as financial advisors in connection with potential strategic transactions and, following the meeting the Company Board, approved such engagements via written consent.
The Company entered into engagement letters with Evercore and J.P. Morgan, dated February 9, 2023 and February 13, 2023, respectively, retaining Evercore and J.P. Morgan as financial advisors in connection with potential strategic transaction.
Between February 15, 2023 and March 8, 2023, at the direction of the Company Board, the financial advisors contacted over 90 potential bidders and sent draft non-disclosure agreements to 82 potential bidders, including Financial Party A, Financial Party B, Financial Party C, Strategic Party A, Strategic Party B, and Strategic Party C. In connection with the Company Board’s review of strategic alternatives, 71 potential bidders, including KKR, Financial Party A, Financial Party C, Strategic Party B and Strategic Party C, signed non-disclosure agreements with the Company, all of which contained customary standstill fallaway provisions permitting such parties to make acquisition proposals at any time after the Company entered into a definitive agreement with a third party providing for a change of control transaction of the Company. KKR and Financial Party A each executed amendments to the non-disclosure agreement that each party had executed in 2022 and 2021, respectively, which amendments extended the term of its respective original non-disclosure agreements and also contained customary standstill fallaway provisions. Financial Party B and Strategic Party A indicated to representatives of the financial advisors that they were no longer interested in evaluating a transaction with the Company and neither signed a non-disclosure agreement.
On March 3, 2023, the Committee convened a meeting by videoconference with members of the Company's senior management and representatives of Evercore, J.P. Morgan and Ropes & Gray in attendance, to discuss the proposed structure of a sale of the Company's segments in parts. Members of the Committee and representatives of the financial advisors noted the risks associated with a sale of parts but that a compelling aggregate purchase price could potentially offset the increased risks. After the representatives of the financial advisors and Ropes & Gray left the meeting, the members of the Committee and Company management discussed and approved the the confidential information memorandum to be sent to potential bidders, which included the 5-year projections.
On March 8, 2023, at the direction of the Company Board, the financial advisors sent a confidential information memorandum to the potential bidders who had executed non-disclosure agreements with the Company as of such date, including KKR, Financial Party A, Financial Party C, Strategic Party B, and Strategic Party C. At the direction of the Company Board, the financial advisors subsequently sent the confidential information memorandum to additional potential bidders upon execution by the party of a non-disclosure agreement. All potential 71 bidders that executed a non-disclosure agreement received the confidential information memorandum.
On March 14, 2023, the Committee convened a meeting by videoconference with members of the Company's senior management and representatives of Evercore, J.P. Morgan and Ropes & Gray in attendance. At the meeting, representatives of the financial advisors updated the Committee on the list of proposed “Gold Card” meetings and provided an update on parties that had decided to no longer pursue an transaction with the Company, including Strategic Party A and Strategic Party B. Following a discussion on the proposed process letter to be sent to potential bidders, the Committee agreed to send the letter, subject to review by counsel.
On March 14, 2023, at the direction of the Company Board, the financial advisors sent a process letter to each of the potential bidders that had executed a non-disclosure agreement. The process letter requested that an interested bidder submit a proposal by April 11, 2023 for the acquisition of (i) the whole Company, (ii) the Company’s Industrial business, or the Company’s Aerospace & Defense business (each, a “Segment”) or (iii) both the whole Company and a Segment.
Between March 21, 2023, and April 5, 2023, Mr. Najjar and Mr. Sharma met with 13 potential bidders in “Gold Card” presentations, during which Mr. Najjar and Mr. Sharma presented information from the confidential information memorandum. The group of 13 included KKR and Financial Party A. In addition, all potential bidders that did not attend a “Gold Card” presentation were given access to a net roadshow presentation covering the same materials as in the “Gold Card” presentations.
Prior to the first round proposal deadline, the financial advisors were in regular contact with potential bidders. On March 27, 2023, a representative of J.P. Morgan had a conversation with a representative of Financial Party A, in which the representative of J.P. Morgan noted that, while Financial Party A appeared to have more of an interest in the Company's Aerospace & Defense business than in the Company's Industrial business, a bid for the whole Company would be perceived as having less execution risk to the Company and its stockholders relative to a bid for individual segments. The representative of J.P. Morgan encouraged the representative of Financial Party A to submit a proposal for the whole Company as well as for the Company's Aerospace & Defense business, consistent with the instructions in the process letter sent to each of the potential bidders on March 14, 2023. On April 10, 2023, representatives from J.P. Morgan had a call with representatives of KKR who conveyed their strong conviction in pursuing a whole company acquisition and their confidence in internal support for a transaction. The representatives of KKR asked for differentiated diligence access compared to other bidders in the process, to which representatives from J.P. Morgan responded that KKR should make a compelling offer on price during the first round bid process.
On April 11, 2023 and April 12, 2023, the Company received first round proposals from 26 potential bidders, including proposals from KKR and Financial Party A. Eight of the proposals contemplated an acquisition of the whole Company with prices ranging from $30.00 to $50.00 per share of Company Common Stock (representing an enterprise value of $1,487 million at the top end of the range); six of the proposals contemplated an acquisition of the Company’s Aerospace & Defense business with purchase prices ranging from $675 million to $1.0 billion on an enterprise value basis; and 13 contemplated an acquisition of the Company’s Industrial business with purchase prices ranging from $350 million to $750 million on an enterprise value basis. One potential bidder submitted a proposal for both an acquisition of the whole Company and of the industrial business. KKR’s proposal contemplated the acquisition of all of the issued and outstanding shares of Company Common Stock for a price of $46.00 per share (the “April 11 KKR Proposal”). A private equity firm (which we refer to as “Financial Party D”) submitted a proposal to acquire all of the issued and outstanding shares of Company Common Stock for a price ranging from $45.00 to $50.00 per share. Financial Party D’s proposal was the only proposal that contemplated the acquisition of the whole Company at a price in a range potentially higher than the April 11 KKR Proposal. The highest price proposed for the acquisition of the Company’s Aerospace & Defense business was a price range of $850 million to $1.0 billion on an enterprise value basis and was submitted by a private equity firm (which we refer to as “Financial Party E”). The highest price proposed for the acquisition of the Company’s Industrial business was a price range of $725 million to $750 million on an enterprise value basis and was submitted by a private equity firm (which we refer to as “Financial Party F”). Financial Party A’s proposal contemplated an acquisition of the Company’s Aerospace & Defense business with a purchase price ranging from $860 to $940 million on an enterprise value basis. Financial Party A did not include a proposal for an acquisition of the whole Company. Financial Party C’s proposal contemplated an acquisition of the Company for $38.25-$40.25 per share. Strategic Party B and Strategic Party C did not submit proposals.
On April 12, 2023, the Committee members convened by videoconference, with members of the Company’s senior management and representatives of Evercore, J.P. Morgan and Ropes & Gray in attendance, to review and discuss the proposals received. Representatives of the financial advisors discussed each proposal and each bidder’s engagement in the process, and discussed the estimated per share price range implied by the proposals to acquire the Company’s Industrial and Aerospace & Defense businesses separately, which could result, at the highest end of the range, in a price per share higher than proposals received for the whole Company. The financial advisors reviewed the additional costs associated with two separate sales, including restructuring costs of the Company's corporate segment, transaction fees and expenses not accounted for in the segment proposals, and expected value reduction from unallocated corporate costs to be retained by one or both of the segment buyers. The financial advisors also noted the greater execution risk and potential for timing delay associated with two separate sales of the Company’s Industrial and Aerospace & Defense businesses with two separate buyers as compared to a sale of the whole Company.
On April 17, 2023, the Committee convened a meeting by videoconference, with members of the Company’s senior management and representatives of Evercore, J.P. Morgan and Ropes & Gray in attendance, to discuss selecting bidders to invite to the second round of the process as well as the benefits of inviting such bidders to the next round. The Committee determined to invite 14 potential bidders to the second round of the process (the “second round bidders”), including KKR, Financial Party A, Financial Party C, Financial Party D, Financial Party E and Financial Party F. The second round bidders were selected primarily based on the prices indicated in their first round bids. The financial advisors reviewed a tentative timeline and next steps for the process that included a second round bid date in June and final round bids in July. Following the meeting, at the direction of the Committee, the financial advisors informed 14 second round bidders, 9 of which had attended “Gold Card” meetings, that they had been invited to continue into the second round of the process and would be invited to a management presentation, and also communicated the expectation for a second round bid in June. Of the 14 second round bidders, 5 had provided a bid on the whole company (including KKR), 5 had provided a bid on only the Industrial segment and 4 had provided a bid on only the Aerospace & Defense segment (including Financial Party A).
On April 30, 2023, the Company provided the bidders invited into the second round with access to a virtual data room for the whole Company, the Aerospace & Defense segment or industrial segment, as applicable, and began to share due diligence information regarding the Company. Between April 30, 2023 and June 2, 2023, 11 of the second round bidders, including KKR and Financial Party A, submitted additional diligence requests to the Company. The Company provided information in response to certain of these requests during this time period. KKR also requested site visits, which the Company provided on May 4, 2023 and May 10, 2023.
On May 5, 2023, a representative of another bidder for the Company’s Industrial business inquired about a site visit with representatives of the financial advisors, and representatives of the bidder visited Company sites on June 1, 2023 and June 2, 2023.
On May 9, 2023, the Committee convened a meeting by videoconference, with members of the Company’s senior management and representatives of Evercore, J.P. Morgan and Ropes & Gray in attendance. A representative of J.P. Morgan provided an update on the activity of the second round bidders, including an update on KKR’s site visits at the Company’s facilities, and discussed KKR’s request to conduct diligence on an accelerated timeline. A representative of Ropes & Gray summarized the key contract terms in the proposed auction drafts of the acquisition agreements for sales of each of the whole Company, the Company’s industrial business, and the Company’s Aerospace & Defense business, after which the Committee approved posting drafts of the acquisition agreements in the virtual data room.
Between May 9 and May 25, 2023, the Company held management presentation meetings with 13 of the 14 parties invited to the second round, including KKR, Financial Party A, Financial Party C, Financial Party D and Financial Party E. One bidder that was invited to the second round did not attend a management presentation meeting because it did not respond to offers from representatives of the financial advisors to schedule the meeting. The Company offered to hold management presentation meetings in-person at the Boston offices of Ropes & Gray. All of the meetings were held in-person with hybrid virtual participation in some cases, except for three meetings that were only held virtually, including the meeting with Financial Party A, which Financial Party A’s representatives joined virtually at Financial Party A’s election. Mr. Najjar and Mr. Sharma participated in each of the meetings and were joined by other members of the Company’s management. Representatives of the financial advisors also attended these meetings.
The Company’s management presentation for KKR was held on May 16, 2023, and was followed by a dinner attended by Mr. Najjar, Mr. Sharma, representatives of KKR and representatives of the financial advisors. During the dinner, a representative of KKR indicated that KKR had completed its critical due diligence and wanted to submit a proposal prior to the second round bid date and execute a definitive agreement prior to the June second round bid date, and wanted to know if the Company was amenable to that process. Each of the other three “Gold Card” bidders invited to the second round that submitted a proposal to acquire the whole Company was also invited to attend a dinner with Company management, and Mr. Najjar and Mr. Sharma and representatives of the financial advisors attended a dinner with representatives of Financial Party D on May 24, 2023, and other second round bidders on May 22, 2023 and May 25, 2023.
On May 15, 2023, the 14 bidders invited to the second round were provided drafts of each of (i) a merger agreement contemplating a sale of the whole Company, (ii) an equity purchase agreement contemplating a sale of the equity interests of the entities owning the Company’s industrial business, and (iii) a merger agreement contemplating a sale of the Company’s Aerospace & Defense business (which contemplated the sale of the Company after giving effect to the sale of the Company’s industrial business). The draft merger agreement contemplating a sale of the whole Company contemplated a two-step merger structure and provided for, among other things, the Company’s ability to terminate the merger agreement and pay a termination fee in order to enter into a definitive agreement with respect to a superior proposal (proposed to be defined as one contemplating the acquisition of 50% or more of the Company’s equity or assets under specified circumstances), a reasonable best efforts antitrust covenant that would require the buyer to divest any of assets of buyer (including the surviving corporation) unless doing so would reasonably be expected to result in a material adverse effect on buyer and the surviving corporation (taken as a whole), payment by the buyer to the Company of a reverse termination fee in the event antitrust approvals are not obtained, the acceleration of all Company equity awards and that the Company would use reasonable best efforts to cooperate with the buyer obtaining financing for the transaction, if required, but that the Company’s noncompliance with such agreement would not be deemed a breach of any condition to the closing of the merger. The auction draft did not propose a termination fee size or reverse termination fee size or indicate amounts.
Also on May 15, 2023, a representative of Financial Party A sent an email and followed up with a phone call to a representative of Evercore that Financial Party A was interested in evaluating an acquisition for the whole Company.
On May 16, 2023, a representative of Financial Party A emailed a representative of Evercore to inquire about site visits and identified two sites as high priority. On May 18, 2023, a representative of Evercore responded to the representative of Financial Party A seeking to schedule a site visit for one of the two high priority sites first before scheduling a visit for the other site. On May 23, 2023, representatives of Evercore emailed the representative of Financial Party A asking whether Financial Party A had identified which site it preferred to visit but never received a response.
On May 17-18, 2023, the Company Board convened an in-person meeting at the Company’s headquarters, with members of the Company’s senior management and representatives of Evercore, J.P. Morgan and Ropes & Gray in attendance. During the May 18, 2023 session, representatives of the financial advisors updated the Company Board with respect to the strategic alternatives process. The representatives from the financial advisors discussed the other whole Company and sale of the parts bids and the interactions with the other potential bidders, including the activity in the data room, engagement with representatives of the financial advisors and feedback received following management presentations. The participants had a preliminary conversation regarding the management projections to be used for the financial advisors’ preliminary financial analysis. A representative from Ropes & Gray reminded the Company Board of its fiduciary duties and answered questions regarding merger agreement provisions intended to enhance deal certainty. The representative of Ropes & Gray asked the Company Board members to disclose any conflicts or potential conflicts with KKR. Mr. Chapin disclosed to other members of the Company Board that he had an investment in a KKR investment fund. No other director reported any conflicts or potential conflicts with KKR. The representatives from the financial advisors advised the Company Board that KKR indicated that it had completed its critical diligence and was seeking an opportunity to submit a revised proposal and execute a definitive agreement prior to the second round bid date planned in June. KKR wanted assurances that the Company Board would consider such a proposal if submitted early. The Company Board discussed the potential alternative responses to KKR. The Company Board and its advisors discussed whether continuing the strategic alternative process was likely to produce a better proposal than KKR’s proposal. In response to a question from the Company Board, the financial advisors recommended that the Company Board consider a potential proposal from KKR prior to the second round bid date, provided that the process continues with other potential bidders. Following discussion among the Company Board, and upon advice from its financial and legal advisors and management, the Company Board determined to communicate to KKR that the Company Board would consider a KKR preemptive proposal (i.e., a price sufficiently compelling to merit not continuing to explore proposals from other bidders and Company-favorable contract terms)

prior to the second round bid date and the terms of the fully marked merger agreement that would accompany it. The Company Board further determined it would not enter into exclusivity with KKR if requested, and that the strategic alternatives process would continue with the other bidders.
On May 22, 2023, at the direction of the Company Board, representatives from J.P. Morgan and Evercore communicated to representatives of KKR that the Company Board would only consider a potential transaction with KKR prior to the second round bid date if: (i) KKR’s revised price is meaningfully higher than $46 per share, (ii) KKR completes its preliminary due diligence on the Company prior to making a revised proposal, (iii) KKR provides a revised draft of the merger agreement that KKR would be willing to execute and (iv) the Company would not enter into exclusivity with KKR and would continue its strategic alternatives process.
On May 23, 2023, Mr. Ludwig, at the direction of the Company Board, spoke with representatives of KKR. A representative of KKR stated that KKR would like to submit a proposal on May 30, 2023 and would like the Company Board to make a decision quickly. Mr. Ludwig confirmed the Company Board supported permitting KKR to submit a proposal prior to the second round bid date, and the Company Board would consider such a proposal if it satisfied the preconditions communicated to KKR on May 22, 2023.
Also on May 23, 2023, the Committee convened a meeting by videoconference, with members of the Company’s senior management and representatives of Evercore, J.P. Morgan and Ropes & Gray in attendance, to discuss KKR’s desire to potentially submit a revised proposal to acquire 100% of the issued and outstanding shares of Company Common Stock prior to the date on which the Company Board requested proposals from other second round bidders. At this meeting, representatives of the financial advisors informed the Committee that KKR planned to submit a final proposal by May 30, 2023, and desired to announce a deal by June 5, 2023. The attendees then discussed the activities of the other second round bidders and the benefits from continuing engagement with them in addition to KKR. After representatives of the financial advisors and Ropes & Gray left the meeting, a member of the Company’s senior management provided an update on data room activity by the second round bidders, informed the Committee that KKR had site visits planned at the Company’s facilities, and discussed whether the Company could accommodate KKR’s accelerated diligence timeline.
Also on May 23, 2023, at the direction of the Committee, representatives of the financial advisors sent to each of the bidders invited to the second round a process letter outlining the process for submission of a revised proposal and requesting such proposal be submitted by June 13, 2023.
Also on May 23, 2023, a representative of Financial Party A called a representative from J.P. Morgan to convey interest in acquiring the whole Company despite having submitted a bid for only the Company’s Aerospace & Defense business in the first round. The representative of Financial Party A provided no indication of value and requested access to the data room for the Company’s Industrial business in connection with its interest in a potential acquisition of the whole Company.
Between May 22, 2023 and May 30, 2023, the Company and its representatives participated in due diligence meetings with KKR and its representatives regarding a variety of topics, including financial, legal, environmental, information technology, human resources, tax and accounting. The Company also continued to provide additional information in the data room accessible to all potential bidders.
On May 24, 2023, at the direction of the Committee, Financial Party A received access to the data room for the industrial business, which, together with its access to the other data rooms, provided Financial Party A access to the data rooms accessible for whole Company bidders. Also, on May 24, 2023, a representative from Financial Party A had a telephone conversation with a representative from J.P. Morgan to further discuss an interest in submitting a proposal for the whole Company. The representative from J.P. Morgan told the representative from Financial Party A that it could submit a proposal for the whole Company.
Also on May 24, 2023, representatives of Financial Party C inquired about a site visit following its management presentation meeting and representatives of J.P. Morgan informed the representatives of Financial Party C that if requested, the financial advisors would try to accommodate the visits before the second round bid date of June 13, 2023. Site visits were scheduled for June 5, 2023 and June 7, 2023 but were cancelled in connection with the announcement of the execution of the Original Merger Agreement.
On May 25, 2023, representatives of the financial advisors sent Financial Party A the management presentation prepared for parties interested in acquiring the whole Company.

On May 26, 2023, the Committee convened a meeting by videoconference with members of the Company's senior management and representatives of Evercore, J.P. Morgan and Ropes & Gray in attendance, to discuss the status of negotiations with Parent and status of discussions with other second round bidders.
On May 26, 2023, representatives of the financial advisors held a call with Financial Party D, which was the only potential buyer that had submitted a first round proposal that contemplated the acquisition of the whole Company at a price in a range potentially higher than the April 11 KKR Proposal. During the call, representatives of Financial Party D indicated that, based on its diligence of the Company, Financial Party D no longer planned to submit a proposal to acquire the whole Company and was considering whether or not to submit a proposal to acquire the Company’s Aerospace & Defense segment only.
On May 27, 2023, Ropes & Gray sent Kirkland & Ellis LLP, legal advisor to KKR (which we refer to as “Kirkland”) a draft of the disclosure schedules to accompany the merger agreement.
On May 29, 2023, Kirkland sent Ropes & Gray a revised draft of the merger agreement, which, among other things, changed the structure of the transaction from a two-step merger to a one-step merger, proposed an outside date of nine months after execution of the merger agreement (subject to a three month extension), changed the definition of superior proposal to require the acquisition of 80% or more of the Company’s equity or assets, eliminated the requirement that KKR pay the Company a reverse termination fee in the event antitrust approvals are not obtained, provided for the termination fee payable by the Company to KKR in certain circumstances to be in an amount equal to 3.3% of the Company’s equity value, provided for the reverse termination fee payable by Parent to the Company in certain circumstances to be in an amount equal to 5.7% of the Company’s equity value and provided that any uncured breach by the Company of its obligations to provide cooperation with respect to the Parent obtaining financing for the transaction could be considered for purposes of determining whether the closing conditions have been satisfied. The revised draft of the merger agreement also contemplated that certain of the Company’s outstanding Unvested Company RSUs would not accelerate but would instead be replaced with awards of the surviving corporation.
On May 30, 2023, representatives of KKR submitted a revised proposal to representatives of the financial advisors proposing to acquire 100% of the outstanding shares of Company Common Stock for a purchase price of $48.10 per share in cash (the “May 30 KKR Proposal”). The May 30 KKR Proposal also confirmed that KKR had completed its commercial and confirmatory due diligence on the Company and had arranged for fully committed financing for the potential transaction, which would be obtained from a combination of equity capital and debt financing. The May 30 KKR Proposal also was accompanied by initial drafts of the equity commitment letter, debt commitment letter, and limited guaranty. KKR requested a response from the Company Board by 5:00 p.m. Eastern Time on June 1, 2023.
Also on May 30, 2023, the Committee convened by videoconference, with members of the Company’s senior management and representatives of Evercore, J.P. Morgan and Ropes & Gray in attendance, to discuss the May 30 KKR Proposal and potential responses. Representatives from Ropes & Gray described the key contract terms. Representatives of the financial advisors provided to the Committee their preliminary financial analyses of the Company and the proposed transaction based on the $48.10 price per share. Representatives of Evercore and J.P. Morgan also updated the Committee on the status of discussions with other bidders. With respect to potential bidders for the whole Company, the representatives of the financial advisors noted that Financial Party D no longer planned to submit a proposal to acquire the whole Company, that Financial Party C, which had submitted a first round proposal with a range of $38.25 to $40.25 per share for all of the outstanding shares of the Company Common Stock, indicated that it was likely to stay within the price range of its first round proposal, and that Financial Party A was interested in submitting a proposal for an acquisition of the whole Company and had been given additional data room access for the Company’s Industrial business in order to evaluate the whole Company. The representatives of the financial advisors also noted that while bidders for the Company’s Aerospace & Defense business remained engaged, Financial Party F, which had submitted the proposal with the highest price range for the Company’s Industrial business, had not been active in the data room or submitted any diligence requests and had not confirmed a date for a management presentation, and that the two bidders that had proposed the next highest price ranges to acquire the Company’s Industrial business, with ranges of $560 million to $600 million and $500 million to $600 million based on enterprise value, had each demonstrated limited engagement.
On May 31, 2023, the Company Board convened a meeting by videoconference, with members of the Company’s senior management and representatives of Evercore, J.P. Morgan and Ropes & Gray in attendance, to discuss the

May 30 KKR Proposal and a response. Mr. Ludwig discussed the objectives of seeking, in addition to a robust price, a transaction that provided a high degree of closing certainty. A representative of Ropes & Gray then discussed the key issues in KKR’s mark-up of the merger agreement. The attendees also discussed the proposed price and how the Company should respond to KKR.
On June 1, 2023, the Company Board held a meeting by videoconference, with members of the Company’s senior management and representatives of Evercore, J.P. Morgan and Ropes & Gray in attendance, to discuss the May 30 KKR Proposal. Following discussion, the Company Board determined to respond to KKR with a counterproposal of terms for the transaction, including a purchase price of $51.00 per share, a termination fee payable by the Company to KKR equal to 2.5% of the Company’s equity value (which translated into approximately 1.7% of enterprise value at $51.00 per share), a reverse termination fee payable by Parent to the Company equal to 6.5% of the Company’s equity value, which would be payable in the event of failure to obtain antitrust approvals, a 50% threshold in the definition of superior proposal, and acceptance of KKR’s proposal to replace certain of the outstanding unvested Company RSUs with awards of the surviving corporation, subject to agreement on specific terms of the replacement awards. The Company Board then directed the financial advisors and Ropes & Gray to deliver the counterproposal to KKR and Kirkland, which the advisors did following the meeting.
Also on June 1, 2023, KKR delivered via email to representatives of the financial advisors, and Kirkland delivered via email to Ropes & Gray, a proposal of revised terms for the transaction, including a purchase price of $48.50 per share, a termination fee payable by the Company to KKR equal to 2.75% of the Company’s equity value (which translated into approximately 1.9% of enterprise value at $48.50 per share), a reverse termination fee equal to 6.5% of the Company’s equity value, which would not be payable due to failure to obtain antitrust approvals unless the failure was due to a breach of Parent's “hell or high water” antitrust covenant, and a 70% threshold in the definition of superior proposal. Following the delivery of these proposed terms, the Committee convened a meeting by videoconference with members of the Company's senior management and representatives of Evercore, J.P. Morgan and Ropes & Gray in attendance. At the meeting the Committee determined to seek a higher price per share and continue to seek a reverse termination fee payable in the event of failure to obtain antitrust approvals and a 50% threshold in the definition of superior proposal, and following the meeting representatives of the financial advisors communicated this counterproposal to representatives of KKR.
Also on June 1, 2023, KKR delivered to representatives of the financial advisors a proposal of revised terms for the transaction, including a “best and final” purchase price of $49.00 per share, a “hell or high water” antitrust covenant, and a reasonable best efforts covenant for foreign direct investment approvals (up to a “material adverse effect” standard), and a 50% threshold in the definition of superior proposal. We refer to this proposal as the “June 1 KKR Proposal.”
Also on June 1, 2023, the Committee convened a meeting by videoconference, with members of the Company's senior management and representatives of Evercore, J.P. Morgan and Ropes & Gray in attendance, to discuss the June 1 KKR Proposal. Following discussion, the Committee determined to accept the key terms of the June 1 KKR Proposal and directed representatives of Ropes & Gray to send to Kirkland a revised draft of the merger agreement reflecting such terms.
On June 2, 2023, Ropes & Gray sent Kirkland a revised draft of the merger agreement, which, among other things, reflected the key terms proposed by KKR on June 1, 2023, as well as enhanced deal certainty with respect to the financing cooperation covenant.
Also on June 2, 2023, the Company Board convened a meeting by videoconference with members of the Company's senior management and representatives of Evercore, J.P. Morgan and Ropes & Gray in attendance. Mr. Ludwig updated the Company Board on the status of negotiations with KKR, including the June 1 KKR Proposal.
Also on June 2, 2023, Ropes & Gray sent Kirkland revised drafts of the equity commitment letter, debt commitment letter, and limited guaranty.
Between June 2, 2023, and June 4, 2023, Ropes & Gray and Kirkland held several calls and exchanged revised drafts of the merger agreement, disclosure letter, equity commitment letter, debt commitment letter, and limited guaranty to finalize the transaction documents.
On June 4, 2023, the Company Board convened a meeting by videoconference, with members of the Company’s senior management and representatives of Evercore, J.P. Morgan and Ropes & Gray in attendance. Mr. Ludwig established the purpose of the meeting was to evaluate a potential sale to KKR. A representative of Ropes & Gray then reviewed with the Company Board its fiduciary duties in considering a sale transaction and reported that the previously disclosed investment by Mr. Chapin in a KKR fund is not an investment in the KKR fund involved in the proposed transaction with the Company. The representative of Ropes & Gray then summarized recent developments with KKR, noting that the Company Board, after consulting with the Company’s management and legal and financial advisors, had determined that continuing the strategic alternatives process was unlikely to produce a better proposal from another bidder than KKR’s proposal following the first round bid, and that the Company already had extracted two price increases from KKR. A representative from Ropes & Gray noted that the proposed merger agreement with KKR would permit the Company to negotiate with a party that makes a topping bid that is reasonably likely to lead to or results in a proposal superior to the KKR deal and to terminate the merger agreement to accept a superior proposal. The Ropes & Gray representative also noted that stockholders would have the ability to seek appraisal of their shares if they do not believe that $49.00 per share reflects fair value. Next, a representative from Ropes & Gray described the terms of the draft proposed merger agreement with KKR. Representatives of Evercore and J.P. Morgan reviewed with the Company Board the bidding history with respect to the sale process. Representatives of Evercore and J.P. Morgan noted to the Company Board that Financial Party A expressed its intention to make a bid for the whole Company, despite having made its first round bid for only the Company’s Aerospace & Defense business. Representatives from Evercore and J.P. Morgan also noted that, based upon their communications with and feedback from other bidders, including Financial Party A, to that point, such other bidders were likely to submit proposals at a price per share in the mid $40.00s (including for separate sale of segments, after giving effect to potential restructuring costs of the Company's corporate segments, transaction fees and expenses not otherwise incorporated in the enterprise value bids, and potential value reduction from unallocated corporate costs to be retained by one or both of the segment buyers) if the process were to continue to completion. Representatives from Evercore and J.P. Morgan estimated that the process with bidders other than KKR could take up to an additional two months to reach execution of a merger agreement. The Company Board then discussed the updated relationship disclosure provided by each of the financial advisors, including with respect to KKR. Representatives of Evercore presented to the Company Board its financial analysis of the proposed transaction and delivered to the Company Board an oral opinion, which was confirmed by delivery of a written opinion dated June 4, 2023, to the effect that, as of the date of the opinion and based upon and subject to the assumptions, limitations, qualifications and conditions described in the written opinion, the merger consideration to be received by the holders of Company Common Stock, other than holders of Excluded Shares (as defined in the Evercore opinion), in the Merger was fair, from a financial point of view, to such holders. Representatives of J.P. Morgan next presented to the Company Board its financial analysis of the proposed transaction and delivered to the Company Board an oral opinion, which was confirmed by delivery of a written opinion dated June 4, 2023, to the effect that, as of the date of the opinion and based upon and subject to the various assumptions made, procedures followed, matters considered, and limitations on the review undertaken by J.P. Morgan in preparing its opinion, the merger consideration to be paid to the holders of Company Common Stock in the Merger was fair, from a financial point of view, to such holders. Representatives of the financial advisors indicated that, based on their first round proposals submitted and their ongoing discussions with those potential bidders, in their view, they did not anticipate that another second round bidder would be likely to submit a comparable proposal to acquire the whole Company, nor did they anticipate that it was likely that separate proposals to acquire the Company’s two business segments would in the aggregate reflect a higher purchase price than the June 1 KKR Proposal. Following additional discussion and consideration of the merger agreement and the Merger, the Company Board unanimously (i) determined that the Merger and the transactions contemplated thereby are advisable, fair to and in the best interests of the Company and the Company’s stockholders, (ii) approved and declared advisable that the Company enter into the Original Merger Agreement, (iii) directed that the adoption of the Original Merger Agreement be submitted to a vote of the Company’s stockholders at a meeting of the Company’s stockholders and (iv) subject to the terms and conditions of the Original Merger Agreement, recommended that the Company’s stockholders approve the adoption of the merger agreement and approve the Merger on the terms and subject to the conditions set forth in the Original Merger Agreement.
On June 5, 2023, the Company, KKR and Merger Sub executed and delivered the Original Merger Agreement and delivered executed versions of the Equity Commitment Letter, Limited Guarantee, and Debt Commitment Letter. On that same morning, the Company and KKR issued a joint press release announcing the execution of the merger agreement and the proposed acquisition of all outstanding shares of Company Common Stock for $49.00 per share in cash.

On June 6, 2023, the chief executive officer of Financial Party A sent an email (the “June 6 Financial Party A Email”) to representatives of the financial advisors stating that Financial Party A had intended to submit a proposal to acquire the whole Company at a price higher than $49.00 per share.
On June 7, 2023, the Committee convened a meeting by videoconference, with members of the Company’s senior management and representatives of the financial advisors and Ropes & Gray in attendance, to discuss the June 6 Financial Party A Email. Following the meeting, representatives of Ropes & Gray provided a copy of the June 6 Financial Party A Email to representatives of Parent and Kirkland, in accordance with the terms of the Merger Agreement.
On June 15, 2023, Financial Party A sent an unsolicited non-binding proposal to acquire all of the issued and outstanding shares of Company Common Stock for a price of $52.65 per share in cash (the “June 15 Financial Party A Proposal”), subject to Financial Party A’s confirmatory due diligence. The June 15 Financial Party A Proposal was accompanied with a draft merger agreement that provided for a reverse termination fee payable to the Company in certain circumstances equal to $75 million, compared to $67 million in the Merger Agreement with Parent, and did not specify an outside date. The draft merger agreement was otherwise substantively the same as the Original Merger Agreement with Parent. The proposal also was accompanied with a draft equity commitment letter and draft limited guaranty as well as a debt commitment letter that provided for a $425 senior secured term loan facility and a $50 million senior secured revolving credit facility that would be syndicated to other lenders. Financial Party A also stated that it believed it could complete a transaction to acquire the Company in the third quarter of 2023.
On June 16, 2023, the Committee convened a meeting by videoconference, with members of the Company’s senior management and representatives of the financial advisors and Ropes & Gray in attendance, to discuss the June 15 Financial Party A Proposal. Members of the Committee discussed that the per share price of the June 15 Financial Party A Proposal was $3.65 (or 7.4%) higher than the $49.00 per share price under the Merger Agreement with KKR; the potential timing of the consummation of the transaction proposed by Financial Party A, including the risk that the parties receive a “second request” under the HSR Act and the related substantial delay and risk related to a second request, and the fact that Financial Party A proposed to finance the transaction with syndicated loans, which would require a marketing period and may be less certain than the direct lender financing contemplated in KKR’s debt commitment letter. Following discussion, and consultation with outside legal counsel and financial advisors, the Committee determined that the June 15 Financial Party A Proposal was reasonably likely to lead to or result in a “Superior Proposal” (as defined in the Original Merger Agreement) and that failure to engage in discussion with Financial Party A and facilitate Financial Party A’s confirmatory due diligence would reasonably be expected to be inconsistent with the Board’s fiduciary duties. The Committee also directed Ropes & Gray to negotiate a non-disclosure agreement and related clean team confidentiality agreement with Financial Party A, in accordance with the terms of the Original Merger Agreement. Following the meeting, representatives of Ropes & Gray provided the June 15 Financial Party A Proposal to representatives of Parent and Kirkland in accordance with the terms of the Original Merger Agreement, and thereafter periodically updated representatives of KKR and Kirkland in accordance with the terms of the Original Merger Agreement. Also following the meeting, Mr. Ludwig responded via email to Financial Party A to confirm receipt of the proposal and included drafts of a non-disclosure agreement, which did not include a standstill, and a related clean team confidentiality agreement.
On June 17, 2023, representatives of Ropes & Gray and representatives of Bass, Berry & Sims PLC, legal advisor to Financial Party A (which we refer to as “Bass Berry”), held a telephone call to discuss the terms of the draft non-disclosure agreement and draft clean team confidentiality agreement. Between June 17, 2023 and June 19, 2023, representatives of Ropes & Gray, on behalf of the Company, and representatives of Bass Berry, on behalf of Financial Party A, negotiated the terms of the non-disclosure agreement and the clean team confidentiality agreement, and, on June 19, 2023, the Company and Financial Party A executed each. Following the execution of the non-disclosure agreement, which did not contain a standstill, and clean team confidentiality agreement, the Company reopened the access of Financial Party A and its representatives to the virtual data room.
Also on June 17, 2023, representatives of KKR had a telephone call with representatives of the financial advisors to preview that KKR was prepared to offer a full equity backstop and would be sending a letter to the Company Board.
Following this call, representatives of Parent sent the Company Board a letter in which Parent offered to provide a full equity backstop, pursuant to which investment funds managed by KKR would commit to provide all of the financing necessary for the consummation of the Merger and to increase the reverse termination fee payable by Parent under certain circumstances to $100 million. The letter also outlined KKR’s argument that a transaction between the

Company and Financial Party A would entail financing risk and would face greater antitrust scrutiny than a transaction with KKR due to competitive overlaps with Financial Party A’s portfolio company, which KKR argued would involve significant closing risk, and further argued would likely lead to a substantially longer period until the closing of a transaction with Financial Party A. KKR’s letter further argued that the U.S Navy, U.S. Department of Defense and Congress might scrutinize a combination of the Company with Financial Party A due to KKR’s view that the combination may impact the supply of valves for U.S. Navy submarines.
On June 19, 2023, the Committee convened a meeting by videoconference, with members of the Company’s senior management and representatives of the financial advisors and Ropes & Gray in attendance, to discuss the June 17, 2023 letter from Parent. Following discussion, the Committee determined to provide Parent with a draft amendment to the Original Merger Agreement to reflect Parent’s offer to provide a full equity backstop and to increase the reverse termination fee payable by Parent to $100 million, which draft amendment was provided by representatives of Ropes & Gray to representatives of KKR and Kirkland following the meeting.
On June 19, 2023, representatives of Ropes & Gray and representatives of Kirkland held a telephone call to discuss the draft amendment to the Merger Agreement. During the call representatives of Kirkland stated that Parent’s offer to enter into the amendment was contingent upon the Company Board determining that the June 15 Financial Party A Proposal did not constitute a “Superior Proposal” as defined in the Merger Agreement.
On June 19, 2023, representatives of Ropes & Gray requested a call to discuss antitrust matters with counsel to Financial Party A.
Also on June 19, 2023, representatives of Kirkland sent to representatives of Ropes & Gray a revised draft of the amendment to the Original Merger Agreement and drafts of a new equity commitment letter and limited guaranty.
On June 20, 2023, counsel to Financial Party A offered to schedule the call to discuss antitrust matters on June 22, 2023.
On June 20, 2023, representatives of Ropes & Gray and representatives of Bass Berry held a telephone call during which representatives of Ropes & Gray noted that the Company Board was evaluating the June 15 Financial Party A Proposal, that there appeared to be risks related to the timing for antitrust clearance, and that Financial Party A could improve its proposal by mitigating the potential incremental regulatory timing for approval of a transaction with Financial Party A in a number of ways, such as by including a “ticking fee,” which would provide additional consideration based on delay in closing the transaction; by providing that no development after a stockholder vote could contribute to a determination that the Company had suffered a “Material Adverse Effect”; by further increasing the reverse termination fee; by providing for a longer outside date than the Original Merger Agreement; by extending the antitrust covenant to affiliates; by increasing the price per share; and/or by agreeing to fund the termination fee payable to KKR, subject to reimbursement in most circumstances under which the transaction fails to close.
Also on June 20, 2023, representatives of the financial advisors and representatives of Financial Party A held a telephone call during which representatives of Financial Party A discussed its estimated sources of financing and uses of such financing for the consummation of the proposed acquisition.
On June 20, 2023, representatives of Ropes & Gray sent to representatives of Kirkland a revised draft of the amendment of the Original Merger Agreement.
On June 21, 2023, representatives of Parent sent the Company Board a letter that set forth Parent’s arguments as to why the June 15 Financial Party A Proposal should not constitute a “Superior Proposal” due to KKR’s assessment of the financing and antitrust risks of Financial Party A, which KKR argued would involve significant closing risk and argued would likely lead to a substantially longer period until the closing of a transaction with Financial Party A as compared to a transaction with KKR. During the week, senior representatives at KKR called senior representatives at Evercore and J.P. Morgan regarding KKR’s concerns with the ability of the Company to complete a transaction with Financial Party A and the timing of completing such transaction, in light of the arguments made by KKR in its June 17, 2023 letter. Also on June 21, 2023, representatives of Kirkland sent to representatives of Ropes & Gray a revised draft of the amendment to the Original Merger Agreement.
Also on June 21, 2023, representatives of Ropes & Gray sent draft disclosure schedules to Bass Berry. Representatives of Ropes & Gray and representatives from Bass Berry held a telephone conversation, during which representatives from Ropes & Gray asked for feedback with respect to the issues previously identified in the draft merger agreement. Bass Berry responded they would discuss further with Financial Party A.

On June 22, 2023, representatives of Ropes & Gray, Bass Berry, and Crowell & Moring LLP, regulatory counsel to Financial Party A, met to discuss Financial Party A’s analysis of the antitrust risk posed by the June 15 Financial Party A Proposal. In addition, in a second call on June 22, 2023, representatives of Bass Berry told the representative from Ropes & Gray that Financial Party A was unlikely to make changes to the merger agreement, other than potentially having Financial Party A and its affiliates subject to the antitrust covenant. Representatives of Bass Berry asked the representatives of Ropes & Gray to provide information as to when the Company Board would make a decision whether the June 15 Financial Party A Proposal constituted a Superior Proposal.
Also on June 22, 2023, the Committee met by videoconference, with members of the Company’s senior management and representatives of the financial advisors and Ropes & Gray in attendance, to discuss the status of discussions with Parent and Financial Party A. The Committee authorized sending a letter to Financial Party A outlining the process for evaluation of Financial Party A's proposal.
On June 23, 2023, representatives of Ropes & Gray, on behalf of Mr. Ludwig in his capacity as Board Chair, sent representatives of Financial Party A a letter asking for an executed merger agreement with any revisions Financial Party A was willing to provide to enhance deal certainty; an executed equity commitment letter, an executed limited guaranty, and an executed debt commitment letter, in each case reflecting Ropes & Gray’s comments on such documents; and certain other diligence information with respect to funding and antitrust matters. Mr. Ludwig noted in the letter that such information would enable the Company Board to exercise its fiduciary duties in evaluating the proposal set forth by Financial Party A. The letter asked for the information no later than June 30, 2023 and encouraged providing it as soon as possible.
On June 24, 2023, representatives of Kirkland sent representatives of Ropes & Gray and the Company a letter reiterating KKR’s argument in its letter dated June 17, 2023 that a transaction between Parent and the Company has no substantive antitrust risk whereas a transaction between Financial Party A and the Company would face significant antitrust risk and that the financing risk associated with Financial Party A’s proposal was higher, particularly as compared to the full equity backstop offered by KKR.
On June 25, 2023, representatives of Bass Berry sent a binding proposal on behalf of Financial Party A to acquire all of the issued and outstanding shares of Company Common Stock for a price of $52.65 per share in cash (the “June 25 Financial Party A Proposal”). The June 25 Financial Party A Proposal was substantially the same as the June 15 Financial Party A Proposal except that Financial Party A proposed that the “hell or high water” antitrust covenant would contemplate potential divestitures by Financial Party A’s affiliates. The June 25 Financial Party A Proposal was accompanied with executed versions of a merger agreement, equity commitment letter, limited guaranty, and debt commitment letter that Financial Party A was prepared to deliver, subject to the Company Board determining that the June 25 Financial Party A Proposal constituted a “Superior Proposal” by no later than 8:00 p.m., Eastern Time, on June 26, 2023 and accepting the proposal by no later 8:00 p.m., Eastern Time, on June 29, 2023. Representatives of Ropes & Gray provided the June 25 Financial Party A Proposal to representatives of Parent and Kirkland in accordance with the terms of the Merger Agreement, and thereafter periodically updated representatives of KKR and Kirkland in accordance with the terms of the Merger Agreement.
Also on June 25, 2023, the Committee convened a meeting by videoconference with members of the Company’s senior management and representatives of the financial advisors and Ropes & Gray in attendance. The Committee and representatives of the financial advisors discussed a preliminary analysis of the time value of money of the consideration offered by Financial Party A as compared to the consideration to be received under the Original Merger Agreement. The Committee and representatives of the financial advisors and Ropes & Gray also discussed the terms of the June 25 Financial Party A Proposal, and the Committee directed representatives of Ropes & Gray to request an extension to the deadline given in the June 25 Financial Party A Proposal to permit the Committee and the Company Board additional time to evaluate the proposal.
Also on June 25, 2023, representatives of Ropes & Gray sent an email to Bass Berry requesting, on behalf of the Company Board, a two-day extension of the deadlines to which the June 25 Financial Party A Proposal was conditioned so that the Company Board and its advisors could have additional time to evaluate the June 25 Financial Party A Proposal. The e-mail also asked that Financial Party A consider modifications to the proposal, including a higher reverse termination fee.
On June 26, 2023, at the suggestion of representatives of KKR, members of the Committee, Mr. Najjar, Ms. Wenzell and a representative of Ropes & Gray held a telephone conversation with a recently retired Secretary of the U.S. Navy. Both the representatives of KKR and the recently retired Secretary of the U.S. Navy informed the representatives of the Company that the recently retired Secretary of the U.S. Navy served on the board of an affiliated portfolio company of KKR. During the call, the former Secretary of the U.S. Navy expressed his opinion on the potential ways in which the U.S. Navy and U.S. Department of Defense may view the combination of two manufacturers of parts used in U.S. Navy submarines.
Also on June 26, 2023, representatives of Kirkland sent representatives of Ropes & Gray and the Company a revised draft of the amendment to the Original Merger Agreement, which among other things, increased the reverse termination fee to $100 million, provided a full equity backstop, added a reverse termination fee of $125 million payable by Parent to the Company in certain circumstances if antitrust approvals are not obtained, added a 6-month extension of the outside date, at the Company’s option, if antitrust approvals have not been obtained within 12 months of June 5, 2023, and added a representation that Parent and its affiliates have no material interests in any competing business.
Also on June 26, 2023, representatives of Bass Berry sent representatives of Ropes & Gray an email stating that Financial Party A was not willing to extend the deadline to accept the June 25 Financial Party A Proposal and that Financial Party A was not prepared to make any additional modifications to its proposal. Following receipt of this email, representatives of Ropes & Gray called representatives of Bass Berry and requested that Financial Party A propose modifications to its proposal, including the size of the reverse termination fee, as soon as practicable in advance of the deadline set by Financial Party A, and that Financial Party A should treat it as an opportunity for a “best and final” proposal.
Also on June 26, 2023, Mr. Ludwig had discussions with representatives of KKR, and, during a telephone conversation, the parties discussed a potential increase in the termination fee given the increase in the reverse termination fee and increase in per share price to $51.00. Following the call, representatives of Kirkland sent to representatives of Ropes & Gray and the Company a revised draft of the amendment to the Original Merger Agreement, which included the $51.00 per share price, increased the termination fee payable by the Company in certain circumstances to $52 million, from $28 million in the Original Merger Agreement, and included the terms in the draft of the amendment sent earlier that day by representatives of Kirkland. We refer to this proposal as the “Revised June 26 KKR Proposal.”
Also on June 26, 2023, the Company Board convened a meeting by videoconference, with members of the Company’s senior management and representatives of the financial advisors and Ropes & Gray in attendance, to discuss the Revised June 26 KKR Proposal and compare such proposal to the June 25 Financial Party A Proposal. Representatives of Ropes & Gray identified the differences in the contracts and provided an assessment of antitrust matters. Despite the difference in price per share, the Company Board concluded that the incremental price contemplated by the June 25 Financial Party A Proposal was more than offset by less deal certainty, given that the June 25 Financial Party A Proposal entailed a higher level of antitrust risk, including the risk that the parties receive a “second request” under the HSR Act, that would likely result in a longer period of time until closing and an incrementally higher risk of not closing, and given that the June 25 Financial Party A Proposal did not offer a full equity backstop and its debt financing contemplated syndication, this would introduce risk in the current financial markets. The Company Board also concluded that the Revised June 26 KKR Proposal provided meaningfully more Company favorable antitrust risk allocation provisions than the terms set forth in the June 25 Financial Party A Proposal. The Company Board then discussed the updated relationship disclosure provided by each of the financial advisors, including with respect to KKR and Financial Party A, and noted that each financial advisor had far more profitable relationships with KKR than with Financial Party A. Following additional discussion and consideration of the first amendment to the Original Merger Agreement, the Company Board approved the determination that the June 25 Financial Party A Proposal did not constitute a “Superior Proposal” (as defined in the Original Merger Agreement) as compared to the Revised June 26 KKR Proposal and approved the First Amendment with KKR, provided, in each case, the termination fee was reduced to no more than 4% of equity value (which represents 2.8% of enterprise value at a $51.00 per share deal price).
Also on June 26, 2023, Mr. Ludwig and a representative of KKR had a telephone conversation to discuss the termination fee and agreed to 4% of equity value, which First Amendment reflected as $42.75 million, and which translated into 2.8% of enterprise value at the revised KKR price per share.
Also on June 26, 2023, representatives of Financial Party A delivered a letter to the Company Board expressing disappointment in, and disagreement with, the Committee’s determination that the June 25 Financial Party A Proposal did not constitute a “Superior Proposal”.

On June 27, 2023, the Company issued a press release announcing the execution of the First Amendment.
On June 28, 2023, representatives of Bass Berry, on behalf of Financial Party A, sent a binding proposal to acquire all of the issued and outstanding shares of Company Common Stock for a price of $57.00 per share in cash (the “June 28 Financial Party A Proposal”). Shortly after sending the June 28 Financial Party A Proposal to the Company Board, Financial Party A also issued a press release announcing that it had delivered the June 28 Financial Party A Proposal to the Company Board. The June 28 Financial Party A Proposal, among other things, provided that the “hell or high water” covenant would contemplate possible divestitures by Financial Party A’s affiliates, provided that the termination fee payable by the Company in certain circumstances would be equal to $28 million (representing 1.7% of enterprise value at a $57.00 per share deal price), added a reverse termination fee of $125 million payable by Financial Party A to the Company in certain circumstances if antitrust approvals are not obtained, provided that the reverse termination fee payable by Financial Party A to the Company in certain other circumstances would be equal to $100 million, and added a six-month extension of the outside date, at the Company’s option, if antitrust approvals have not been obtained within 12 months of the execution of the agreement. The proposal also was accompanied by executed versions of the merger agreement, equity commitment letter with an equity commitment of $1.3 billion, limited guaranty, and debt commitment letter that provided for a $475 senior secured term loan facility and a $50 million senior secured revolving credit facility. Financial Party A stated that the June 28 Financial Party A Proposal would expire if the Company Board did not declare the proposal to be a “Superior Proposal” by no later than 8:00 p.m., Eastern Time, on June 29, 2023.
Also on June 28, 2023, KKR issued a press release reaffirming its intention to acquire the Company and noting its view that a transaction between the Company and Financial Party A would face significant antitrust scrutiny from the U.S. Department of Justice or Federal Trade Commission, the Department of Defense and others that may be concerned about competition for the manufacture and supply of vales for U.S. Navy submarines.
On June 28, 2023, the Committee met by videoconference, with members of the Company’s senior management and representatives of the financial advisors and Ropes & Gray in attendance, to discuss the June 28 Financial Party A Proposal. Following discussion, and consultation with outside legal counsel and financial advisors, the Committee determined that the June 28 Financial Party A Proposal was reasonably likely to lead to or result in a “Superior Proposal” and that failure to engage in discussion with Financial Party A would reasonably be expected to be inconsistent with their fiduciary duties.
Following the meeting, on June 28, 2023, representatives of Ropes & Gray held a telephone call with representatives of Bass Berry to suggest modifications that Financial Party A could make to its proposal, and, in light of Financial Party A’s deadline for the June 28 Financial Party A Proposal, representatives of Ropes & Gray recommended that Financial Party A propose any such modifications that evening. Also, representatives of the financial advisors held a telephone call with the chief executive officer of Financial Party A to discuss the financial terms of the proposal. Both the representatives of Ropes & Gray and representatives of the financial advisors stated that the inclusion of a “ticking fee” could address concerns of the Company Board that a transaction with Financial Party A might take longer to close and asked representatives of Financial Party A to consider it.
Also on June 28, 2023, Mr. Ludwig and a representative of KKR had discussions via telephone, in which Mr. Ludwig asked for a higher price per share and a lower termination fee. Representatives of Parent sent representatives of the Company and Ropes & Gray an email in which Parent offered to acquire all of the issued and outstanding shares of Company Common Stock for a price of $55.35 per share in cash plus a “ticking fee” up to $1.65 that would accrue pro rata over the 91-day period starting on December 30, 2023 through the earlier of March 29, 2024 and the closing of the merger. The proposal was accompanied with a draft of the second amendment to the Merger Agreement reflecting these terms. Parent stated that the proposal would expire upon the earlier of 11:00 a.m., Eastern Time, on June 29, 2023, any public announcement that the Company Board had concluded that the June 28 Financial Party A Proposal was reasonably likely to lead to or result in a “Superior Proposal,” or the Company Board deciding that the June 28 Financial Party A Proposal constitutes a “Superior Proposal”.
On June 29, 2023, representatives of Bass Berry, on behalf of Financial Party A, sent a revised binding proposal to acquire all of the issued and outstanding shares of Company Common Stock for a price of $57.00 per share in cash (the “June 29 Financial Party A Proposal”). The June 29 Financial Party A Proposal, among other things, provided that Financial Party A would pay $28 million of the $42.75 million termination fee that would be owed to Parent in the event the Company terminated the Merger Agreement with Parent to enter into a definitive agreement with Financial Party A. Financial Party A reiterated that the June 29 Financial Party A Proposal would expire if the Company Board did not declare the proposal to be a “Superior Proposal” by no later than 8:00 p.m., Eastern Time, on June 29, 2023.
Also on June 29, 2023, representatives of Kirkland, on behalf of Parent, sent representatives of the Company and Ropes & Gray an email in which Parent offered to acquire all of the issued and outstanding shares of Company Common Stock for a price of $56.00 per share in cash (the “June 29 KKR Proposal”), without a “ticking fee.” The proposal was accompanied with a draft of the second amendment to the Merger Agreement reflecting these terms. Parent stated that the proposal would expire upon the earlier of 11:00 a.m., Eastern Time, on June 29, 2023, any public announcement that the Company Board had concluded that the June 28 Financial Party A Proposal was reasonably likely to lead to or result in a “Superior Proposal” or the Company Board deciding that the June 28 Financial Party A Proposal constitutes a “Superior Proposal”.
On June 29, 2023, the Company Board convened a meeting by videoconference, with members of the Company’s senior management and representatives of the financial advisors and Ropes & Gray in attendance, to discuss the June 29 KKR Proposal and compare such proposal to the June 29 Financial Party A Proposal. Representatives of Ropes & Gray described the differences in the contract terms and discussed the antitrust risk profile of each transaction, including the relative risk of receiving a “second request” under the HSR Act. Representatives of Ropes & Gray also provided a summary of the views provided by Financial Party A’s outside antitrust counsel on the reasons Financial Party A believed that a transaction with Financial Party A was unlikely to receive substantive antitrust scrutiny. The Company Board concluded that the $1.00 difference in price contemplated by the Financial Party A proposal was more than offset by the increased deal certainty associated with the June 29 KKR Revised Proposal, and the Company Board determined that the Company should concurrently seek a “ticking fee” from each of Parent and Financial Party A. Following discussion, the Company Board determined to take a recess to communicate with representatives of each of KKR and Financial Party A.
On a telephone call, Mr. Ludwig asked a representative of KKR whether KKR would agree to a “ticking fee” starting November 1, 2023, for 50 cents per share per month if the transaction had not closed. The representative of KKR asked for assurances that Company management would provide the information required for the filings related to the foreign investment approvals, and Mr. Ludwig confirmed the Company would continue to use its reasonable best efforts to provide such information. Mr. Ludwig and the representative of KKR agreed the “ticking fee” would begin November 1, 2023, such fee to be delayed to the extent the filing of the proxy statement is delayed, and terminate on December 31, 2023. At the direction of the Company Board, a representative of Evercore spoke to a representative of Financial Party A and asked if $57.00 per share was Financial Party A’s “best and final” proposal on value. The representative of Financial Party A stated that he did not believe in “best and final”. The representative of Evercore asked if Financial Party would agree to a “ticking fee” starting January 1, 2024 for 50 cents per share per month if the transaction had not closed, and, on the call, the representative from Financial Party A indicated that Financial Party A would not agree to a “ticking fee”.
When the Company Board reconvened, each of the representative of Evercore and Mr. Ludwig reported on their conversations with each of Financial Party A and KKR, respectively. The Company Board then discussed evaluation of the alternatives. The Company Board, in consultation with its outside legal counsel and financial advisors, carefully reviewed the Financial Party A proposal before determining to enter into the Second Amendment. Following discussions with Financial Party A regarding its proposal, and after taking into consideration the terms of the Second Amendment, the Company Board in good faith, after consultation with its outside legal counsel and financial advisors, determined that the Financial Party A proposal did not constitute a Superior Proposal, as such term is defined in the Merger Agreement, as compared to the transactions contemplated by the Merger Agreement, as amended by the Second Amendment. The Company Board unanimously concluded that the difference in price contemplated by the Financial Party A proposal was more than offset by the increased deal certainty associated with the Merger Agreement, as amended by the Second Amendment. The Company Board concluded that the Merger Agreement, as amended by the Second Amendment, offered greater financing certainty and a clearer and faster path to receiving anticipated antitrust approvals. In the view of the Company Board, the time value of money considerations, along with the “ticking fee,” more than sufficiently offset the $1.00 difference between the $57.00 per share price offered by Financial Party A and the $56.00 per share price provided for by the Second Amendment prior to payment of any “ticking fee”. Representatives of Evercore presented to the Company Board its financial analysis of the proposed transaction contemplated by the June 29 KKR Proposal and delivered to the Company Board an oral opinion, which was confirmed by delivery of a written opinion dated June 29 2023, to the effect that, as of the date of the opinion and based upon and subject to the assumptions, limitations, qualifications and conditions described in the written opinion, the Base Per Share Consideration to be received by the holders of Company Common Stock, other than holders of Excluded Shares (as defined in the opinion), in the Merger was fair, from a financial point of view, to such holders. Representatives of J.P. Morgan next presented to the Company Board its financial analysis of the proposed transaction and delivered to the Company Board an oral opinion, which was confirmed by delivery of a written opinion dated June 29, 2023, to the effect that, as of the date of the opinion and based upon and subject to the various assumptions made, procedures followed, matters considered, and limitations on the review undertaken by J.P. Morgan in preparing its opinion, the Base Per Share Consideration to be paid to the holders of Company Common Stock in the Merger was fair, from a financial point of view, to such holders. For a detailed discussion of Evercore’s and J.P. Morgan’s opinions, see below in the sections entitled “The Merger—Opinion of Evercore Group LLC” and “The Merger—Opinion of J.P. Morgan Securities LLC.” The written opinion rendered by Evercore to the Company Board is attached to this proxy statement as Annex B, and the written opinion rendered by J.P. Morgan to the Company Board is attached to this proxy statement as Annex C.
Following the meeting, representatives of Ropes & Gray and Kirkland held a telephone call to discuss the revised terms of Amendment No. 2 to Agreement and Plan of Merger to reflect the addition of a “ticking fee,” and following this call representatives of Kirkland sent representatives of Ropes & Gray a revised draft of Amendment No. 2 to Agreement and Plan of Merger reflecting the terms discussed on the call.
On the afternoon of June 29, 2023, following both (1) Ropes & Gray, at the instruction of the Company Board, conveying to Kirkland, in advance of the 11:00 a.m., Eastern Time, KKR deadline, that CIRCOR accepted KKR’s revised proposal and (2) the Company Board unanimously approving the Second Amendment, representatives of Financial Party A sent an email to representatives of Evercore and J.P. Morgan proposing to include a “ticking fee” of up to $1.50, accruing $0.25 per month between January 1, 2024 and the earlier of (a) the closing of the merger and (b) June 30, 2024 (the “June 29 Financial Party A Revised Proposal”). Shortly following the email from representatives of Financial Party A, representatives of Bass Berry sent a revised draft of the merger agreement reflecting the proposal and confirming in the email that the June 29 Financial Party A Revised proposal would expire at 8:00 p.m., Eastern Time, that night.
Following receipt of the communication from Financial Party A of the June 29 Financial Party A Revised Proposal, the Committee convened a meeting by videoconference, with members of the Company’s senior management and representatives of J.P. Morgan and Ropes & Gray in attendance, to discuss the addition of the proposed Financial Party A ticking fee. Following discussion, including regarding the terms of the June 29 Financial Party A Revised Proposal and the Company Board's prior approval of the terms of the revised agreement with KKR, the Committee determined not to take any action with respect to the June 29 Financial Party A Revised Proposal, understanding such proposal was scheduled to expire at 8:00 p.m., Eastern Time, on June 29, 2023, and to proceed with exchanging signature pages for the Second Amendment with KKR.
On June 29, 2023, the Company, Parent and Merger Sub executed and delivered the Second Amendment, Parent delivered executed versions of the A&R Equity Commitment Letter and the A&R Limited Guarantee, and the Company issued a press release announcing the execution of the Second Amendment.
On June 30, 2023, the Committee convened a meeting by videoconference, with members of the Company’s senior management and representatives of the financial advisors and Ropes & Gray in attendance, at which representatives of the financial advisors and Ropes & Gray informed the Committee that no one had received another acquisition proposal from Financial Party A.
Recommendation of the Company Board and Reasons for the Merger
Recommendation of the Company Board
After careful consideration, the Company Board (i) determined that the Merger and the other transactions contemplated by the Merger Agreement are advisable, fair to and in the best interests of CIRCOR and the CIRCOR Stockholders, (ii) approved and declared it advisable that CIRCOR enter into the Merger Agreement, (iii) directed that the adoption of the Merger Agreement be submitted to a vote of the CIRCOR Stockholders at a meeting of the CIRCOR Stockholders, and (iv) recommendation, subject to the terms and conditions of the Merger Agreement, that the CIRCOR Stockholders approve the adoption of the Merger Agreement and approve the Merger on the terms and subject to the conditions set forth in the Merger Agreement.

Accordingly, the Company Board recommends, on behalf of CIRCOR, that you vote: (i) “FOR” the adoption of the Merger Agreement; (2) “FOR” the non-binding, advisory Compensation Proposal; and (ii) “FOR” the approval of the Adjournment Proposal.
Reasons for the Merger
The Company Board considered the following reasons (which are not listed in any relative order of importance), all of which the Company Board viewed as generally supporting its (i) determination that the Merger and the transactions contemplated by the Merger Agreement are advisable, fair to and in the best interests of CIRCOR and the CIRCOR Stockholders, (ii) approval and declaration that it is advisable to enter into the Merger Agreement, (iii) direction that the adoption of the Merger Agreement be submitted to a vote of the CIRCOR Stockholders at the a meeting of the CIRCOR Stockholders and (iv) recommendation, subject to the terms and conditions of the Merger Agreement, that the CIRCOR Stockholders approve the adoption of the Merger Agreement and approve the Merger on the terms and subject to the conditions set forth in the Merger Agreement:
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Attractive Price. The all-cash consideration of $56.00 per share of Company Common Stock (together with the Additional Per Share Consideration), taking into account the Company Board’s familiarity with the business, operations, prospects, strategic and short and long term operating plans, assets, liabilities and financial condition of the Company on a historical and prospective basis and the relative certainty and liquidity of the all-cash merger consideration, is more favorable to the Company’s stockholders than the potential value that could reasonably be expected to be generated from the Company continuing to operate independently and pursuing its current business and financial plans on a standalone basis;

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Substantial Premium. The current and historical market prices of the Company Common Stock, and the fact that the Base Per Share Consideration represents a compelling premium to recent market prices of the Company Common Stock, including:

○	a 77% premium to the closing price of the Company Common Stock on June 2, 2023, the last full trading day prior to the announcement of the Original Merger Agreement;
○	a 92% premium to the volume weighted average price for the Company Common Stock over the 30 trading days ending on June 2, 2023;
○	a 77% premium to the highest closing stock price of the Company Common Stock over the 52-week period ending on June 2, 2023;
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a 138% premium to the closing stock price of the Company Common Stock on March 14, 2022, the last full trading day prior to the Company Board announcing that it had initiated a review of potential strategic alternatives, including a possible sale of the Company; and

○	A 14% premium to the $49.00 per share price of the Original Merger Agreement.
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Certainty of Value. The Merger Consideration is all cash and the transactions contemplated by the Merger Agreement therefore provide certain and immediate value and liquidity to the Company’s stockholders for their shares of Company Common Stock, especially when viewed against the internal and external risks and uncertainties associated with certain macroeconomic conditions, including the current state of the U.S. and global economies, and the potential impact of such risks and uncertainties on a standalone strategy of the Company and the trading price of shares of Company Common Stock;

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Strategic Alternatives; Results of Process Conducted. The Company Board considered possible alternatives to the acquisition by Parent (including the possibility of continuing to operate the Company as an independent company), and actively solicited proposals for a sale of the entire Company and separate sales of its Industrial business and Aerospace & Defense business. The Company Board considered the range of potential benefits to the Company’s stockholders of these alternatives and the timing and likelihood of accomplishing the goals of such alternatives, including the business, competitive, industry and market risks. The Company Board considered the fact that a sale of the whole Company is not as complex as the sale by the Company of each of its Industrial business and Aerospace & Defense business to separate buyers, which would incur higher transaction costs, pose potential for longer delay and require more extensive attention from the Company’s management, as well as expose the Company to counterparty risks from more than one buyer. The Company Board took into account these considerations in making its assessment that none of these alternatives was reasonably likely to present superior opportunities for the Company to create greater value for the Company’s stockholders than the Merger Consideration. In connection with this determination, the Company Board considered the process that had been conducted by the Company, with the assistance of the Company’s management and advisors, to evaluate strategic alternatives, including:
○	representatives of Evercore and J.P. Morgan contacted over 90 parties regarding the potential opportunity to acquire the Company or one of its segments;
○	the Company, in coordination with its financial advisors, signed confidentiality agreements with 71 parties (including 21 strategic parties and 50 sponsors);
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of these parties, 27 submitted an initial proposal to acquire the Company, or one of the Aerospace & Defense business or the Industrial business, of which the 14 proposing the highest value and level of interest continued into the second round of the sale process;

○
of the parties that proceeded into the second round of the sale process, five proposed to acquire the entire Company, four proposed to acquire the Aerospace & Defense business and five proposed to acquire the Industrial business, each was provided with diligence materials and 13 attended a presentation from the Company’s management; and

○
the fact that, through negotiations, including following the announcement of the Merger on June 5, 2023 and the receipt of proposals from Arcline Investment Management LP (“Arcline”), the Company was able to increase Parent’s final proposal to a price per share of Company Common Stock of $56.00, plus the potential Additional Per Share Consideration, from its initial proposal of a price per share of Company Common Stock of $46.00 and from its proposal of $49.00 per share set forth in the Original Merger Agreement.

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Potentially Limited Period of Opportunity. At the time it approved the Original Merger Agreement, the risk that continuing with the strategic process was unlikely to result in a transaction at a more attractive price than offered by Parent and the risk that if the Company did not accept the Parent offer as of June 4, 2023 (as provided for in the Original Merger Agreement), it may not have had another opportunity to do so, and the belief of the Company Board that Parent was only willing to enter into the Transactions (as provided for in the Original Merger Agreement) for a limited period of time;

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Best Offer. The belief of the Company Board that (i) as a result of an active negotiating process, the Company had obtained Parent’s best offer, (ii) there was substantial risk of losing Parent’s initial offer of $46.00 per share of Company Common Stock, plus potential Additional Per Share Consideration, if the Company determined that it should pursue a higher price or a transaction with Arcline or another party and (iii) based on the conversations and negotiations with Parent, as of June 29, 2023, the Merger Consideration of $56.00 per share of Company Common Stock, plus potential Additional Per Share Consideration, represented the highest price reasonably obtainable from Parent by the Company under the circumstances;

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Likelihood of Closing. The belief of the Company Board that the likelihood of completing the Merger is high, particularly in light of the terms of the Merger Agreement, including (i) the conditions to the Merger being specific and limited, (ii) the exceptions contained within the “Company Material Adverse Effect” definition, which generally defines the standard for closing risk, and (iii) the likelihood of obtaining required regulatory approvals, including the commitment of Parent to take any and all actions that may be required in order to obtain antitrust approval of the proposed transaction, and reasonable best efforts to obtain foreign direct investment approval (unless such action would reasonably be expected to result in a material adverse effect on the business, condition (financial or otherwise), assets, operations, or results of operations of Parent and its subsidiaries (including the Surviving Corporation and its Subsidiaries), taken as a whole, following the Merger);

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No Financing Condition and Full Equity Backstop. The fact that the transactions contemplated by the Merger Agreement are not subject to a financing condition and that investment funds affiliated with Parent have committed to provide all of the financing necessary for the consummation of the Merger;

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Arcline Proposal. The belief of the Company Board that the $1.00 difference in price between the $56.00 per share consideration under the Merger Agreement and the consideration offered by Arcline was more than offset by the increased deal certainty associated with the Merger Agreement, including a clearer and faster path to receiving anticipated antitrust approvals and greater financing certainty, taking into account time value of money considerations;

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Risks Associated with Continued Independence. The Company Board also considered the risks associated with the Company’s continuing to operate as a standalone company, including the achievability of meeting financial projections and the potential risks posed by changes to laws, regulations and other requirements affecting the Company’s business and industry;

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Evercore Fairness Opinion. The oral opinion of Evercore rendered to the Company Board on June 29, 2023, which was subsequently confirmed by delivery of a written opinion dated June 29, 2023, that, as of such date and based upon and subject to assumptions, limitations, qualifications and conditions described in the written opinion, the Base Per Share Consideration to be received by the holders of the Common Stock, other than the holders of Excluded Shares, in the Merger is fair, from a financial point of view, to such holders;

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J.P. Morgan Fairness Opinion. The oral opinion of J.P. Morgan rendered to the Company Board on June 29, 2023, which was subsequently confirmed by delivery of a written opinion dated June 29, 2023, that, as of such date and based upon and subject to the various assumptions made, procedures followed, matters considered, and limitations on the review undertaken by J.P. Morgan in preparing its opinion, the Base Per Share Consideration to be paid to the holders of the Company Common Stock in the Merger is fair, from a financial point of view, to such holders;

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Financial Forecasts. The fact that achieving the unaudited prospective financial projections for the Company, as prepared and provided by the Company’s senior management for the Company Board (the “Management Forecasts”), described in the section of this proxy statement entitled “Certain Unaudited Prospective Financial Information”, entails execution risk, including risks and uncertainties relating to the Company’s ability to achieve its strategies of driving organic growth and realizing margin expansion, market acceptance of the Company’s products, the Company’s ability to successfully compete against current or future competitors, the magnitude of potential liabilities related to existing or future product liability or warranty claims and the Company’s ability to service its debt and secure additional financing;

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Successful Negotiations with Parent. The enhancements that the Company and its advisors were able to obtain as a result of robust arm’s-length negotiations with Parent, including the increase in the Merger Consideration proposed by Parent from the time of its initial indication of interest to the end of the negotiations, including the addition of the “ticking fee” and a full equity backstop;

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Opportunity to Accept a Superior Proposal. The fact that the terms of the Merger Agreement permit the Company to respond to unsolicited proposals, and that the provisions of the Merger Agreement permit the Company Board in certain circumstances to terminate the Merger Agreement in order to enter into a definitive agreement with respect to an unsolicited superior proposal, subject to the payment of a termination fee of $42.75 million, which amount the Company Board believed to be reasonable under the circumstances and unlikely to serve as a meaningful deterrent to other acquisition proposals, including another proposal by Arcline;

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Reverse Termination Fees. The fact that, in the event the transactions contemplated by the Merger Agreement are not consummated in certain circumstances due to Parent’s breach, Parent will be required to pay the Company a reverse termination fee of $100 million, an increase from $67 million in the Original Merger Agreement, and the fact that, in the event the Transactions are not consummated due to failure to obtain antitrust approvals, Parent will be required to pay the Company a reverse termination fee of $125 million; and

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Appraisal Rights. That stockholders who do not believe that the Merger Consideration represents fair value for their shares of Company Common Stock will have an opportunity to pursue appraisal rights under Section 262 of the DGCL.

The Company Board also considered a number of uncertainties, risks, and factors concerning CIRCOR’s business and the Merger that it generally viewed as weighing against approving the Merger, including the following (which are not listed in any relative order of importance):
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Opportunity Costs. The fact that the Company will no longer exist as an independent public company and the Company’s stockholders will forego any future increase in its value as an independent public company that might result from its possible growth;

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Arcline Proposal. The fact that Arcline proposed to acquire all of the outstanding shares of the Company Common Stock for a $1.00 higher than the Base Per Share Consideration, not including the Additional Per Share Consideration, which if the transactions contemplated by the Arcline proposal were to be consummated and consummated without significant delay as compared to the anticipated timeline for consummation of the Merger with Parent, would provide Company stockholders with more value;

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Potential Strategic Alternatives. The fact that the Company could have been presented with a proposal for a transaction at a higher price than the one offered by Parent if the Company Board had continued with its review of strategic alternatives;

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Potential Negative Impact on the Company’s Business. The possible negative effect of the Merger and public announcement of the Merger on the Company’s financial performance, operating results and stock price and the Company’s relationships with customers, suppliers, other business partners, management and employees, which may disrupt the Company’s business operations;

•	Potential Stockholder Litigation. The impact on the Company of potential stockholder litigation in connection with the Merger;
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Prohibition Against Solicitations. The fact that the Merger Agreement precludes the Company from actively soliciting competing acquisition proposals and obligates the Company (or its successor) to pay Parent a termination fee equal to $42.75 million under specified circumstances, which could discourage the making of a competing acquisition proposal or adversely impact the price offered in such a proposal;

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Business Operation Restrictions. The fact that the Merger Agreement imposes restrictions on the conduct of the Company’s business in the pre-closing period, which may adversely affect the Company’s business, including by delaying or preventing the Company from raising financing or pursuing non-ordinary course opportunities that may arise or precluding actions that would be advisable if the Company were to remain an independent company;

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Closing Risks. The fact that all conditions to the parties’ obligations to consummate the Merger may not be satisfied or waived, and as a result the Merger may not be completed, even if the Company’s stockholders adopt the Merger Agreement;

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Transaction Expenses. The substantial transaction expenses to be incurred in connection with the Transactions and the negative impact of such expenses on the Company’s cash reserves and operating results should the Merger not be completed; and

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Interests of Insiders. The interests that certain directors and executive officers of the Company may have with respect to the Transactions that may be different from, or in addition to, their interests as stockholders of the Company or the interests of the Company’s other stockholders generally.

The foregoing discussion of reasons for the recommendation to adopt the Merger Agreement and approve the Merger and the transactions contemplated thereby addresses the reasons considered by the Company Board in consideration of its recommendation. In view of the wide variety of reasons considered by the Company Board in connection with its evaluation of the Merger and the complexity of these matters, the Company Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific reasons considered in reaching its determination and recommendation. Rather, in considering the information and reasons described above, individual members of the Company Board each applied his or her own personal business judgment to the process and may have given differing weights to differing factors. The Company Board based its recommendation on the totality of the information presented. The explanation of the reasons and reasoning set forth above contain forward-looking statements that should be read in conjunction with the section of this proxy statement entitled “Forward-Looking Statements.”

Opinion of Evercore Group LLC
The Company Board retained Evercore to act as its financial advisor in connection with the Company Board’s evaluation of strategic and financial alternatives, including the Merger. As part of this engagement, the Company requested that Evercore evaluate the fairness, from a financial point of view, of the Base Per Share Consideration to be received by the holders of Company Common Stock, other than the holders of Excluded Shares. At a meeting of the Company Board held on June 29, 2023, Evercore rendered to the Company Board its opinion to the effect that, as of June 29, 2023 and based upon and subject to the assumptions, limitations, qualifications and conditions described in Evercore’s opinion, the Base Per Share Consideration of $56.00 per share to be received by the holders of Company Common Stock, other than the holders of Excluded Shares, in the Merger was fair, from a financial point of view, to such holders.
The full text of the written opinion of Evercore, dated June 29, 2023, which sets forth, among other things, the procedures followed, assumptions made, matters considered and qualifications and limitations on the scope of review undertaken in rendering its opinion, is attached as Annex B to this proxy statement and is incorporated herein by reference. The Company encourages you to read this opinion carefully and in its entirety. Evercore’s opinion was addressed to, and provided for the information and benefit of, the Company Board (in its capacity as such) in connection with its evaluation of the proposed Merger. The opinion does not constitute a recommendation to the Company Board or to any other persons in respect of the Merger, including as to how any holder of shares of Company Common Stock should vote or act in respect of the Merger. Evercore’s opinion does not address the relative merits of the Merger as compared to other business or financial strategies that might be available to the Company, nor does it address the underlying business decision of the Company to engage in the Merger.
In connection with rendering its opinion Evercore, among other things:
(i)	reviewed certain publicly available financial statements and other business and financial information of the Company;
(ii)	reviewed certain internal financial statements and other financial and operating data concerning the Company;
(iii)
reviewed certain financial projections relating to the Company prepared and furnished to Evercore by management of the Company, as approved for Evercore’s use by the Company (which are referred to in this proxy statement as the “Forecasts”);

(iv)	discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company;
(v)	reviewed the reported prices and historical trading activity for Company Common Stock;
(vi)	compared the financial performance of the Company and its trading multiples with that of certain other publicly-traded companies that Evercore deemed relevant;
(vii)
compared the financial performance of the Company and the valuation multiples relating to the Merger with the financial terms, to the extent publicly available, of certain other acquisition transactions that Evercore deemed relevant;

(viii)	reviewed the financial terms and conditions of the Merger Agreement; and
(ix)	performed such other analyses, reviewed such other information and considered such other factors as Evercore deemed appropriate.
For purposes of its analysis and opinion, Evercore assumed and relied upon the accuracy and completeness of the financial and other information publicly available, and all of the information supplied or otherwise made available to, discussed with, or reviewed by Evercore, without any independent verification of such information (and Evercore did not assume responsibility or liability for any independent verification of such information), and further relied upon the assurances of the management of the Company that they were not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the Forecasts, Evercore assumed with the

Company Board’s consent that the Forecasts had been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of management of the Company as to the future financial performance of the Company and the other matters covered thereby. Evercore expressed no view as to the Forecasts or the assumptions on which they are based.
For purposes of Evercore’s analysis and opinion, Evercore assumed, in all respects material to its analysis, that the final executed Merger Agreement would not differ in any material respects from the draft Merger Agreement reviewed by Evercore, that the representations and warranties of each party contained in the Merger Agreement were true and correct, that each party would perform all of the covenants and agreements required to be performed by it under the Merger Agreement and that all conditions to the consummation of the Merger would be satisfied without waiver or modification thereof. Evercore further assumed, in all respects material to its analysis, that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the Merger would be obtained without any delay, limitation, restriction or condition that would have an adverse effect on the Company or the consummation of the Merger or reduce the contemplated benefits to the holders of the Company Common Stock of the Merger.
Evercore did not conduct a physical inspection of the properties or facilities of the Company and did not make or assume any responsibility for making any independent valuation or appraisal of the assets or liabilities (including any contingent, derivative or other off-balance sheet assets and liabilities) of the Company, nor was Evercore furnished with any such valuations or appraisals, nor did Evercore evaluate the solvency or fair value of the Company under any state or federal laws relating to bankruptcy, insolvency or similar matters. Evercore’s opinion is necessarily based upon information made available to it as of the date of Evercore’s opinion and financial, economic, market and other conditions as they existed and as could be evaluated on the date of the opinion. It was understood that subsequent developments may affect Evercore’s opinion and that Evercore does not have any obligation to update, revise or reaffirm such opinion.
Evercore was not asked to pass upon, and expressed no opinion with respect to, any matter other than the fairness to the holders of the Company Common Stock (other than Excluded Shares), from a financial point of view, of the Per Share Consideration. Evercore did not express any view on, and Evercore’s opinion did not address, the fairness of the proposed transaction to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors or other constituencies of the Company, nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or any class of such persons, whether relative to the Per Share Consideration or otherwise. Evercore was not asked to, nor did Evercore express any view on, and Evercore’s opinion did not address, any other term or aspect of the Merger Agreement or the Merger, including, without limitation, the structure or form of the Merger, or any term or aspect of any other agreement or instrument contemplated by the Merger Agreement or entered into or amended in connection with the Merger Agreement. Evercore’s opinion did not address the relative merits of the Merger as compared to other business or financial strategies that might be available to the Company, nor did it address the underlying business decision of the Company to engage in the Merger. Evercore’s opinion did not constitute a recommendation to the Company Board or to any other persons in respect of the Merger, including as to how any holder of shares of the Company Common Stock should vote or act in respect of the Merger. Evercore is not a legal, regulatory, accounting or tax expert and assumed the accuracy and completeness of assessments by the Company and its advisors with respect to legal, regulatory, accounting and tax matters.
Set forth below is a summary of the material financial analyses delivered by Evercore to the Company Board on June 29, 2023 in connection with rendering the opinion described above. The following summary, however, does not purport to be a complete description of the analyses performed by Evercore. The order of the analyses described and the results of these analyses do not represent relative importance or weight given to these analyses by Evercore. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data that existed on or before June 2, 2023 (the last full day of unaffected trading prior to the rendering of Evercore’s opinion), and is not necessarily indicative of current market conditions.
For purposes of its analyses and reviews, Evercore considered general business, economic, market and financial conditions, industry sector performance, and other matters, as they existed and could be evaluated as of the date of its opinion, many of which are beyond the control of the Company. The estimates contained in Evercore’s analyses and reviews, and the ranges of valuations resulting from any particular analysis or review, are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by Evercore’s analyses and reviews. In addition, analyses and reviews relating to the value of companies, businesses or securities do not purport to be appraisals or to reflect the prices at which companies, businesses or securities actually may be sold. Accordingly, the estimates used in, and the results derived from, Evercore's analyses and reviews are inherently subject to substantial uncertainty.
The following summary of Evercore’s financial analyses includes information presented in tabular format. In order to fully understand the analyses, the tables should be read together with the full text of each summary. The tables are not intended to stand alone and alone do not constitute a complete description of Evercore’s financial analyses. Considering the tables below without considering the full narrative description of Evercore’s financial analyses, including the methodologies and assumptions underlying such analyses, could create a misleading or incomplete view of such analyses.
Summary of Evercore’s Financial Analyses
Discounted Cash Flow Analysis
Evercore performed a discounted cash flow analysis of the Company to calculate the estimated present value of the standalone unlevered, after-tax free cash flows, defined as “Tax-Adjusted EBIT”, plus depreciation and amortization, less capital expenditures and less changes in net working capital, that the Company was forecasted to generate during the Company’s fiscal years 2023 through 2027 based on the Forecasts. Evercore calculated terminal values for the Company by applying perpetuity growth rates of 2.5% to 3.5%, to a terminal year estimate of the unlevered, after-tax free cash flows that the Company was forecasted to generate based on the Forecasts. Evercore then calculated an implied enterprise value by discounting back to present value as of April 2, 2023 in each case the cash flows and terminal values using discount rates ranging from 12.0% to 14.0%, which were based on an estimate of the Company’s weighted average cost of capital, and the mid-year cash flow discounting convention. In calculating implied enterprise values, Evercore (a) included the present value of federal net operating losses from the Company's estimated usage of net operating losses for the calendar year 2023 and (b) utilized estimated after-tax pension and other post-employment benefits, in each case as provided by the Company’s management. Based on this range of implied enterprise values, the Company’s estimated net debt (calculated as total debt less cash and cash equivalents) as of April 2, 2023, and the number of fully diluted shares of Company Common Stock as of June 28, 2023, in each case as provided by the Company’s management, this discounted cash flow analysis indicated a range of implied equity values per share of Company Common Stock of $36.25 to $56.25 (rounded to the nearest $0.25), compared to the Base Per Share Consideration of $56.00 per share of Company Common Stock.
Selected Public Company Trading Analysis
Evercore reviewed and compared certain financial information of the Company to corresponding financial multiples and ratios for the following selected publicly traded companies that, in Evercore’s professional judgment, share certain similar business characteristics and have certain comparable operating characteristics to the Company (the “selected companies”):
•	Smiths Group plc
•	Woodward, Inc.
•	Curtiss-Wright Corporation
•	ITT Inc.
•	IMI plc
•	Flowserve Corporation
•	Crane Company
•	Moog, Inc.
•	Rotork plc
•	Triumph Group, Inc.
•	Gorman Rupp
For each of the selected companies, Evercore calculated enterprise value (defined as equity market capitalization plus total debt, plus preferred equity and minority interest, less cash and cash equivalents) as a multiple of estimated calendar year 2023 earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”), which is referred to as “CY23E Adjusted EBITDA”, based on closing share prices as of June 27, 2023. Estimated financial data of the selected companies were based on publicly available research analysts’ estimates.
Based on the multiples it derived for the selected companies, Evercore applied an enterprise value/Adjusted EBITDA multiple reference range of 8.0x – 12.0x to the Company’s CY23E Adjusted EBITDA based on the Forecasts. Based on this range of implied enterprise values, the Company’s estimated net debt (calculated as total debt less cash and cash equivalents) as of April 2, 2023, and the number of fully diluted shares of Company Common Stock as of June 28, 2023, in each case as provided by the Company’s management, this analysis indicated a range of implied equity values per share of Company Common Stock of $29.25 to $55.25 (rounded to the nearest $0.25), compared to the Base Per Share Consideration of $56.00 per share of Company Common Stock.
Although none of the selected companies is directly comparable to the Company, Evercore selected these companies because they are publicly traded flow control and aerospace and defense related companies that Evercore, in its professional judgment and experience, considered generally relevant to the Company for purposes of its financial analyses. In evaluating the selected companies, Evercore made judgments and assumptions with regard to general business, economic and market conditions affecting the selected companies and other matters, as well as differences in the selected companies’ financial, business and operating characteristics. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments regarding many factors that could affect the relative values of the selected companies and the multiples derived from the selected companies. Mathematical analysis, such as determining the mean or median, is not in itself a meaningful method of using the data of the selected companies.
Selected Transactions Analysis
Evercore reviewed, to the extent publicly available, relevant financial information related to the following selected transactions involving target companies in the flow control and aerospace and defense related sectors since 2013 (the “selected transactions”). The selected transactions reviewed by Evercore, and the month and year each was announced, were as follows:
Month and Year Announced	Acquiror	Target
March 2013	KKR & Co. L.P.	Gardner Denver, Inc.
August 2016	Emerson	Pentair Valves & Controls
September 2017	CIRCOR International, Inc.	Colfax Fluid Handling
October 2018	TransDigm Group Incorporated	Esterline Technologies Corporation
February 2019	Ingersoll-Rand plc	Precision Flow Systems
February 2019	First Reserve	Weir Flow Control
May 2019	KPS Capital Partners, LP	Howden
February 2021	Eaton Corporation plc	Cobham Mission Systems
December 2021	Lone Star Funds	SPX Flow, Inc.
April 2022	Gorman-Rupp Company	Fill-Rite and Sotera
November 2022	Chart Industries, Inc.	Howden
February 2023	Flowserve Corporation	Velan Inc.
For each selected transaction, Evercore calculated the implied enterprise value (defined as the target company’s implied equity value based on the consideration paid in the applicable transaction plus total debt, plus preferred equity and minority interest, less cash and cash equivalents) either as a multiple of last twelve-month Adjusted EBITDA for the target company of the applicable transaction, which is referred to as “LTM Adjusted EBITDA,” or as a multiple of EBITDA figures that were either publicly available or were obtained from the acquirer’s investor presentation for the applicable transaction. Estimated financial data of the selected transactions were based on publicly available information of the relevant transaction.
Based on the multiples it derived from the selected transactions, Evercore selected a reference range of enterprise value to LTM Adjusted EBITDA multiples of 9.0x to 12.5x and applied this range of multiples to the Company’s LTM Adjusted EBITDA as of April 2, 2023, based on the financial results for the Company provided by the Company’s management. Based on this range of implied enterprise values, the Company’s estimated net debt (calculated as total debt less cash and cash equivalents) as of April 2, 2023, and the number of fully diluted shares of Company Common Stock as of June 28,

2023, in each case as provided by the Company’s management, this analysis indicated a range of implied equity values per share of Company Common Stock of $31.50 to $52.50 (rounded to the nearest $0.25), compared to the Base Per Share Consideration of $56.00 per share of Company Common Stock.
Although none of the target companies or businesses reviewed in the selected transactions analysis is directly comparable to the Company and none of the selected transactions is directly comparable to the Merger, Evercore selected these transactions because they involve companies or businesses that Evercore, in its professional judgment and experience, considered generally relevant to the Company for purposes of its financial analyses. In evaluating the selected transactions, Evercore made judgments and assumptions with regard to general business, economic and market conditions and other factors existing at the time of the selected transactions, and other matters, as well as differences in financial, business and operating characteristics and other factors relevant to the target companies or businesses in the selected transactions. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments regarding many factors that could affect the relative values of the target companies or businesses in the selected transactions and the multiples derived from the selected transactions. Mathematical analysis, such as determining the mean or median, is not in itself a meaningful method of using the data of the selected transactions.
Other Factors
Evercore also noted certain other factors, which were not considered material to its financial analyses with respect to its opinion, but were referenced for informational purposes only, including, among other things, the following:
Last 52-Week Trading Range
Evercore reviewed historical trading prices of shares of Company Common Stock during the twelve month period ended June 2, 2023, noting that the low and high closing prices during such period ranged from $13.50 to $31.75 (rounded to the nearest $0.25) per share of Company Common Stock, respectively.
Equity Research Analyst Price Targets
Evercore reviewed selected public market trading price targets for the shares of Company Common Stock prepared and published by two equity research analysts that were publicly available as of June 2, 2023, the last full day of unaffected trading prior to the delivery by Evercore of its opinion to the Company Board. These price targets reflect analysts’ estimates of the future public market trading price of the shares of Company Common Stock at the time the price target was published. As of May 12, 2023, the range of selected equity research analyst price targets per share of Company Common Stock was $36.00 to $40.00. Public market trading price targets published by equity research analysts do not necessarily reflect current market trading prices for the shares of Company Common Stock and these target prices and the analysts’ earnings estimates on which they were based are subject to risk and uncertainties, including factors affecting the financial performance of the Company and future general industry and market conditions.
Premiums Paid Analysis
Using publicly available information, Evercore reviewed 172 transactions and announced bids for control of U.S. targets with an aggregate transaction value between $1 billion and $3 billion announced since 2017. Using publicly available information, Evercore calculated the premiums paid as the percentage by which the per share consideration paid or proposed to be paid in each such transaction exceeded the closing market prices per share of the target companies one day prior to announcement of each transaction.
Based on the results of this analysis and its professional judgment and experience, Evercore applied a premium range of 15.0% to 55.0% to the closing price per share of Company Common Stock of $31.67 as of June 2, 2023. This analysis indicated a range of implied equity values per share of Company Common Stock of $36.50 to $49.00 (rounded to the nearest $0.25), compared to the Base Per Share Consideration of $56.00 per share of Company Common Stock.
Miscellaneous
The foregoing summary of Evercore’s financial analyses does not purport to be a complete description of the analyses or data presented by Evercore to the Company Board. In connection with the review of the Merger by the Company Board, Evercore performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary described above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Evercore’s opinion. In arriving at its fairness determination, Evercore considered the results of all the analyses and did not draw, in isolation, conclusions from or with regard to any one analysis or factor considered by it for purposes of its opinion. Rather, Evercore made its determination as to fairness on the basis of its professional judgment and experience after considering the results of all the analyses. In addition, Evercore may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis or combination of analyses described above should not be taken to be the view of Evercore with respect to the actual value of the shares of Company Common Stock. Rounding may result in total sums set forth in this section not equaling the total of the figures shown.
Evercore prepared these analyses for the purpose of providing an opinion to the Company Board as to the fairness, from a financial point of view, of the Base Per Share Consideration to the holders of shares of Company Common Stock other than the holders of Excluded Shares. These analyses do not purport to be appraisals or to necessarily reflect the prices at which the business or securities actually may be sold. Any estimates contained in these analyses are not necessarily indicative of actual future results, which may be significantly more or less favorable than those suggested by such estimates. Accordingly, estimates used in, and the results derived from, Evercore’s analyses are inherently subject to substantial uncertainty, and Evercore assumes no responsibility if future results are materially different from those forecasted in such estimates.
Evercore’s financial advisory services and its opinion were provided for the information and benefit of the Company Board (in its capacity as such) in connection with its evaluation of the proposed Merger. The issuance of Evercore’s opinion was approved by an Opinion Committee of Evercore.
Evercore did not recommend any specific amount of consideration to the Company Board or the Company’s management or that any specific amount of consideration constituted the only appropriate consideration in the Merger for the holders of Company Common Stock.
Pursuant to the terms of Evercore’s engagement letter with the Company, the Company has agreed to pay Evercore a fee for its services in the amount of approximately $23.3 million, of which $2.0 million came due upon delivery of Evercore’s opinion on June 4, 2023, $0.5 million came due upon delivery of Evercore's second opinion on June 29, 2023 and the balance of which will be payable contingent upon the consummation of the Merger. The Company has also agreed to reimburse Evercore for its expenses and to indemnify Evercore against certain liabilities arising out of its engagement.
During the two year period prior to the date hereof, Evercore and its affiliates have provided financial advisory services to the Company and received fees for the rendering of these services. In addition, during the two year period prior to the date hereof, Evercore and its affiliates have provided financial advisory services to KKR, an affiliate of Parent, and/or its affiliates or portfolio companies and received fees for the rendering of these services. Evercore may provide financial advisory or other services to KKR, Parent, or any of their respective affiliates or portfolio companies in the future, and in connection with any such services Evercore may receive compensation. During the period beginning on April 1, 2021 to the date of delivery of Evercore's opinion on June 29, 2023, the aggregate fees recognized by Evercore from KKR were approximately $70 million, calculated based on the applicable books and records of Evercore.
Evercore and its affiliates engage in a wide range of activities for our and their own accounts and the accounts of customers, including corporate finance, mergers and acquisitions, equity sales, trading and research, private equity, placement agent, asset management and related activities. In connection with these businesses or otherwise, Evercore and its affiliates and/or our or their respective employees, as well as investment funds in which any of them may have a financial interest, may at any time, directly or indirectly, hold long or short positions and may trade or otherwise effect transactions for their own accounts or the accounts of customers, in debt or equity securities, senior loans and/or derivative products or other financial instruments of or relating to the Company, Parent, potential parties to the Merger and/or any of their respective affiliates or persons that are competitors, customers or suppliers of the Company or Parent.

The Company engaged Evercore to act as a financial advisor based on Evercore’s qualifications, experience and reputation. Evercore is an internationally recognized investment banking firm and regularly provides fairness opinions to its clients in connection with mergers and acquisitions, leveraged buyouts and valuations for corporate and other purposes.
Opinion of J.P. Morgan Securities LLC
The Company Board retained J.P. Morgan as its financial advisor in connection with the proposed Merger and to deliver a fairness opinion in connection with the proposed Merger.
At the meeting of the Company Board on June 29, 2023, J.P. Morgan rendered its oral opinion, which was subsequently confirmed by delivery of a written opinion, dated as of June 29, 2023, to the Company Board that, as of such date and based upon and subject to the factors and assumptions set forth in its opinion, the Base Per Share Consideration to be paid to the holders of the Company Common Stock in the proposed Merger was fair, from a financial point of view, to such holders.
The full text of the written opinion of J.P. Morgan dated June 29, 2023, which sets forth, among other things, the assumptions made, matters considered and limits on the review undertaken, is attached as Annex C to this proxy statement and is incorporated herein by reference. The summary of the opinion of J.P. Morgan set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion. The CIRCOR Stockholders are urged to read the opinion in its entirety. J.P. Morgan’s written opinion was addressed to the Company Board (in its capacity as such) in connection with and for the purposes of its evaluation of the proposed Merger and did not address any other aspect of the Merger. J.P. Morgan expressed no opinion as to the fairness of any consideration paid in connection with the Merger to the holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by Company to engage in the proposed Merger. The issuance of J.P. Morgan’s opinion was approved by a fairness committee of J.P. Morgan. The summary of the opinion of J.P. Morgan set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion. The opinion does not constitute a recommendation to any CIRCOR Stockholder of the Company as to how such CIRCOR Stockholder should vote with respect to the proposed Merger or any other matter.
In arriving at its opinions, J.P. Morgan, among other things:
•	reviewed a draft dated June 29, 2023 of the Merger Agreement;
•	reviewed certain publicly available business and financial information concerning the Company and the industries in which it operates;
•
compared the proposed financial terms of the Merger with the publicly available financial terms of certain transactions involving companies J.P. Morgan deemed relevant and the consideration paid for such companies;

•
compared the financial and operating performance of the Company with publicly available information concerning certain other companies J.P. Morgan deemed relevant and reviewed the current and historical market prices of the Company Common Stock and certain publicly traded securities of such other companies;

•	reviewed certain internal financial analyses and forecasts prepared by the management of the Company relating to its business; and
•	performed such other financial studies and analyses and considered such other information as J.P. Morgan deemed appropriate for the purposes of its opinion.
In addition, J.P. Morgan held discussions with certain members of the management of the Company with respect to certain aspects of the Merger, and the past and current business operations of the Company, the financial condition and future prospects and operations of the Company, and certain other matters J.P. Morgan believed necessary or appropriate to its inquiry.
In giving its opinion, J.P. Morgan relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with J.P. Morgan by the Company or otherwise reviewed by or for J.P. Morgan, and J.P. Morgan did not independently verify (and did not assume responsibility or liability for independently verifying) any such information or its accuracy or completeness. J.P. Morgan did not conduct and was not provided with any valuation or appraisal of any assets or liabilities, nor did J.P. Morgan evaluate the solvency of the Company or Parent under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to J.P. Morgan or derived therefrom, J.P. Morgan assumed that they were reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company to which such analyses or forecasts relate. J.P. Morgan expressed no view as to such analyses or forecasts or the assumptions on which they were based. J.P. Morgan also assumed that the Merger and the other transactions contemplated by the Merger Agreement will be consummated as described in the Merger Agreement, and that the definitive Merger Agreement would not differ in any material respect from the draft thereof provided to J.P. Morgan. J.P. Morgan also assumed that the representations and warranties made by the Company, Merger Sub, and Parent in the Merger Agreement and the related agreements were and will be true and correct in all respects material to its analysis. J.P Morgan is not a legal, regulatory or tax expert and relied on the assessments made by advisors to the Company with respect to such issues. J.P. Morgan further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Merger will be obtained without any adverse effect on the Company or on the contemplated benefits of the Merger.
The projections furnished to J.P. Morgan were prepared by the Company’s management. The Company does not publicly disclose internal management projections of the type provided to J.P. Morgan in connection with J.P. Morgan’s analysis of the proposed Merger, and such projections were not prepared with a view toward public disclosure. These projections were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of the Company’s management, including, without limitation, factors related to general economic and competitive conditions and prevailing interest rates. Accordingly, actual results could vary significantly from those set forth in such projections. For more information regarding the use of projections and other forward-looking statements, please refer to the section entitled “Certain Unaudited Prospective Financial Information” beginning on page 63 of this proxy statement.
J.P. Morgan’s opinion was necessarily based on economic, market and other conditions as in effect on, and the information made available to J.P. Morgan as of, the date of such opinion. J.P. Morgan’s opinion noted that subsequent developments may affect J.P. Morgan’s opinion, and that J.P. Morgan does not have any obligation to update, revise, or reaffirm such opinion. J.P. Morgan’s opinion is limited to the fairness, from a financial point of view, of the Base Per Share Consideration to be paid to the holders of the Company Common Stock in the proposed Merger, and J.P. Morgan has expressed no opinion as to the fairness of any consideration to the holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the Merger. Furthermore, J.P. Morgan expressed no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the proposed Merger, or any class of such persons relative to the Base Per Share Consideration to be paid to the holders of the Company Common Stock in the proposed Merger or with respect to the fairness of any such compensation.
The terms of the Merger Agreement, including the Per Share Consideration, were determined through arm’s length negotiations between the Company and Parent, and the decision to enter into the Merger Agreement was solely that of the Company Board’s. J.P. Morgan’s opinion and financial analyses were only one of the many factors considered by the Company Board in its evaluation of the proposed Merger and should not be viewed as determinative of the views of the Company Board or management with respect to the proposed Merger or the Per Share Consideration.
In accordance with customary investment banking practice, J.P. Morgan employed generally accepted valuation methodology in rendering its opinion to the Company Board on June 29, 2023 and contained in the presentation delivered to the Company Board on such date in connection with the rendering of such opinion and does not purport to be a complete description of the analyses or data presented by J.P. Morgan. Some of the summaries of the financial analyses include information presented in tabular format. The tables are not intended to stand alone, and in order to more fully understand the financial analyses used by J.P. Morgan, the tables must be read together with the full text of each summary. Considering the data set forth below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of J.P. Morgan’s analyses.

Public Trading Multiples. Using publicly available information, J.P. Morgan compared selected financial data of the Company with similar data for selected publicly traded companies engaged in businesses which J.P. Morgan judged to be analogous to the Company. The companies selected by J.P. Morgan were:
•	Aerospace & Defense Companies
○	Woodward, Inc.
○	Curtiss-Wright Corporation
○	Crane Co.
○	Moog Inc.
○	Triumph Group, Inc.
•	Industrial Companies
○	Smiths Group plc
○	ITT Inc.
○	IMI plc
○	Flowserve Corporation
○	Crane Co.
○	Rotork plc
○	Gorman-Rupp Company
These companies were selected, among other reasons, because they are publicly traded companies with operations and businesses that, for purposes of J.P. Morgan’s analysis, were considered similar to those of the Company. However, certain of these companies may have characteristics that are materially different from those of the Company. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the selected companies differently than they would affect the Company.
Using publicly available information, J.P. Morgan calculated, for each selected company, the multiple of the firm value (the “FV”) (calculated as equity value, plus or minus, as applicable, net debt or net cash) to the analyst consensus estimates of the selected company’s Adjusted EBITDA for calendar years 2023 and 2024 for the applicable company (the “FV/2023E Adj. EBITDA” and “FV/2024E Adj. EBITDA”).
Based on the results of this analysis, J.P. Morgan selected a FV/2023E Adj. EBITDA multiple reference range for the Company of 8.5x to 14.5x and a FV/2024E Adj. EBITDA multiple reference range for the Company of 7.5x to 13.5x. J.P. Morgan then applied such reference ranges to the Company’s estimated Adj. EBITDA for calendar years 2023 and 2024, respectively, as set forth in the Forecasts. These analyses indicated ranges of implied per share equity value for the Company Common Stock on a fully diluted basis (rounded to the nearest $0.10) of approximately $32.60 to $71.40 and $34.90 to $80.70 for calendar years 2023 and 2024, respectively. J.P. Morgan compared this to the Base Per Share Consideration of $56.00 per share of the Company Common Stock.
Selected Transaction Analysis. Using publicly available information, J.P. Morgan examined selected transactions involving businesses which J.P. Morgan judged to be sufficiently analogous to the Company’s business (or aspects thereof) based on J.P. Morgan’s experience and familiarity with the industries in which the Company operates.
Specifically, J.P. Morgan reviewed the following transactions:
Announcement Month and Year	Target	Acquiror
November 2022	Howden	Chart Industries, Inc.
April 2022	Fill-Rite	Gorman-Rupp Company
February 2021	Cobham Mission Systems Limited	Eaton Corporation plc
July 2019	Exotic Metals	Parker Hannifin
July 2019	Cobham plc	Advent International Corporation

Announcement Month and Year	Target	Acquiror
July 2019	Souriau-Sunbank Connection Technologies	Eaton Corporation plc
April 2019	Ingersoll-Rand plc (Industrial)	Gardner Denver Holdings, Inc.
February 2019	Precision Flow Systems	Ingersoll-Rand plc
October 2018	Esterline Technologies Corporation	TransDigm Group Incorporated
September 2017	Colfax Corporation	CIRCOR International, Inc.
None of the selected transactions reviewed was identical to the proposed Merger. However, the selected transactions were chosen because certain aspects of the transactions, for purposes of J.P. Morgan’s analysis, may be considered sufficiently similar to the Merger. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the transactions differently than they would affect the Merger.
Using publicly available information, J.P. Morgan calculated, for each selected transaction, the multiple of the target company's FV implied in the relevant transaction to the target company's estimated Adj. EBITDA for the twelve-month period immediately preceding each transaction (the “FV/LTM Adj. EBITDA Multiple”).
Based on the above analysis, J.P. Morgan selected a FV/LTM Adj. EBITDA Multiple reference range for the Company of 11.0x to 14.0x. J.P. Morgan then applied such reference range to the Company’s Adj. EBITDA for the twelve-month period immediately preceding April 2, 2023 as set forth in the Forecasts.
These analyses indicated a range of implied per share equity value for the Company Common Stock on a fully diluted basis (rounded to the nearest $0.10) of approximately $43.70 to $61.70. J.P. Morgan compared this to the Base Per Share Consideration of $56.00 per share of the Company Common Stock.
Discounted Cash Flow Analysis. J.P. Morgan conducted a discounted cash flow analysis, using the unlevered free cash flows (less stock-based compensation) that the Company was forecasted to generate from April 2, 2023 through fiscal year 2027, as set forth in the Forecasts, for the purpose of determining the fully diluted equity value per share for the Company Common Stock. J.P. Morgan also calculated a range of terminal values for the Company at the end of the 5-year period ending in 2027 by applying terminal growth rates ranging from 2.5% to 3.5%, to estimates of terminal revenue for the Company at the terminal year, based on the Forecasts. J.P. Morgan then discounted such unlevered free cash flow estimates and the range of terminal values to present value as of April 2, 2023 using discount rates ranging from 11.0% to 13.0%, which range was chosen by J.P. Morgan based upon an analysis of the weighted average cost of capital of the Company. J.P. Morgan also included the value of additional tax savings from the usage of net operating losses of the Company for the projections period, which were discounted to present values using the same discount range of 11.0% to 13.0%. The present values of such unlevered free cash flow estimates and the range of terminal values were then adjusted for the Company’s estimated net debt including tax-affected underfunded pension liabilities and other post-employment benefits obligations, calculated as of the last public filings on April 2, 2023, to derive implied equity values per share of the Company Common Stock on a fully diluted basis. This analysis indicated a range of implied per share equity value for the Company Common Stock (rounded to the nearest $0.10) of $42.80 to $68.60, which J.P. Morgan compared to the Base Per Share Consideration of $56.00 per share of the Company Common Stock.
Other Information. J.P. Morgan observed certain additional information for reference purposes only and not as a component of its fairness analysis:
•
52-Week Historical Trading Range. J.P. Morgan reviewed the 52-week trading range of the Company Common Stock for the period ending June 2, 2023, representing the last unaffected trading day prior to announcement of the proposed Merger, which was $13.48 to $31.67 per share of the Company Common Stock. J.P. Morgan compared that range to (a) the closing share price of the Company Common Stock of $31.67 on June 2, 2023, the last unaffected trading day prior to announcement of the proposed Merger, (b) the closing share price of the Company Common Stock of $51.49 on June 27, 2023, and (c) the Base Per Share Consideration of $56.00 per share of the Company Common Stock. J.P. Morgan noted that historical trading range analyses were presented merely for reference purposes only and not as a component of its fairness analysis.

•
Analyst Price Targets. J.P. Morgan reviewed the price targets of two publicly available equity research analysts for the Company Common Stock available as of June 2, 2023, which provided a reference range of $36.00 to $40.00 per share of the Company Common Stock. J.P. Morgan compared the analyst price targets analysis to (a) the closing share price of the Company Common Stock of $31.67 on June 2, 2023, the last unaffected trading day prior to announcement of the proposed Merger, and (b) the closing share price of the Company Common Stock of $51.49 on June 27, 2023, and (c) the Base Per Share Consideration of $56.00 per share of the Company Common Stock. J.P. Morgan noted that the analyst price target analyses were presented merely for reference purposes only and not as a component of its fairness analysis.
Miscellaneous. The foregoing summary of certain material financial analyses does not purport to be a complete description of the analyses or data presented by J.P. Morgan. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. J.P. Morgan believes that the foregoing summary and its analyses must be considered as a whole and that selecting portions of the foregoing summary and these analyses, without considering all of its analyses as a whole, could create an incomplete view of the processes underlying the analyses and its opinion. As a result, the ranges of valuations resulting from any particular analysis or combination of analyses described above were merely utilized to create points of reference for analytical purposes and should not be taken to be the view of J.P. Morgan with respect to the actual value of the Company. The order of analyses described does not represent the relative importance or weight given to those analyses by J.P. Morgan. In arriving at its opinion, J.P. Morgan did not attribute any particular weight to any analyses or factors considered by it and did not form an opinion as to whether any individual analysis or factor (positive or negative), considered in isolation, supported or failed to support its opinion. Rather, J.P. Morgan considered the totality of the factors and analyses performed in determining its opinion.
Analyses based upon forecasts of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties and their advisors. Accordingly, forecasts and analyses used or made by J.P. Morgan are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Moreover, J.P. Morgan’s analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be acquired or sold. None of the selected companies reviewed as described in the above summary is identical to the Company, and none of the selected transactions reviewed was identical to the Merger. However, the companies selected were chosen because they are publicly traded companies with operations and businesses that, for purposes of J.P. Morgan’s analysis, may be considered similar to those of the Company. The transactions selected were similarly chosen because their participants, size and other factors, for purposes of J.P. Morgan’s analysis, may be considered similar to the Merger. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the companies compared to the Company and the transactions compared to the Merger.
As a part of its investment banking business, J.P. Morgan and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes. J.P. Morgan was selected to advise the Company with respect to the Merger and deliver an opinion to the Company Board with respect to the Merger on the basis of, among other things, such experience and its qualifications and reputation in connection with such matters and its familiarity with the Company and the industries in which it operates.
The Company has agreed to pay J.P. Morgan a fee of $2.0 million for delivery of its opinion dated June 4, 2023 and a fee of $0.5 million for delivery of its opinion dated June 29, 2023. The Company has agreed to pay J.P. Morgan a transaction fee of approximately $23.0 million upon the closing of the Merger, against which the opinion fees will be credited. In addition, the Company has agreed to reimburse J.P. Morgan for its expenses incurred in connection with its services, including the fees and disbursements of counsel, and will indemnify J.P. Morgan against certain liabilities arising out of J.P. Morgan’s engagement. During the two years preceding the date of J.P. Morgan’s opinion, neither J.P. Morgan nor its affiliates have had any other material financial advisory or other material commercial or investment banking relationships with the Company. During the two years preceding the date of J.P. Morgan’s opinion, J.P. Morgan and its affiliates have had commercial or investment banking relationships with KKR, an affiliate of Parent, for which J.P. Morgan and such affiliates have received customary compensation. Such services during such period have included acting as financial advisor to a KKR subsidiary on its acquisition of a minority stake in First Gen Corporation in October 2021, as joint lead arranger on a credit facility of a KKR subsidiary in November 2021, as joint lead bookrunner on a KKR subsidiary’s offering of equity securities in March 2022, as joint lead bookrunner on KKR’s offering of debt securities in May 2022 and as joint lead arranger on a credit facility of a KKR subsidiary in May 2022, and also providing debt syndication, debt underwriting, equity underwriting and financial advisory services to KKR portfolio companies. In addition, J.P. Morgan’s commercial banking affiliate is an agent bank and a lender under outstanding credit facilities of a KKR subsidiary and KKR portfolio companies, for which it receives customary compensation or other financial benefits. In addition, J.P. Morgan and its affiliates hold, on a proprietary basis, less than 1% of the outstanding common stock of each of the Company and KKR. During the two year period preceding delivery of its opinion ending on June 29, 2023, the aggregate fees recognized by J.P. Morgan from KKR were approximately $151 million, calculated based on the applicable books and records of J.P. Morgan. In the ordinary course of their businesses, J.P. Morgan and its affiliates may actively trade the debt and equity securities or financial instruments (including derivatives, bank loans or other obligations) of the Company or KKR and its portfolio companies for their own account or for the accounts of customers and, accordingly, they may at any time hold long or short positions in such securities or other financial instruments.
Certain Unaudited Prospective Financial Information
Important Information Concerning the Company Management Forecasts
The Company does not publicly disclose long-term forecasts or internal projections as to future revenues, earnings or other results, due to, among other reasons, the unpredictability of the underlying assumptions and estimates and the inherent difficulty of accurately predicting financial performance for future periods.
In connection with the Company Board’s review of strategic alternatives, the Company’s senior management prepared and provided the Management Forecasts to the Company Board. The Company Board used the Management Forecasts to assist in its decision-making process in determining to approve and adopt the Merger Agreement. The Management Forecasts were also provided to Evercore and J.P. Morgan and the Company Board approved and instructed the use of, and reliance upon, the Management Forecasts by Evercore and J.P. Morgan in connection with each firm’s respective opinion to the Company Board and related financial analyses described under the headings “The Merger—Opinion of Evercore Group LLC” and “The Merger—Opinion of J.P. Morgan Securities LLC.” The Management Forecasts were also provided to potential bidders in connection with their consideration and evaluation of a potential strategic transaction with the Company. The Management Forecasts reflect actual financial results of the first quarter of 2023 and therefore differ from the 5-year projections included in the confidential information presentation (the “CIP Projections”) provided to first round bidders, which did not reflect the financial results of the first quarter of 2023 as such results were not available at the time the confidential information presentation was prepared and sent to potential bidders. The Management Forecasts were provided to all second round bidders, including KKR. The Management Forecasts were not prepared with a view toward public disclosure. The inclusion of this information should not be regarded as an indication that the Company Board or its advisors, or any other person, considered, or now considers, such Management Forecasts to be material or to be necessarily predictive of actual future results, and these Management Forecasts should not be relied upon as such.
The Management Forecasts were prepared by the Company’s senior management based on assumptions they believed to be reasonably achievable. The Management Forecasts reflect numerous assumptions including with respect to (i) the probability and timing of end-market growth; (ii) the anticipated introduction of new products and aftermarket initiatives; (iii) expectations regarding gross margin expansion; (iv) corporate overhead costs; and (v) other relevant factors relating to the Company’s strategic plan. The foregoing is a summary of certain key assumptions and estimates and does not purport to be a comprehensive overview of all assumptions and estimates reflected in the projections prepared by Company management.

The Management Forecasts are summarized below:
MANAGEMENT FORECASTS
(dollars in millions)
	2023E(5)	2024E	2025E	2026E	2027E
Revenue	$861	$920	$997	$1,075	$1,162
adj. EBITDA(1)	$135	$160	$191	$226	$264
adj. EBIT(2)	$119	$142	$172	$206	$241
EBIAT(3)	$89	$106	$129	$154	$181
Plus: Depreciation and amortization expense	$16	$18	$19	$21	$22
Less: Capital expenditures(6)	$(32)	$(32)	$(32)	$(25)	$(23)
Less: Change in adjusted working capital	$(7)	$(7)	$(9)	$(14)	$(17)
Unlevered free cash flow(4)	$67	$85	$108	$136	$163
(1)
Adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”) refers to the Company’s net income plus interest expense, tax expense and depreciation and amortization, adjusted for restructuring related inventory charges (recoveries), restructuring changes (recoveries), net, special (recoveries) charges, net, and goodwill impairment charges.

(2)
Adjusted earnings before interest and taxes (“adjusted EBIT”) refers to the Company’s net income plus interest expense and tax expense, adjusted for restructuring related inventory charges (recoveries), restructuring changes (recoveries), net, special (recoveries) charges, net, and goodwill impairment charges.

(3)	Earnings before interest after taxes (“EBIAT”) refers to the Company’s adjusted EBIT less tax expense.
(4)	Unlevered free cash flow is defined as EBIAT plus depreciation and amortization, less capital expenditures and less changes in adjusted working capital.
(5)	The CIP Projections presented for 2023E: revenue of $865 million, adjusted EBITDA of $130 million and adjusted EBIT of $113 million.
(6)	The CIP Projections and the version of the Management Forecasts provided to second round bidders presented for 2023E capital expenditures of $(29) million.
Additional Information Concerning the Management Forecasts
The summary of the Management Forecasts is included in this proxy statement to provide the Company’s stockholders with access to certain financial Management Forecasts that were made available to the Company Board and its financial advisors as described above. The Management Forecasts were generated solely for internal use and not developed with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial data or published guidelines of the SEC regarding forward-looking statements or U.S. generally accepted accounting principles (“GAAP”). The Management Forecasts are forward-looking statements. All of the Management Forecasts summarized in this section were prepared by the Company’s senior management.
The Management Forecasts contain non-GAAP financial measures, including adjusted EBITDA, adjusted EBIT, EBIAT and unlevered free cash flow. The Company’s senior management included such measures in the Management Forecasts because it believed that such measures may be useful in evaluating, on a prospective basis, the potential operating performance and cash flow of the Company. A material limitation associated with the use of the above non-GAAP financial measures is that they have no standardized measurement prescribed by GAAP and may not be comparable with similar non-GAAP financial measures used by other companies. Due to the forward-looking nature of these Management Forecasts, specific quantification of the amounts that would be required to reconcile such Management Forecasts to GAAP measures are not available. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in accordance with GAAP. Adjusted EBITDA, adjusted EBIT, EBIAT and unlevered free cash flow should not be considered as an alternative to operating income or net income as a measure of operating performance or cash flow or as a measure of liquidity.
No independent registered public accounting firm has examined, compiled or otherwise performed any procedures with respect to the Management Forecasts or expressed any opinion or given any other form of assurance with respect thereto, and no independent registered public accounting firm assumes any responsibility for the information contained in the Management Forecasts. The Ernst & Young LLP reports included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 relate solely to the historical financial information of the Company and to an assessment of the Company’s internal controls over financial reporting. Such reports do not extend to the Management Forecasts and should not be read to do so.

The Company is summarizing the Management Forecasts in this proxy statement to provide holders of shares of Company Common Stock access to certain non-public, unaudited prospective financial information that was provided to the Company Board, the financial advisors and the bidders (including KKR), as described above. By including the Management Forecasts in this proxy statement, neither the Company nor any of its affiliates, advisors, officers, directors or representatives has made or makes any representation to any security holder regarding the information included in the Management Forecasts or the ultimate performance of the Company, Parent, Merger Sub, the Surviving Corporation or any of their affiliates compared to the information contained in the Management Forecasts. The Company has made no representation to Parent or Merger Sub, in the Merger Agreement or otherwise, concerning the Management Forecasts.
The assumptions and estimates underlying the Management Forecasts, all of which are difficult to predict and many of which are beyond the control of the Company, may not be realized as forecasted. Actual results may differ materially from those reflected in the Management Forecasts. In addition, the Management Forecasts will be affected by the Company’s ability to achieve strategic goals, objectives and targets over the applicable period.
The Company’s actual future financial results may differ materially from those expressed or implied in the Management Forecasts due to numerous factors, including many that are beyond the Company’s ability to control or predict. While presented with numerical specificity, the Management Forecasts necessarily are based on numerous assumptions, many of which are beyond the control of the Company and difficult to predict. Important factors that may affect actual results and result in the Management Forecasts not being achieved include, but are not limited to, the Company’s ability to achieve expected results in pricing and cost cut actions and the related impact on margins and cash flow; the effectiveness of the Company’s internal control over financial reporting and disclosure controls and procedures; the remediation of the material weaknesses in the Company’s internal controls over financial reporting or other potential weaknesses of which the Company is not currently aware or which have not been detected; the impact of legal proceedings, the effect of global economic conditions, the cost and effect of changes in tax and other legislation and other risk factors described in the Company’s SEC filings, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, and described in this proxy statement in the section entitled “Forward-Looking Statements”. The Management Forecasts also reflect assumptions as to certain business decisions that are subject to change. The information set forth in the Management Forecasts is not fact and should not be relied upon as being necessarily indicative of actual future results. The Management Forecasts cover multiple years, and thus, by their nature, they become subject to greater uncertainty with each successive year.
The Management Forecasts were developed based on the Company’s continued operation as a standalone, publicly traded company without giving effect to the Merger, and therefore the Management Forecasts do not give effect to the Merger or any changes to the Company’s operations or strategy that may be implemented after the consummation of the Merger, including potential cost synergies to be realized as a result of the Merger, or to any costs incurred in connection with the Merger. Furthermore, the Management Forecasts do not take into account the effect of any failure of the Merger to be completed and should not be viewed as accurate or continuing in that context.
The Management Forecasts summarized in this section were prepared prior to the execution of the Merger Agreement and have not been updated to reflect any changes after the date they were prepared. The Company will not update or otherwise revise the Management Forecasts hereafter to reflect circumstances arising after their preparation.
In light of the foregoing factors and the uncertainties inherent in the Management Forecasts, the Company’s Stockholders are cautioned not to place undue reliance on the Management Forecasts.
Interests of CIRCOR’s Directors and Executive Officers in the Merger
In considering the recommendation of the Company Board that the CIRCOR Stockholders should vote to approve the proposal to adopt the Merger Agreement, the CIRCOR Stockholders should be aware that the executive officers and directors of CIRCOR have certain interests in the Merger that may be different from, or in addition to, the interests of the CIRCOR Stockholders generally, including those items listed below. The Company Board was aware of these interests and considered them, among other matters, in approving the Merger Agreement and the transactions, including the Merger, and in making their recommendation that the CIRCOR Stockholders adopt the Merger Agreement, particularly, to the extent applicable to the executive officer or director. These interests include:
•
The Company Equity Awards held by CIRCOR’s executive officers and directors will be treated as described in the section of this proxy statement captioned “The Merger—Interests of CIRCOR’s Directors and Executive Officers in the Merger—Treatment of Company Equity Awards;”

•	The payment in respect of Company Stock Options, Company PSUs, Vested Company RSUs, and Vested Company Phantom Units at the Closing;
•
Eligibility of CIRCOR’s executive officers to receive severance payments and benefits (including equity award vesting acceleration) upon a termination of employment in certain circumstances, as described in more detail in the section of this proxy statement captioned “The Merger—Interests of CIRCOR’s Directors and Executive Officers in the Merger—Payment Upon Termination of Employment Following Change of Control;”

•	The potential receipt of payments in respect of Replacement RSUs or other post-Closing cash and/or equity incentive grants;
•	The potential payment of an annual bonus at the greater of target and actual performance with respect to fiscal year 2023; and
•	Continued indemnification and directors’ and officers’ liability insurance to be provided by the Surviving Corporation.
Arrangements with Parent
As of the date of this proxy statement, no executive officer of CIRCOR has entered into any agreement with Parent or any of its affiliates regarding individual employment arrangements with, or the right to purchase or participate in the equity of, the Surviving Corporation or one or more of its affiliates following the consummation of the Merger. Prior to and following the Closing, however, certain executive officers of CIRCOR may have discussions or may enter into agreements with Parent, Merger Sub, their Subsidiaries or their respective affiliates regarding employment with, or the right to purchase or participate in the equity of, the Surviving Corporation or one or more of its affiliates.
Other Post-Closing Arrangements
It is expected that the Surviving Corporation will establish a cash retention award program pursuant to which each holder of Company PSUs will be eligible to receive an amount equal to the excess, if any, of (i) the value of the target number of shares of Company Common Stock subject to the holder’s Company PSUs as of immediately prior to the Effective Time valued based on the Per Share Consideration, without proration, over (ii) the amount paid at Closing in respect of such Company PSUs pursuant to the Merger Agreement, which cash retention awards will be paid in cash on the first (1st) anniversary of Closing or upon the holder’s earlier termination of employment without cause. In addition, it is expected that Tony Najjar, Arjun Sharma and Jessica W. Wenzell will receive incentive equity in the Surviving Corporation, including a retention pool of restricted stock units in the Surviving Corporation with an aggregate grant date fair value of $2.5 million, to be allocated among such executive officers in consultation with CIRCOR’s Chief Executive Officer, which restricted stock units will vest on the first to occur of (i) the holder’s continued employment with the Company or its applicable affiliate through the second (2nd) anniversary of Closing or (ii) termination of the holder’s employment without cause or resignation for good reason (subject to certain limitations).
Outstanding Shares of Company Common Stock Held by Executive Officers and Directors
Executive officers and directors of CIRCOR who own shares of Company Common Stock will receive the same cash consideration for such shares of Company Common Stock on the same terms and conditions as the other CIRCOR Stockholders (i.e., the Base Per Share Consideration of $56.00 per share of Company Common Stock plus any applicable Additional Per Share Consideration). As of July 10, 2023, the executive officers and directors of CIRCOR beneficially owned, in the aggregate, 178,070 shares of Company Common Stock (which excludes shares of Company Common Stock subject to outstanding Company Equity Awards).

The following table sets forth the number of shares of Company Common Stock beneficially owned as of July 10, 2023, by each of executive officer and director of CIRCOR, excluding shares of Company Common Stock subject to outstanding Company Equity Awards and the aggregate cash consideration (on a pre-tax basis) that would be payable for such shares of Company Common Stock pursuant to the Merger based on the Base Per Share Consideration of $56.00 per share of Company Common Stock.
Name of Executive Officer or Director	Number of Shares of Company Common Stock (#)	Cash Consideration for Shares of Company Common Stock ($)
Samuel R. Chapin	10,994	615,664
Tina Donikowski	15,396	862,176
Bruce Lisman	8,797	492,632
Joseph Losak II	—	—
Helmuth Ludwig	27,120	1,518,720
Tony Najjar	24,393	1,366,008
John (Andy) O’Donnell	35,368	1,980,608
Arjun Sharma	45,365	2,540,440
Jill D. Smith	7,871	440,776
Forrest Tiedeman	432	24,192
Jessica W. Wenzell	2,334	130,704
Treatment of Company Equity Awards
Treatment of Company Stock Options
As of the Effective Time, each Company Stock Option that is outstanding immediately prior to the Effective Time will be canceled and, in exchange therefor, the holder will be entitled to receive, without interest, an amount in cash (less any applicable withholding tax) equal to (i) the total number of shares of Company Common Stock subject to such Company Stock Option immediately prior to the Effective Time, multiplied by (ii) the excess, if any, of the Per Share Consideration over the exercise price per share of Company Common Stock under such Company Stock Option; provided that no holder of a Company Stock Option that, as of immediately prior to such cancellation, has an exercise price per share of Company Common Stock that is equal to or greater than the Per Share Consideration will be entitled to any payment with respect to such canceled Company Stock Option.
The table below sets forth the number of shares of Company Common Stock subject to Company Stock Options held by executive officers of CIRCOR as of July 10, 2023, and the aggregate cash consideration (on a pre-tax basis) that would be payable with respect to such Company Stock Options based on the excess of the Base Per Share Consideration of $56.00 over the applicable exercise price per share of Company Common Stock. The actual amount payable in respect of Company Stock Options held by executive officers of CIRCOR will depend on the number of shares of Company Common Stock subject to Company Stock Options held by such persons as of the Effective Time, which may differ from the amounts in the table below. No directors hold Company Stock Options.
Name of Executive Officer	Number of Shares of Company Common Stock Subject to Company Stock Options (#)	Cash Consideration for Company Stock Options ($)
Tony Najjar	7,377	117,290
Arjun Sharma	13,983	155,042
Jessica W. Wenzell	—	—
Joseph Losak II	—	—
Forrest Tiedeman	—	—
Treatment of Company PSUs
As of the Effective Time, each Company PSU that is outstanding immediately prior to the Effective Time will be canceled and, in exchange therefor, the holder will be entitled to receive, without interest, an amount in cash (less any applicable withholding tax) equal to the product of (i) the number of shares of Company Common Stock subject to such Company PSU immediately prior to the Effective Time that are considered to be earned as of the Effective Time as determined in accordance with the terms of the applicable executive change in control agreement, including the proration of the total number of shares of Company Common Stock subject to the Company PSU and with the performance conditions deemed achieved at the greater of target and actual performance levels, multiplied by (ii) the Per Share Consideration.
The table below sets forth the number of shares of Company Common Stock subject to Company PSUs held by executive officers of CIRCOR as of July 10, 2023, assuming maximum performance and the aggregate cash consideration (on a pre-tax basis) that would be payable with respect to such Company PSUs, assuming the Effective Time occurs on July 10, 2023 (and payments are prorated based on such date). The actual amount payable in respect of Company PSUs held by executive officers and directors of CIRCOR will depend on the number of shares of Company Common Stock subject to Company PSUs held by such persons as of the Effective Time, the date on which the Effective Time occurs and actual performance through the Effective Time and may differ from the amounts in the table below. The amounts set forth in the table below do not include the cash retention award program expected to be established following the Closing based on the value of Company PSUs, as described in further detail above. No directors hold Company PSUs.
Name of Executive Officer	Number of Company PSUs (#)	Cash Consideration for Company PSUs ($)
Tony Najjar	90,774	1,532,864
Arjun Sharma	57,496	1,204,690
Jessica W. Wenzell	43,068	930,711
Joseph Losak II	—	—
Forrest Tiedeman	—	—
Treatment of Company RSUs and Company Phantom Units
As of the Effective Time, each Vested Company RSU and Vested Company Phantom Unit will be canceled and, in exchange therefor, the holder will be entitled to receive, without interest, an amount in cash (less any applicable withholding tax) equal to (i) the number of shares of Company Common Stock subject to such Vested Company RSU or Vested Company Phantom Unit immediately prior to the Effective Time, multiplied by (ii) the Per Share Consideration. As of the Effective Time, each Unvested Company RSU and Unvested Company Phantom Unit will be canceled and converted into a Replacement RSU with a grant date value equal to (i) the total number of shares of Company Common Stock subject to such Unvested Company RSU or Unvested Company Phantom Unit immediately prior to the Effective Time, multiplied by (ii) the Per Share Consideration, which Replacement RSUs will generally vest and be payable at the same time and on the same terms and conditions as the corresponding Unvested Company RSUs or Unvested Company Phantom Units, except that Replacement RSUs granted in respect of Unvested Company MSPP RSUs will vest upon the earliest to occur of (a) the nine (9)-month anniversary of the Closing Date (or, if earlier, the date upon which the Unvested Company MSPP RSU would have vested in accordance with its terms), subject to continued employment, or (b) termination of the holder’s employment by the Company or its relevant affiliate without “cause” or for “good reason” (subject to certain limitations in the case of good reason).
The table below sets forth the number of Vested Company RSUs and Unvested Company RSUs held by executive officers and directors of CIRCOR as of July 10, 2023, the aggregate cash consideration (on a pre-tax basis) that would be payable with respect to such Vested Company RSUs and the aggregate cash value (on a pre-tax basis) of such Unvested Company RSUs, which would vest and become payable to the directors as of the Effective Time and which, for the executive officers, represents the grant date value of Replacement RSUs that would be granted with respect to such Unvested Company RSUs based on the Base Per Share Consideration. No executive officer or director of CIRCOR held any Company Phantom Units as of July 10, 2023. The actual amount payable in respect of Vested Company RSUs and Unvested Company RSUs (as it relates to the directors of CIRCOR) and the grant date value of Replacement RSUs held by executive officers of CIRCOR will depend on the number of shares of Company Common Stock subject to Vested Company RSUs and Unvested Company RSUs held by such persons as of the Effective Time, which may differ from the amounts in the table below.
Name of Executive Officer or Director	Number of Vested RSUs (#)	Cash Consideration for Vested RSUs ($)	Number of Unvested RSUs (#)	Cash Consideration for Unvested RSUs ($)	Grant Date Value of Replacement RSUs ($)
Samuel R. Chapin	—	—	9,620	538,720	—
Tina Donikowski	—	—	9,620	538,720	—
Bruce Lisman	—	—	9,620	538,720	—
Helmuth Ludwig	—	—	9,620	538,720	—
John (Andy) O’Donnell	—	—	9,620	538,720	—
Jill D. Smith	—	—	9,620	538,720	—
Joseph Losak II	—	—	2,426		135,856
Tony Najjar	—	—	67,340		3,771,040
Arjun Sharma	—	—	54,028		3,025,568
Forrest Tiedeman	—	—	5,048		282,688
Jessica W. Wenzell	—	—	21,189		1,186,584
Payment Upon Termination of Employment Following Change of Control
All executive officers of CIRCOR are either eligible to participate in CIRCOR’s Amended and Restated Change in Control Severance Pay Plan (the “CIC Severance Plan”) or party to Amended and Restated Executive Change in Control Agreements with CIRCOR (the “CIC Agreements”), which provide benefits in the event of a change in control of the Company.
CIC Agreements
Mr. Najjar, Mr. Sharma, and Ms. Wenzell each are party to a CIC Agreement (collectively referred to as “participating executives” in this section). The term of each CIC Agreement is one (1) year, subject to annual one (1)-year extensions unless there is a notice of non-renewal. Each of the CIC Agreements provides enhanced severance benefits if, within two (2) years following a change of control, a participating executive’s employment is terminated by the Company without cause or he or she resigns from the Company for good reason (a “qualifying termination”). In the event of a qualifying termination, the CIC Agreement entitles each such executive to a lump sum payment equal to two (2) times (i) the greater of his or her (a) then-current base salary, (b) salary immediately prior to the change in control or (c) salary immediately prior to the announcement of the change in control if such announcement occurs in a different year than the change in control and (ii) the greater of (a) his or her target annual bonus in effect during the fiscal year in which the termination occurs and (b) the average annual bonuses paid or payable for the three (3) fiscal years ended prior to termination of employment or, if greater, the three (3) fiscal years ended prior to the change in control (or, in each case, a lesser period for which annual bonuses were payable). Such payment is payable on the first payroll date after a release of claims becomes irrevocable, subject to a later payment date of up to six (6) months and one (1)-day following termination of employment, in the event required by Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).
The CIC Agreements also provide for (i) a pro-rated payment of annual bonus for the performance year in which termination of employment occurs based on actual performance through such termination date and payable at the same time as bonuses are paid to other senior executives, (ii) payments equal to the value of up to twenty-four (24) months of COBRA premiums (if COBRA coverage is elected) to facilitate continuation of medical coverage, with the first eighteen (18) months payable in monthly installments and the remaining six (6) months, if applicable, paid in a lump sum following the eighteen (18) month anniversary of termination of employment if COBRA coverage were maintained for the full eighteen (18) months and (iii) the accelerated vesting of certain equity-based awards in connection with a qualifying termination, as further detailed below.
The treatment of equity awards is governed by the CIC Agreements as follows:
•
For equity awards that are subject only to service conditions, awards will vest upon a change in control only in the event the surviving entity does not assume or continue the awards or provide substitute awards of similar value. If such awards are assumed or substituted and a qualifying termination of employment subsequently occurs within two years of the change in control event, any unvested portion of such awards will immediately vest. The Replacement RSUs are being issued in respect of the Unvested Company RSUs held by the participating executives and will be subject to the treatment in the foregoing sentence.
•
For equity awards that are subject to achievement of performance criteria, if the change in control event is also a “change in the ownership of a corporation” or a “change in the ownership of a substantial portion of a corporation’s assets” (as set forth in Treas. Reg. 1.409A-3(i)(5)), then any such award (i) will, to the extent not otherwise subject to substantial risk of forfeiture, immediately vest on a pro-rated basis based on the greater of (a) the target number of shares of Company Common Stock underlying the award or (b) the number of shares of Company Common Stock determined based on actual performance between the beginning of the performance period and the event date or (ii) if such award is otherwise subject to a substantial risk of forfeiture, it may be replaced with a substitute award of restricted stock of the successor entity of equal value to the target number of performance shares of Company Common Stock (or, if greater, the number of shares of Company Common Stock determined based on actual performance between the beginning of the performance period and change in control date) with vesting to occur on the second (2nd) anniversary of the change in control if the change in control occurs within the first twelve (12) months of the applicable performance period or on the first (1st) anniversary of the change in control date if the change in control occurs after the first twelve (12) months of the applicable performance period, or, if earlier, immediate vesting upon a qualifying termination of employment. The Company PSUs held by the participating executives are being treated in accordance with clause (i) of the foregoing sentence.

The participating executives would not be entitled to benefits under other severance agreements in connection with any termination from the Company with respect to which benefits under the CIC Agreements would be payable. Each of the participating executives listed above also has agreed to comply with non-competition provisions set forth in their individual restrictive covenants agreements as consideration for the change in control benefits.
The CIC Agreements include a Section 280G better-off cutback provision, which provides that, in the event that the payments and benefits provided to the applicable participating executive would be subject to the excise tax imposed by Section 4999 of the Code, the severance payments and benefits will either be delivered in full or reduced to the extent necessary to avoid the excise tax, whichever would result in the participating executive receiving the largest amount of payments and benefits on an after-tax basis.
CIC Severance Plan
Pursuant to the terms of the CIC Severance Plan, each of Messrs. Losak and Tiedeman is eligible for enhanced severance benefits if, within one (1) year following a change in control, his employment is terminated by the Company without cause or he resigns from the Company for good reason, in either case within the twelve (12)-month period following a change in control (a “Qualifying Termination”). In such circumstances, the CIC Severance Plan provides, in the case of Messrs. Losak and Tiedeman:
•
payments equal to: the sum of (x) 100% of annual salary at the rate in effect on the date of a Qualifying Termination (or, if greater, at the rate in effect immediately before the change in control) and (y) 100% of target bonus for the then current calendar year in which such Qualifying Termination occurs, or if such target bonus amount has not yet been established for such year, 100% of the target bonus amount for the calendar year immediately prior to the calendar year in which the Qualifying Termination occurs, plus

•
a lump sum cash payment equal to the sum of (x) any bonus amount that had been awarded for a completed calendar year but not yet paid as of the date of a Qualifying Termination and (y) with respect to the calendar year during which a Qualifying Termination occurs, an amount equal to the product of (i) the target bonus for such year, or if such target amount has not yet been established for such year, the target bonus amount for the calendar year immediately prior to the calendar year in which the Qualifying Termination occurs, and (ii) a fraction, the numerator of which equals the number of days from and including the first (1st) day of the calendar year during which the Qualifying Termination occurred through and including the date of Qualifying Termination, and the denominator of which is 365, plus

•
a monthly payment during a period of up to twelve (12) months (or such shorter period if coverage commences under a subsequent employer’s health care plan) equal to the COBRA premium for the covered employee’s level of coverage in effect at the time of a Qualifying Termination under the Company’s group health plans but reduced by the monthly amount that the employee would pay for such coverage if they were an active employee, plus

•
the vesting of any outstanding equity awards that vest solely on the basis of continued employment with the Company shall be accelerated solely by reason of a change in control only if the surviving corporation or acquiring corporation following a change in control refuses to assume or continue these awards or to substitute similar equity awards for those outstanding immediately prior to the change in control. If such equity awards are so continued, assumed or substituted and the employee incurs a Qualifying Termination within the twelve (12)-month period following the change in control, then the vesting and exercisability of all such unvested equity awards will be accelerated in full. The Replacement RSUs are being issued in respect of the Unvested Company RSUs held by Messrs. Losak and Tiedeman and will be subject to the treatment in the foregoing sentence.

Such payments are generally payable on the first regular payroll cycle following the one (1)-month anniversary of the Qualifying Termination or, if later, in the first regular payroll cycle after a release of claims becomes irrevocable, or if applicable with respect to a performance bonus payment amount that has yet to be determined, the date on which such bonus payments are regularly scheduled, and in each case subject to a later payment date of up to six (6) months and one (1) day following termination of employment, in the event required by Section 409A of the Code.
Plan coverage is contingent upon (i) covered employee executing and delivering to the Company a general release of claims following the date of a Qualifying Termination and (ii) covered employee executing and delivering to the Company a restrictive covenants and cooperation agreement, including non-disparagement and non-disclosure agreements, and agreement to non-solicitation of Company employees for a period of twelve (12) months following the termination of employment for any reason.
The CIC Severance Plan includes a Section 280G better-off cutback provision, which provides that, in the event that the payments and benefits provided to the applicable executive officer would be subject to the excise tax imposed by Section 4999 of the Code, the severance payments and benefits will either be delivered in full or reduced to the extent necessary to avoid the excise tax, whichever would result in the executive officer receiving the largest amount of payments and benefits on an after-tax basis.
Acceleration of Unvested Company MSPP RSUs
Pursuant to the terms of the Merger Agreement, each Replacement RSU granted in respect of the Unvested Company MSPP RSUs will vest and be settled in cash (less any applicable withholding taxes) at the then-current value of the Surviving Corporation upon the earliest to occur of (a) the nine (9)-month anniversary of the Closing Date (or, if earlier, the date upon which the Unvested Company MSPP RSU would have vested), subject to continued employment, or (b) termination of the holder’s employment by the Company or its relevant affiliate without cause or for good reason (subject to certain limitations in the case of good reason).
2023 Annual Bonus Payouts
Pursuant to the terms of the Merger Agreement, if bonuses with respect to calendar year 2023 have not been paid prior to the Effective Time, the Surviving Corporation shall pay any employee who is then employed and who participates in a Company benefit plan that provides the opportunity to earn an annual bonus in respect of calendar year 2023, including executive officers, a bonus based on the greater of target performance and actual performance, subject to continued employment through the payment date, except that if the Surviving Corporation terminates the employment of an employee other than for cause, the employee shall remain entitled to receive his or her 2023 annual bonus, prorated based on the number of days he or she was employed during calendar year 2023, except that payment will be reduced by the value of any severance payment the employee is entitled to that is measured by reference to the employee’s annual bonus for calendar year 2023.
Employee Benefits
With respect to each employee of CIRCOR or its Subsidiaries who is employed as of immediately prior to the Effective Time, for a period of twelve (12) months following the Closing (or, if earlier, until the applicable continuing employee’s employment terminates), the Surviving Corporation will provide, or cause to be provided, to each continuing employee, (i) base compensation and a target annual cash incentive opportunity that, in each case, is at least as favorable as that in effect immediately prior to the Effective Time, (ii) employee benefits (excluding equity-based incentive compensation plans, severance, nonqualified deferred compensation, retention, change in control or transaction compensation arrangements, one-time bonuses, defined pension benefits and retiree health or welfare benefits) that are substantially comparable in the aggregate to such employee benefits that the continuing employee was entitled to receive immediately prior to the Effective Time and (iii) severance benefits that are at least as favorable as the severance benefits provided prior to the Effective Time.
Insurance and Indemnification of Directors and Executive Officers
The Merger Agreement provides that Parent and Merger Sub shall cause the certificate of incorporation and bylaws of the Surviving Corporation to contain provisions no less favorable with respect to indemnification, advancement of expenses, and exculpation from liabilities of present and former directors, officers and employees of the Company than such provisions set forth in the certificate of incorporation and bylaws of the Company as of the date of the Merger Agreement. Such provisions may not be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of such individual, and will be observed by the Surviving Corporation and its Subsidiaries to the fullest extent available under Delaware (or other applicable) law until the later of (i) the expiration of the statute of limitations applicable to such matters and (ii) six (6) years from the Effective Time.
In addition, the Merger Agreement provides for indemnification and exculpation rights with respect to liabilities for acts and omissions occurring prior to or at the Effective Time, as well as related rights to advancement of expenses, in favor of the current and former directors and officers of the Company (together with such person’s heirs, executors and administrators), who we refer to collectively as the “indemnitees.” Specifically, for a period of six (6) years after the Effective Time (or the later expiration of the applicable statute of limitations), Parent and the Surviving Corporation will, jointly and severally, indemnify and hold harmless each current or former director and officer of the Company against all obligations to pay a judgment, settlement, or penalty and reasonable expenses incurred in connection with any action, whether civil, criminal, administrative, arbitrative, or investigative, and whether formal or informal, arising out of or pertaining to any action or omission, including any action or omission in connection with the fact that the indemnitee is or was an officer, director, employee, fiduciary, or agent of the Company or its Subsidiaries, or of another entity if such service was at the request of the Company, whether asserted or claimed prior to, at, or after the Effective Time, to the fullest extent permitted under applicable law. The Merger Agreement also provides that Parent and the Surviving Corporation shall advance reasonable fees and expenses (including reasonable attorneys’ fees) as incurred by any such indemnitee in the defense of such legal action (provided that any person to whom expenses are advanced shall have provided, to the extent required by the DGCL, an undertaking to repay such advances if it is finally determined that such Person is not entitled to indemnification).
The Merger Agreement further provides that prior to the Effective Time, the Company may purchase a tail policy under the current directors’ and officers’ liability insurance policies maintained at such time by the Company, which tail policy (i) will be effective until the sixth (6th) anniversary of the Effective Time with respect to claims arising from facts or events that existed or occurred prior to or at the Effective Time and (ii) will contain coverage that is at least as protective to such directors and officers as the coverage provided by such existing policies, subject to certain limits on the aggregate premium for such tail policy. In addition, without limiting the foregoing, unless the Company has purchased a tail policy, the Merger Agreement requires the Surviving Corporation to purchase such tail policy at or after the Effective Time. Parent shall cause the Surviving Corporation to maintain such policy in full force and effect for the full six (6)-year term.
Golden Parachute Compensation
This section sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation for each named executive officer of CIRCOR that is based on or otherwise relates to the Merger. This compensation is referred to as “golden parachute” compensation by the applicable SEC disclosure rules, and in this section we use such term to describe the merger-related compensation payable to our named executive officers. The “golden parachute” compensation payable to these individuals is subject to a non-binding advisory vote of CIRCOR Stockholders, as described below in this section.
The estimated value of the payments and benefits that CIRCOR’s named executive officers will or may be entitled to receive in connection with the Merger is quantified below with Item 402(t) of Regulation S-K. These estimated amounts assume (i) that the Merger is consummated and each such named executive officer experienced a termination by the Company without cause on July 10, 2023 (which is the assumed date solely for purposes of this golden parachute compensation disclosure); (ii) the Base Per Share Consideration is $56.00 and no Additional Per Share Consideration is applicable; (iii) that each named executive officer’s base salary rate and annual target bonus opportunity remain unchanged from those in effect as of the date of this proxy statement; (iv) that each named executive officers’ Company PSUs vest based on maximum performance, pro-rated for the period of employment between the performance period start date and July 10, 2023; and (v) that none of the named executive officers’ Company Equity Awards that are outstanding as of July 10, 2023, vest, are exercised or are forfeited, and none of the named executive officers are granted additional equity awards, in each case prior to the date of the executive’s termination. In addition, these amounts do not attempt to forecast any additional awards, grants, or forfeitures that may occur prior to the Effective Time or any awards that, by their terms, vest irrespective of the Merger prior to July 10, 2023, and do not include any reduction on account of Section 280G or 4999 of the Code. Further, these amounts do not include any post-Closing compensation arrangements that may be contemplated. As a result of the foregoing assumptions, which may or may not actually occur or be accurate on the relevant date, including the assumptions described in the footnotes to the table, the actual amounts, if any, to be received by an executive officer may differ materially from the amounts set forth below.
For purposes of this discussion, “single-trigger” refers to benefits that arise as a result of the completion of the Merger and “double -trigger” refers to benefits that require two conditions, which are the completion of the Merger and a qualifying termination.
Name	Cash ($)(2)	Equity ($)(3)	Pension/ NQDC ($)	Perquisites/ Benefits ($)(4)	Tax Reimbursement ($)	Other ($)	Total ($)
Tony Najjar	3,279,384	5,303,904	—	46,410	—	—	8,629,698
Arjun Sharma	1,958,477	4,230,258	—	52,339	—	—	6,241,074
Jessica W. Wenzell	1,547,058	2,117,295	—	64,973	—	—	3,729,326
Forrest Tiedeman	393,969	282,688	—	16,327	—	—	692,984
Scott Buckhout(1)	—	—	—	—	—	—	—
(1)	Mr. Buckhout terminated employment with CIRCOR on January 19, 2022. He is not expected to receive any compensation in connection with the Merger.
(2)
The amounts reported in this column represent cash severance amounts payable to the named executive officer pursuant to his or her CIC Agreement or under the CIC Severance Plan, as applicable, as described above under “The Merger—Interests of CIRCOR’s Directors and Executive Officers in the Merger—Payment Upon Termination of Employment Following Change of Control.” Cash severance is comprised of (a) in the case of each of Mr. Najjar, Mr. Sharma, and Ms. Wenzell, (i) an amount equal to two times the sum of his or her (x) current base salary and (y) current target short-term incentive compensation, plus (ii) his or her current target short-term incentive compensation, prorated based on the assumed date of termination, and (b) in the case of Mr. Tiedeman, (i) an amount equal to one times the sum of his (x) current base salary and (y) current target short-term incentive compensation, plus (ii) his or her current target short-term incentive compensation, prorated based on the assumed date of termination. The bonus amounts included represent the 2023 target bonus amounts for each named executive officer. These amounts are “double-trigger” payments, payable upon a qualifying termination of employment that occurs within two years (for Mr. Najjar, Mr. Sharma, and Ms. Wenzell) or twelve (12) months (for Mr. Tiedeman) following a change in control, as described above under “The Merger—Interests of CIRCOR’s Directors and Executive Officers in the Merger—Payment Upon Termination of Employment Following Change of Control.”

(3)
The amounts reported in this column include the aggregate dollar value of the Company PSUs and Unvested Company RSUs held by the named executive officers as of July 10, 2023, which will be treated as described above under “The Merger—Interests of CIRCOR’s Directors and Executive Officers in the Merger—Treatment of Company Equity Awards.” The value of Company PSUs is the assumed Base Per Share Consideration of $56.00 per share of Company Common Stock multiplied by the number of shares of Company Common Stock deemed earned as of July 10, 2023, based on maximum performance and prorated through such date. These amounts are “single-trigger” payments.

The value of Unvested Company RSUs is the assumed Base Per Share Consideration of $56.00 per share of Company Common Stock multiplied by the number of Shares subject to the Unvested Company RSUs. Under the double-trigger arrangements in the CIC Agreements and CIC Severance Plan, each named executive officer is eligible to receive 100% vesting acceleration for his or her outstanding equity awards upon a qualifying termination of employment that occurs within two (2) years (for Mr. Najjar, Mr. Sharma, and Ms. Wenzell) or twelve (12) months (for Mr. Tiedeman) following a change in control, as described above under “The Merger—Interests of CIRCOR’s Directors and Executive Officers in the Merger—Treatment of Company Equity Awards” (other than the Unvested Company MSPP RSUs, which are payable upon a qualifying termination of employment that occurs within nine (9) months following the Closing, as described above under “The Merger—Interests of CIRCOR’s Directors and Executive Officers in the Merger—Treatment of Company Equity Awards”).

The following table quantifies the value of the payments in respect of Company PSUs and Unvested Company RSUs included in the aggregate total reported in the column. As noted above, only the amounts listed under “Company PSUs” would be considered a single-trigger benefit. All Company Stock Options are fully vested and so are not included in the amounts reported in this column or in the below table.
Name	Company PSUs ($)	Unvested Company RSUs ($)
Tony Najjar	1,532,864	3,771,040
Arjun Sharma	1,204,690	3,025,568
Jessica W. Wenzell	930,711	1,186,584
Forrest Tiedeman	—	282,688
(4)
The amounts reported in this column represent the additional benefits payable to the named executive officer pursuant to his or her CIC Agreement or under the CIC Severance Plan, as applicable. These amounts represent estimates of the cost of continued health insurance (a) for each of Mr. Najjar, Mr. Sharma, and Ms. Wenzell, for a period of two years for the named executive officer and any covered spouse and dependents based on the cost of continuing coverage under COBRA in effect for the health insurance plans prior to termination, and (b) for Mr. Tiedeman, for a period of one year for Mr. Tiedeman and any covered spouse and dependents based on the same cost sharing percentage in effect for the health insurance plans prior to termination. These amounts are “double-trigger” payments, payable upon a qualifying termination of employment that occurs within two years (for Mr. Najjar, Mr. Sharma, and Ms. Wenzell) or twelve (12) months (for Mr. Tiedeman) following a change in control, as described above under “The Merger—Interests of CIRCOR’s Directors and Executive Officers in the Merger—Payment Upon Termination of Employment Following Change of Control.”

Financing of the Merger
We presently anticipate that the total funds needed to complete the Merger and the related transactions will be approximately $1,860,000,000, which will be funded via the Equity Financing described below.
Equity Commitment Letter
Pursuant to the Equity Commitment Letter, the Parent Sponsor has committed to contribute or cause to be contributed to Parent at the closing of the Merger certain equity financing (the “Equity Financing”) for the purpose of allowing Parent and/or Merger Sub to fund the aggregate Merger Consideration payable by Parent and/or Merger Sub, and to pay related fees and expenses that are required to be paid by Parent at the Closing pursuant to the Merger Agreement (including in connection with the Merger).
The obligations of the Parent Sponsor to provide the Equity Financing under the Equity Commitment Letter are subject to a number of conditions, including, but not limited to the satisfaction or waiver by Parent of all of the conditions to Parent’s obligation to effect the closing set forth in Sections 6.1 and 6.2 of the Merger Agreement (other than conditions that either by their nature are to be satisfied by the taking of actions or delivery of documents, or waived, at the closing and which are capable of being satisfied if the Closing were to occur at such time), and the consummation of the Merger.
The obligation of the Parent Sponsor to fund the equity commitment will automatically and immediately terminate upon the earliest to occur of: (i) the consummation of the closing (including the payment of all amounts required to be paid by Parent and Merger Sub), (ii) the valid termination of the Merger Agreement pursuant to the Merger Agreement, (iii) the assertion in writing, directly or indirectly, by CIRCOR or any of its controlled affiliates, or any of its or their respective directors, officers, agents, employees, managers members, partners, equityholders, attorneys or other representatives on their behalf of a lawsuit or other formal legal proceedings against Parent, Merger Sub or the Parent Sponsor or their respective affiliates under the Merger Agreement, the Equity Commitment Letter and the Limited Guarantee (subject to certain exceptions).
CIRCOR is an express third-party beneficiary of the Equity Commitment Letter to enforce its right under the Equity Commitment Letter, including with respect to enforcing Parent’s right to cause the commitment under the Equity Commitment Letter to be funded by the Parent Sponsor to Parent in accordance with the Equity Commitment Letter, in each case, subject to (i) the limitations and conditions set forth in the Equity Commitment Letter and (ii) the terms and conditions of the Merger Agreement.
Limited Guarantee
Concurrently with the execution of the Merger Agreement, the Parent Sponsor has executed and delivered the Limited Guarantee in favor of CIRCOR. Pursuant to the Limited Guarantee, the Parent Sponsor has agreed to guarantee the due and punctual payment of: (i) Parent’s reimbursement and indemnification obligations set forth in the Merger Agreement and (ii) either (A) the Financing Reverse Termination Fee or Antitrust Reverse Termination Fee when and only if such amounts become payable pursuant to the Merger Agreement or (B) a final, non-appealable judgment awarding any monetary damages if such amounts become payable pursuant to the terms of the Merger Agreement, in each case subject to certain limitations. The obligations of the Parent Sponsor under the Limited Guarantee are subject to an aggregate cap equal to the Antitrust Reverse Termination Fee of $125,000,000 (or the Financing Reverse Termination Fee of $100,000,000 if the Antitrust Reverse Termination Fee is not payable), plus any applicable Reimbursement Obligations up to the Reimbursement Obligations Cap, plus up to $2,000,000 in interest for failure to pay any of the foregoing amounts when due pursuant to the Merger Agreement.
The Limited Guarantee will terminate and be of no further force and effect, and CIRCOR will have no rights under the Limited Guarantee, upon the earliest to occur of (i) the consummation of the Merger, (ii) the valid termination of the Merger Agreement pursuant to the Merger Agreement in circumstances when no amounts would be payable to CIRCOR under the Limited Guarantee, (iii) sixty (60) days following the valid termination of the Merger Agreement pursuant to the Merger Agreement in circumstances when any amount would be payable to CIRCOR under the Limited Guarantee, unless prior to the end of the sixty (60)-day period CIRCOR commences an action to enforce the Limited Guarantee (in which case the Limited Guarantee will terminate upon the resolution of such action by settlement or final, non-appealable order and satisfaction by the Parent Sponsor of any obligations determined to be owed under the Limited Guarantee), and (iv) the indefeasible payment and satisfaction in full by Parent or the Parent Sponsor of an amount sufficient to satisfy all obligations owed under the Limited Guarantee (subject to the cap).
Appraisal Rights
If the Merger is consummated, CIRCOR Stockholders and beneficial owners of shares of Company Common Stock who continuously hold such shares of Company Common Stock through the Effective Time, who do not vote in favor of the adoption of the Merger Agreement, who properly demand appraisal of such shares of Company Common Stock in accordance with Section 262, and who otherwise comply with the statutory requirements of Section 262 will be entitled to seek appraisal by the Delaware Court of Chancery of the “fair value” of their shares of Company Common Stock in connection with the Merger under Section 262. The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which is accessible at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262 and incorporated by reference herein. The following summary does not constitute any legal or other advice and does not constitute a recommendation that CIRCOR Stockholders or beneficial owners of shares of Company Common Stock exercise their appraisal rights under Section 262. All references in Section 262 and in this summary to a “stockholder,” “holder of shares of Common Stock” or “CIRCOR Stockholder” are to the record holder of shares of Company Common Stock unless otherwise expressly noted herein, and all such references to a “beneficial owner” mean a person who is the beneficial owner of shares of Company Common Stock held either in voting trust or by a nominee on behalf of such person unless otherwise expressly noted herein (and the word “person” means any individual, corporation, partnership, unincorporated association or other entity).
Under Section 262, if the Merger is completed, holders and beneficial owners of shares of Company Common Stock who: (i) submit a written demand for appraisal of their shares of Company Common Stock and do not withdraw their demand, fail to perfect or otherwise lose their appraisal rights, in each case in accordance with Section 262; (ii) do not vote such shares (or cause such shares to be voted) in favor of the adoption of the Merger Agreement; (iii) continuously are the record holders or beneficial owners, as the case may be, of such shares through the Effective Time; (iv) who are entitled to demand appraisal rights under Section 262 and (v) otherwise exactly follow the procedures set forth in Section 262 will be entitled to have their shares appraised by the Delaware Court of Chancery and receive payment in cash of the “fair value” of the shares of Company Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest to be paid on the amount determined to be fair value, if any, as determined by the court. However, after an appraisal petition has been filed, Section 262 provides that the Delaware Court of Chancery will dismiss appraisal proceedings as to all CIRCOR Stockholders and beneficial owners of shares of Company Common Stock who have asserted appraisal rights unless (a) the total number of shares for which appraisal rights have been pursued and perfected exceeds 1% of the outstanding shares of Company Common Stock eligible for appraisal as measured in accordance with subsection (g) of Section 262; or (b) the value of the aggregate Merger Consideration in respect of the shares of Company Common Stock for which appraisal rights have been pursued and perfected exceeds $1 million (conditions (a) and (b) referred to as the “ownership thresholds”). Unless the Delaware Court of Chancery, in its discretion, determines otherwise for good cause shown, interest on an appraisal award will accrue and compound quarterly from the

Effective Time through the date the judgment is paid at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during such period. However, at any time before the Delaware Court of Chancery enters judgment in the appraisal proceedings, the Surviving Corporation may voluntarily pay to each CIRCOR Stockholder and beneficial owner of Company Common Stock entitled to appraisal an amount in cash pursuant to subsection (h) of Section 262, in which case such interest will accrue after the time of such payment only on an amount that equals the difference, if any, between the amount so paid and the “fair value” of the shares as determined by the Delaware Court of Chancery, in addition to any interest accrued prior to the time of such voluntary cash payment, unless paid at such time. The Surviving Corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment.
Under Section 262, where a merger is to be submitted for approval at a meeting of CIRCOR Stockholders, such as the Special Meeting, the corporation, not less than twenty (20) days prior to the meeting, must notify each of the CIRCOR Stockholders who was such on the record date for notice of such meeting with respect to shares for which appraisal rights are available that appraisal rights are available and include in the notice either a copy of Section 262 or information directing the CIRCOR Stockholders to a publicly available electronic resource at which Section 262 may be accessed without subscription or cost. This proxy statement constitutes CIRCOR’s notice to CIRCOR Stockholders that appraisal rights are available in connection with the Merger, and the full text of Section 262 is accessible at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262 and incorporated by reference herein. In connection with the Merger, any holder of shares of Company Common Stock or any beneficial owner of Company Common Stock who wishes to exercise appraisal rights, or who wishes to preserve such holder’s or beneficial owner’s right to do so, should review this discussion and the applicable provisions of Section 262 carefully. Failure to strictly comply with the requirements of Section 262 in a timely and proper manner may result in the loss of appraisal rights under the DGCL. A CIRCOR Stockholder or beneficial owner of Company Common Stock who loses his, her or its appraisal rights will be entitled to receive the Per Share Consideration described in the Merger Agreement. Moreover, the process of dissenting and exercising appraisal rights requires compliance with technical prerequisites, and because of the complexity of the procedures for exercising the right to seek appraisal of shares of Company Common Stock, CIRCOR believes that if a CIRCOR Stockholder or beneficial owner of Company Common Stock considers exercising such rights, that CIRCOR Stockholder or beneficial owner of Company Common Stock should seek the advice of legal counsel and financial advisors.
CIRCOR Stockholders or beneficial owners of shares of Company Common Stock wishing to exercise the right to seek an appraisal of their shares of Company Common Stock must do ALL of the following:
•
in the case of a CIRCOR Stockholder, such person must not vote, or abstain from voting, in favor of the proposal to adopt the Merger Agreement. In the case of a beneficial owner of Company Common Stock, such person must not instruct such person’s broker, bank or other nominee to vote such person’s share, or abstain from voting, in favor of the proposal to adopt the Merger Agreement;

•
the CIRCOR Stockholder or beneficial owner of Company Common Stock must deliver to CIRCOR a written demand for appraisal before the vote on the Merger Agreement at the Special Meeting, which written demand must reasonably inform CIRCOR of the identity of the CIRCOR Stockholder or beneficial owner of Company Common Stock and that the CIRCOR Stockholder or beneficial owner of Company Common Stock intends to demand appraisal of his, her or its shares. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or voting against the adoption of the Merger Agreement. Voting “AGAINST” or failing to vote “FOR” the adoption of the Merger Agreement by itself does not constitute a demand for appraisal within the meaning of Section 262;

•
the CIRCOR Stockholder or beneficial owner of Company Common Stock must continuously hold or beneficially own, as applicable, the shares of Company Common Stock from the date of making the demand through the Effective Time (a CIRCOR Stockholder or beneficial owner of Company Common Stock will lose appraisal rights if the CIRCOR Stockholder or beneficial owner of Company Common Stock transfers the shares before the Effective Time); and

•
the CIRCOR Stockholder or beneficial owner of Company Common Stock must otherwise comply with the procedures of Section 262, including filing a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares within one hundred twenty (120) days after the Effective Time. The Surviving Corporation is under no obligation to file any petition and has no intention of doing so.

In addition, one of the ownership thresholds articulated in Section 262(g) must be met.

Because a proxy that does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the Merger Agreement, a CIRCOR Stockholder or beneficial owner of Company Common Stock who votes by proxy and who wishes to exercise appraisal rights must vote against the adoption of the Merger Agreement, abstain or not vote the shares.
Filing a Written Demand
Any holder of shares of Company Common Stock or beneficial owner of Company Common Stock wishing to exercise appraisal rights must deliver to CIRCOR, before the vote on the adoption of the Merger Agreement at the Special Meeting at which the proposal to adopt the Merger Agreement will be submitted to CIRCOR Stockholders, a written demand for the appraisal of the shares of Company Common Stock held by the CIRCOR Stockholder or shares of Company Common Stock beneficially owned by the beneficial owner, as applicable.
In the case of a CIRCOR Stockholder, that CIRCOR Stockholder must not vote or submit a proxy in favor of the adoption of the Merger Agreement. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the Merger Agreement, and it will constitute a waiver of the CIRCOR Stockholder’s appraisal rights. Therefore, a CIRCOR Stockholder who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the adoption of the Merger Agreement or abstain from voting, or otherwise fail to vote, on the adoption of the Merger Agreement.
In the case of a beneficial owner of Company Common Stock, brokers, banks and other nominees that hold shares of Company Common Stock in “street name” for their customers do not have discretionary authority to vote those shares on the proposal to approve and adopt the Merger Agreement without specific voting instructions from the beneficial owner on such proposal, but such brokers, banks or other nominees will vote such shares of Company Common Stock as instructed if the beneficial owner provides such instructions. If a beneficial owner of shares of Company Common Stock held in “street name” instructs such person’s broker, bank or other nominee to vote such person’s shares in favor of the proposal to approve and adopt the Merger Agreement, and does not revoke such instruction prior to the vote on the proposal to approve and adopt the Merger Agreement, then such shares of Company Common Stock will be voted in favor of the approval and adoption of the Merger Agreement, and it will constitute a waiver of such beneficial owner’s right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a beneficial owner of Company Common Stock who wishes to exercise appraisal rights must either not provide any instructions to such person’s broker, bank or other nominee how to vote on the proposal to approve and adopt the Merger Agreement or must instruct such broker, bank or other nominee to vote against the approval and adoption of the Merger Agreement or abstain from voting on such proposal.
Neither voting against the adoption of the Merger Agreement nor abstaining from voting or failing to vote on the proposal to adopt the Merger Agreement will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the adoption of the Merger Agreement. A proxy or vote against the adoption of the Merger Agreement will not constitute a demand. A CIRCOR Stockholder’s or beneficial owner of Company Common Stock’s failure to make the written demand prior to the taking of the vote on the adoption of the Merger Agreement at the Special Meeting will constitute a waiver of appraisal rights.
A demand for appraisal made by a CIRCOR Stockholder or beneficial owner of Company Common Stock must be executed by or on behalf of the holder of record or beneficial owner, as applicable, and must reasonably inform CIRCOR of the identity of such holder or beneficial owner. In addition, in the case of a demand for appraisal made by a beneficial owner of Company Common Stock, the demand must also reasonably identify the holder of record of the shares of Company Common Stock for which the demand is made, be accompanied by documentary evidence of the beneficial owner’s ownership of Company Common Stock (such as a brokerage or securities account statement containing such information or a letter from the broker or other record holder of such shares of Company Common Stock confirming such information) and a statement that such documentary evidence is a true and accurate copy of what it purports to be, and provide an address at which such beneficial owner consents to receive notices given by the Surviving Corporation under Section 262 and to be set forth on the verified list required by subsection (f) of Section 262. Whether made by a CIRCOR Stockholder of beneficial owner of Company Common Stock, a written demand for appraisal must state that the person intends thereby to demand appraisal of the person’s shares of Company Common Stock in connection with the Merger. If the shares of Company Common Stock are owned of record or beneficially owned in a fiduciary or representative capacity, such as by a trustee, guardian or custodian, such demand must be executed by or on behalf of the record owner or beneficial owner, and if the shares of Company

Common Stock are owned of record or beneficially owned by more than one (1) person, as in a joint tenancy and tenancy in common, the demand must be executed by or on behalf of all joint record holders or beneficial owners. An authorized agent, including an authorized agent for two (2) or more joint record holders or beneficial owners, may execute a demand for appraisal on behalf of a holder of record or beneficial owner; however, the agent must identify the record owner or owners or beneficial owner or owners, respectively, and expressly disclose that, in executing the demand, the agent is acting as agent for the record owner or owners or beneficial owner or owners, as applicable.
All demands for appraisal pursuant to Section 262 should be in writing and should be mailed or delivered to:
CIRCOR International, Inc.
Attention: Jessica Wenzell, Senior Vice President, General Counsel and Chief People Officer
30 Corporate Drive, Suite 200
Burlington, MA 01803
with a copy to:
Ropes & Gray LLP
800 Boylston Street
Boston, MA 02199
Attention: Tara M. Fisher
At any time within sixty (60) days after the Effective Time, any holder of shares of Company Common Stock or beneficial owner who has delivered a written demand to CIRCOR and who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw his, her or its demand for appraisal and accept the Per Share Consideration offered pursuant to the Merger Agreement by delivering to CIRCOR a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than sixty (60) days after the Effective Time will require written approval of the Surviving Corporation. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any CIRCOR Stockholder or beneficial owner without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just; provided, however, that this provision will not affect the right of any CIRCOR Stockholder or beneficial owner who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such CIRCOR Stockholder’s or beneficial owner’s demand for appraisal and to accept the Per Share Consideration within sixty (60) days after the Effective Time.
Notice by the Surviving Corporation
If the Merger is completed, within ten (10) days after the Effective Time, the Surviving Corporation will notify each holder of shares of Company Common Stock or beneficial owner who has properly made a written demand for appraisal pursuant to Section 262, and who has not voted in favor of the adoption of the Merger Agreement, that the Merger has become effective and the effective date thereof.
Filing a Petition for Appraisal
Within one hundred twenty (120) days after the Effective Time, but not thereafter, the Surviving Corporation or any holder of shares of Company Common Stock or beneficial owner who has complied with Section 262 and is entitled to seek appraisal under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the Surviving Corporation in the case of a petition filed by a CIRCOR Stockholder or beneficial owner, demanding a determination of the fair value of the shares of Company Common Stock held by all dissenting CIRCOR Stockholders or beneficial owners entitled to appraisal rights who did not vote their shares of Company Common Stock in favor of the Merger and properly demanded appraisal of such shares. The Surviving Corporation is under no obligation, and has no present intention, to file a petition, and CIRCOR Stockholders and beneficial owners should not assume that the Surviving Corporation will file a petition or initiate any negotiations with respect to the fair value of the shares of Company Common Stock. Accordingly, any holders of shares of Company Common Stock or beneficial owners who desire to have their shares of Company Common Stock appraised should initiate all necessary action to perfect their appraisal rights in respect of their shares of Company Common Stock within the time and in the manner prescribed in Section 262. The failure of a holder of Company Common Stock or beneficial owner to file such a petition within the period specified in Section 262 could nullify the CIRCOR Stockholder’s or beneficial owner’s previous written demand for appraisal.
Within one hundred twenty (120) days after the Effective Time, any person who has complied with the requirements of Section 262 and who is entitled to appraisal rights thereunder will be entitled, upon written request, to receive from the Surviving Corporation a statement setting forth the aggregate number of shares of Company Common Stock not voted in favor of the adoption of the Merger Agreement and with respect to which CIRCOR has received demands for appraisal, and the aggregate number of holders of such shares of Company Common Stock or beneficial owners holding or owning such shares of Company Common Stock (provided that, in the case of a demand made by a beneficial owner in such person’s name, the record holder of such shares will not be considered a separate stockholder holding such shares of Company Common Stock for purposes of such aggregate number). The Surviving Corporation must give such statement to the requesting CIRCOR Stockholder or beneficial owner within ten (10) days after receipt by the Surviving Corporation of the written request for such a statement or within ten (10) days after the expiration of the period for delivery of demands for appraisal, whichever is later.
If a petition for an appraisal is duly filed by a holder of shares of Company Common Stock or a beneficial owner and a copy thereof is served upon the Surviving Corporation, the Surviving Corporation will then be obligated within twenty (20) days after such service to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all CIRCOR Stockholders or beneficial owners of shares of Company Common Stock who have demanded payment for their shares of Company Common Stock and with whom agreements as to the value of their shares have not been reached. Upon the filing of any such petition, the Delaware Court of Chancery may order that notice of the time and place fixed for the hearing on the petition be mailed to the Surviving Corporation and all of the CIRCOR Stockholders or beneficial owners of shares of Company Common Stock shown on such verified list at the addresses stated therein. Such notice will also be published at least one (1) week before the day of the hearing in a newspaper of general circulation published in the City of Wilmington, Delaware, or in another publication determined by the Delaware Court of Chancery. The costs of these notices are borne by the Surviving Corporation. After notice to CIRCOR Stockholders or beneficial owners of shares of Company Common Stock as required by the court, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine those CIRCOR Stockholders or beneficial owners of shares of Company Common Stock who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the CIRCOR Stockholders or beneficial owners of shares of Company Common Stock who demanded appraisal of their shares represented by certificates to submit their stock certificates (if any) to the Delaware Register in Chancery for notation thereon of the pendency of the appraisal proceedings and, if any CIRCOR Stockholder or beneficial owner of Company Common Stock fails to comply with that direction, the Delaware Court of Chancery may dismiss that CIRCOR Stockholder or beneficial owner of Company Common Stock from the proceedings. The Delaware Court of Chancery will dismiss appraisal proceedings as to all CIRCOR Stockholders and beneficial owners of shares of Company Common Stock who assert appraisal rights unless one of the ownership thresholds is met.
Determination of Fair Value
After determining the holders and beneficial owners of shares of Company Common Stock entitled to appraisal and that at least one of the ownership thresholds described above has been satisfied as to CIRCOR Stockholders or beneficial owners of shares of Company Common Stock seeking appraisal rights, the appraisal proceeding will be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding, the Delaware Court of Chancery will determine the “fair value” of the shares of Company Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value (subject, in the case of interest payments, to any voluntary cash payments made by the Surviving Corporation pursuant to subsection (h) of Section 262 that have the effect of limiting the sum on which interest accrues as described below). In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. Unless the court in its discretion determines otherwise for good cause shown, interest from the Effective Time through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the Effective Time and the date of payment of the judgment. However, at any time before the Delaware Court of Chancery enters judgment in the appraisal proceedings, the Surviving Corporation may pay to each CIRCOR Stockholder and beneficial owner of Company Common Stock entitled to appraisal an amount in cash, in which case such interest will accrue after the time of such payment only on an amount that equals the difference, if any, between the amount so paid and the “fair value” of the shares of Company Common Stock as determined by the Delaware Court of Chancery, in addition to any interest accrued prior to the time of such voluntary payment, unless paid at such time.
In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the Merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the Merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation.
In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the Merger and not the product of speculation, may be considered.”
CIRCOR Stockholders and beneficial owners of shares of Company Common Stock considering seeking appraisal should be aware that the fair value of their shares as so determined by the Delaware Court of Chancery could be more than, the same as or less than the Per Share Consideration they would receive pursuant to the Merger if they did not seek appraisal of their shares and that an opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a merger is not an opinion as to, and does not in any manner address, fair value under Section 262. No representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and CIRCOR Stockholders and beneficial owners of shares of Company Common Stock should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the Per Share Consideration. Neither CIRCOR nor Parent anticipates offering more than the Per Share Consideration to any CIRCOR Stockholder or beneficial owner of Company Common Stock exercising appraisal rights, and each of CIRCOR and Parent reserves the rights to make a voluntary cash payment pursuant to subsection (h) of Section 262 and to assert, in any appraisal proceeding, that for purposes of Section 262, the “fair value” of a share of Company Common Stock is less than the Per Share Consideration. If a petition for appraisal is not timely filed, or if neither of the ownership thresholds described above has been satisfied as to CIRCOR Stockholders or beneficial owners of shares of Company Common Stock seeking appraisal rights, then the right to an appraisal will cease. The costs of the appraisal proceedings (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and charged upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a CIRCOR Stockholder or beneficial owner of Company Common Stock, the Delaware Court of Chancery may also order that all or a portion of the expenses incurred by a CIRCOR Stockholder or beneficial owner of Company Common Stock in connection with an appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, be charged pro rata against the value of all the shares entitled to be appraised. In the absence of such determination or assessment, each party bears its own expenses.
If any CIRCOR Stockholder or beneficial owner of Company Common Stock who demands appraisal of his, her or its shares of Company Common Stock under Section 262 fails to perfect, withdraws or otherwise loses, such holder’s right to appraisal, the CIRCOR Stockholder’s or beneficial owner of Company Common Stock’s shares of Company Common Stock will be deemed to have been converted at the Effective Time into the right to receive the Per Share Consideration, without interest, upon delivery by such holder of a properly completed and duly executed letter of transmittal to CIRCOR or the Paying Agent (as defined in this proxy statement) and transfer of the shares of Company Common Stock. A CIRCOR Stockholder or beneficial owner of Company Common Stock will fail to perfect, or effectively lose or withdraw, the holder’s right to appraisal if no petition for appraisal is filed within one hundred twenty (120) days after the Effective Time, if neither of the ownership thresholds described above is met or if the CIRCOR Stockholder or beneficial owner of Company Common Stock properly delivers to the Surviving Corporation a written withdrawal of the holder’s or beneficial owner’s demand for appraisal and an acceptance of the Per Share Consideration in accordance with Section 262.
From and after the Effective Time, no CIRCOR Stockholder or beneficial owner of Company Common Stock who has demanded appraisal rights will be entitled to vote such shares of Company Common Stock for any purpose or to receive payment of dividends or other distributions on the stock, except dividends or other distributions on the holder’s shares of Company Common Stock, if any, payable to CIRCOR Stockholders as of a time prior to the Effective Time. If no petition for an appraisal is filed, if neither of the ownership thresholds described above is met, or if the CIRCOR Stockholder or beneficial owner of Company Common Stock delivers to the Surviving Corporation a written withdrawal of the demand for an appraisal and an acceptance of the Merger, either within sixty (60) days after the Effective Time or thereafter with the written approval of the Surviving Corporation, then the right of such CIRCOR Stockholder or beneficial owner of Company Common Stock to an appraisal will cease. Once a petition for appraisal is filed with the Delaware Court of Chancery, however, the appraisal proceeding may not be dismissed as to any CIRCOR Stockholder or beneficial owner of Company Common Stock without the approval of the court, and such approval may be conditioned upon such terms as the court deems just; provided, however, that the foregoing will not affect the right of any CIRCOR Stockholder or beneficial owner of Company Common Stock who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such CIRCOR Stockholder’s or beneficial owner of Company Common Stock’s demand for appraisal and to accept the terms offered upon the Merger within sixty (60) days after the Effective Time.
CIRCOR STOCKHOLDERS WHO VOTE SHARES IN FAVOR OF THE ADOPTION OF THE MERGER AGREEMENT AND BENEFICIAL OWNERS OF SHARES OF COMPANY Common Stock WHO INSTRUCT SUCH PERSONS’ BROKERS, BANKS OR OTHER NOMINEES TO VOTE SUCH PERSONS’ SHARES IN FAVOR OF THE ADOPTION OF THE MERGER AGREEMENT WILL NOT BE ENTITLED TO EXERCISE APPRAISAL RIGHTS WITH RESPECT THERETO BUT, RATHER, WILL RECEIVE THE PER SHARE CONSIDERATION.
Failure to comply strictly with all of the procedures set forth in Section 262 may result in the loss of a CIRCOR Stockholder’s statutory appraisal rights. Consequently, any CIRCOR Stockholder or beneficial owner of Company Common Stock wishing to exercise appraisal rights is encouraged to consult legal counsel and financial advisors before attempting to exercise those rights.
Accounting Treatment
The Merger will be accounted for as a “purchase transaction” for financial accounting purposes.
Material U.S. Federal Income Tax Consequences of the Merger
The following discussion is a summary of certain material U.S. federal income tax consequences of the Merger that may be relevant to U.S. Holders and Non-U.S. Holders (each as defined in this proxy statement) of shares of Company Common Stock whose shares are converted into the right to receive cash pursuant to the Merger. This discussion is limited to CIRCOR Stockholders who hold their shares of Company Common Stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment purposes). This discussion is based upon the Code, Treasury Regulations promulgated under the Code, rulings and other published positions of the Internal Revenue Service (the “IRS”) and judicial decisions, all as in effect on the date of this proxy statement and all of which are subject to change or differing interpretations at any time, possibly with retroactive effect. Any such change or differing interpretation could affect the accuracy of the statements and conclusions set forth in this discussion. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax considerations described in this discussion. No advance ruling has been or will be sought from the IRS regarding any matter discussed below.
This discussion is for general information purposes only and does not purport to be a complete analysis of all of the U.S. federal income tax considerations that may be relevant to particular holders in light of their particular facts and circumstances, or to CIRCOR Stockholders subject to special rules under U.S. federal income tax laws, including, for example, but not limited to:
•	banks and other financial institutions;
•	mutual funds;
•	insurance companies;
•	brokers or dealers in securities, currencies or commodities;
•	dealers or traders in securities subject to a mark-to-market method of accounting with respect to shares of Company Common Stock;
•	regulated investment companies and real estate investment trusts;
•	retirement plans, individual retirement and other tax-deferred accounts;
•	tax-exempt organizations, governmental agencies, instrumentalities or other governmental organizations and pension funds;

•	holders that are holding shares of Company Common Stock as part of a “straddle,” hedge, constructive sale, or other integrated transaction or conversion transaction or similar transactions;
•	U.S. Holders (as defined in this proxy statement) whose functional currency is not the U.S. dollar;
•
partnerships, other entities classified as partnerships for U.S. federal income tax purposes, “S corporations,” or any other pass-through entities for U.S. federal income tax purposes (or investors in such entities);

•	expatriated entities subject to Section 7874 of the Code;
•	holders that are required to accelerate the recognition of any item of gross income as a result of such income being recognized on an “applicable financial statement”;
•	persons subject to the alternative minimum tax;
•	U.S. expatriates and former citizens or long-term residents of the United States;
•	except as noted below, holders that own or have owned (directly, indirectly or constructively) five percent or more of Company Common Stock (by vote or value);
•	grantor trusts;
•	controlled foreign corporations, passive foreign investment companies, and corporations that accumulate earnings to avoid U.S. federal income tax;
•	holders that received their shares of Company Common Stock in a compensatory transaction, through a tax qualified retirement plan or pursuant to the exercise of options or warrants;
•	holders that own a direct or indirect equity interest in Parent following the Merger;
•	holders that hold their shares of Company Common Stock through a bank, financial institution or other entity, or a branch thereof, located, organized or resident outside the United States; and
•	holders that do not vote in favor of the Merger and that properly demand appraisal of their shares of Company Common Stock under Section 262 of the DGCL.
This discussion does not address any U.S. federal tax considerations other than those pertaining to the income tax (such as estate, gift or other non-income tax considerations) or any state, local or foreign income or non-income tax considerations. In addition, this discussion does not address any considerations arising under the Medicare contribution tax.
If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of shares of Company Common Stock, the U.S. federal income tax consequences of the Merger to a partner in such partnership will generally depend upon the status of the partner, the activities of the partner and the partnership, and certain determinations made at the partner level. Partnerships holding shares of Company Common Stock and partners therein are urged to consult their tax advisors regarding the consequences to them of the Merger.
THE U.S. FEDERAL INCOME TAX TREATMENT OF THE TRANSACTIONS DISCUSSED HEREIN TO ANY PARTICULAR CIRCOR STOCKHOLDER WILL DEPEND ON THE STOCKHOLDER’S PARTICULAR TAX CIRCUMSTANCES. WE URGE YOU TO CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES TO YOU IN CONNECTION WITH THE MERGER IN LIGHT OF YOUR OWN PARTICULAR CIRCUMSTANCES, INCLUDING U.S. FEDERAL, STATE, LOCAL AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES.
U.S. Holders
This section applies to “U.S. Holders.” For purposes of this discussion, a “U.S. Holder” means a beneficial owner of shares of Company Common Stock that is for U.S. federal income tax purposes:
•	an individual who is a citizen or resident of the United States;
•
a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or
•
a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of such trust and one (1) or more “United States persons” (within the meaning of the Code) have the authority to control all substantial decisions of the trust or (ii) the trust validly elected to be treated as a United States person for U.S. federal income tax purposes.

The receipt of cash by a U.S. Holder in exchange for shares of Company Common Stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. Holder will recognize gain or loss in an amount equal to the difference, if any, between the amount of cash received and the U.S. Holder’s adjusted tax basis in the shares of Company Common Stock surrendered pursuant to the Merger. A U.S. Holder’s adjusted tax basis generally will equal the amount that such U.S. Holder paid for the shares of Company Common Stock. A U.S. Holder’s gain or loss on the disposition of shares of Company Common Stock generally will be characterized as capital gain or loss. Any such gain or loss will be long-term capital gain or loss if such U.S. Holder’s holding period in such shares is more than one (1) year at the time of the completion of the Merger. A preferential tax rate on capital gain generally will apply to long-term capital gain of a non-corporate U.S. Holder (including individuals). The deductibility of capital losses is subject to limitations. U.S. Holders who hold different blocks of Company Common Stock (shares of Company Common Stock purchased or acquired on different dates or at different prices) should consult their tax advisor to determine how the above rules apply to them.
Non-U.S. Holders
This section applies to “Non-U.S. Holders.” For purposes of this discussion, a “Non-U.S. Holder” means a beneficial owner of Company Common Stock that is neither a U.S. Holder nor an entity or arrangement classified as a partnership for U.S. federal income tax purposes.
Subject to the discussion of backup withholding and FATCA below, a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized in connection with the Merger, unless:
•
the gain is effectively connected with a trade or business of such Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by such Non-U.S. Holder in the United States), in which case such gain generally will be subject to U.S. federal income tax at rates generally applicable to U.S. persons, and, if the Non-U.S. Holder is a corporation, such gain may also be subject to the branch profits tax at a rate of 30% (or a lower rate under an applicable income tax treaty);

•
such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition of shares of Company Common Stock pursuant to the Merger, and certain other specified conditions are met, in which case such gain will be subject to U.S. federal income tax at a rate of 30% (or a lower rate under an applicable income tax treaty), which gain may be offset by certain U.S. source capital losses of such Non-U.S. Holder, provided such Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses; or

•
shares of Company Common Stock constitute a United States real property interest (a “USRPI”) by reason of CIRCOR’s status as a “United States real property holding corporation” for U.S. federal income tax purposes (“USRPHC”) at any time during the shorter of the five-year period preceding the effective date of the Merger or such Non-U.S. Holder’s holding period with respect to the applicable shares of Company Common Stock (the “Relevant Period”) and (A) shares of Company Common Stock are not regularly traded on an established securities market (within the meaning of Section 897(c)(3) of the Code) or (B) shares of Company Common Stock are regularly traded on an established securities market (within the meaning of Section 897(c)(3) of the Code) and such Non-U.S. Holder owns (directly, indirectly or constructively) more than 5% of the shares of Company Common Stock at any time during the Relevant Period, in which case such gain will be subject to U.S. federal income tax at rates generally applicable to U.S. persons. Generally, a corporation is a USRPHC if the fair market value of its USRPIs equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although there can be no assurances in this regard, we believe that we are not, and have not been, a USRPHC at any time during the five-year period preceding the Merger. Non-U.S. Holders are encouraged to consult their tax advisors regarding the possible consequences to them if we are a USRPHC.

Information Reporting and Backup Withholding
Generally, information reporting requirements may apply in connection with payments made to U.S. Holders or Non-U.S. Holders in connection with the Merger.
Backup withholding of tax (currently, at a rate of 24%) generally will apply to the proceeds received by a U.S. Holder pursuant to the Merger, unless the U.S. Holder provides the applicable withholding agent with a properly completed and executed IRS Form W-9 providing such U.S. Holder’s correct taxpayer identification number and certifying that such holder is not subject to backup withholding, or otherwise establishes an exemption, and otherwise complies with the backup withholding rules. Backup withholding of tax may also apply to the proceeds received by a Non-U.S. Holder pursuant to the Merger, unless the Non-U.S. Holder provides the applicable withholding agent with a properly completed and executed IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable IRS Form W-8), attesting to such Non-U.S. Holder’s status as a non-U.S. person and otherwise complies with applicable certification requirements.
Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder or Non-U.S. Holder generally will be allowed as a credit against such holder’s U.S. federal income tax liability, if any, and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.
Additional Withholding Requirements under the Foreign Account Tax Compliance Act (FATCA)
Sections 1471 through 1474 of the Code, and the U.S. Treasury Regulations and administrative guidance issued thereunder (which we refer to as, collectively, “FATCA”), impose a U.S. federal withholding tax of 30 percent on certain payments made to a “foreign financial institution” (as specially defined under these rules) unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding certain U.S. account holders of such institution (which include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or an exemption applies. FATCA also generally imposes a U.S. federal withholding tax of 30 percent on certain payments made to a non-financial foreign entity unless such entity provides the withholding agent a certification identifying certain direct and indirect U.S. owners of the entity or an exemption applies. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Under certain circumstances, a Non-U.S. Holder might be eligible for refunds or credits of such taxes.
The U.S. Treasury Department has released proposed regulations which, if finalized in their present form, would eliminate the FATCA withholding applicable to the gross proceeds of a sale or other disposition of Company Common Stock. In its preamble to such proposed regulations, the U.S. Treasury Department stated that taxpayers generally may rely on the proposed regulations until final regulations are issued.
Holders of Company Common Stock are urged to consult with their tax advisors regarding the possible implications of FATCA on the disposition of Company Common Stock pursuant to the Merger.
THE DISCUSSION ABOVE IS BASED ON CURRENT LAW. LEGISLATIVE, ADMINISTRATIVE OR JUDICIAL CHANGES OR INTERPRETATIONS, WHICH CAN APPLY RETROACTIVELY, COULD AFFECT THE ACCURACY OF THE STATEMENTS SET FORTH THEREIN. THIS DISCUSSION IS FOR GENERAL INFORMATION PURPOSES ONLY. IT DOES NOT ADDRESS TAX CONSIDERATIONS THAT MAY VARY WITH, OR ARE CONTINGENT ON, YOUR INDIVIDUAL CIRCUMSTANCES OR THE APPLICATION OF ANY U.S. NON-INCOME TAX LAWS OR THE LAWS OF ANY STATE, LOCAL OR NON-U.S. JURISDICTION AND HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING SUCH MATTERS AND THE TAX CONSEQUENCES OF THE MERGER TO THEM IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.
Regulatory Approvals Required for the Merger
General
Pursuant to the Merger Agreement, each of the parties has agreed to use its, and to cause its respective subsidiaries to use their, respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws to consummate the Merger and the other transactions contemplated by the Merger Agreement as promptly as possible, including that Parent has agreed to, and to cause each of its subsidiaries to, (i) take any and all actions necessary to obtain any consents, clearances or approvals required under or in connection with antitrust laws, and to enable all waiting periods under the HSR Act and other applicable antitrust laws to expire, and to avoid or eliminate impediments under applicable antitrust laws asserted by any Governmental Body, and (ii) use its reasonable best efforts to take any and all actions necessary to obtain foreign investment approvals, in each case, to cause the Merger to occur as promptly as possible and, in any event, by or before the Outside Date (as defined in the Merger Agreement) subject to certain limitations as outlined in the section of this proxy statement captioned “The Merger—Regulatory Approvals”.
HSR Act and Antitrust Matters
Under the HSR Act and the rules promulgated thereunder, the Merger may not be completed until CIRCOR and Parent each files a Notification and Report Form with the Antitrust Division of the U.S. Department of Justice (the “DOJ”) and the Federal Trade Commission (the “FTC”), and the applicable waiting period has expired or been terminated. A transaction notifiable under the HSR Act may not be completed until the expiration or termination of a thirty (30)-calendar-day waiting period following the parties’ filings of their respective HSR Act notification and report forms. If the FTC or DOJ issues a request for additional information and documents (which we refer to as the “Second Request”) prior to the expiration of the initial waiting period, the parties must observe a second thirty (30)-day waiting period, which would begin to run only after both parties have substantially complied with the Second Request, unless the waiting period is terminated earlier, the parties agree to extend any applicable waiting period, or the parties otherwise agree to delay Closing.
CIRCOR and Parent each filed a Notification and Report Form with respect to the Merger with the FTC and DOJ on June 20, 2023.
At any time before or after consummation of the Merger, notwithstanding the termination or expiration of the waiting period under the HSR Act, the FTC or the DOJ could take such action under the antitrust Laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the Merger, seeking divestiture of substantial assets of the parties, or requiring the parties to license or hold separate assets or terminate existing relationships and contractual rights. At any time before or after the completion of the Merger, any state could take such action under the antitrust Laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the completion of the Merger or seeking divestiture of substantial assets of the parties. Private parties may also seek to take legal action under the antitrust Laws under certain circumstances. We cannot be certain that a challenge to the Merger will not be made or that, if a challenge is made, we will prevail.
Foreign Approvals
Additionally, the Merger is also subject to the filing or submission of, or obtaining of, certain necessary notices, clearances, approvals, waivers or consents by the antitrust and foreign investment regulatory authorities in other jurisdictions, where required. The Merger cannot be completed until CIRCOR and Parent obtain clearance to consummate the Merger or the applicable waiting periods have expired or been terminated in such jurisdictions. CIRCOR and Parent, in consultation and cooperation with each other, made or will make antitrust and foreign investment filings with the authorities of such jurisdictions.
Legal Proceedings
On July 13, 2023, a purported stockholder of CIRCOR filed a lawsuit in the United States District Court for the Southern District of New York captioned O’Dell v. CIRCOR International, Inc., et al., Case No. 1:23-cv-06043. The complaint names CIRCOR and the members of the Company Board as defendants and alleges that the preliminary proxy statement filed with the SEC on July 5, 2023 (the “Preliminary Proxy”) about the proposed acquisition of CIRCOR by affiliates of KKR omits allegedly material information. Specifically, the complaint alleges that the defendants violated Section 14(a) of the Exchange Act, Rule 14a-9 promulgated thereunder, and 17 C.F.R. § 244.100, and that each member of the Company Board violated Section 20(a) of the Exchange Act, on the basis of allegedly inadequate disclosures in the Preliminary Proxy regarding certain financial projections and the analyses performed by Evercore and J.P. Morgan, in support of their fairness opinions. The complaint seeks, among other remedies, injunctive relief preventing the parties from proceeding with the Merger until the alleged disclosure deficiencies have been remedied, or if the Merger is consummated, recovery of damages.

CIRCOR believes that the claims asserted in this complaint are without merit; however, CIRCOR cannot predict the amount of time and expense that will be required to resolve this complaint. Additional lawsuits may be filed against CIRCOR, members of the Company Board or CIRCOR's officers in connection with the Merger, which could prevent or delay completion of the Merger and result in costs to CIRCOR including any costs associated with indemnification. Absent new or different allegations that are material or a disclosure obligation under U.S. federal securities laws, the Company will not necessarily disclose such additional complaints.

PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT
The following summary describes the material provisions of the Original Merger Agreement, as amended by the First Amendment and the Second Amendment. The descriptions of the Merger Agreement in this summary and elsewhere in this proxy statement are not complete and are qualified in their entirety by reference to the Merger Agreement, a copy of which is attached to this proxy statement as Annexes A, AA and AAA and incorporated into this proxy statement by reference. You should carefully read and consider the entire Merger Agreement, which is the legal document that governs the Merger, because this summary may not contain all the information about the Merger Agreement that is important to you. The rights and obligations of the parties are governed by the express terms of the Merger Agreement and not by this summary or any other information contained in this proxy statement.
The representations, warranties, covenants and agreements described below and included in the Merger Agreement (i) were made only for purposes of the Merger Agreement and as of specific dates; (ii) were made solely for the benefit of the parties to the Merger Agreement; and (iii) may be subject to important qualifications, limitations and supplemental information agreed to by the Company, Parent and Merger Sub in connection with negotiating the terms of the Merger Agreement and contained in the confidential disclosure schedules. In addition, the representations and warranties have been included in the Merger Agreement for the purpose of allocating contractual risk between the Company, Parent and Merger Sub rather than to establish matters as facts and may be subject to standards of materiality applicable to such parties that differ from those applicable to investors. The CIRCOR Stockholders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent and Merger Subs or any of their respective affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement. In addition, you should not rely on the covenants in the Merger Agreement as actual limitations on the respective businesses of the Company, Parent and Merger Sub, because the parties may take certain actions that are either expressly permitted in the confidential disclosure schedule to the Merger Agreement or as otherwise consented to by the appropriate party, which consent may be given without prior notice to the public. The Merger Agreement is described below, and included as Annexes A, AA and AAA only to provide you with information regarding its terms and conditions, and not to provide any other factual information regarding the Company, Parent, Merger Sub or their respective businesses. Accordingly, the representations, warranties, covenants and other agreements in the Merger Agreement should not be read alone, and you should read the information provided elsewhere in this document and in our filings with the SEC regarding CIRCOR and its business.
Original Merger Agreement
On June 5, 2023, the Company entered into the Original Merger Agreement, by and among the Company, Parent, and Merger Sub, pursuant to which Merger Sub will merge with and into the Company, with the Company surviving the Merger.
Amendment No. 1 to Merger Agreement
On June 26, 2023, the Company entered into the First Amendment, by and among the Company, Parent and Merger Sub. Under the terms of the First Amendment, (i) Parent agreed to acquire all of the outstanding shares of Company Common Stock for $51.00 per share in cash, without interest; (ii) Parent agreed to a $125 million reverse termination fee payable to the Company in certain circumstances where the transaction is terminated due to failure to obtain antitrust approvals; (iii) Parent agreed to increase the existing customary reverse termination fee tied to closing obligations payable to the Company from $67 million to $100 million; and (iv) the termination fee payable by the Company to Parent in certain customary circumstances increased from $28 million to $42.75 million, which represents approximately 2.6% of CIRCOR’s enterprise value in the Merger. In addition, the Parent Sponsor has agreed to provide a “full equity backstop” for the financing of the Merger.
Amendment No. 2 to Merger Agreement
On June 29, 2023, the Company entered into the Second Amendment, by and among the Company, Parent and Merger Sub. Under the terms of the Second Amendment, (i) Parent agreed to acquire all of the outstanding shares of Company Common Stock for $56.00 per share in cash, without interest, and (ii) Parent agreed to pay the Additional Per Share Consideration if the Merger has not closed by November 1, 2023. The aggregate amount of the Additional Consideration per share of Company Common Stock would be equal to the product of

(x) (A) $1.00 divided by (B) 61 and multiplied by (y) the number of calendar days that have elapsed during the period commencing on and including November 1, 2023 and ending on and including the earlier of December 31, 2023 and the Closing Date, in each case, without interest thereon, less any applicable withholding taxes.
Principal Terms of the Merger
Effect of the Merger
The Merger Agreement provides that, upon the terms and subject to the conditions of the Merger Agreement, and in accordance with the DGCL, at the Effective Time, Merger Sub will be merged with and into the Company, whereupon the separate corporate existence of Merger Sub will thereupon cease, and the Company will continue as the Surviving Corporation. As a result of the Merger, the Surviving Corporation will become a wholly owned subsidiary of Parent and the Company Common Stock will no longer be publicly traded. In addition, the Company Common Stock will be delisted from NYSE and de-registered under the Exchange Act, in each case, in accordance with applicable laws, rules and regulations, and CIRCOR will no longer file periodic reports with the SEC on account of the Company Common Stock. The Merger will be governed by the DGCL. If the Merger is consummated, you will not own any shares of capital stock of the Surviving Corporation.
Closing and Effective Time
Subject to the provisions of the Merger Agreement and pursuant to the DGCL, the Closing will take place on the second (2nd) business day after the satisfaction or, to the extent permitted by law, waiver of the conditions to the Closing (or on such other date as Parent and the Company may mutually agree). On the Closing Date, the parties will file a certificate of merger with the Secretary of State of the State of Delaware in accordance with the DGCL. The Merger will become effective upon the filing of the certificate of merger, or at such later time as CIRCOR and Merger Sub may agree and specify in the certificate of merger.
Certificate of Incorporation; Bylaws; Directors and Officers
At the Effective Time, the certificate of incorporation and the bylaws of the Company will be amended and restated in their entirety to conform to the forms previously agreed to by the parties and, as so amended, will be the certificate of incorporation and bylaws of the Surviving Corporation until thereafter amended in accordance with the certificate of incorporation of the Surviving Corporation and as provided by applicable law.
At the Effective Time, the directors of Merger Sub immediately prior to the Effective Time will be the initial directors of the Surviving Corporation, and the officers of Merger Sub immediately prior to the Effective Time will be the initial officers of the Surviving Corporation, in each case, until the earlier of his or her death, resignation or removal, or until his or her successor is duly elected and qualified.
The obligations of the Company, Parent and Merger Sub to complete the Merger are subject to the satisfaction or waiver (to the extent permitted by applicable law) at or prior to the Effective Time of each of the following conditions:
•
the obtaining of certain foreign regulatory approvals and the expiration or termination of any applicable waiting period under the HSR Act applicable to the Merger or the transactions contemplated by the Merger Agreement (the “Regulatory Approvals Condition”);

•
the absence of any law, order, injunction or decree issued, enacted, entered, promulgated, or enforced by any federal, state, provincial, local, municipal, foreign, international, multinational or other governmental or quasi-governmental authority of competent jurisdiction, including, any arbitrator or arbitral body, mediator and applicable securities exchanges, or any department, minister, agency, commission, commissioner, board, subdivision, bureau, agency, instrumentality, court or other tribunal of any of the foregoing of competent jurisdiction preventing or making illegal the consummation of the Merger (the “Legal Restraint Condition”); and

•	the receipt of the Requisite Stockholder Approval by the Company.
In addition, the obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver (to the extent permitted by applicable law) at or prior to the Effective Time of each of the following conditions:
•
the representations and warranties of the Company relating to organization and corporate power (except with respect to compliance with organizational documents), authorization, the holders of outstanding

Company Stock Options and Company Equity Awards as of June 2, 2023, there being no other equity or equity-based awards outstanding as of June 2, 2023 except those disclosed, the issued and outstanding shares of Company Common Stock being duly authorized and validly issued, fully paid and non-assessable and free of preemptive rights, and broker’s fees being true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect”) in all material respects, as of the Closing Date (as defined in the Merger Agreement), as though made on and as of the Closing Date (other than representations and warranties as of an earlier date, which must be true and correct as of such earlier date (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect”) in all material respects, as of such earlier date);
•
the representations and warranties of the Company relating to the Company’s authorized capital stock as of June 2, 2023, there being no issued and outstanding equity interests of the Company other than those disclosed or related to the exercise of Company Stock Options or settlement of Company Equity Awards, and the number of treasury shares and shares relating to Company Equity Plans, Company Stock Options, Company RSUs, Company PSUs and Company Phantom Units as of June 2, 2023 being true and correct in all respects, except for de minimis inaccuracies, as of the Closing Date, as though made on and as of the Closing Date (other than representations and warranties as of an earlier date, which must be true and correct in all respects, except for de minimis inaccuracies, as of such earlier date);

•
all other representations and warranties of the Company contained in the Merger Agreement being true and correct as of the Closing Date, as though made on and as of the Closing Date (other than representations and warranties as of an earlier date, which must be true and correct as of such earlier date), except where the failure of such representations and warranties to be true and correct (disregarding any limitation as to “materiality” or “Company Material Adverse Effect”) has not had, individually or in the aggregate, a Company Material Adverse Effect;

•	the Company having complied in all material respects with the covenants and obligations of the Merger Agreement required to be performed and complied with by it at or prior to the Closing;
•	no Company Material Adverse Effect having occurred since the date of the Merger Agreement that is continuing; and
•
the Company having delivered to Parent a certificate dated as of the Closing Date signed on behalf of the Company by a senior executive officer of the Company to the effect that the conditions in the preceding five (5) bullets have been satisfied.

In addition, the obligations of the Company to consummate the Merger are subject to the following conditions:
•
the representations and warranties of the Parent and Merger Sub contained in the Merger Agreement being true and correct as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty must be true and correct as of such earlier date), except where the failure of such representations and warranties to be true and correct (without giving effect to any limitation as to “materiality” or “Parent Material Adverse Effect”) has not had, individually or in the aggregate, a Parent Material Adverse Effect;

•
Parent and Merger Sub having complied in all material respects with the covenants and obligations of the Merger Agreement required to be performed and complied with by Parent and Merger Sub at or prior to the Closing; and

•
Parent and Merger Sub having delivered to the Company a certificate dated as of the Closing Date signed on behalf of Parent and Merger Sub by a senior executive officer of Parent and Merger Sub to the effect that the conditions in the preceding two (2) bullets have been satisfied.

Merger Consideration
Conversion of Capital Stock at the Effective Time
At the Effective Time, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than the Owned Company Shares or Dissenting Shares), shall be converted into the right to receive the Per Share Consideration, and as of the Effective Time, all such shares will no longer be outstanding and will automatically be canceled.

All Owned Company Shares immediately prior to the Effective Time will be canceled and retired without any conversion thereof and will cease to exist and no payment or distribution will be made with respect thereto. Each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time will be converted into one (1) fully paid and non-assessable share of common stock of the Surviving Corporation. Each Dissenting Share immediately prior to the Effective Time will be canceled and retired without any conversion thereof and will cease to exist and Dissenting Shares will thereafter only represent the right to receive payment pursuant to Section 262 of the DGCL and as described further in the Merger Agreement.
Treatment of Company Equity Awards
Pursuant to the Merger Agreement:
•
Company Stock Options. As of the Effective Time, each Company Stock Option that is outstanding immediately prior to the Effective Time will be canceled and, in exchange therefor, the holder will be entitled to receive, without interest, an amount in cash (less any applicable withholding taxes) equal to (i) the total number of shares of Company Common Stock subject to such Company Stock Option immediately prior to the Effective Time, multiplied by (ii) the excess, if any, of the Per Share Consideration over the exercise price per share of Company Common Stock under such Company Stock Option; provided that no holder of a Company Stock Option that, as of immediately prior to such cancellation, has an exercise price per share of Company Common Stock that is equal to or greater than the Per Share Consideration will be entitled to any payment with respect to such canceled Company Stock Option.

•
Company PSUs. As of the Effective Time, each Company PSU that is outstanding immediately prior to the Effective Time will be canceled and, in exchange therefor, the holder will be entitled to receive, without interest, an amount in cash (less any applicable withholding taxes) equal to (i) the number of shares of Company Common Stock subject to such Company PSU immediately prior to the Effective Time that are considered to be earned as of the Effective Time as determined in accordance with the terms of the applicable executive change in control agreement, including the proration of the total number of shares of Company Common Stock subject to the Company PSU and with the performance conditions deemed achieved at the greater of target and actual performance levels, multiplied by (ii) the Per Share Consideration.

•
Vested Company RSUs and Company Phantom Units. As of the Effective Time, each Company RSU and each Company Phantom Unit that is vested and outstanding immediately prior to the Effective Time (each, a “Vested Company RSU” or “Vested Company Phantom Unit,” as applicable) will be canceled and, in exchange therefor, the holder will be entitled to receive, without interest, an amount in cash (less any applicable withholding taxes) equal to (i) the number of shares of Company Common Stock subject to such Vested Company RSU or Vested Company Phantom Unit immediately prior to the Effective Time, multiplied by (ii) the Per Share Consideration.

•
Unvested Company RSUs and Company Phantom Units. As of the Effective Time, each Unvested Company RSU and Unvested Company Phantom Unit will be canceled and converted into a Replacement RSU with a grant date value equal to (i) the total number of shares of Company Common Stock subject to such Unvested Company RSU or Unvested Company Phantom Unit immediately prior to the Effective Time, multiplied by (ii) the Merger Consideration, which Replacement RSU will vest and be payable at the same time and on the same terms and conditions as the corresponding Unvested Company RSU or Unvested Company Phantom Unit, except that Replacement RSUs granted in respect of Unvested Company MSPP RSUs will vest upon the earliest to occur of (a) the nine (9)-month anniversary of the Closing Date (or, if earlier, the date upon which the Unvested Company MSPP RSU would have vested in accordance with its terms), subject to continued employment or (b) termination of the holder’s employment by the Company or its relevant affiliate without cause or for good reason (as such terms are defined in the applicable severance plan or agreement, subject to certain limitations in the case of good reason).

Adjustments to the Merger Consideration
The Merger Agreement provides that if, between the date of the Merger Agreement and the Effective Time there is any change in the outstanding number or class of the shares of Company Common Stock by reason of any reclassification, recapitalization, stock split (including a reverse stock split), or combination, exchange, or readjustment of shares, or any stock dividend or stock distribution occurring (or for which a record date is established), then the Merger Consideration will be appropriately adjusted to reflect such change.

Payment of the Merger Consideration; Surrender of Shares
At or immediately prior to the Effective Time, Parent will deposit or cause to be deposited with a bank or trust company reasonably acceptable to the Company (the “Paying Agent”), cash in an amount sufficient to pay the aggregate Merger Consideration.
Within three (3) business days after the Effective Time, the Surviving Corporation will cause the Paying Agent to mail to each holder of record of a certificate entitled to receive the Merger Consideration, a letter of transmittal (in a form that is reasonably satisfactory to the Company and Parent) and instructions for effecting the surrender of the certificate (or effective affidavits of loss in lieu thereof) in exchange for the Per Share Consideration, and such certificates shall then be canceled.
Upon surrender of a certificate (or effective affidavits of loss in lieu thereof) for cancellation to the Paying Agent, together with such letter of transmittal, duly executed and properly completed in accordance with the instructions thereto, and any other documents that may be required pursuant to such instructions, Parent will cause the Paying Agent to pay and deliver as promptly as practicable after the Effective Time the Per Share Consideration for each share of Company Common Stock formerly represented by such certificate (less any applicable withholding taxes), and the certificate surrendered will be thereafter be canceled.
If any payment pursuant to the Merger is to be made to a person other than the person in whose name the surrendered certificate or book-entry share is registered, it will be a condition to such payment that (i) such certificate or book-entry share must be properly endorsed or must otherwise be in proper form and (ii) the person presenting such certificate or book-entry share must pay any transfer tax or other taxes required.
With respect to book-entry shares, Parent will cause the Paying Agent to pay and deliver the Per Share Consideration payable therefor (less any applicable withholding taxes), in each case promptly following the Effective Time (and in any event within three (3) business days thereafter). The Company and Parent have agreed to cooperate with each other to deliver to a depository (or its nominees) or holders of book-entry shares notice of the effectiveness of the Merger, instructions for surrendering shares, and establishing procedures for the payment of the Merger Consideration to holders of book-entry shares.
No interest will be paid or accrued for the benefit of holders of certificates or book-entry shares on the Merger Consideration and until surrendered, such certificates and book-entry shares (other than those representing Dissenting Shares) will be deemed, from and after the Effective Time, to evidence only the right to receive the Merger Consideration, without interest and less any applicable withholding taxes.
At any time following the date that is twelve (12) months after the Effective Time, Parent may require the Paying Agent to deliver to Parent any funds (including any interest received with respect thereto) that have been made available to the depository and that have not been disbursed to holders of certificates or book-entry shares. Thereafter, such holders will be entitled to look to the Surviving Corporation with respect to the Per Share Consideration payable to the holder of a certificate or book-entry share. The Surviving Corporation will pay all charges and expenses, including those of the Paying Agent, in connection with the exchange of shares of Company Common Stock for the Merger Consideration. None of Parent, Merger Sub, the Surviving Corporation, the Paying Agent or their respective affiliates will be liable to any person in respect of any Merger Consideration, or cash held by the Paying Agent, delivered to a public official pursuant to any abandoned property, escheat or other similar laws.
Withholding
Parent, Merger Sub, the Company and the Paying Agent (and any applicable withholding agent) are entitled to deduct and withhold from any amounts payable pursuant to the Merger Agreement such amounts as are required to be deducted and withheld under U.S. federal, state, local or any other applicable tax law.
Representations and Warranties
In the Merger Agreement, the Company has made customary representations and warranties to Parent and Merger Sub with respect to:
•	organization and corporate power;
•	authorization; valid and binding nature of the agreement;
•	capital stock;

•	the Company’s ownership of its Subsidiaries;
•	no breach;
•	consents;
•	SEC reports; disclosure controls and procedures;
•	no undisclosed liabilities;
•	absence of certain developments;
•	compliance with laws;
•	title to tangible properties;
•	tax matters;
•	contracts and commitments;
•	intellectual property;
•	litigation;
•	insurance;
•	employee benefit plans;
•	environmental compliance and conditions;
•	employment and labor matters;
•	the Company’s products;
•	information technology; privacy and data security;
•	anti-corruption laws; anti-money laundering laws; global trade laws;
•	brokerage;
•	information supplied for the proxy statement;
•	no rights agreement;
•	opinion of financial advisors; and
•	government contracts.
Some of the representations and warranties in the Merger Agreement made by the Company are qualified as to “materiality” or “Company Material Adverse Effect.” For purposes of this proxy statement and the Merger Agreement, a “Company Material Adverse Effect” means, with respect to CIRCOR, any change, effect, event, inaccuracy, occurrence, or other matter that, individually or taken together with other changes, effects, events, inaccuracies, occurrences or other matters, has or would reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), assets, operations, or results of operations of the Company and its Subsidiaries, taken as a whole; provided, however, that any changes, effects, events, inaccuracies, occurrences, or other matters resulting or arising from or in connection with any of the following will not be deemed, either alone or in combination, to constitute a Company Material Adverse Effect and will be disregarded in determining whether a Company Material Adverse Effect has occurred:
•
matters generally affecting the U.S. or foreign economies, financial or securities markets, or political, legislative, or regulatory conditions, or the industry in which the Company and its Subsidiaries operate, including changes in inflation, supply chain disruptions and labor shortages, except to the extent such matters have, or would reasonably be expected to have, a materially disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, relative to the impact on other companies in the industry in which the Company and its Subsidiaries operate;

•
the negotiation, execution, announcement, or pendency of the Merger Agreement or the transactions contemplated thereby, including (to the extent arising therefrom) any loss or change in relationship with any supplier, vendor, reseller, customer, distributor, lender, employee, investor, venture partner or other business partner of the Company or its Subsidiaries; provided that this exception does not apply to the Company’s no breach representation and warranty in the Merger Agreement;
•
any change in the market price or trading volume of the shares of Company Common Stock; provided, that this exception will not preclude a determination that a matter underlying such change has resulted in or contributed to a Company Material Adverse Effect unless excluded under another clause;

•
the occurrence, escalation, outbreak or worsening of hostilities, acts or threats of war or terrorism (including cyberattacks and cyberterrorism), except to the extent such matters have, or would reasonably be expected to have, a materially disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, relative to the impact on other companies in the industry in which the Company and its Subsidiaries operate;

•
any plagues, pandemics (including COVID-19) or any escalation or worsening or subsequent waves thereof, epidemics or other outbreaks of diseases or public health events, hurricane, tornado, tsunami, flood, volcanic eruption, earthquake, nuclear incident, weather conditions or other natural or man-made disaster or other force majeure event, except to the extent such matters have, or would reasonably be expected to have, a materially disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, relative to the impact on other companies in the industry in which the Company and its Subsidiaries operate;

•
any quarantine, “shelter in place,” “stay at home,” social distancing, shut down, closure, sequester, safety or similar laws, directives or restrictions of or promulgated by any Governmental Body, including the Centers for Disease Control and Prevention and the World Health Organization, taken, in each case, in connection with or in response to COVID-19, except to the extent such matters have, or would reasonably be expected to have, a materially disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, relative to the impact on other companies in the industry in which the Company and its Subsidiaries operate;

•
changes in laws, regulations, or accounting principles, or interpretations thereof, except to the extent such matters have, or would reasonably be expected to have, a materially disproportionate adverse effect on the Company and its subsidiaries, taken as a whole, relative to the impact on other companies in the industry in which the Company and its subsidiaries operate;

•
compliance with covenants expressly set forth in the Merger Agreement (other than the Company’s interim operating covenants), or any action taken or omitted to be taken by the Company at the express written request or with the prior written consent of Parent or Merger Sub;

•
the initiation or settlement of any legal proceedings commenced or involving (i) any Governmental Body in connection with the Merger Agreement or the transactions contemplated by the Merger Agreement or (ii) by any current or former holder of shares of Company Common Stock (on their own or on behalf of the Company) arising out of or related to the Merger Agreement or the transactions contemplated by the Merger Agreement; or

•
any failure by the Company to meet any internal or analyst projections or forecasts or estimates of revenues, earnings, or other financial metrics for any period on or after the date of the Merger Agreement provided, that this exception will not preclude a determination that a matter underlying such failure has resulted in or contributed to a Company Material Adverse Effect unless excluded under another clause.

In the Merger Agreement, Parent and Merger Sub have made representations and warranties to the Company with respect to:
•	organization and corporate power;
•	authorization; valid and binding nature of the agreement;
•	no breach;
•	consents;
•	litigation;
•	information supplied for the proxy statement;

•	brokerage;
•	capitalization and operations of Merger Sub;
•	ownership of Company Common Stock;
•	vote and approval required by Parent and Merger Sub;
•	solvency;
•	investigation by Parent and Merger Sub; disclaimer of reliance;
•	other agreements;
•	the Financing;
•	the Limited Guarantee;
•	CFIUS; and
•	other businesses.
Some of the representations and warranties in the Merger Agreement made by Parent or Merger Sub are qualified as to “materiality” or “Parent Material Adverse Effect.” “Parent Material Adverse Effect,” as used in the Merger Agreement, means any change, effect, event, inaccuracy, occurrence, or other matter that has a material adverse effect on the ability of Parent or Merger Sub to timely perform its obligations under the Merger Agreement or to timely consummate the transactions contemplated by the Merger Agreement.
None of the representations and warranties of the parties to the Merger Agreement contained in the Merger Agreement (or in any instrument delivered pursuant to the Merger Agreement) survive the Merger.
Conduct of the Company
The Company has agreed that, during the period from the date of the Merger Agreement until the earlier of the Effective Time and the termination of the Merger Agreement pursuant to its terms (the “Pre-Closing Period”), except (i) as set forth in the Company’s confidential disclosure letter to the Merger Agreement, (ii) as required by applicable law, (iii) as expressly permitted or contemplated by the Merger Agreement, (iv) as necessary in response to certain health measures to protect the health and safety of the Company’s and its Subsidiaries’ customers, suppliers, partners, employees, licensors, licensees, distributors and others having business dealings with the Company and its Subsidiaries (provided that the Company has consulted with Parent in advance (to the extent reasonably practicable) and considered in good faith any recommendations of Parent) or (v) with the prior written consent of Parent (which consent will not be unreasonably delayed, withheld or conditioned), the Company will, and will cause its Subsidiaries to, use commercially reasonable efforts to (A) carry on its business in the ordinary course of business, (B) preserve intact its current business organization and (C) preserve its relationships with customers, suppliers, partners, licensors, licensees, distributors and others having business dealings with it with the intention that its goodwill and ongoing business will not be materially impaired on the date of the Closing. Any action, the subject matter of which is addressed by the restrictions set forth in the following paragraph, will be deemed compliant with the restrictions set forth in this paragraph, if compliant with the restrictions set forth in the following paragraph.
The Company has further agreed that, during the Pre-Closing Period, except (i) as set forth in the Company’s confidential disclosure letter to the Merger Agreement, (ii) as required by applicable law, or (iii) as expressly permitted or contemplated by the Merger Agreement, the Company will not and will not permit any of its Subsidiaries, without the prior written consent of Parent (which consent will not be unreasonably delayed, withheld or conditioned):
•
(A) declare, set aside or pay any dividends on or make other distributions in respect of any of its capital stock or shares or (B) directly or indirectly redeem, repurchase or otherwise acquire any shares of its capital stock or any Company Stock Options or Company Equity Award, subject to certain exceptions;

•
grant, issue, sell, pledge, dispose of or otherwise encumber, or authorize the issuance, sale, pledge, disposition or other encumbrance of, (A) any shares of capital stock or other ownership interest in the Company or any of its Subsidiaries, (B) any securities convertible into or exchangeable or exercisable for any such shares or ownership interest, (C) any phantom equity or similar contractual rights or (D) any rights, warrants, options, stock appreciation rights, restricted stock, stock units or other equity or equity-based compensation to acquire or with respect to any such shares of capital stock, ownership interest or convertible or exchangeable securities, subject to certain exceptions;
•
except as required by applicable law or, solely with respect to clauses (A) and (C), the terms of a Company benefit plan set forth in the Company’s confidential disclosure letter to the Merger Agreement or another immaterial Company benefit plan that is not required to be listed on such confidential disclosure letter, (A) increase, accelerate the funding, payment or vesting of, the wages, salary or other compensation or benefits with respect to any of the Company’s or any of its Subsidiaries’ directors, officers, employees or other individual service providers, (B) grant any cash or any equity or equity-based incentive award or any other bonus, retention, change in control, transaction, severance or similar compensation payable to any of the Company’s or any of its Subsidiaries’ directors, officers, or employees or other individual service providers, or (C) establish, adopt, enter into, amend in any material respect or terminate any material Company benefit plan or any other material benefit or compensation plan, policy, program, contract, agreement or arrangement that would be a Company benefit plan if in effect on the date of the Merger Agreement;

•
(A) modify, extend, adopt, enter into, amend in any material respect or terminate any collective bargaining agreement or other written contract with a union (“Labor Agreement”); (B) recognize or certify any union as the bargaining representative for any employees of the Company or its Subsidiaries; or (C) implement or announce any employee layoffs, furloughs, reductions in force, plant closings, material reductions in compensation or other similar actions that would reasonably be expected to implicate WARN;

•
(A) hire any employees or other individual service providers for the Company or any of its Subsidiaries whose annual base compensation would exceed $200,000 or (B) terminate (other than for cause) any employee or individual service provider of the Company or any of its Subsidiaries whose annual base compensation exceeds $200,000;

•
amend any of the organizational documents of the Company or amend in any material respect the comparable charter or organization documents of any of its Subsidiaries, adopt a shareholders’ rights plan or enter into any agreement with respect to the voting of its capital stock;

•
effect a recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction or authorize the issuance of any other securities in respect of, in lieu of, or in substitution for shares of its capital stock;

•	adopt a plan of complete or partial liquidation, dissolution, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries;
•	subject to the below, make any capital expenditures that are in the aggregate in excess of $1,500,000 above amounts indicated in a specified budget;
•
acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the material assets of any business or any corporation, partnership, joint venture, association or other business organization or division thereof, or otherwise acquire or agree to acquire any equity interest in or material assets of any other person, except for the purchase of materials from suppliers or vendors in the ordinary course of business or in individual transactions involving less than $2,000,000 in assets in the aggregate;

•
except with respect to any intercompany arrangements, (A) incur any indebtedness, except for (1) indebtedness incurred under the Credit Agreement (as defined in this proxy statement) for working capital purposes in an outstanding principal amount not greater than $10,000,000 in the aggregate or (2) capital leases, purchase money financing for personal property, equipment financing and letters of credit in the ordinary course of business consistent with past practice; (B) make any loans or advances to any person that is not a Subsidiary of the Company (except for extensions of credit to customers in the ordinary course of business and advances to directors, officers and other employees for travel and other business-related expenses, in each case, in the ordinary course of business and in compliance in all material respects with the Company’s or its Subsidiaries’ policies related thereto); or (C) make any capital contributions to, or investments in, any person that is not a Subsidiary of the Company;

•
sell, transfer, license, sublicense, assign, mortgage, encumber or otherwise abandon, withdraw or dispose of (A) any tangible assets with a fair market value in excess of $200,000 in the aggregate or (B) any material owned intellectual property except, in the case of clause (B), (1) in the ordinary course of business, (2) with respect to non-exclusive licenses granted in the ordinary course of business or (3) abandonment or disposition of assets at the end of their useful life or statutory term in the ordinary course of business;
•
commence, pay, discharge, settle, compromise or satisfy any action, litigation, audit, examination, mediation, action, suit, arbitration, proceeding, investigation or other legal proceeding that is unrelated to the transactions contemplated by the Merger Agreement (A) for monetary consideration in excess of $1,500,000 in the aggregate, (B) that would impose any material non-monetary obligations on the Company or its Subsidiaries that would continue after the Effective Time or (C) that does not relate to any actual or potential violation of any criminal law;

•
change its fiscal year, revalue any of its material assets or change any of its material financial, actuarial, reserving or tax accounting methods or practices in any respect, except as required by generally accepted accounting principles as in effect on the date of the Merger Agreement or applicable legal requirements;

•
(A) make, change or revoke any material tax election with respect to the Company or any of its Subsidiaries, (B) file any material amended tax return, (C) extend or waive the application of any statute of limitations regarding the assessment or collection of any material tax with respect to the Company or any of its Subsidiaries, (D) settle or compromise any material tax liability with respect to the Company or any of its Subsidiaries or enter into a material closing agreement, or (E) surrender any right to claim a material tax refund or credit, except, in each case, as required by applicable law;

•
waive, release or assign any material rights or claims under, or enter into, renew, affirmatively determine not to renew, materially amend, materially modify, terminate, cancel, exercise any options or rights of first offer or refusal under or terminate, any material contract of the Company, material real property lease of the Company or any contract that would be a material contract of the Company if in existence on the date of the Merger Agreement;

•	abandon, withdraw, terminate, suspend, abrogate, amend or modify in any material respect any permits of the Company in a manner adverse to the business of the Company and its Subsidiaries;
•
cancel, materially reduce, terminate or fail to maintain in effect without replacing material insurance policies covering the Company and its Subsidiaries and their respective properties, assets and businesses;

•
materially waive or release any noncompetition, nonsolicitation, nondisclosure, noninterference, nondisparagement or other analogous restrictive covenant obligation of any current or former officer, director or employee of the Company or its Subsidiaries;

•	engage in any sale-leaseback or similar transaction with respect to the Company’s owned real property;
•	conduct business or operations in Russia, including selling or delivering the Company’s products into Russia or seeking exemptions to sanctions for any business with Russia;
•
engage in any transaction with, or enter into any agreement, arrangement or understanding with, any affiliate of the Company or other person covered by Item 404 of Regulation S-K promulgated by the SEC, in each case, that would be required to be disclosed pursuant to Item 404; or

•	authorize any of, or agree or commit to take any of, the foregoing actions.
No Solicitation
The Company will not, and will cause its Subsidiaries, directors and officers not to, and shall not authorize or direct its Representatives (as defined in the Merger Agreement) to: (i) initiate, solicit, or knowingly encourage or knowingly facilitate the submission of any Acquisition Proposal (as defined below), (ii) engage in negotiations with respect to any Acquisition Proposal, (iii) provide any non-public information or afford access to the physical properties of the Company or any of its Subsidiaries, in each case, to any person or host any meeting (including by telephone or videoconference) with any person (in each case, other than Parent, Merger Sub, or any designees of Parent or Merger Sub) in connection with, or for the purpose of knowingly encouraging or facilitating, an Acquisition Proposal or (iv) in connection with any Acquisition Proposal, grant any waiver, amendment or release of or under, or fail to enforce, any confidentiality agreement (other than any standstill or similar provision), in each case, in a manner favorable to the counterparty thereto, or (v) enter into any letter of intent, contract or agreement in principle with respect to an Acquisition Proposal.

The Company will, and will cause its Subsidiaries to, and will instruct its Representatives to, immediately cease any solicitation, discussions, or negotiations with any person (other than Parent, Merger Sub, or any designees of Parent or Merger Sub) with respect to any Acquisition Proposal (or any such inquiry, proposal or offer), and, promptly (but in no event later than forty-eight (48) hours following the date of the Merger Agreement) will request the return or destruction of all confidential information provided by or on behalf of the Company or its Subsidiaries to any such person and terminate access to any physical or electronic data rooms relating to a possible Acquisition Proposal. Notwithstanding the foregoing, the Company and its Representatives may (A) seek to clarify and understand the terms and conditions of any inquiry or proposal made by any person solely to determine whether such inquiry or proposal constitutes an Acquisition Proposal and (B) inform a person that has made, or to the Company’s knowledge, is considering making, following the date of the Merger Agreement, an Acquisition Proposal of the provisions of this paragraph and the foregoing paragraph.
For purposes of this proxy statement and the Merger Agreement, the term “Acquisition Proposal” means any offer or proposal relating to any transaction or series of transactions made or renewed by a person or group (other than Parent or Merger Sub) that is structured to permit such person or group to acquire beneficial ownership of twenty percent (20%) or more of the total shares of the Company or twenty percent (20%) or more of the consolidated total assets of the Company and its Subsidiaries, pursuant to a merger, consolidation, or other business combination, sale of shares of capital stock, sale of assets, tender offer or exchange offer, or similar transaction, including any single or multi-step transaction or series of related transactions, in each case, other than the Merger.
Notwithstanding the foregoing, the transactions contemplated by the Merger Agreement are excluded from the definition of “Acquisition Proposal.”
For purposes of this proxy statement and the Merger Agreement, the term “Superior Proposal” means a bona fide written Acquisition Proposal made after the date of the Merger Agreement by any person that did not result from a material breach of the Merger Agreement (except the references in the definition thereof to “twenty percent (20%)” will be replaced by “fifty percent (50%)”) that the Company Board or a committee thereof has determined, in its good faith judgment, after consultation with its outside legal counsel and financial advisors, would result in a transaction more favorable to the CIRCOR Stockholders (solely in their capacity as such) from a financial point of view than the transactions contemplated by the Acquisition Proposal reflected in the Merger Agreement, taking into account all legal, regulatory and financial terms, the likelihood of consummation (including certainty of closing), the person making the Acquisition Proposal, timing, the ability of such third-party to consummate the Acquisition Proposal and all other aspects of such Acquisition Proposal.
Notwithstanding the restrictions described above, if at any time following the date of the Merger Agreement and until the Company’s receipt of the Requisite Stockholder Approval (i) the Company receives a bona fide (as reasonably determined in good faith by the Company Board) written Acquisition Proposal that did not result from a material breach of the restrictions described above and (ii) the Company Board, or a committee thereof, determines in good faith, after consultation with outside legal counsel and financial advisors, that such Acquisition Proposal constitutes or is reasonably likely to lead to or result in a Superior Proposal and that failure to take such action would reasonably be expected to be inconsistent with the fiduciary duties of the Company under applicable law, then the Company may:
•	(A) furnish information with respect to the Company and its Subsidiaries to the person making such Acquisition Proposal and its Representatives; and
•
(B) participate in discussions or negotiations with such person and its Representatives regarding such Acquisition Proposal; provided, that (1) the Company will not, and will cause its Subsidiaries not to, and will not authorize or direct its Representatives to disclose such information to, or participate in such discussions or negotiations with, such person unless the Company (I) has entered into a confidentiality agreement prior to the date of the Merger Agreement with such person in connection with the Company’s strategic review process that was publicly announced on March 14, 2022 and which was reviewed by outside counsel prior to execution, or (II) enters into a customary confidentiality agreement with such person following the date of the Merger Agreement, in the cause of clause (II), (x) with terms governing confidentiality that, taken as a whole, are not materially less restrictive to the other person than those contained in the confidentiality agreement by and between KKR and the Company, dated February 28, 2022 (as amended or waived) (the “Confidentiality Agreement”) (except that any such confidentiality agreement need not contain a standstill or similar provision), and (y) that does not prevent the Company from providing any information to Parent and Merger Sub to the extent required by the Merger Agreement;

provided, that any competitively sensitive information or data provided to any such person pursuant to such confidentiality agreement who is, or whose affiliates include, a competitor, supplier or customer of the Company or any of its Subsidiaries will be provided in a separate “clean data room” and subject to customary “clean team” arrangements regarding access to such information or data and (2) the Company shall, as promptly as reasonably practicable, and in any event within one (1) business day, provide or make available to Parent any material non-public information concerning the Company or its Subsidiaries provided or made available to such other person that was not previously provided or made available to Parent and Merger Sub.
In addition, the Company must:
•
promptly (and in any event within forty-eight (48) hours) notify Parent in writing of the receipt by the Company of any Acquisition Proposal or written indication by any person that it is considering making an Acquisition Proposal, including the identity of the person or group of persons making such Acquisition Proposal;

•
promptly (and in any event within such forty-eight (48) hour period) provide Parent in all material respects with a copy of the applicable written Acquisition Proposal (or, if oral, with a summary of the material terms and conditions of any Acquisition Proposal, including, for the avoidance of doubt, the form and amount of consideration and proposed financing arrangements); and

•
use reasonable best efforts to keep Parent reasonably informed of any material developments regarding any Acquisition Proposal (including any material amendment to any material items, it being understood that a change in price per share of Company Common Stock shall be a material amendment) on a reasonably prompt basis.

Any information provided by the Company or its Representatives to Parent and its Representatives pursuant to the above will be kept confidential in accordance with the Confidentiality Agreement (as defined in the Merger Agreement).
The Merger Agreement further provides that the Company Board, and each committee thereof, will not (i) cause or permit the Company or its Subsidiaries to enter into any definitive transaction agreement (other than an acceptable confidentiality agreement as permitted in accordance with the above) relating to any Acquisition Proposal (an “Alternative Acquisition Agreement”) or (ii) make a Change of Board Recommendation (as defined in this proxy statement).
Change of the Company Board Recommendation
As described above, the Company Board has unanimously recommended that the CIRCOR Stockholders approve the adoption of the Merger Agreement and approve the Merger on the terms and subject to the conditions set forth in the Merger Agreement. Unless the Company Board has made a Change of Board Recommendation (as defined below), the Company Board has also agreed to include the Company Board’s recommendation that the CIRCOR Stockholders approve the adoption of the Merger Agreement and approve the Merger on the terms and subject to the conditions set forth in the Merger Agreement (the “Company Board Recommendation”) in the proxy statement.
Except as described below, during the Pre-Closing Period, the Company Board or the Company, as applicable, may not:
•	withhold, withdraw, amend, qualify or modify, or publicly propose withhold, withdraw, amend, qualify or modify, the Company Board Recommendation, in each case, in a manner adverse to Parent;
•
fail, within ten (10) business days of the commencement of a tender or exchange offer for shares of Company Common Stock that constitutes an Acquisition Proposal by a person other than Parent or any of its affiliates, to file a Schedule 14D-9 pursuant to Rule 14e-2 and Rule 14d-9 promulgated under the Exchange Act recommending that the CIRCOR Stockholders reject such Acquisition Proposal and not tender any shares of Company Common Stock into such tender or exchange offer;

•	fail to include the Company Board Recommendation in the proxy statement when mailed to the CIRCOR Stockholders; or
•
fail to publicly reaffirm the Company Board Recommendation within five (5) business days of receiving a written request from Parent to provide such public reaffirmation following receipt by the Company of a publicly announced Acquisition Proposal (except that Parent may deliver only two (2) such requests with respect to any Acquisition Proposal).

Any action described in the foregoing bullet points is referred to as a “Change of Board Recommendation.”

However, notwithstanding the foregoing, at any time prior to the Company’s receipt of the Requisite Stockholder Approval, the Company may terminate the Merger Agreement to enter into an Alternative Acquisition Agreement (an “Alternative Acquisition Termination”) if:
•
the Company receives an Acquisition Proposal that did not result from a material breach of the no solicitation covenants in the Merger Agreement and the Company Board or a committee thereof determines in good faith, after consultation with outside legal counsel and financial advisors, constitutes a Superior Proposal;

•
the Company has notified Parent in writing that it intends to terminate the Merger Agreement to enter into an Alternative Acquisition Agreement, which notice shall include the information with respect to such Acquisition Proposal that is specified in the Merger Agreement; and

•
no earlier than the end of the Notice Period (as defined in this proxy statement), after negotiating and instructing its Representatives to negotiate during the Notice Period to allow Parent to irrevocably offer adjustments to the terms of the Merger Agreement such that the Acquisition Proposal no longer continues to constitute a Superior Proposal (if such negotiation is desired by Parent), the Company Board or any committee thereof determines in good faith, after consultation with outside legal counsel and financial advisors, after taking into consideration the terms of any proposed amendment or modification to the Merger Agreement and debt financing-related agreements that Parent has irrevocably committed to make during the Notice Period, that the Acquisition Proposal that is subject of the Determination Notice (as defined in this proxy statement) continues to constitute a Superior Proposal, and that failure to take such action would reasonably be expected to be inconsistent with the fiduciary duties of the Company under applicable law.

Additionally, at any time prior to the Company’s receipt of the Requisite Stockholder Approval, the Company Board or a committee thereof may make a Change of Board Recommendation in response to an Acquisition Proposal (an “Acquisition Proposal Change of Board Recommendation”) if:
•
the Company receives an Acquisition Proposal that did not result from a material breach of the Merger Agreement and that the Company Board or a committee thereof determines in good faith, after consultation with the Company’s outside legal counsel and financial advisors, constitutes a Superior Proposal;

•
the Company has notified Parent in writing that it intends to effect a Change of Board Recommendation, which notice shall include the information with respect to such Acquisition Proposal that is specified in the Merger Agreement; and

•
no earlier than the end of the Notice Period, after negotiating and instructing its Representatives to negotiate during the Notice Period to allow Parent to irrevocably offer adjustments to the terms of the Merger Agreement such that the Acquisition Proposal no longer continues to constitute a Superior Proposal (if such negotiations is desired by Parent), the Company Board or a committee thereof determines in good faith, after consultation with outside legal counsel and financial advisors, that the Acquisition Proposal that is the subject of the Determination Notice (as defined in this proxy statement) continues to constitute a Superior Proposal and that the failure to make a Change of Board Recommendation would reasonably be expected to be inconsistent with its fiduciary duties under applicable law, in each case, after taking into consideration any changes to the Merger Agreement and the debt-financing related agreements that Parent has irrevocably committed to make during the Notice Period.

Finally, at any time prior to the Company’s receipt of the Requisite Stockholder Approval, the Company Board or a committee thereof may make a Change of Board Recommendation in response to an Intervening Event (as defined in this proxy statement) if:
•	the Company has notified Parent in writing that it intends to effect a Change of Board Recommendation, which notice shall describe the Intervening Event in reasonable detail; and
•
no earlier than the end of the Notice Period, after negotiating and instructing its Representatives to negotiate during the Notice Period to allow Parent to irrevocably offer adjustments to the terms of the Merger Agreement (if such negotiation is desired by Parent) the Company Board or any committee thereof determines in good faith, after consultation with the Company’s outside legal counsel and financial advisors, and after considering the terms of any proposed amendment or modification to the Merger

Agreement that Parent has irrevocably committed to make during the Notice Period, that the failure to effect a Change of Board Recommendation in response to such Intervening Event would reasonably be expected to be inconsistent with its fiduciary duties under applicable legal requirements.
The above will also apply to any material amendment to any material terms (it being understood that a change in price per share of Company Common Stock shall be a material amendment) of any applicable Superior Proposal with respect to an Alternative Acquisition Termination and an Acquisition Proposal Change of Board Recommendation, and will require a revised Determination Notice and a new Notice Period pursuant to the last bullet point in each of the foregoing, as the case may be, and any material change to the facts and circumstances relating to any Intervening Event and require a revised Determination Notice and a new Notice Period pursuant to the last bullet point in the foregoing.
The Merger Agreement further provides that, during any Notice Period, if requested by Parent, the Company will negotiate in good faith with Parent regarding potential changes to the Merger Agreement.
For purposes of this proxy statement and the Merger Agreement, a “Determination Notice” means any notice delivered by the Company to Parent pursuant to each of the three bullet points above and “Notice Period” means the period beginning at 5:00 p.m. Eastern Time on the day of delivery by the Company to Parent of a Determination Notice (even if such Determination Notice is delivered after 5:00 p.m. Eastern Time) and ending on the third (3rd) business day thereafter at 5:00 p.m. Eastern Time; provided that, with respect to any material amendment to any material terms (it being understood that a change in price per share of Company Common Stock shall be a material amendment) of any Superior Proposal, or any material change to the facts and circumstances relating to any Intervening Event, as applicable, the Notice Period will extend until 5:00 p.m. Eastern Time on the second (2nd) business day after delivery of such revised Determination Notice.
For purposes of this proxy statement and the Merger Agreement, an “Intervening Event” means a change, effect, event, circumstance, occurrence, or other matter that affects the business, assets or operations of the Company (other than any change, effect, event, circumstance, occurrence, or other matter (x) primarily resulting from a breach of the Merger Agreement by the Company or (y) primarily relating to the announcement or pendency of, or any actions required to be taken by the Company (or to be refrained from being taken by the Company) pursuant to, the Merger Agreement) and that was not known to or reasonably foreseen by the Company Board or any committee thereof on the date of the Merger Agreement (or if known, the consequences of which were not known to or reasonably foreseen by the Company Board or any committee thereof as of the date of the Merger Agreement), which change, effect, event, circumstance, occurrence, or other matter, or any consequence thereof, becomes known to the Company Board or any committee thereof after the date of the Merger Agreement and prior to the receipt of the Requisite Stockholder Approval; provided, however, that in no event will may of the following constitute an Intervening Event: (a) any Acquisition Proposal or any inquiry, offer, or proposal that constitutes or would reasonably be expected to lead to an Acquisition Proposal, (b) changes in the price of the Company Common Stock, in and of itself (however, the underlying reasons for such changes may constitute an Intervening Event to the extent not otherwise excluded by the definition) or (c) the fact that, in and of itself, the Company exceeds any internal or published projections, estimates or expectation of the Company’s revenue, earnings or other financial performance or results of operations for any period (however, the underlying reasons for such events may constitute an Intervening Event to the extent not otherwise excluded by the definition).
None of the provisions described above under “ – Acquisition Proposals” or elsewhere in the Merger Agreement will prohibit (i) the Company Board or a committee thereof from (A) taking and disclosing to the CIRCOR Stockholders a position contemplated by Rule 14e-2(a) and Rule 14d-9(f) promulgated under the Exchange Act, or (B) making any public statement if the Company Board or a committee thereof determines that the failure to make such statement would reasonably be expected to be inconsistent with its fiduciary duties under applicable legal requirements or (ii) the Company or the Company Board from making any disclosure required under the Exchange Act, provided that any such action that would otherwise constitute a Change of Board Recommendation is taken only in accordance with the provisions described in this Acquisition Proposals subsection.
Special Meeting; Proxy Statement
The Company has agreed to all actions necessary to establish a record date for (and the Company has agreed not to change the record date without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed)) and, duly call, give notice of, convene and hold the Special Meeting, as promptly as reasonably practicable following the mailing of the proxy statement to the CIRCOR Stockholders for the purpose of obtaining the Requisite

Stockholder Approval. The Company has agreed to conduct a “broker search” in accordance with Rule 14a-13 of the Exchange Act in a manner to enable the record date for the Special Meeting to be set so that the Special Meeting can be held promptly following the effectiveness of this proxy statement. The Company will not be required to convene and hold the Special Meeting at any time prior to the thirty-fifth (35th) day following the mailing of the proxy statement to the CIRCOR Stockholders. Subject to the Merger Agreement and unless there has been a Change of Board Recommendation, the Company will use its reasonable best efforts to solicit proxies to obtain the Requisite Stockholder Approval. The Company may adjourn or postpone the Special Meeting:
•
to allow time for the filing or dissemination of any supplemental or amended disclosure document that the Company Board has determined in good faith (after consultation with outside legal counsel) is required to be filed and disseminated under applicable laws, or an order or request from the SEC or its staff;

•
if there are insufficient shares of Company Common Stock present or represented by proxy at the Special Meeting to constitute a quorum (however the Company may not postpone or adjourn more than two (2) times without Parent’s prior written consent); or

•	if the Company is required to postpone or adjourn the Special Meeting by applicable law, order or a request from the SEC or its staff.
The Company will not be required to hold the Special Meeting prior to the date that is three (3) business days after the date on which Parent notifies the Company that all of the filings (or draft filings where applicable) necessary to seek certain foreign regulatory approvals have been filed with the relevant Governmental Body (and such filings have actually been made) and the Company will be permitted to postpone or adjourn the meeting until such filings (or draft filings as applicable) have been filed.
If at any time prior to the Special Meeting, any information relating to the Company, Parent, Merger Sub or any of their respective affiliates should be discovered by the Company, on the one hand, or Parent, on the other hand, that should be set forth in an amendment or supplement to the proxy statement, as the case may be, so that such filing would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, then the party that discovers such information will promptly notify the other, and an appropriate amendment or supplement to such filing describing such information will be promptly prepared and filed with the SEC by the appropriate party and, to the extent required by applicable law or the SEC or its staff, disseminated to the CIRCOR Stockholders.
Reasonable Best Efforts to Consummate the Merger; Regulatory Filings
Pursuant to the Merger Agreement, each of the parties has agreed to use its, and to cause its respective Subsidiaries to use their, respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper, or advisable under applicable laws to consummate the Merger and the other transactions contemplated by the Merger Agreement as promptly as possible and, in any event, by or before the Outside Date. The parties have agreed to make or cause to be made an appropriate filing of a Notification and Report Form pursuant to the HSR Act and all other applicable filings pursuant to certain foreign regulatory approvals with respect to the Merger as promptly as practicable and in any event prior to the expiration of any applicable legal deadline. Unless otherwise agreed by the Company and Parent in writing, the filing of a Notification and Report Form pursuant to the HSR Act must be made within ten (10) business days after the date of the Merger Agreement, the applicable filings (or draft filings where applicable) pursuant to certain foreign regulatory approvals must be made within twenty (20) business days after the date of the Merger Agreement and all other applicable filings pursuant to foreign regulatory approvals must be made as promptly as practicable after the date of the Merger Agreement. The parties have also agreed to make an appropriate response as promptly as practicable to any request for information and documentary material that may be made by a Governmental Body pursuant to the HSR Act or any other antitrust laws or foreign investment laws. Parent will, with the reasonable cooperation of the Company, be responsible for making any filing or notification required for the purposes of the foreign regulatory approvals.
Each of the parties has also agreed to (i) consult and cooperate with one another, and consider in good faith the views of one another, in connection with, and provide to the other parties in advance, any analyses, appearances, presentations, memoranda, briefs, arguments, opinions, and proposals made or submitted by or on behalf of such party in connection with proceedings under or relating to any antitrust laws and any foreign investment laws, (ii) give each other reasonable advance notice of all meetings with any Governmental Body relating to any antitrust laws or foreign investment laws, (iii) give each other an opportunity to participate in each of such meetings, (iv) to the extent practicable, give each other reasonable advance notice of all substantive oral communications with any Governmental Body relating to any antitrust laws or foreign investment laws, (v) if any Governmental Body initiates a substantive oral communication regarding any antitrust laws or foreign investment laws, promptly notify the other party of the substance of such communication, (vi) provide each other with a reasonable advance opportunity to review and comment upon all substantive written communications with a Governmental Body regarding any antitrust laws or foreign investment laws and (vii) provide each other with copies of all substantive written communications to or from any Governmental Body relating to any antitrust laws or foreign investment laws. Any such disclosures or provision of copies by one party to the other may be redacted or made on an outside counsel basis, if and to the extent appropriate.
The Merger Agreement also provides that Parent shall, and shall cause each of its Subsidiaries to, (i) take any and all actions necessary to obtain any consents, clearances, or approvals required under or in connection with antitrust laws, and to enable all waiting periods under the HSR Act and other applicable antitrust laws to expire, and to avoid or eliminate impediments under applicable antitrust laws asserted by any Governmental Body, and (ii) use its reasonable best efforts to take any and all actions necessary to obtain foreign investment approvals, in each case, to cause the Merger to occur as promptly as possible and, in any event, by or before the Outside Date, including (A) promptly complying with any requests for additional information (including any second request or equivalent) by any Governmental Body, (B) if necessary to obtain clearance by any Governmental Body before the Outside Date, offering, negotiating, committing to, and effecting, by consent decree, hold separate order, or otherwise, the sale, divestiture, license, or other disposition of any and all of the capital stock, assets, equity holdings, rights, products, or businesses of Parent and its Subsidiaries (including the Surviving Corporation and its Subsidiaries) or making or effecting any commitment, condition or undertaking required by any Governmental Body with respect to the capital stock, assets, equity holdings, rights, products, or businesses of Parent and its Subsidiaries (including the Surviving Corporation and its Subsidiaries), and any other restrictions on the activities of Parent and its Subsidiaries (including the Surviving Corporation and its Subsidiaries); provided, that Parent and its subsidiaries will not be required to take any of the actions contemplated by this clause (B) as condition by any Governmental Body to obtaining any foreign investment approvals in the event that such action contemplated by this clause (B) would reasonably be expected to result in a material adverse effect on the business, condition (financial or otherwise), assets, operations, or results of operations of Parent and its subsidiaries (including the Surviving Corporation and its Subsidiaries), taken as a whole, following the Merger, and (C) contesting, defending, and appealing any threatened or pending preliminary or permanent injunction or other order, decree, or ruling or statute, rule, regulation, or executive order that would adversely affect the ability of any party hereto to consummate the Merger and taking such actions to prevent the entry, enactment, or promulgation thereof. Subject to the Merger Agreement, each party has agreed not to, and to cause its Subsidiaries not to, take any action or omit to take any action that would reasonably be expected to materially delay or prevent clearance by any Governmental Body or to make clearance by any Governmental Body before the Outside Date less probable in any material respect. Parent has agreed to bear the filing fees incurred in connection with any filings under the HSR Act and in connection with the foreign regulatory approvals which may be required for the consummation of the Merger.
In the event that any administrative or judicial action or proceeding is instituted (or threatened to be instituted) by a Governmental Body challenging the Merger, each of Parent, Merger Sub, and the Company have agreed to cooperate in all respects with each other and to use its reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed, or overturned any decree, judgment, injunction, decision, or other order, whether temporary, preliminary, or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Merger.
Prior to the Effective Time, each party has also agreed to use commercially reasonable efforts to obtain any consents, approvals, or waivers of third parties with respect to any contracts to which it is a party as may be necessary for the consummation of the transactions contemplated by the Merger Agreement or required by the terms of any contract as a result of the execution, performance, or consummation of the transactions contemplated by the Merger Agreement (except that in no event will the Company or its Subsidiaries be required to pay, prior to the Effective Time, any fee, penalty, or other consideration or make any other accommodation to any third-party to obtain any consent, approval, or waiver required with respect to any such contract). Notwithstanding the foregoing, except as required by applicable law or any applicable Labor Agreement, the Company has agreed not to consult with any union regarding the transactions contemplated by the Merger Agreement without obtaining Parent’s prior written consent (which consent may not be unreasonably withheld, conditioned, or delayed).

Access to Information
From and after the date of the Merger Agreement until the earlier of the Effective Time and the termination of the Merger Agreement in accordance with its terms, the Company has agreed to, and to cause its Subsidiaries to, use commercially reasonable efforts, upon reasonable advance notice and subject to any governmental restrictions or recommendations, to (i) give Parent and Merger Sub and their respective Representatives reasonable access during normal business hours (under the supervision of appropriate personnel and in a manner that does not unreasonably interfere with the normal operations of the business of the Company) to relevant employees, Representatives, assets and facilities and to relevant books, contracts, work papers, and records of the Company and its Subsidiaries and provide copies of such existing books, contracts, tax returns, work papers, records and other documents and information of the Company, in each case, to the extent reasonably requested by Parent or Merger Sub, (ii) permit Parent and Merger Sub to make such non-invasive inspections as they may reasonably request and (iii) furnish Parent and Merger Sub with such financial and operating data and other information with respect to the business, properties, and personnel of the Company as Parent or Merger Sub may from time to time reasonably request and (iv) use commercially reasonable efforts to facilitate site visits by Parent or any of its Representatives at any facility of a third-party contract manufacturer of the Company or any of its Subsidiaries, subject to customary exceptions.
Employee Benefits and Compensation
For a period of one (1) year following the Effective Time (or until employment terminates, if sooner), Parent shall cause the Surviving Corporation and each of its other Subsidiaries to maintain for each individual employed by the Company or any of its Subsidiaries immediately prior to the Effective Time (each, a “Current Employee”) (i) a base compensation and a target annual cash incentive compensation opportunity that, in each case, is at least as favorable as that provided to the Current Employee as of immediately prior to the Effective Time, (ii) employee benefits (excluding equity and equity-based incentive compensation plans, severance, nonqualified deferred compensation, retention, change in control or transaction compensation arrangements, one-time bonuses, defined pension benefits and retiree health or welfare benefits) that are substantially comparable in the aggregate to those maintained for and provided to the Current Employee as of immediately prior to the Effective Time under the Company benefit plans set forth on the Company’s confidential disclosure letter and (iii) severance benefits that are at least as favorable as the severance benefits provided by the Company or one of its Subsidiaries to the Current Employee pursuant to the severance plans or arrangements set forth on the Company’s confidential disclosure letter. Each of the Company, Parent and Merger agreed that the occurrence of the Effective Time will constitute a change in control of the Company (or similar term) under the terms of the Company’s benefit plans containing provisions triggering payment, vesting or other rights upon a change in control or similar transaction.
If the Company has not paid annual bonuses in respect of calendar year 2023 (the “2023 Annual Bonuses”) prior to the Effective Time, then, no later than March 15, 2024, Parent has agreed to cause the Surviving Corporation or its applicable Subsidiary to pay to each Current Employee who participates in a Company benefit plan that provides the opportunity to earn an annual bonus in respect of calendar year 2023, such employee’s 2023 Annual Bonus based on the greater of target performance and actual achievement of the applicable performance metrics, subject to the Current Employee’s continued employment through the payment date. If Parent or the Surviving Corporation or any of their respective affiliates terminates the employment of any Current Employee for any reason other than for cause prior to the payment of the 2023 Annual Bonus such Current Employee shall remain entitled to receive his or her 2023 Annual Bonus, prorated based on the number of days employed during calendar year 2023, and payable as if he or she had remained employed through the date the bonus had been paid, except that the amount payable upon a termination without cause by Parent or the Surviving Corporation or any of their respective affiliates will be reduced by the value of any severance payment(s) a Current Employee is entitled to pursuant to any severance arrangement applicable to the Current Employee that is measured by reference to the Current Employee’s annual bonus for calendar year 2023.
Further, Parent has agreed to cause the Surviving Corporation to cause service rendered by Current Employees to the Company and its Subsidiaries (as well as service with any predecessor employer of the Company or any such Subsidiary, to the extent service with the predecessor employer is recognized by the Company or such Subsidiary under the comparable Company benefit plans) prior to the Effective Time to be taken into account for purposes of eligibility to participate, level of paid time off and level of severance benefits and vesting of retirement benefits (but not benefit accrual) under all employee benefit plans, programs, or arrangements of Parent and the Surviving Corporation and its subsidiaries in which the Current Employees are otherwise eligible to participate, to the same extent and for the same purpose as such service was taken into account under the corresponding Company benefit plans immediately prior to the Effective Time; provided that the foregoing will not apply to the extent that its application would result in a duplication of benefits or coverage with respect to the same type of benefits and period of service. Parent has agreed to cause the Surviving Corporation to use commercially reasonable efforts to waive any eligibility requirements, waiting periods, actively-at-work requirements, evidence of insurability requirements or pre-existing condition limitations under any new plan offered that provides group medical, dental, vision or prescription drug benefits to the extent such restriction would not have been applicable to a Current Employee under any comparable plan in which they participated prior to the Effective Time. Parent has agreed to cause the Surviving Corporation and its subsidiaries to use commercially reasonable efforts to, give such Current Employees credit under the new plans offered that provide group medical, dental, vision or prescription drug benefits for any eligible expenses incurred by such Current Employees and their covered dependents and credited to such person under the comparable old plans offered by the Company immediately prior to the Effective Time during the portion of the year prior to the Effective Time for purposes of satisfying all co-payment, co-insurance, deductibles, maximum out-of-pocket requirements, and other out-of-pocket expenses applicable to such Current Employees and their covered dependents in respect of the plan year in which the Effective Time occurs.
The Merger Agreement also provides that the terms and conditions of employment for any employees covered by a Labor Agreement shall be governed by the applicable Labor Agreement until the expiration, modification or termination of such Labor Agreement in accordance with its terms and applicable law.
Further, no provision of the Merger Agreement (i) prohibits Parent or the Surviving Corporation from establishing, amending or terminating any Company benefit plan or any other benefit or compensation plan, policy or arrangement, (ii) requires Parent or the Surviving Corporation to keep any person employed for any period of time or to offer any particular term of employment, (iii) constitutes the termination of, establishment or adoption of, or amendment to, any Company benefit plan or other benefit or compensation plan, policy or arrangement or (iv) confers upon any Current Employee or any other person any third-party beneficiary or similar rights or remedies.
Directors’ and Officers’ Indemnification and Insurance
The Merger Agreement provides for indemnification and exculpation rights with respect to liabilities for acts and omissions occurring prior to or at the Effective Time, as well as related rights to advancement of expenses, in favor of the current and former directors and officers of the Company, who we refer to collectively as the “indemnitees.” Specifically, for a period of six (6) years after the Effective Time (or the later expiration of the statute of limitations), the provisions of the certificate of incorporation and bylaws of the Company as of the date of the Merger Agreement which relate to indemnification, exculpation and advancement of expenses, will survive the Merger and must not be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of an indemnitee.
The Merger Agreement also provides that the Company may purchase prior to the Effective Time, and if the Company does not purchase prior to the Effective Time, the Surviving Corporation will purchase at or after the Effective Time, a tail policy under the current directors’ and officers’ liability insurance policies maintained at such time by the Company, which (i) will be effective until the sixth (6th) anniversary of the Effective Time with respect to claims arising from facts or events that existed or occurred prior to or at the Effective Time and (ii) will contain coverage that is at least as protective to such directors and officers as the coverage provided by such existing policies.
For more information, please see the section of this proxy statement captioned “The Merger – Insurance and Indemnification of Directors and Executive Officers.”
Stockholder Litigation.
The Company has agreed to promptly notify Parent of litigation against the Company or any of its directors or officers relating to the Merger Agreement or the transactions contemplated by the Merger Agreement. The Merger Agreement provides that Parent will have the right to participate in the defense of any such litigation, the Company will consult with Parent regarding the defense of any such litigation, and the Company will not settle or compromise any such litigation without the prior written consent of Parent, not to be unreasonably withheld, delayed, or conditioned.
Treatment of Certain Indebtedness
Prior to the Closing, the Company has agreed to use its commercially reasonable efforts to deliver to Merger Sub, a draft of (and on or prior to the Closing Date, an executed copy of) a customary payoff letter (the “Payoff Letter”) from the agent under the Company’s Credit Agreement, dated as of December 20, 2021, by and among the Company, as borrower, certain Subsidiaries of the Company, as guarantors, the lenders from time to time thereto, Truist Bank, as administrative agent, collateral agent, swing line lender and a letter of credit issuer, and Truist Securities, Inc., Citizens Bank, N.A. and Keybanc Capital Markets Inc. as joint lead arrangers and joint bookrunners, as amended, restated, amended and restated or otherwise modified from time to time (the “Credit Agreement”) relating to the repayment in full of all obligations thereunder, the termination of the Credit Agreement and all commitments in connection therewith and the release of all Liens (as defined in the Merger Agreement) securing the obligations thereunder (the “Payoff”). At the Closing, Merger Sub will pay or cause to be paid, in full and in immediately available funds, any and all amounts outstanding and then necessary to effect the Payoff in accordance with the Payoff Letter.
State Takeover Laws
The parties have agreed to take all such actions as are reasonably necessary to minimize the effects of any “fair price,” “business combination” or “control share acquisition” statute or other similar statute or regulation that is or becomes applicable to any of the transactions contemplated by the Merger Agreement.
Section 16 Matters
Prior to the Effective Time, the Company Board will take all necessary and appropriate action to approve, for purposes of Section 16(b) of the Exchange Act, the disposition by Company directors and officers of Company Common Stock, Company Stock Options, Company Equity Awards and any other equity securities in the transactions contemplated by the Merger Agreement.
Financing Efforts
If Parent chooses to seek debt financing in connection with the Merger (the “Debt Financing”), the Company has agreed to use reasonable best efforts to provide, and use its reasonable best efforts to cause its Subsidiaries and their respective representatives to provide such customary cooperation as is reasonably requested by Parent in connection with the Debt Financing, including using reasonable best efforts to (A) upon reasonable prior written notice and at reasonable times, participate in a reasonable number of meetings, drafting sessions, rating agency presentations and lender due diligence presentations, in each case at times and locations to be mutually agreed (provided that Parent shall use reasonable best efforts to ensure that any such meeting, session or presentation shall be held via conference call to the extent requested by the Company); (B) assist in the preparation of customary bank information memoranda, lender presentations, rating agency presentations and other similar documents and materials in connection with the Debt Financing (the “Marketing Material”) and otherwise assist in the marketing efforts of Parent and its debt financing sources; provided that no such Marketing Material shall be issued by the Company or its Subsidiaries (it being understood and agreed that the Company and its Subsidiaries shall not be required to provide information customarily delivered by an investment bank, agent bank or lender in the preparation of such bank information memoranda or similar documents); (C) assist with Parent’s preparation, negotiation and execution of definitive written financing documentation and the schedules and exhibits thereto (including loan agreements, guarantees, collateral agreements, hedging arrangements, customary officer’s certificates and corporate resolutions, as applicable) and the pledging of collateral (it being understood that no such documents (other than customary authorization letters) or pledging of collateral will be effective until at or after the Closing); (D) make available to Parent, its advisors and its debt financing sources such historical financial information and other historical pertinent information regarding the Company and each Subsidiary of the Company, in each case, as may be reasonably requested by Parent, including (I) the unaudited quarterly financial statements of the Company for each fiscal quarter of the Company ended after March 31, 2023 and at least forty-five (45) days prior to the Closing and the audited annual financial statements of the Company for any fiscal year of the Company ended after December 31, 2022 and at least ninety (90) days prior to the Closing, and (II) customary authorization letters (including customary representations with respect to accuracy of information and material non-public information); and (E) to the extent requested by Parent on behalf of the debt financing sources no later than nine (9) business days prior to the Closing Date, furnishing, at least three (3) business days prior to the Closing, such documentation and other information required by any Governmental Body under applicable “know your customer” and anti-money laundering rules and regulations, and beneficial ownership regulations.
Notwithstanding the foregoing, neither the Company nor any of its affiliates will be required to take or permit the taking of any action: (A) that would require the Company or any of its affiliates or any other persons who are directors or officers of such entities to pass resolutions or consents to approve or authorize the execution of the Debt

Financing (other than those directors or officers continuing in such roles after Closing, and solely to the extent such resolutions or consents are not effective until at or after the Closing), (B) that would require the Company or any of its Subsidiaries or any of their respective representatives to execute any document, agreement, certificate or instrument or take any other corporate action with respect to the Debt Financing (other than (x) customary authorization letters and (y) to the extent any director or officer of the Company or any of its Subsidiaries shall continue in such role following the Closing Date, such other document, agreement, certificate or instrument as may be reasonably requested in accordance with the provisions below, but with respect to clause (y), solely to the extent not effective until at or after the Closing), (C) that could cause any representation or warranty in the Merger Agreement to be breached by the Company or any of its affiliates or could cause any condition to the Closing of the Merger to fail to be satisfied, (D) that would require the Company or any of its affiliates to pay any commitment or other similar fee or incur any other expense, liability or obligation in connection with the Debt Financing for which it has not received prior reimbursement or is not otherwise indemnified by or on behalf of Parent, (E) that could cause any director, officer or employee or stockholder of the Company or any of its affiliates to incur any personal liability, (F) that could conflict with, result in any violation or breach of, or default (with or without notice, lapse of time, or both) under, any of their respective organizational documents as in effect as of the date of the Merger Agreement, or any applicable law or material contracts (to the extent not entered into in contemplation of the obligations described in the preceding paragraph), (G) that provides access to or discloses information that the Company or any of its affiliates reasonably determines could reasonably be expected to jeopardize any attorney-client privilege of, or conflict with any confidentiality obligations binding on, the Company or any of its affiliates (so long as the Company has reasonably cooperated with Parent and used commercially reasonable efforts to permit disclosure to the extent permitted by such confidentiality obligations), (H) to prepare or deliver (x) any projections or pro forma financial statements, including pro forma cost savings, synergies, capitalization or other pro forma adjustments desired to be incorporated into any pro forma financial information in connection with the Debt Financing, (y) any description of all or any component of any Debt Financing or (z) projections, risk factors or other forward-looking statements relating to all or any component of the Debt Financing, (I) that could, in the reasonable opinion of the Company, unreasonably interfere with the ongoing business operations of the Company and its Subsidiaries’ business or (J) that could reasonably be expected to cause significant competitive harm to the Company or its Subsidiaries if the if the transactions contemplated by the Merger Agreement are not consummated.
The Company will be deemed to have complied with its obligations described in the preceding paragraphs above for the purpose of any condition to the consummation of the Merger, unless (i) the Company has intentionally breached its obligations described in the preceding paragraphs above, (ii) Parent has notified the Company of such breach in writing in good faith, detailing in good faith reasonable steps that comply with its obligations described in the preceding paragraphs above in order to cure such breach, (iii) the Company has not taken such steps or otherwise cured such breach with reasonably sufficient time prior to the Outside Date to consummate the Debt Financing, and (iv) the Debt Financing has not been consummated and the intentional breach by the Company is a proximate cause of such failure.
Parent will, promptly upon request by the Company, reimburse the Company and its affiliates for all reasonable, documented and invoiced out-of-pocket fees, costs, expenses and liabilities incurred by any of them or their respective representatives in connection with fulfilling their respective cooperation obligations described in the preceding paragraphs above (including reasonable, documented and invoiced out-of-pocket attorneys’ fees). Parent will indemnify, defend and hold harmless the Company, its affiliates and their respective representatives from and against any and all losses, damages, claims, costs or expenses actually suffered or incurred by them in connection with the Financing or any other financing by Parent or any of its affiliates (including the arrangement thereof) and any information used in connection therewith, in each case other than as a result of fraud, bad faith, gross negligence or willful misconduct by or on behalf of such person. The reimbursement and indemnification obligations of Parent contained herein are referred to as the “Reimbursement Obligations”.
Termination
The Merger Agreement may be terminated, and the Merger may be abandoned, under any of the following circumstances:
•	at any time prior to the Effective Time, by mutual written consent of Parent and the Company;
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at any time prior to the Effective Time, by either Parent or the Company if any court of competent jurisdiction or other Governmental Body has issued a final order, decree, or ruling, or has taken any other final action permanently restraining, enjoining, or otherwise prohibiting the Merger, and such order, decree, ruling, or other action has become final and non-appealable; except that the right to terminate the Merger Agreement pursuant to this provision will not be available to any party if the issuance of such order, decree, ruling or other action was primarily caused by the failure of such party to perform any of its obligations under the Merger Agreement, including with respect to efforts to obtain regulatory approvals;
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at any time prior to the Effective Time, by either Parent or the Company, if the Effective Time has not occurred on or prior to March 5, 2024 (the “Outside Date”); provided, however, that if as of such date, the Legal Restraint Condition (solely to the extent that such order, decree, ruling or other action arises under the HSR Act or under any antitrust law or foreign investment law) or the Regulatory Approvals Condition is not satisfied, then the Outside Date will automatically be extended until June 5, 2024 (the “First Extended Outside Date”) (and such date will then be the Outside Date); provided, however, that if as of First Extended Outside Date, the Legal Restraint Condition (solely to the extent that such order, decree, ruling or other action arises under the HSR Act or under any antitrust law or foreign investment law) or the Regulatory Approvals Condition is not satisfied, then the First Extended Outside Date shall automatically be extended until December 5, 2024 (and such date will then be the Outside Date) unless, prior to the First Extended Outside Date, the Company shall have notified Parent that it does not, in its sole discretion, wish to extend the Outside Date beyond the First Extended Outside Date; provided, however, that the right to terminate the Merger Agreement pursuant to this termination right will not be available to any party whose failure to fulfill any of its obligations under the Merger Agreement (including with respect to efforts to obtain regulatory approvals) has been the primary cause of the failure of the Effective Time to have occurred on or prior to the Outside Date. We refer to any termination of the Merger Agreement pursuant to this provision as a “Outside Date Termination”;

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at any time prior to the Effective Time, by either Parent of the Company, if the Company fails to obtain the Requisite Stockholder Approval at the Special Meeting (or any adjournment or postponement thereof) at which a vote is taken on the Merger (the “Stockholder Approval Termination”);

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at any time prior to the Effective Time, by the Company if there has been a breach of any covenant or agreement made by Parent or Merger Sub in the Merger Agreement, or any representation or warranty of Parent or Merger Sub is inaccurate or becomes inaccurate after the date of the Merger Agreement, and such breach or inaccuracy would cause a failure of a closing condition if the Closing were to occur at such time, and such breach or inaccuracy is not capable of being cured within thirty (30) days following receipt by Parent or Merger Sub of written notice from the Company of such breach or inaccuracy or, if such breach or inaccuracy is capable of being cured within such period, it has not been cured within such period (except that the right to terminate the Merger Agreement pursuant to this provision will not be available to the Company if Parent would have the right to terminate the Merger Agreement due to the Company being in material breach of any of its representations, warranties, covenants or agreements under the Merger Agreement). We refer to any termination of the Merger Agreement pursuant to this provision as a “Parent Breach Termination”;

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at any time prior to the Company’s receipt of the Requisite Stockholder Approval, by the Company if the Company has received a Superior Proposal that was not the result of a material breach of the Merger Agreement, in order for the Company to enter into a definitive agreement with respect to such Superior Proposal, to the extent permitted by, and subject to the applicable terms and conditions of, the Merger Agreement; provided that substantially concurrently with such termination, the Company pays or causes to be paid to Parent the Termination Fee (as defined in this proxy statement). We refer to any termination of the Merger Agreement pursuant to this provision as a “Superior Proposal Termination”;

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at any time prior to the Effective Time, by the Company, if (i) all of Parent’s conditions to Closing have been satisfied (other than conditions that by their terms are to be satisfied by the delivery of documents or the taking of actions at the Effective Time and the Closing, each of which would be, at the time of the termination of the Merger Agreement, satisfied if the Effective Time and the Closing were to occur at such time) or that the Company is irrevocably waiving any such condition that remains unsatisfied (to the extent permitted under the Merger Agreement), (ii) Parent, in violation of the terms of the Merger Agreement, fails to consummate the Merger in accordance with the Merger Agreement, (iii) following such failure by Parent to consummate the Merger in accordance with the Merger Agreement in violation of the terms of the Merger Agreement, the Company has provided irrevocable written notice to Parent that the Company is ready, willing and able to consummate the Closing on such date of notice and at all times during the three (3) business day period immediately thereafter and (iv) Parent fails to consummate the Merger within such three (3) business day period after delivery by the Company to Parent of such notice. We refer to any termination of the Merger Agreement pursuant to this provision as a “Closing Failure Termination”;
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at any time prior to the Effective Time, by Parent if there has been a breach of any covenant or agreement made by the Company in the Merger Agreement, or any representation or warranty of the Company is inaccurate or becomes inaccurate after the date of the Merger Agreement, and such breach or inaccuracy gives rise to a failure of a closing condition if the Closing were to occur at such time, and such breach or inaccuracy is not capable of being cured within thirty (30) days following receipt by the Company of written notice from Parent of such breach or inaccuracy or, if such breach or inaccuracy is capable of being cured within such period, it has not been cured within such period (except that that the right to terminate the Merger Agreement pursuant to this provision will not be available to Parent if the Company would have the right to terminate the Merger Agreement due to Parent being in material breach of any of its representations, warranties, covenants or agreements under the Merger Agreement). We refer to any termination of the Merger Agreement pursuant to this provision as a “Company Breach Termination”; or

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at any time prior to the Effective Time, by Parent if the Company Board or any committee thereof effects a Change of Board Recommendation, within five (5) business days thereafter. We refer herein to any termination of the Merger Agreement pursuant to this provision as a “Change in Recommendation Termination.”

Effect of Termination
If the Merger Agreement is terminated, it will be void and of no effect and there will be no liability on the part of any party (or any of its Representatives), except that (i) certain specified provisions of the Merger Agreement, as well as the confidentiality agreement between Parent and the Company, will survive such termination, and (ii) except in a circumstance where the Termination Fee, the Financing Reverse Termination Fee or the Antitrust Reverse Termination Fee is paid, no such termination will relieve any person of any liability for damages resulting from fraud or any material breach of the Merger Agreement that is a consequence of an act or omission intentionally undertaken by the breaching party with the knowledge that such act or omission would result in a material breach of the Merger Agreement prior to such termination.
Termination Fees
The Company has agreed to pay Parent the Termination Fee of $42.75 million, which represents approximately 2.6% of the Company’s enterprise value in the Merger, in cash in the event that:
•	the Merger Agreement is terminated by the Company pursuant to a Superior Proposal Termination;
•	the Merger Agreement is terminated by Parent pursuant to a Change in Recommendation Termination; or
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(A) the Merger Agreement is terminated by either Parent or the Company pursuant to a Stockholder Approval Termination, or by Parent pursuant to a Company Breach Termination, (B) any person has provided to the Company Board or publicly disclosed an Acquisition Proposal after the date of the Merger Agreement and prior to such termination (unless publicly withdrawn prior to such termination (or at least five (5) business days prior to the date of the Special Meeting, in the case of a Stockholder Approval Termination)) and (C) within twelve (12) months after such termination, the Company enters into an Alternative Acquisition Agreement with respect to an Acquisition Proposal or an Acquisition Proposal is consummated (provided, that, for purposes of clause (C) of this provision, references to “20%” in the definition of Acquisition Proposal will be substituted for “50%”).

Any payment of the Termination Fee required to be made (1) pursuant to a Superior Proposal Termination will be paid substantially concurrently with such termination (and as a condition to termination in the event of a termination by the Company), (2) pursuant to a Change in Recommendation Termination will be paid no later than two (2) business days after such termination and (3) pursuant to termination in accordance with the third (3rd) bullet point above will be paid to Parent upon the earlier of the execution of an Alternative Acquisition Agreement and the consummation of an Alternative Acquisition. The Company will not be required to pay the Termination Fee more than once.

Parent has agreed to pay the Company the Financing Reverse Termination Fee of $100 million in cash, no later than two (2) business days after such termination in the event that:
•	The Company terminates the Merger Agreement pursuant to a Parent Breach Termination or Closing Failure Termination; or
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The Company or Parent terminates the Merger Agreement pursuant to an Outside Date Termination, and at such time the Company could have validly terminated the Merger Agreement pursuant to a Parent Breach Termination or Closing Failure Termination.

In addition, Parent has agreed to pay the Company the Antitrust Reverse Termination Fee of $125 million in cash, no later than two (2) business days after such termination in the event that:
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the Company terminates the Merger Agreement as the result of the Legal Restraint Condition having not been satisfied (only as a result of a final and non-appealable order, decree, ruling or other final action arising under the HSR Act or under any antitrust law) or as a result of the Effective Time not having occurred by the Outside Date;

•
Parent terminates the Merger Agreement as the result of the Legal Restraint Condition having not been satisfied (only as a result of a final and non-appealable order, decree, ruling or other final action arising under the HSR Act or under any antitrust law) and only if at such time the right to terminate the Merger Agreement would not be unavailable to the Company; or

•
Parent terminates the Merger Agreement because the Effective Time not having occurred by the Outside Date (but only if at such time the right to terminate the Merger Agreement would not be unavailable to the Company), the Regulatory Approvals Condition has not been satisfied (only as a result of a final and non-appealable order, decree, ruling or other final action arising under the HSR Act or under any antitrust law) and all other conditions to Closing have been satisfied (other than conditions that by their terms are to be satisfied by the delivery of documents or the taking of actions at the Effective Time and the Closing, each of which would be, at the time of termination of the Agreement, satisfied if the Effective Time and the Closing were to occur at such time) or waived.

Parent will not be required to pay the Financing Reverse Termination Fee or the Antitrust Reverse Termination Fee more than once.
In no event will Parent be entitled to both specific performance that results in the occurrence of the Closing and the payment of the Termination Fee (or monetary damages) and in no event will the Company be entitled to both specific performance that results in the occurrence of the Closing and payment of the Financing Reverse Termination Fee or the Antitrust Reverse Termination Fee (or monetary damages).
The Merger Agreement also provides that, other than the Company’s injunctive, specific performance and equitable relief rights, as and only to the extent expressly permitted by the Merger Agreement, (i) the Company’s right to terminate the Merger Agreement and receive payment of the Financing Reverse Termination Fee or the Antitrust Reverse Termination Fee (solely to the extent payable pursuant to the Merger Agreement) (together with any other amounts owed under the Merger Agreement), and the Reimbursement Obligations, solely to the extent payable pursuant to the Merger Agreement, capped at $2,000,000 (the “Reimbursement Obligations Cap”) from Parent (or Parent Sponsor under and in accordance with the Limited Guarantee) shall, be the sole and exclusive remedy (whether at law, in equity, in contract, in tort, or otherwise) of the Company and any of its affiliates against any of Parent, Merger Sub, Parent Sponsor and any of its or their Affiliates or any of its or their respective former, current or future shareholders, assignees, controlling persons, directors, officers, employees, agents, attorneys, partners, members, managers, general or limited partners or Representatives (each, a “Parent Related Party”), or any debt financing entities, for any and all losses, liabilities and damages that may be suffered based upon, resulting from, arising out of, or relating to the Merger Agreement and the Financing and (ii) other than the payment of the Financing Reverse Termination Fee or the Antitrust Reverse Termination Fee to the Company by Parent (or Parent Sponsor under the Limited Guarantee) if and when due (as well as any other amounts owed pursuant to the Merger Agreement) and payment of the Reimbursement Obligations (capped at the Reimbursement Obligations Cap), no Parent Related Party shall have any further liability or obligation relating to or arising out of the Merger Agreement or the Financing. Notwithstanding the foregoing, (i) after termination of the Merger Agreement, neither Parent nor Merger Sub will be relieved from any liability for any fraud or intentional breach of the Merger Agreement, except that under no circumstances will the amount payable by Parent and Merger Sub under the Merger Agreement exceed, in the aggregate, $100,000,000 (or, solely in the case the Antitrust Reverse Termination Fee is payable, the amount of the Antitrust Reverse Termination Fee) plus the Reimbursement Obligations Cap plus any amounts owed by Parent if the Company commences a suit to enforce payment of the Financing Reverse Termination Fee or the Antitrust Reverse Termination Fee by Parent (up to a maximum of $2,000,000), (ii) in no event shall Parent be required to pay both damages under the Merger Agreement and the Financing Reverse Termination Fee or the Antitrust Reverse Termination Fee and (iii) nothing described above shall limit the Company’s injunctive, specific performance and equitable relief rights under the Merger Agreement or remedies under the Confidentiality Agreement. In no event will the Company or any of the Company’s former, current and future Affiliates, shareholders, assignees, controlling persons, directors, officers, employees, agents, attorneys, partners, members, managers, general or limited partners or Representatives (each, a “Company Related Party”) seek or obtain, nor will any person be entitled to seek or obtain, any monetary recovery or monetary award or damages (including consequential, special, indirect or punitive damages) against any Parent Related Party with respect to the Merger Agreement, the Equity Commitment Letter, the Limited Guarantee or the transactions contemplated by the Merger Agreement (including any breach by any Parent Related Party), the termination of the Merger Agreement, the failure to consummate the transactions contemplated by the Merger Agreement or any claims, proceedings or actions under applicable Laws arising out of any such breach, termination or failure (including in the event of an intentional breach), other than the Company from Parent or Merger Sub to the extent expressly provided for in the Merger Agreement or the Limited Guarantee. Under no circumstances shall the Company be permitted or entitled to receive from Parent both a grant of specific performance that results in the occurrence of the Closing, on the one hand, and payment of all or a portion of the Financing Reverse Termination Fee or the Antitrust Reverse Termination Fee (or any other monetary damages) (subject to the limitations in the Merger Agreement), on the other hand.
Other than Parent’s injunctive, specific performance and equitable relief rights, (i) Parent’s right to terminate the Merger Agreement and receive payment of the Termination Fee (together with any other amounts owed under the Merger Agreement), from the Company shall be the sole and exclusive remedy (whether at law, in equity, in contract, in tort, or otherwise) of Parent, Merger Sub, Parent Sponsor or any other Parent Related Party against the Company and the Company Related Parties for any and all losses, liabilities and damages that may be suffered based upon, resulting from, arising out of, or relating to the Merger Agreement and the Financing and (ii) other than the payment of the Termination Fee to Parent by the Company if and when due (as well as any other amounts owed under the Merger Agreement), no Company Related Party shall have any further liability or obligation relating to or arising out of the Merger Agreement or the Financing. The Merger Agreement will not relieve the Company from any liability for any fraud or intentional breach of the Merger Agreement, and in no event shall the Company be required to pay both damages under the Merger Agreement and the Termination Fee. Nothing described above shall limit the remedies of Parent and Merger Sub under the Merger Agreement or under the Confidentiality Agreement. In no event will Parent, Merger Sub, Parent Sponsor or any other Parent Related Party seek or obtain, nor will any person be entitled to seek or obtain, any monetary recovery or monetary award or damages (including consequential, special, indirect or punitive damages) against any Company Related Party with respect to the Merger Agreement, the Equity Commitment Letter, the Limited Guarantee or the transactions contemplated by the Merger Agreement (including any breach by any Company Related Party), the termination of the Merger Agreement, the failure to consummate the transactions contemplated by the Merger Agreement or any claims, proceedings or actions under applicable Laws arising out of any such breach, termination or failure (including in the event of an intentional breach), other than Parent from the Company to the extent expressly provided for in the Merger Agreement. Under no circumstances shall Parent be permitted or entitled to receive from the Company both a grant of specific performance in accordance with the Merger Agreement that results in the occurrence of the Closing, on the one hand, and payment of all or a portion of the Termination Fee (or any other monetary damages) (subject to the limitations herein), on the other hand.
Specific Performance
Parent, Merger Sub and the Company have agreed that, in the event of any breach of the Merger Agreement, irreparable harm would occur that monetary damages could not make whole. Accordingly, except as set forth in the Merger Agreement and described below, each party will (i) be entitled, in addition to any other remedy to which it may be entitled at law or in equity, to compel specific performance to prevent or restrain breaches or threatened breaches of the Merger Agreement in any action without the posting of a bond or undertaking and (ii) waive, in any action for specific performance, the defense of adequacy of a remedy at law and any other objections to specific performance of the Merger Agreement. Notwithstanding the foregoing, each party may pursue any other remedy available to it at law or in equity, including monetary damages; provided, that under no circumstances will a party be permitted or entitled to receive both (a) a grant of specific performance that results in the occurrence of the Closing and (b) monetary damages (including the Termination Fee, Financing Reverse Termination Fee, the Antitrust Reverse Termination Fee or any monetary damages in lieu of specific performance).
In no event shall Parent be obligated to both (x) specifically perform the obligation to cause the Equity Financing to be funded and consummate the Closing and (y) pay the Financing Reverse Termination Fee, the Antitrust Reverse Termination Fee or any other monetary damages whatsoever. To the extent that any party brings an action to enforce specifically the performance of the terms and provisions of the Merger Agreement when expressly available to such party pursuant to the terms of the Merger Agreement, the Outside Date will automatically be extended to: (i) the twentieth (20th) Business Day following the final, nonappealable resolution of such action; or (ii) such other time period established by the court presiding over such action.
Expenses
Except in limited circumstances expressly specified in the Merger Agreement, all fees and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby will be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.
Governing Law
The Merger Agreement is governed by and will be construed in accordance with, and all disputes arising out of or in connection with the Merger Agreement or the transactions contemplated thereby will be resolved under, laws of the State of Delaware, regardless of the laws of any jurisdiction other than the State of Delaware that might otherwise govern under applicable principles of conflicts of laws.

PROPOSAL 2: THE CIRCOR COMPENSATION PROPOSAL
Under Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, CIRCOR is required to submit a proposal to CIRCOR Stockholders to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to CIRCOR’s named executive officers that is based on or otherwise relates to the Merger Agreement and the transactions contemplated by the Merger Agreement. This compensation is summarized in the section captioned “The Merger—Interests of CIRCOR’s Executive Officers and Directors in the Merger—Golden Parachute Compensation.” The Company Board encourages you to review carefully the named executive officer merger-related compensation information disclosed in this proxy statement. Accordingly, CIRCOR is asking you to approve the following resolution:
“RESOLVED, that the CIRCOR Stockholders approve, on a non-binding advisory basis the compensation that will or may become payable to CIRCOR’s named executive officers that is based on or otherwise relates to the Merger as disclosed pursuant to Item 402(t) of Regulation S-K in the section captioned ‘The Merger—Interests of CIRCOR’s Executive Officers and Directors in the Merger.”’
The vote on this Compensation Proposal is a vote separate and apart from the vote on the proposal to adopt the Merger Agreement. Accordingly, you may vote to approve the proposal to adopt the Merger Agreement and vote not to approve this Compensation Proposal and vice versa. Because the vote on the Compensation Proposal is advisory only, it will not be binding on CIRCOR. Accordingly, if the Merger Agreement is adopted and the Merger is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the vote on this Compensation Proposal.
Approval of the Compensation Proposal, on a non-binding, advisory basis, requires, assuming a quorum is present, the affirmative vote of a majority of the shares of Company Common Stock properly cast at the Special Meeting on the proposal. The approval of the Compensation Proposal is on a non-binding, advisory basis and is not a condition to the completion of the Merger.
THE COMPANY BOARD RECOMMENDS, ON BEHALF OF CIRCOR, THAT YOU VOTE
“FOR” APPROVAL OF THIS PROPOSAL.

PROPOSAL 3: ADJOURNMENT OF THE SPECIAL MEETING
We are asking you to approve a proposal to adjourn the Special Meeting to a later date or dates if the Company Board determines that it is necessary or appropriate, including to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting. If the Company Board determines that it is necessary or appropriate, we will ask the CIRCOR Stockholders to vote only on this Adjournment Proposal and not to vote on the proposal to adopt the Merger Agreement or to approve, on a non-binding, advisory basis, the Compensation Proposal.
If the CIRCOR Stockholders approve the Adjournment Proposal, we could adjourn the Special Meeting and any adjourned session of the Special Meeting and use the additional time to solicit additional proxies, including soliciting proxies from CIRCOR Stockholders that have previously returned properly executed proxies voting against adoption of the Merger Agreement. Among other things, approval of the Adjournment Proposal could mean that, even if we had received proxies representing a sufficient number of votes against adoption of the Merger Agreement such that the proposal to adopt the Merger Agreement would be defeated, we could adjourn the Special Meeting without a vote on the adoption of the Merger Agreement and seek to convince the holders of those shares of Company Common Stock to change their votes to votes in favor of adoption of the Merger Agreement. Additionally, we may seek to adjourn the Special Meeting if a quorum is not present or otherwise at the discretion of the chairman of the Special Meeting.
Approval of the Adjournment Proposal to adjourn the Special Meeting (a) when a quorum is present, requires the affirmative vote of CIRCOR Stockholders holding a majority of the shares of Company Common Stock properly cast at the Special Meeting on the proposal and (b) when a quorum is not present, requires the affirmative vote of CIRCOR Stockholders holding a majority of the shares of Company Common Stock present virtually or represented by proxy at the Special Meeting.
THE COMPANY BOARD RECOMMENDS, ON BEHALF OF CIRCOR, THAT YOU VOTE
“FOR” APPROVAL OF THIS PROPOSAL.

MARKET PRICES AND DIVIDEND DATA
The Company Common Stock is listed on the NYSE under the symbol “CIR.” As of the Record Date, there were 20,391,768 shares of Company Common Stock outstanding held by approximately 44 CIRCOR Stockholders of record. The actual number of CIRCOR Stockholders is greater than this number of record holders and includes CIRCOR Stockholders who are beneficial owners, but whose shares of Company Common Stock are held in street name by brokers and other nominees. The Company Board is responsible for determining our dividend policy. The timing and level of any dividends will necessarily depend on the Company Board’s assessments of earnings, financial condition, capital requirements and other factors, including restrictions, if any, imposed by our lenders. On February 28, 2018, the Company announced the suspension of its nominal dividend, as part of its capital deployment strategy. Under the Merger Agreement we may not pay a cash dividend, without the prior written consent of Parent, to any holders of Company Common Stock.
On July 14, 2023, the latest practicable trading day before the filing of this proxy statement, the closing price for our Company Common Stock on NYSE was $56.03 per share. You are encouraged to obtain current market quotations for our Company Common Stock.
Following the Merger, there will be no further market for the Company Common Stock and it will be delisted from the NYSE and deregistered under the Exchange Act. As a result, following the Merger we will no longer file periodic reports with the SEC. In the event that the Merger is not consummated, our payment of any future dividends would be at the discretion of our Company Board and will depend on then-existing conditions, including our financial condition, operating results, contractual restrictions, capital requirements, business prospects, and other factors our Company Board may deem relevant.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of Company Common Stock as of the Record Date for:
•	each person or group whom we know to own beneficially more than 5% of Company Common Stock;
•	each of the directors and named executive officers individually; and
•	all directors and executive officers as a group.
In accordance with the rules of the SEC, beneficial ownership includes voting or investment power with respect to securities and includes the shares of Company Common Stock issuable pursuant to restricted stock units that will vest and settle and stock options that are exercisable, in each case within sixty (60) days of the Record Date. Unless otherwise indicated, the address for each listed CIRCOR Stockholder is c/o CIRCOR International, Inc., 30 Corporate Drive, Suite 200, Burlington, MA 01803. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property Laws, the persons named in the table have sole voting and investment power with respect to all shares of Company Common Stock.
	Shares of Company Common Stock Beneficially Owned(2)
Name of Beneficial Owner(1)	Number(3)	Percentage(3)
5% stockholders
BlackRock, Inc.(4)	3,196,920	15.7%
T. Rowe Price Associates, Inc.(5)	2,635,158	12.9%
Gabelli Entities(6)	2,006,634	9.8%
Royce & Associates, LP(7)	1,444,240	7.1%
Segall Bryant & Hamill, LLC(8)	1,357,094	6.7%
The Vanguard Group(9)	1,292,582	6.3%
Directors and executive officers
Scott Buckhout(10)	86,305	*
Samuel R. Chapin	16,834	*
Tina Donikowski	21,236	*
Bruce Lisman	14,637	*
Helmuth Ludwig	32,960	*
Tony Najjar	50,310	*
John (Andy) O’Donnell	41,208	*
Arjun Sharma	63,056	*
Jill D. Smith	13,711	*
Forrest Tiedeman	1,505	*
Jessica W. Wenzell	5,811	*
All current executive officers and directors as a group (ten)	261,268	1.3%
*	Less than one percent (1%).
(1)
The address of each stockholder in the table is c/o CIRCOR International, Inc., 30 Corporate Drive, Suite 200, Burlington, MA 01803, except that the address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055; the address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, MD 21202; the address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355; the address of the Gabelli Entities (as defined in Footnote 6) is One Corporate Center, Rye, NY 10580; the address of Royce & Associates is 745 Fifth Avenue, New York, NY 10151.

(2)	Calculated as the number of shares of Company Common Stock owned, divided by the amount of Company Common Stock outstanding of 20,391,768 as of the Record Date.
(3)
The number of shares of Company Common Stock outstanding used in calculating the percentage for each listed person and the directors and executive officers as a group includes the number of shares of Company Common Stock underlying stock options held by such person or group that are exercisable, and Company RSUs that vest within 60 days after the Record Date, but excludes shares of Company Common Stock underlying stock options or Company RSUs held by any other person. Amounts in the table include: 7,377 shares underlying options exercisable by Mr. Najjar and 13,983 shares underlying options exercisable by Mr. Sharma.

(4)
The information is based on a Schedule 13G filed with the SEC on January 26, 2023, on behalf of BlackRock, Inc. (“BlackRock”). According to the filing, BlackRock has sole investment discretion over 3,196,920 shares and sole voting authority over 3,163,656 shares. The firm does not have the authority to vote 33,264 of the reported shares.

(5)
This information is based on a Schedule 13G/A filed with the SEC on May 10, 2023, on behalf of T. Rowe Price Investment Management, Inc. (“Price Investment”) and T. Rowe Price Small-Cap Value Fund, Inc. (“T. Rowe Small Cap”). According to the filings, Price Investment has sole investment discretion over 1,389,497 shares and sole voting authority over 526,751 shares. T. Rowe Small Cap has sole voting authority over 848,889 shares. Price Investment does not serve as custodian of the assets of any of its clients; in each instance, only the client or the client’s custodian or trustee bank has the right to receive dividends paid with respect to, and proceeds from the sale of, such securities. The ultimate power to direct the receipt of dividends paid with respect to, and the proceeds from the sale of, such securities, is vested in the individual and institutional clients which Price Investment serves as an investment adviser. Any and all discretionary authority which has been delegated to Price Investment may be revoked in whole or in part at any time. Not more than 5% of the class of such securities is owned by any one client subject to the investment advice of Price Investment. With respect to securities owned by any one of the registered investment companies sponsored by Price Investment which it also serves as investment adviser (the “T. Rowe Price Funds”), only the custodian for each of such T. Rowe Price Funds has the right to receive dividends paid with respect to, and proceeds from the sale of, such securities. No other person is known to have such right, except that the shareholders of each such T. Rowe Price Fund participate proportionately in any dividends and distributions so paid.

(6)
The information is based on the Schedule 13D/A filed with the SEC on July 7, 2023, on behalf of Mario J. Gabelli and various entities which Mr. Gabelli directly or indirectly controls or for which he acts as chief investment officer including, but not limited to, GAMCO Investors, Inc., Gabelli Funds, LLC, Teton Advisors, Inc., Keeley-Teton Advisors, LLC, Gabelli & Company Investment Advisers, Inc., and Gabelli Foundation, Inc. According to the Schedule 13D/A, GAMCO Investors, Inc., Gabelli Funds, LLC, Teton Advisors, Inc., Keeley-Teton Advisors, LLC, Gabelli & Company Investment Advisers, Inc., and Gabelli Foundation, Inc. beneficially owned 1,169,104, 647,011, 35,000, 23,266, 131,253, and 1,000 shares, respectively.

(7)
The information is based on the Schedule 13G/A filed with the SEC on January 23, 2023, on behalf of Royce & Associates, LP (“Royce Associates”). According to the filing, Royce Associates has sole investment discretion and sole voting authority over 1,444,240 shares.

(8)
The information is based on a Schedule 13G filed with the SEC on February 13, 2023, on behalf of Segall Bryant & Hamill, LLC. According to the filing, Segall Bryant & Hamill has sole investment discretion over 1,357,094 shares and sole voting authority over 1,026,012 shares.

(9)
The information is based on a Schedule 13G/A filed with the SEC on February 9, 2023, on behalf of The Vanguard Group. According to the filing, The Vanguard Group has sole investment discretion over 1,256,404 shares, shared investment discretion over 36,178 shares, and shared voting authority over 18,434 shares. The firm does not have the authority to vote 1,274,148 of the reported shares.

(10)	Mr. Buckhout terminated his employment with the Company on January 19, 2022, and information provided is as of that date.

FUTURE STOCKHOLDER PROPOSALS
If the Merger is completed, we will have no public CIRCOR Stockholders and there will be no public participation in any future meetings of CIRCOR Stockholders. However, if the Merger is not completed, CIRCOR Stockholders will continue to be entitled to attend and participate in CIRCOR Stockholder meetings.
CIRCOR will hold the regular annual meeting of CIRCOR Stockholders in 2023 only if the Merger is not completed.
Stockholder Proposals for 2023 Annual Meeting of CIRCOR Stockholders
Stockholder proposals intended to be presented at the annual meeting of stockholders to be held in 2023 must have been received by the Company on or before May 11, 2023, in order to be considered for inclusion in the Company’s proxy statement and form of proxy for that meeting. These proposals must also comply with the rules of the SEC governing the form and content of proposals in order to be included in the Company’s proxy statement and form of proxy.
In addition, a stockholder who wishes to present a proposal or director nomination at the annual meeting of stockholders to be held in 2023 must deliver the proposal or nomination to the Company so that it is received not earlier than June 6, 2023 and not later than July 6, 2023 to be considered at that annual meeting. The By-Laws provide that any stockholder of record wishing to have a stockholder proposal or director nomination considered at an annual meeting must provide written notice of such proposal, or nomination of a director for election, and appropriate supporting documentation, as set forth in the By-Laws, to the Company at its principal executive office not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first (1st) anniversary of the date of the preceding year’s annual meeting. In the event, however, that the annual meeting is scheduled to be held more than thirty (30) days before such anniversary date or more than sixty (60) days after such anniversary date, notice must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day after the date of public disclosure of the date of such meeting is first made. Additionally, any shareholder that intends to solicit proxies in support of a director nominee other than the Company Board’s nominees also must comply with Rule 14a-19 under the Exchange Act.
Any stockholder proposals should be mailed to: Corporate Secretary, CIRCOR International, Inc., 30 Corporate Drive, Suite 200, Burlington, MA 01803.

OTHER MATTERS
Other Matters
Our Company Board knows of no other business that will be presented for consideration at the Special Meeting. If other matters are properly brought before the Special Meeting, however, it is the intention of the persons named in the proxy to vote the shares of Company Common Stock represented thereby on such matters in accordance with their best judgment.
Householding of Special Meeting Materials
The SEC has adopted rules to permit companies and intermediaries (such as brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other proxy materials with respect to two (2) or more stockholders sharing the same address by delivering a single copy of this proxy statement or other proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially results in a reduced usage of natural resources and cost savings for companies. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards.
A number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single copy of this proxy statement or other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Any stockholder at a shared address to which a single copy of this proxy statement was delivered and who wishes to receive a separate copy of the documents or can request a copy of such documents or notice by sending a written request to the Corporate Secretary at the Company’s corporate headquarters at 30 Corporate Drive, Suite 200, Burlington, MA 01803 or via telephone at (781) 270-1200, and CIRCOR will promptly deliver the requested documents or notice. Also, if, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate copy of this proxy statement or other proxy materials in the future, please notify your broker or direct your written request to the Corporate Secretary at the Company’s corporate headquarters at 30 Corporate Drive, Suite 200, Burlington, MA 01803 or via telephone at (781) 270-1200. CIRCOR Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their brokers.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC website at www.sec.gov. You also may obtain free copies of the documents we file with the SEC, including this proxy statement, by going to the investor relations page of our website at www.CIRCOR.com. Our website address is provided as an inactive textual reference only. The information provided on our website is not part of this proxy statement, and therefore is not incorporated herein by reference.
The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) after the date of this proxy statement and before the date of the Special Meeting.
•	CIRCOR’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 15, 2023;
•	CIRCOR’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 2, 2023, filed with the SEC on May 11, 2023; and
•	CIRCOR’s Current Reports on Form 8-K, filed with the SEC on January 25, 2023, March 15, 2023 (only with respect to Item 5.02), June 5, 2023, June 27, 2023, and June 30, 2023.
We also incorporate by reference into this proxy statement additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) between the date of this proxy statement and the earlier of the date of the Special Meeting or the termination of the Merger Agreement. These documents include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as Current Reports on Form 8-K and proxy soliciting materials. The information provided on our website is not part of this proxy statement, and therefore is not incorporated by reference herein.
Notwithstanding the foregoing, we will not incorporate by reference in this proxy statement any documents or portions thereof that are not deemed “filed” with the SEC, including information furnished under Item 2.02 or Item 7.01 or otherwise of any Current Report on Form 8-K, including related exhibits, after the date of this proxy statement unless, and except to the extent, specified in such Current Report.
These SEC filings are available to the public from commercial document retrieval services and at www.sec.gov.
Any person, including any beneficial owner of shares of Company Common Stock, to whom this proxy statement is delivered may request copies of proxy statements and any of the documents incorporated by reference in this document or other information concerning us by written or telephonic request directed to CIRCOR’s address below. If you would like to request documents from us, please do so as soon as possible, to receive them before the Special Meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt method, within one (1) business day after we receive your request. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents:
CIRCOR International, Inc.
Attention: Corporate Secretary
30 Corporate Drive, Suite 200
Burlington, MA 01803
(781) 270-1200
Email: bod@circor.com

If you have any questions concerning the Merger, the Special Meeting or this proxy statement, would like additional copies of this proxy statement or need help voting your shares of Company Common Stock, please contact our information agent:
MacKenzie Partners, Inc.
1407 Broadway, 27th Floor
New York, New York 10018
(212) 929-5500 (Call Collect)
or
Call Toll-Free (800) 322-2885
Email: proxy@mackenziepartners.com
MISCELLANEOUS
You should rely only on the information contained in this proxy statement, the annexes to this proxy statement and the documents that we incorporate by reference in this proxy statement in voting on the Merger. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated July 17, 2023. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement), and the mailing of this proxy statement to CIRCOR Stockholders does not create any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

Annex A

Execution Version
AGREEMENT AND PLAN OF MERGER

among

CUBE BIDCO, INC.,

CUBE MERGER SUB, INC.

and

CIRCOR INTERNATIONAL, INC.

Dated as of June 5, 2023

A-i

A-ii

Annexes
Annex I	Certificate of Incorporation
Annex II	Bylaws
A-iii

AGREEMENT AND PLAN OF MERGER
AGREEMENT AND PLAN OF MERGER, dated as of June 5, 2023 (this “Agreement”), among Cube BidCo, Inc., a Delaware corporation (“Parent”), Cube Merger Sub, Inc., a Delaware corporation and wholly owned Subsidiary of Parent (“Merger Sub”), and CIRCOR International, Inc., a Delaware corporation (the “Company”).
WHEREAS, upon the terms and subject to the conditions set forth herein, Merger Sub will merge with and into the Company (the “Merger”) in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), with the Company surviving the Merger as a wholly owned subsidiary of Parent;
WHEREAS, the board of directors of the Company (the “Company Board”) has unanimously (i) determined that the Merger and the Contemplated Transactions are advisable, fair to and in the best interests of the Company and the Company’s stockholders, (ii) approved and declared advisable that the Company enter into this Agreement, (iii) directed that the adoption of this Agreement be submitted to a vote of the Company’s stockholders at a meeting of the Company’s stockholders and (iv) subject to the terms and conditions of this Agreement, recommended that the Company’s stockholders approve the adoption of this Agreement and approve the Merger on the terms and subject to the conditions set forth in this Agreement (the “Company Board Recommendation”);
WHEREAS, the boards of directors of Parent and Merger Sub each have, on the terms and subject to the conditions set forth herein, approved this Agreement and the Contemplated Transactions, including the Merger, and declared it advisable for Parent and Merger Sub, respectively, to enter into this Agreement;
WHEREAS, concurrently with the execution of this Agreement, and as a condition and inducement to the Company’s willingness to enter into this Agreement, KKR North America Fund XIII SCSp (“Parent Sponsor”) has duly executed and delivered to the Company a limited guaranty, dated as of the date of this Agreement, in favor of the Company (the “Guaranty”); and
WHEREAS, Parent, as sole stockholder of Merger Sub, will adopt this Agreement immediately following its execution.
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:
ARTICLE I
THE MERGER
Section 1.1. The Merger. Upon the terms and subject to the conditions of this Agreement and in accordance with the DGCL (including Section 251 of the DGCL), at the Effective Time, Merger Sub will be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub will cease, and the Company will continue as the surviving corporation of the Merger and as a wholly owned Subsidiary of Parent (the “Surviving Corporation”).
Section 1.2. Closing; Effective Time. Subject to the provisions of this Agreement and pursuant to the DGCL, the closing of the Merger (the “Closing”) will take place at the offices of Ropes & Gray LLP, Prudential Tower, 800 Boylston Street, Boston, Massachusetts, on the second (2nd) Business Day after the satisfaction or, to the extent permitted by Law, waiver of the conditions set forth in Article VI (excluding conditions that, by their terms, cannot be satisfied until the Closing, but subject to the satisfaction or, to the extent permitted by Law, waiver of such conditions at the Closing), or at such other place or on such other date as Parent and the Company may mutually agree (such date, the “Closing Date”). At the Closing, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger (the “Certificate of Merger”) with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with, the relevant provisions of the DGCL (the date and time of the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, or such later time as is specified in the Certificate of Merger and agreed to by Merger Sub and the Company, being hereinafter referred to as the “Effective Time”) and shall make all other filings or recordings required under the DGCL in connection with the Merger. The Merger shall become effective upon the Effective Time.
Section 1.3. Effects of the Merger. The Merger will have the effects set forth herein, in the Certificate of Merger and in the DGCL.

Section 1.4. Certificate of Incorporation and Bylaws of the Surviving Corporation.
(a) At the Effective Time, the certificate of incorporation of the Company will, by virtue of the Merger, be amended and restated in its entirety to read in the form of Annex I, and as so amended, will be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with its terms and as provided by applicable Law, subject to Section 5.7.
(b) At the Effective Time, and without any further action on the part of the Company or Merger Sub, the bylaws of the Company will be amended and restated in their entirety so as to read in the form of Annex II, and, as so amended, will be the bylaws of the Surviving Corporation until thereafter amended in accordance with their terms, in accordance with the certificate of incorporation of the Surviving Corporation and as provided by applicable Law.
Section 1.5. Directors and Officers. The directors of Merger Sub immediately prior to the Effective Time will be the initial directors of the Surviving Corporation, and the officers of Merger Sub immediately prior to the Effective Time will be the initial officers of the Surviving Corporation, in each case, until the earlier of his or her death, resignation, or removal, or until his or her successor is duly elected and qualified.
Section 1.6. Merger Consideration Adjustment. The Merger Consideration will be adjusted appropriately to reflect any reclassification, recapitalization, stock split (including a reverse stock split), or combination, exchange or readjustment of shares, or any stock dividend or stock distribution occurring (or for which a record date is established) after the date of this Agreement and prior to the Effective Time so as to provide any holder of Shares that receives Merger Consideration the same economic effect as contemplated by this Agreement, it being understood that nothing in this Section 1.6 shall be construed to permit the Company to take any action that is expressly prohibited by the terms of Section 5.1.
ARTICLE II
EFFECT OF THE MERGER ON THE CAPITAL STOCK
OF THE COMPANY AND ITS SUBSIDIARIES
Section 2.1. Conversion of Securities. At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or the holders of any of the following securities, the following will occur:
(a) each issued and outstanding share of common stock, par value $0.01 per share, of the Company (“Company Common Stock”, and each such share of Company Common Stock, a “Share” and, collectively, the “Shares”), immediately prior to the Effective Time (other than any Shares described in Section 2.1(b) and any Dissenting Shares) will be converted into the right to receive an amount in cash equal to $49.00, without interest (the “Merger Consideration”), and as of the Effective Time, all such Shares will no longer be outstanding and will automatically be cancelled and will cease to exist, and each holder of thereof will cease to have any rights with respect thereto, except the right to receive the Merger Consideration payable with respect to such Shares in accordance with Section 2.4;
(b) each Share (i) held in the treasury of the Company or owned by the Company or any direct or indirect wholly owned Subsidiary of the Company immediately prior to the Effective Time or (ii) owned by Parent, Merger Sub or any direct or indirect wholly owned Subsidiary of Parent or Merger Sub immediately prior to the Effective Time, will be cancelled and retired without any conversion thereof and will cease to exist and no payment or distribution will be made with respect thereto;
(c) each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time will be converted into one (1) fully paid and non-assessable share of common stock of the Surviving Corporation; and
(d) each Dissenting Share immediately prior to the Effective Time will be cancelled and retired without any conversion thereof and will cease to exist, and Dissenting Shares will thereafter only represent the right to receive payment pursuant to Section 262 of the DGCL and as described in Section 2.3.
Section 2.2. Treatment of Equity Awards.
(a) Prior to the Effective Time, the Company Board (or the committee administering the applicable Company Equity Plan) shall adopt such resolutions as are required to approve the transactions contemplated by this Section 2.2, including as required to effect any plan termination under Section 409A of the Code.

(b) As of the Effective Time, each Company Stock Option that is outstanding immediately prior to the Effective Time will be cancelled, automatically and without any required action on the part of the holder thereof, and, in exchange therefor, the holder of such cancelled Company Stock Option will be entitled to receive (without interest), in consideration of the cancellation of such Company Stock Option, an amount in cash (less applicable tax withholdings pursuant to Section 2.6) equal to the product of (x) the total number of Shares subject to such Company Stock Option immediately prior to the Effective Time multiplied by (y) the excess, if any, of the Merger Consideration over the applicable exercise price per Share under such Company Stock Option; provided that no holder of a Company Stock Option that, as of immediately prior to such cancellation, has an exercise price per Share that is equal to or greater than the Merger Consideration will be entitled to any payment with respect to such cancelled Company Stock Option. From and after the Effective Time, each Company Stock Option will no longer be exercisable by the former holder thereof but will only entitle such holder to the payments, if any, contemplated by this Section 2.2(b).
(c) Except as set forth on Section 2.2(c) of the Company Disclosure Letter, as of the Effective Time, each Company PSU that is outstanding immediately prior to the Effective Time will be cancelled, automatically and without any required action on the part of the holder thereof, and the holder of such cancelled Company PSU will be entitled, in exchange therefor, to receive (without interest) an amount in cash (less applicable tax withholdings pursuant to Section 2.6) equal to the product of (x) the number of Shares subject to (or deliverable under) such Company PSU immediately prior to the Effective Time that are considered to be earned as of the Effective Time as determined in accordance with the terms of the applicable executive change in control agreement (including the proration of the total number of Shares subject to the Company PSU and with the performance conditions deemed achieved at the greater of target and actual performance levels) multiplied by (y) the Merger Consideration; provided that, to the extent any such amount relates to a Company PSU that is nonqualified deferred compensation subject to Section 409A of the Code, the Surviving Corporation shall pay such amounts, without interest and subject to applicable withholding Taxes, at the earliest time permitted under the terms of the applicable agreement, plan or arrangement relating to such Company PSU that shall not trigger a Tax or penalty under Section 409A of the Code. From and after the Effective Time, each Company PSU will only entitle such holder to the payments contemplated by this Section 2.2(c).
(d) As of the Effective Time, each Company RSU and Company Phantom Unit that is vested and outstanding immediately prior to the Effective Time (each, a “Vested Company RSU” or “Vested Company Phantom Unit”) will be cancelled, automatically and without any required action on the part of the holder thereof, and the holder of such cancelled Vested Company RSU or Vested Company Phantom Unit will be entitled, in exchange therefor, to receive (without interest) an amount in cash (less applicable tax withholdings pursuant to Section 2.6) equal to the product of (x) the total number of Shares subject to (or deliverable under) such Vested Company RSU or Vested Company Phantom Unit immediately prior to the Effective Time multiplied by (y) the Merger Consideration; provided that, to the extent any such amount relates to a Vested Company RSU that is nonqualified deferred compensation subject to Section 409A of the Code, the Surviving Corporation shall pay such amounts, without interest and subject to applicable withholding Taxes, at the earliest time permitted under the terms of the applicable agreement, plan or arrangement relating to such Vested Company RSU that shall not trigger a Tax or penalty under Section 409A of the Code. From and after the Effective Time, each Vested Company RSU and Vested Company Phantom Unit will only entitle such holder to the payments contemplated by this Section 2.2(d).
(e) Subject to the terms of Section 2.2(e) of the Company Disclosure Letter and unless otherwise agreed upon between the holder of a Company Equity Award and Parent or the Company (with Parent’s prior written consent), as of the Effective Time, each Company RSU and Company Phantom Unit that is outstanding and unvested immediately prior to the Effective Time (each, an “Unvested Company RSU” or “Unvested Company Phantom Unit”) will be cancelled, automatically and without any required action on the part of the holder thereof, and converted into a grant of restricted stock units in the Surviving Corporation with a grant date value (as determined by the board of directors of the Surviving Corporation in good faith) equal to the product of (x) the total number of Shares subject to (or deliverable under) such Unvested Company RSU or Unvested Company Phantom Unit immediately prior to the Effective Time multiplied by (y) the Merger Consideration (a “Replacement RSU”), which Replacement RSU will vest and be payable at the same time and on the same terms and conditions as the Unvested Company RSU or Unvested Company Phantom Unit for which such Replacement RSU was exchanged would have vested pursuant to its terms. Subject to the terms of Section 2.2(e) of the Company Disclosure Letter, all Replacement RSUs will have the same terms and conditions (including with respect to vesting) as applied to the Unvested Company RSU or Unvested Company Phantom Unit for which they were exchanged, except for terms rendered inoperative by reason of the Contemplated Transactions or for such other administrative or ministerial changes as in the reasonable and good faith determination of Purchaser are appropriate to conform the administration of the Replacement RSUs. From and after the Effective Time, each Unvested Company RSU and Unvested Company Phantom Unit will only entitle such holder to the payments contemplated by this Section 2.2(e).
(f) As of the Effective Time, all Company Equity Plans, the Company MSPP, and all awards and rights thereunder will terminate, effective as of and contingent upon the occurrence of the Closing, and no further Company Stock Options, Company RSUs, Company PSUs or Company Phantom Units (the Company RSUs, Company PSUs and Company Phantom Units, collectively, “Company Equity Awards”), equity or equity-based interests or other rights with respect to Shares will be granted thereunder from or after the Effective Time.
(g) Subject to Section 2.6, Parent shall make (or cause the Surviving Corporation to make) all payments to former holders of Company Stock Options and Company Equity Awards required under this Section 2.2 as promptly as practicable after the Effective Time, and, in any event no later than the first regular payroll date that is more than three (3) Business Days after the Effective Time.
Section 2.3. Dissenting Shares.
(a) Notwithstanding anything in this Agreement to the contrary, if required by the DGCL (but only to the extent required thereby), any Shares outstanding immediately prior to the Effective Time and held by a holder or “beneficial owner” (as defined, for purposes of this Section 2.3, in Section 262(a) of the DGCL) who is entitled to demand and properly exercises and perfects its respective demand for appraisal of such Shares in accordance with Section 262 of the DGCL (the “Dissenting Shares”) will not be converted into a right to receive the Merger Consideration unless such holder or beneficial owner fails to perfect or effectively withdraws or otherwise loses his, her or its right to appraisal. From and after the Effective Time, a holder or beneficial owner of Shares who has properly exercised appraisal rights will not have any rights of a stockholder of the Company or the Surviving Corporation with respect to such Shares, except those provided under Section 262 of the DGCL, and such Shares will cease to exist. A holder or beneficial owner of Dissenting Shares will be entitled only to receive payment of the appraised value of such Shares in accordance with Section 262 of the DGCL, unless, after the Effective Time, such holder or beneficial owner effectively withdraws or loses his, her or its right to appraisal in accordance with Section 262 of the DGCL, in which case such Dissenting Shares will be treated as if such Shares had been converted as of the Effective Time into the right to receive the Merger Consideration, without interest thereon, pursuant to Section 2.1.
(b) The Company shall provide Parent with prompt written notice of any written demands for appraisal, withdrawals of such demands, and any other instruments received by the Company from holders or beneficial owners of Shares relating to rights of appraisal, and Parent will have the opportunity and right to direct the conduct of all negotiations and proceedings with respect to demands for appraisal. Except with the prior written consent of Parent, the Company shall not make any payment with respect to any demands for appraisal or settle or offer to settle any such demands for appraisal.
(c) If any holder or beneficial owner of Dissenting Shares effectively withdraws or loses (through failure to perfect or otherwise) such holder’s or beneficial owner’s right to obtain payment of the fair value of such holder’s Dissenting Shares under the DGCL, then, as of the occurrence of such effective withdrawal or loss, such holder’s or beneficial owner’s Shares will no longer be Dissenting Shares and, if the occurrence of such effective withdrawal or loss is later than the Effective Time, will be treated as if such holder’s or beneficial owner’s Shares, as of the Effective Time, had been converted into the right to receive the Merger Consideration, without interest thereon, as set forth in Section 2.1(a).
Section 2.4. Paying Agent Matters; Surrender of Shares.
(a) At or prior to the Effective Time, Parent shall deposit or cause to be deposited with a bank or trust company reasonably acceptable to the Company (the “Paying Agent”), cash in an amount sufficient to pay the aggregate Merger Consideration, and Parent shall cause the Paying Agent to timely make all payments contemplated in Section 2.4(b) and Section 2.4(d). Such cash may be invested by the Paying Agent as directed by Parent; provided that (i) such investments must be in short-term obligations of the United States of America with maturities of no more than thirty (30) days or guaranteed by the United States of America and backed by the full faith and credit of the United States of America or in commercial paper obligations rated P-1 or A-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, (ii) no such investment will relieve Parent, Merger Sub or the Paying Agent from making the payments required by this Article II and (iii) no such investment will have maturities that could prevent or delay payments to be made pursuant to this Agreement. Any interest or income produced by such investments will be payable to the Surviving Corporation or Parent, as Parent directs. No loss incurred with respect to such investments will decrease the amounts payable pursuant to this Agreement. In the event that the amount of cash held by the Paying Agent is insufficient to pay the aggregate Merger Consideration, Parent shall promptly deposit, or cause to be deposited, additional funds with the Paying Agent in an amount which is equal to the deficiency in the amount required to make all such payment pursuant to Section 2.4(b) and Section 2.4(d). The aggregate Merger Consideration as so deposited with the Paying Agent will not be used for any purpose other than to fund payments pursuant to Section 2.4(b) and Section 2.4(d), except as expressly provided for in this Agreement. Any portion of the cash made available to the Paying Agent in respect of any Dissenting Shares will be returned to Parent, upon demand.
(b) Promptly after the Effective Time (and in any event within three (3) Business Days thereafter), the Surviving Corporation shall cause the Paying Agent to mail to each holder of record of a certificate (a “Certificate”) which immediately prior to the Effective Time represented outstanding Shares that were converted pursuant to Section 2.1 into the right to receive the Merger Consideration, (i) a letter of transmittal in customary form reasonably satisfactory to the Company and Parent, which will specify that delivery will be effected, and risk of loss and title to the Certificate will pass, only upon proper delivery of such Certificate (or effective affidavits of loss in lieu thereof) to the Paying Agent, and (ii) instructions for use in effecting the surrender of the Certificate (or effective affidavits of loss in lieu thereof), together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be reasonably required pursuant to such instructions, in exchange for the Merger Consideration payable in respect thereof pursuant to the provisions of this Article II, and such Certificates shall then be cancelled. Upon surrender of a Certificate (or effective affidavits of loss in lieu thereof) for cancellation to the Paying Agent, together with such letter of transmittal, duly executed and properly completed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, Parent shall cause the Paying Agent to pay and deliver as promptly as practicable after the Effective Time the Merger Consideration payable for each Share formerly represented by such Certificate pursuant to Section 2.1 (less any applicable withholding Tax pursuant to Section 2.6), and the Certificate so surrendered shall forthwith be cancelled.
(c) If any payment pursuant to the Merger is to be made to a Person other than the Person in whose name the surrendered Certificate or Book-Entry Share is registered, it will be a condition to such payment that (i) such Certificate or Book-Entry Share so surrendered must be properly endorsed or must otherwise be in proper form and (ii) the Person presenting such Certificate or Book-Entry Share to the Paying Agent for payment must pay to the Paying Agent any Transfer Taxes or other Taxes required as a result of such payment to a Person other than the registered holder of such Certificate or Book-Entry Share or must establish to the satisfaction of the Paying Agent that such Tax has been paid or is not required to be paid. Parent shall timely pay any other Transfer Taxes incurred in connection with the Contemplated Transactions.
(d) With respect to non-certificated Shares represented in book-entry form (the “Book-Entry Shares”), Parent shall cause the Paying Agent to pay and deliver the Merger Consideration payable therefor (less any applicable withholding Tax pursuant to Section 2.6), in each case promptly following the Effective Time (and in any event within three (3) Business Days thereafter). The Company and Parent shall cooperate to, and Parent shall cause the Paying Agent to, (i) deliver to DTC or its nominees, or to holders of Book-Entry Shares, in each case to the extent applicable or required, any notice with respect to the effectiveness of the Merger and any instructions for surrendering Book-Entry Shares and (ii) establish procedures with the Paying Agent and DTC to ensure that the Paying Agent will transmit to DTC or its nominees as soon as practicable after the Effective Time, upon surrender of Shares held of record by DTC or its nominees in accordance with DTC’s customary surrender procedures, the Merger Consideration payable for each such Book-Entry Share pursuant to Section 2.1.
(e) The Paying Agent shall accept such Certificates and transferred Book-Entry Shares upon compliance with such reasonable terms and conditions as the Paying Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. No interest shall be paid or accrued for the benefit of holders of the Certificates and Book-Entry Shares on the Merger Consideration payable upon the surrender of such Certificates and Book-Entry Shares pursuant to this Section 2.5. Until so surrendered, outstanding Certificates and Book-Entry Shares (other than Certificates and Book-Entry Shares representing any Dissenting Shares) shall be deemed, from and after the Effective Time, to evidence only the right to receive the Merger Consideration, without interest thereon, less any applicable withholding Tax pursuant to Section 2.6, payable in respect thereof pursuant to the provisions of this Article II.
(f) At any time following the date that is twelve (12) months after the Effective Time, Parent may require the Paying Agent to deliver to Parent any funds (including any interest received with respect thereto) that have been made available to the Paying Agent and that have not been disbursed to holders of Certificates and Book-Entry Shares, and thereafter such holders will be entitled to look to the Surviving Corporation (subject to abandoned property, escheat or other similar laws) with respect to the Merger Consideration payable upon surrender of a Certificate or Book-Entry Share. The Surviving Corporation shall pay all charges and expenses, including those of the Paying Agent, in connection with the exchange of Shares for the Merger Consideration. None of Parent, Merger Sub, the Surviving Corporation, the Paying Agent or their respective Affiliates shall be liable to any Person in respect of any Merger Consideration, or any cash that was held by the Paying Agent pursuant to this Section 2.4, that was delivered to a public official pursuant to any applicable abandoned property, escheat or other similar Laws. If any Certificate or Book-Entry Share has not been surrendered immediately prior to the date on which the Merger Consideration in respect of such Certificate or Book-Entry Share would otherwise escheat to or become the property of any Governmental Body, any Merger Consideration in respect of such Certificate or Book-Entry Share will, to the extent permitted by applicable Law, immediately prior to such time become the property of the Surviving Corporation, free and clear of all claims or interest of any individual, corporation, partnership, limited liability company, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act) previously entitled thereto.
(g) From and after the Effective Time, the stock transfer books of the Surviving Corporation will be closed, and thereafter there shall be no further registration of transfers on the records of the Surviving Corporation of Shares that were issued and outstanding immediately prior to the Effective Time. After the Effective Time, any Certificate or Book-Entry Share presented to the Surviving Corporation for any reason will be cancelled and exchanged for the consideration provided for, and in accordance with the procedures set forth in, this Article VII.
(h) In the event that any Certificate has been lost, stolen or destroyed, upon the holder’s delivery of an affidavit of loss to the Paying Agent (and, if required by Parent or the Paying Agent, the posting by such holder of a bond in customary amount and upon such terms as may be reasonably required by Parent or the Paying Agent as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Certificate), Parent shall cause the Paying Agent to deliver as consideration for the lost, stolen or destroyed Certificate the applicable Merger Consideration payable in respect of the Shares represented by such Certificate, subject to such holder’s compliance with the exchange procedures set forth in Section 2.4(b) (other than the surrender of a Certificate).
Section 2.5. Section 16 Matters. Prior to the Effective Time, the Company Board shall take all necessary and appropriate action to approve, for purposes of Section 16(b) of the Exchange Act and the related rules and regulations thereunder, the disposition by Company directors and officers of Shares, Company Stock Options, Company Equity Awards and any other equity securities in the Contemplated Transactions.
Section 2.6. Withholding. The parties hereto and the Paying Agent (and any other applicable withholding agent) are entitled to deduct and withhold from any amounts payable or otherwise deliverable pursuant to this Agreement such amounts as are required to be deducted and withheld therefrom on account of Taxes under U.S. federal, state or local Tax Law or any other applicable Tax Law. Any compensatory amounts payable pursuant to or as contemplated by this Agreement, including pursuant to Section 2.2, will be remitted to the applicable payor for payment to the applicable Person through regular payroll procedures, as applicable. To the extent that any amounts are so deducted and withheld and paid over to the appropriate Governmental Body, such amounts will be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid. The relevant party or the Paying Agent, as applicable, shall promptly remit, or cause to be promptly remitted, any amount so withheld and deducted to the applicable Governmental Body.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Except as otherwise disclosed in (a) the Company SEC Documents (excluding any disclosures in “risk factors” or otherwise relating to “forward-looking statements” to the extent that they are cautionary, predictive or forward-looking in nature) publicly filed with or furnished to the SEC on or after December 31, 2020 and prior to the date of this Agreement or (b) the confidential disclosure letter delivered by the Company to Parent and Merger Sub prior to the execution and delivery of this Agreement (the “Company Disclosure Letter”) (which disclosure in the Company Disclosure Letter will be deemed to provide disclosure in response to (x) the particular Section (or, if applicable, subsection) of this Article III that corresponds to the section of the Company Disclosure Letter in which such disclosure is set forth and (y) any other Section (or if applicable, subsection) of this Article III to the extent that it is reasonably apparent on its face that such disclosure qualifies such other representation and warranty), the Company represents and warrants to Parent and Merger Sub as follows:
Section 3.1. Organization and Corporate Power. The Company is a corporation validly existing and in good standing under the Laws of the State of Delaware. Each of the Subsidiaries of the Company is a corporation or other entity validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization. Each of the Company and its Subsidiaries has all requisite corporate or similar power and authority and all Permits necessary to own, lease and operate its properties and assets, and to carry on its business as it is now being conducted, except where the failure to hold such Permits would not reasonably be expected to have a Company Material Adverse Effect. Each of the Company and its Subsidiaries is duly qualified or authorized to do business and is in good standing in every jurisdiction (to the extent such concept exists in such jurisdiction) in which its ownership of property or the conduct of business as now conducted requires it to qualify, except where the failure to be so qualified, authorized or in good standing would not reasonably be expected to have a Company Material Adverse Effect. True and complete copies of the certificate of incorporation and bylaws of the Company (the “Company Organizational Documents”), and the organizational documents of each Subsidiary of the Company that is significant under Regulation S-X Rule 1-02(w) (each, a “Significant Subsidiary”), each as in effect as of the date of this Agreement, have been heretofore made available to Parent and Merger Sub. The Company Organizational Documents and the organizational documents of each Significant Subsidiary are in full force and effect. The Company is not in violation of the Company Organizational Documents, and each Significant Subsidiary is not in violation of its organizational documents.
Section 3.2. Authorization; Valid and Binding Agreement. The Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to receipt of the Requisite Stockholder Approval, to consummate the Merger. The Company Board has (a) determined that the Merger and the Contemplated Transactions are advisable, fair to and in the best interests of the Company and the Company’s stockholders, (b) approved and declared advisable that the Company enter into this Agreement, (c) directed that the adoption of this Agreement be submitted to a vote of the Company’s stockholders at a meeting of the Company’s stockholders, (d) subject to the terms and conditions of this Agreement, recommended that the Company’s stockholders approve the adoption of this Agreement and approve the Merger on the terms and subject to the conditions set forth in this Agreement and (e) to the extent necessary, adopted a resolution having the effect of causing this Agreement and the Merger not to be subject to any “fair price,” “business combination” or “control share acquisition” statute or other similar statute or regulation set forth in the DGCL or other applicable Law that might otherwise apply to the Merger, which actions have not, as of the date of this Agreement, been rescinded, modified or withdrawn. As of the date of this Agreement, such actions are valid and have not been amended or withdrawn. No other corporate action pursuant to the Laws of the State of Delaware, on the part of the Company, is necessary to authorize this Agreement. The Company has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by Merger Sub and Parent, this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general principles of equity (the “Enforceability Exceptions”). The adoption of this Agreement by the affirmative vote (in person or by proxy) of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote at the Company Stockholder Meeting (the “Requisite Stockholder Approval”) is the only vote or approval of the holders of any of the Company’s capital stock necessary under applicable Law or the Company Organizational Documents to adopt this Agreement and consummate the Merger.

Section 3.3. Capital Stock.
(a) The authorized capital stock of the Company consists of 29,000,000 Shares and 1,000,000 shares of preferred stock, $0.01 par value per share (“Company Preferred Stock”), of which, as of June 2, 2023 (the “Measurement Date”), 20,390,919 Shares and no shares of Company Preferred Stock were issued and outstanding.
(b) Section 3.3(b) of the Company Disclosure Letter sets forth a true and complete list as of the Measurement Date of each holder of Company Stock Options and Company Equity Awards, including (i) the holder’s name or employee ID number, (ii) the number of the Shares subject thereto, (iii) the grant date, (iv) any applicable vesting schedule, and (v) the exercise price (if any). As of the Measurement Date, other than the Company Stock Options and Company Equity Awards, there were no other equity or equity-based awards outstanding. Each Company Stock Option was granted in material compliance with all applicable Laws and all of the material terms and conditions of the Company Equity Plan under which it was granted.
(c) As of the Measurement Date, 1,372,488 Shares were held in treasury of the Company; 1,048,407 Shares were reserved for issuance in respect of future awards under the Company Equity Plans; 26,184 Shares were subject to Company Stock Options; 423,551 Shares were subject to Company RSUs; 191,338 Shares were subject to Company PSUs (assuming maximum performance levels were achieved); and 49,150 Company Phantom Units were outstanding. The Company’s issued and outstanding Shares have been, and all such Shares that may have been issued prior to the Effective Time will be when issued, duly authorized and validly issued, fully paid and non-assessable and free of preemptive rights.
(d) Except as disclosed in this Section 3.3, as set forth in Section 3.3(c) of the Company Disclosure Letter or for changes since the Measurement Date resulting from the exercise of Company Stock Options or settlement of Company Equity Awards, in each case, outstanding as of the Measurement Date or granted prior to the Closing as permitted by this Agreement, the Company has no issued or outstanding (i) shares of capital stock or other equity interests or voting securities of the Company, (ii) securities convertible or exchangeable, directly or indirectly, into capital stock or other equity interests of the Company, (iii) options, warrants, purchase rights, subscription rights, preemptive rights, conversion rights, exchange rights, calls, puts, rights of first refusal or other contracts or rights that require the Company to issue, sell or otherwise cause to become outstanding or to acquire, repurchase or redeem capital stock or other equity interests of the Company, (iv) stock appreciation, phantom stock, restricted shares, restricted stock units, profit participation or similar rights with respect to the Company or (v) bonds, debentures, notes or other indebtedness or securities of the Company having the right to vote on any matters on which the Company’s stockholders may vote.
(e) There are no stockholder agreements, voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party relating to the voting or disposition of any securities of the Company or granting to any Person or group of Persons the right to have their securities of the Company registered under the Securities Act or the right to elect, or to designate or nominate for election, a director to the Company Board or the board of directors (or similar governing body) of any Subsidiary of the Company.
Section 3.4. Subsidiaries. Section 3.4 of the Company Disclosure Letter lists each Significant Subsidiary of the Company, and for each such Significant Subsidiary of the Company, the state or country of formation and each jurisdiction in which such Subsidiary is qualified or licensed to do business. All of the outstanding shares of capital stock or equivalent equity interests of each of the Company’s Subsidiaries are owned of record and beneficially, directly or indirectly, by the Company free and clear of all Liens (other than Permitted Liens). Such outstanding shares of capital stock or equivalent equity interests have been duly authorized and validly issued, fully paid and non-assessable and free of preemptive rights and have been issued in compliance in all material respects with applicable Law. None of the Company’s Subsidiaries has any outstanding or authorized any options or other rights to acquire from such Subsidiary, or any obligations to issue, any capital stock, voting securities, or securities convertible into or exchangeable for capital stock or voting securities of such Subsidiary not owned by the Company. Except with respect to the Subsidiaries set forth on Section 3.4 of the Company Disclosure Letter, the Company does not own, directly or indirectly, any capital stock or other voting securities of, or ownership interests in, any Person. Neither the Company nor any Significant Subsidiary has agreed nor is obligated to make, and is not bound by any Contract under which it may become obligated to make, any future material investment in, or material capital contribution to, any other Person.

Section 3.5. No Breach. The execution, delivery and performance of this Agreement by the Company, and the consummation of the Merger, do not (a) conflict with or violate the Company Organizational Documents, (b) assuming all consents, approvals, authorizations and other actions described in Section 3.6 have been obtained, and all filings and obligations described in Section 3.6 have been made, conflict with or violate any Law, order, judgment or decree to which the Company, its Subsidiaries or any of their properties or assets is subject, except any conflicts, violations, breaches, defaults or other occurrences which would not reasonably be expected to have a Company Material Adverse Effect, or (c) conflict with or result in any breach of, constitute (with or without notice of or lapse of time or both) a default under, result in a violation of, give rise to a right of termination, cancellation or acceleration under any Company Material Contract, except in the case of each of clauses (b) and (c) above, any conflicts, breaches, defaults, violations, terminations, cancellations, accelerations or Liens that would not reasonably be expected to have a Company Material Adverse Effect.
Section 3.6. Consents. Except for (a) the applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and any Foreign Regulatory Approvals, (b) applicable requirements of the Exchange Act, (c) any filings required by NYSE, (d) the filing of the Certificate of Merger, (e) any filings with the relevant authorities of states in which the Company or any of its Subsidiaries is qualified to do business and (f) as set forth in Section 3.6 of the Company Disclosure Letter, in each case, none of the Company or its Subsidiaries is required to submit any notice, report or other filing with any Governmental Body in connection with the execution, delivery or performance by it of this Agreement or the consummation of the Contemplated Transactions. Other than as stated above, no consent, approval or authorization of any Governmental Body is required to be obtained by the Company or its Subsidiaries in connection with its execution, delivery and performance of this Agreement or the consummation of the Contemplated Transactions, except for those consents, approvals and authorizations the failure of which to obtain would not reasonably be expected to have a Company Material Adverse Effect.
Section 3.7. SEC Reports; Disclosure Controls and Procedures.
(a) The Company has timely filed all forms, reports, schedules, statements and other documents (including exhibits and all other information incorporated therein) with the SEC required to be filed by the Company under the Exchange Act since January 1, 2021 (such forms, reports, schedules, statements or documents, the “Company SEC Documents”). No Subsidiary of the Company is required to file any form, report, schedule, statement, registration statement, proxy statement, certification or other document with, or make any other filing with or furnish any other material to, the SEC. As of their respective filing dates (or, if amended, supplemented or superseded by a filing prior to the date of this Agreement, then on the date of such amendment, supplement or superseding filing): (i) each of the Company SEC Documents complied in all material respects with the applicable requirements of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents, as in effect on the date so filed, and (ii) none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Since the Company Balance Sheet Date, neither the Company nor any Company Subsidiary has received from the SEC or any Governmental Body any written comments or questions with respect to any of the Company SEC Documents (including the financial statements included therein) that are not resolved, or as of the date hereof has received any written notice from the SEC or other Governmental Body that such Company SEC Documents (including the financial statements included therein) are being reviewed or investigated, and, to the Knowledge of the Company, there is not, as of the date hereof, any investigation or review being conducted by the SEC or any other Governmental Body of any Company SEC Documents (including the financial statements included therein). No Company Subsidiary is required to file any forms, reports or other documents with the SEC.
(b) The financial statements (including any related notes and schedules) contained or incorporated by reference in the Company SEC Documents (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto, (ii) were prepared in accordance with GAAP, applied on a consistent basis throughout the periods covered (except as may be expressly indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and (iii) fairly presented in accordance with GAAP in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of the Company and its consolidated Subsidiaries for the periods covered thereby

(subject, in the case of unaudited statements, to the absence of footnote disclosure and to normal and recurring year-end audit adjustments not material in amount). Neither the Company nor any of its Subsidiaries is a party to or has any obligation or other commitment to become a party to any securitization transaction, off-balance sheet partnership or any similar Contract, where the result, purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of the Company’s Subsidiaries in the Company’s published financial statements or other Company SEC Documents.
(c) The Company has designed and maintains, and at all times since the Reference Date has maintained, a system of internal control over financial reporting (as defined in Rules 13a–15(f) and 15d–15(f) of the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP. The Company (i) has designed and maintains disclosure controls and procedures (as defined in Rules 13a–15(e) and 15d–15(e) of the Exchange Act) to provide reasonable assurance that all material information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to enable each of the principal executive officer of the Company and the principal financial officer of the Company to make the certifications required under the Exchange Act with respect to such reports and (ii) has disclosed, based on its most recent evaluation of its disclosure controls and procedures and internal control over financial reporting prior to the date of this Agreement, to the Company’s auditors and the audit committee of the Company Board (A) any significant deficiencies and material weaknesses in the design or operation of its internal control over financial reporting that are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. Since the Company Balance Sheet Date, any material change in internal control over financial reporting required to be disclosed in any Company SEC Document has been so disclosed.
(d) Since the Company Balance Sheet Date, neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any director, officer, employee, auditor, accountant or Representative of the Company or any of its Subsidiaries has received a material complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that the Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices.
(e) To the Knowledge of the Company, as of the date hereof, neither the Company nor its independent auditors have identified (i) any significant deficiency or material weakness in the system of internal accounting controls utilized by the Company, (ii) any fraud, whether or not material, that involves the Company’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by the Company and its Subsidiaries or (iii) any claim or allegation regarding any of the foregoing.
Section 3.8. No Undisclosed Liabilities. Except (a) as and to the extent disclosed or reserved against on the unaudited consolidated balance sheet of the Company as of March 31, 2023 (the “Company Balance Sheet Date”) or disclosed in the notes thereto, (b) as incurred after the date thereof in the ordinary course of business, (c) incurred in connection with this Agreement or the Contemplated Transactions or negotiations with other entities regarding similar potential transactions or (d) as set forth in Section 3.8 of the Company Disclosure Letter, the Company, together with its Subsidiaries, does not have any material liabilities or obligations of any nature, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due, in each case, required by GAAP to be reflected or reserved against in the consolidated balance sheet of the Company and its Subsidiaries (or disclosed in the notes to such balance sheet). This Section 3.8 does not apply to Taxes, which are addressed in Section 3.12.
Section 3.9. Absence of Certain Developments.
(a) From the Company Balance Sheet Date to the date of this Agreement, the Company has not experienced a Company Material Adverse Effect.

(b) Except in connection with the Contemplated Transactions or as set forth on Section 3.9(b) of the Company Disclosure Letter, and other than (i) as a result of COVID-19 and Health Measures (including any modifications, suspensions or alterations of operations resulting from, or determined by the Company and its Subsidiaries to be advisable and reasonably necessary in response to, COVID-19), and (ii) the negotiation, execution, delivery and performance of this Agreement, from the Company Balance Sheet Date to the date of this Agreement, the Company has carried on and operated its business in all material respects in the ordinary course of business, and neither the Company nor its Subsidiaries has taken, committed or agreed to take any actions that would have been prohibited by (A) Section 5.1(b)(i), (vi), (vii), (x), (xi), (xii), (xiii), (xiv), (xvii), (xx) and (xxi) or (B) Section 5.1(b)(xxiii), solely with respect to the foregoing clause (A), in each case, if such covenants had been in effect as of the Company Balance Sheet Date.
Section 3.10. Compliance with Laws.
(a) The Company and its Subsidiaries are, and since the Reference Date have been, in compliance, in all material respects, with all Laws applicable to them, any of their properties or other assets or any of their business or operations.
(b) Since the Reference Date, (i) neither the Company nor any of its Subsidiaries has received any notice from any Governmental Body that alleges (A) any material violation or noncompliance (or reflects that the Company or any of its Subsidiaries is under investigation or the subject of an inquiry by any such Governmental Body for such alleged noncompliance) with any applicable Law or (B) any material fine, assessment or cease and desist order, or the suspension, revocation or limitation or restriction of any material Company Permit, and (ii) neither the Company nor any of its Subsidiaries has entered into any material agreement or settlement with any Governmental Body with respect to its alleged noncompliance with, or violation of, any applicable Law.
(c) Since the Reference Date, the Company and each of its Subsidiaries have timely filed all material regulatory reports, schedules, statements, documents, filings, submissions, forms, registrations and other documents, together with any amendments required to be made with respect thereto, that each was required to file with any Governmental Body, including state regulatory authorities and any applicable federal regulatory authorities, and have timely paid all fees and assessments due and payable in connection therewith.
(d) The Company and each of its officers and directors are in material compliance with, and have complied in all material respects with (i) the applicable provisions of the Sarbanes-Oxley Act of 2002 and the related rules and regulations promulgated under such act (“Sarbanes-Oxley”), the Exchange Act and the Securities Act and (ii) the applicable listing and corporate governance rules and regulations of NYSE.
(e) This Section 3.10 does not apply to Taxes, which are addressed in Section 3.12.
Section 3.11. Title to Tangible Properties.
(a) The Company and its Subsidiaries have good and valid title to, or hold pursuant to good, valid and enforceable leases or other comparable contract rights, all of the Company Real Property and tangible personal property and other tangible assets necessary for the conduct of the business of the Company and its Subsidiaries, taken as a whole, as currently conducted, in each case free and clear of any Liens (other than Permitted Liens), except where the failure to do so would not reasonably be expected to have a Company Material Adverse Effect.
(b) The real property described in Section 3.11(b) of the Company Disclosure Letter (the “Company Real Property”) is a true and complete list in all material respects of real property to which the Company or any of its Subsidiaries holds a fee title estate (the “Company Owned Real Property”) or to which the Company or any of its Subsidiaries holds a valid leasehold interest (collectively, the “Company Leased Property”) as of the date of this Agreement and constitutes all of the real property owned, used, occupied or leased by the Company or its Subsidiaries. There are no subleases, licenses, occupancy agreements, consents, assignments, purchase agreements or other contracts granting to any person (other than the Company or its Subsidiaries) a security interest in, or the right to use or occupy, the Company Real Property, and no other Person (other than the Company and its Subsidiaries) is in possession of the Company Real Property.
(c) The Company Leased Property leases are in full force and effect. Except as disclosed on Section 3.11(c) of the Company Disclosure Letter or as would not reasonably be expected to have a Company Material Adverse Effect, each of the Company Leased Property leases is valid, binding and enforceable on the Company or one of its Subsidiaries that is a party to such lease and, to the Knowledge of the Company, the other parties thereto, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or other similar laws affecting creditors’ rights generally, and subject to general principles of equity, and is in full force and effect, and the Company or one of its Subsidiaries has performed all material obligations required to be performed by it to date under each such lease. Neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any other party to the applicable the Company Leased Property leases is in default in any material respect under any of such leases, nor has the Company or any of its Subsidiaries given or received written notice of termination, cancellation, breach, or default under any such lease. No event has occurred which, if not remedied, would result in a default by the Company in any material respect under the Company Leased Property leases, and, to the Knowledge of the Company, no event has occurred which, if not remedied, would result in a default by any party other than the Company in any material respect under the Company Leased Property leases. There are no outstanding options, rights of first offer or rights of first refusal in favor of any other party to purchase or lease the Company Leased Property or any portion thereof or interest therein (except as disclosed in Section 3.11(c) of the Company Disclosure Letter).
(d) Except as disclosed on Section 3.11(d) of the Company Disclosure Letter or as would not reasonably be expected to have a Company Material Adverse Effect, (i) neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, is any other party, in breach or default under any applicable Permitted Lien with respect to the Company Owned Real Property, (ii) the Company and its Subsidiaries have not leased or otherwise granted to any Person the right to use or occupy any material portion of the Company Owned Real Property, (iii) there are no outstanding options, rights of first offer or rights of first refusal to purchase the Company Owned Real Property or any portion thereof or interest therein, and (iv) there is no condemnation, expropriation or other proceeding in eminent domain pending or, to the Company’s Knowledge, threatened, affecting any Company Real Property or any material portion thereof or material interest therein.
Section 3.12. Tax Matters.
(a) (i) The Company and its Subsidiaries have timely filed (taking into account any applicable extensions) all material Tax Returns required to be filed by them, (ii) such Tax Returns (taking into account all amendments thereto) are true, complete and correct in all material respects and (iii) the Company and its Subsidiaries have timely paid all material Taxes due (whether or not shown as due and payable on any such Tax Return).
(b) There are no material liens for Taxes upon any of the assets of the Company or any of its Subsidiaries other than liens described in clause (a) of the definition of Permitted Liens.
(c) The Company and its Subsidiaries have withheld and timely paid all material Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party.
(d) Neither the Company nor any of its Subsidiaries has been a party to any transaction that as of the date of this Agreement is a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4 (or any comparable provision of local, state, or foreign Law).
(e) Neither the Company nor any of its Subsidiaries has been a party to any transaction governed by section 355(a) of the Code within the past two years.
(f) No U.S., federal, state, local or foreign Actions relating to material Taxes are ongoing or pending or, to the Knowledge of the Company, proposed or threatened with respect to the Company or any of its Subsidiaries. No deficiency for any material amount of Taxes which has been proposed, asserted, or assessed in writing by any taxing authority against the Company or any of its Subsidiaries remains unpaid.
(g) There has been no waiver or extension of any applicable statute of limitations for the assessment or collection of any material Tax of the Company or any of its Subsidiaries that is currently in force (other than pursuant to an extension of time to file any Tax Return obtained in the ordinary course of business).
(h) Neither the Company nor any of its Subsidiaries (i) is a party to or bound by any Tax allocation, sharing or similar agreement (other than any commercial agreement entered into in the ordinary course of business that does not relate primarily to Taxes), (ii) since 2017, has been a member of an affiliated group filing a combined, consolidated or unitary Tax Return (other than a group comprised solely of the Company and/or any of its Subsidiaries) or (iii) has a material liability for the Taxes of any Person (other than the Taxes of the Company or its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or non-U.S. Law), as a transferee or successor, by contract, or otherwise by operation of Law.
(i) Neither the Company nor any of its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of (A) any “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. Law) executed on or prior to the Closing Date, (B) any installment sale or open transaction disposition made on or prior to the Closing Date, in each case, outside of the ordinary course of business, (C) adjustment pursuant to Section 481(a) of the Code (or any corresponding or similar provision of state, local or non-U.S. Law) as a result of a change in accounting method or use of an improper accounting method for any taxable period (or portion thereof) ending on or prior to the Closing Date, (D) any prepaid amount received or deferred revenue accrued by the Company or any of its Subsidiaries on or prior to the Closing Date, in each case, outside of the ordinary course of business, or (E) intercompany transaction or excess loss account described in Treasury Regulation under Section 1502 of the Code (or any corresponding or similar provision of state, local or non-U.S. Law).
(j) During the past three years, no written claim has been made by a Governmental Body in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns such that it is or may be subject to taxation by, or required to file any Tax Return in, that jurisdiction.
(k) Neither the Company nor any of its Subsidiaries has a permanent establishment (within the meaning of an applicable Tax treaty or otherwise under applicable Law) or otherwise has an office or a fixed place of business in a country other than a country in which it is organized.
(l) No material private letter rulings, technical advice memoranda or similar agreements or rulings related to Taxes have been entered into, issued by or requested from any Governmental Body with or in respect of the Company or any of its Subsidiaries.
(m) The Company is not, and has not been in the period specified in Section 897(c)(1)(A)(ii) of the Code, a “United States real property holding corporation” as defined in Section 897(c)(2) of the Code.
Section 3.13. Contracts and Commitments.
(a) As of the date of this Agreement, neither the Company nor any of its Subsidiaries is a party to or bound by any:
(i) “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) with respect to the Company or any of its Subsidiaries that was required to be, but has not been, filed with the SEC with the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, or any Company SEC Documents filed after the date of filing of such Form 10-K until the date of this Agreement;
(ii) Contract relating to the disposition, transfer or acquisition by the Company or any of its Subsidiaries of any material tangible or intangible assets (or ownership interest in any other Person or other business enterprise) (A) after the date of this Agreement, other than the sale of inventory in the ordinary course of business, or (B) prior to the date of this Agreement, that contains any material ongoing obligations of the Company (including indemnification, “earn-out” or other contingent obligations) that are still in effect that are expected to result in claims in excess of $1,000,000;
(iii) Contract establishing any joint venture, partnership or collaboration, in each case, that is material to the Company and its Subsidiaries, taken as a whole;
(iv) Contract (A) prohibiting or materially limiting the right of the Company or any of its Subsidiaries to compete in any line of business or to conduct business with any Person or in any geographical area, (B) obligating the Company or any of its Subsidiaries to purchase or otherwise obtain any material product or service exclusively from a single party, to purchase a specified minimum amount of goods or services, or sell any material product or service exclusively to a single party, (C) requiring the Company or any of its Subsidiaries to conduct any business on a “most favored nations” basis with any third party or (D) under which any Person has been granted the right to manufacture, sell, market or distribute any product of the Company or any of its Subsidiaries on an exclusive basis to any Person or group of Persons or in any geographical area;

(v) Contract in respect of Indebtedness of $2,500,000 or more, other than any Indebtedness owed by the Company or any Subsidiary to the Company or any other Subsidiary;
(vi) Contract (other than a Company Plan) between the Company, on the one hand, and any Affiliate of the Company (other than a Subsidiary of the Company), on the other hand;
(vii) Contract relating to the voting or registration of any securities, or any stockholders’, investor rights, tax receivables or similar or related Contracts with respect to any securities of the Company or any of its Subsidiaries;
(viii) Contract containing a right of first refusal, right of first negotiation, right of first offer, option or other similar rights with respect to any equity interests or assets that have a fair market value or purchase price of more than $2,000,000 in favor of a party other than the Company or its Subsidiaries;
(ix) Contract under which the Company or any of its Subsidiaries is expected to make annual expenditures or receive annual revenues in excess of $2,000,000 during the current or a subsequent fiscal year;
(x) Contract relating to the settlement of any litigation proceeding that provides for any continuing material obligations on the part of the Company or any of its Subsidiaries;
(xi) Contract that prohibits, limits, restricts or requires the payment of dividends or distributions in respect of the capital stock of the Company or any of its Subsidiaries or otherwise prohibits, limits, restricts or requires the pledging of capital stock of the Company or any of its Subsidiaries or prohibits, limits, restricts or requires the issuance of guarantees by the Company or any of its Subsidiaries other than the Company Equity Plans or any Contracts evidencing awards granted under the Company Equity Plans;
(xii) Contract with third party manufacturers and suppliers for the manufacture and/or supply of materials or products in the supply chain for Company Products that involve payments in excess of $1,000,000 during the current or a subsequent fiscal year;
(xiii) Contract under which the Company or any of its Subsidiaries has, directly or indirectly, made any loan, extension of credit or capital contribution to, or other investment in, any Person that is not a Subsidiary of the Company (other than extensions of credit to customers in the ordinary course of business and advances to directors, officers and other employees for travel and other business-related expenses, in each case, in the ordinary course of business);
(xiv) Labor Agreement;
(xv) Government Contract involving payments in excess of $1,000,000 to or from the Company and its Subsidiaries during the current or a subsequent fiscal year; or
(xvi) Contract to enter into any of the foregoing.
Each such Contract described in clauses (i) through (xvi) above of this Section 3.13(a) or excluded therefrom due to the exception of being filed as an exhibit to the Company SEC Documents, together with each Company Real Property lease listed in Section 3.11(b) of the Company Disclosure Letter, other than any Company Plan, is referred to herein as a “Company Material Contract.”
(b) The Company has made available to Parent a true and correct copy of all written Company Material Contracts, together with all material amendments thereto, and a correct and complete written summary setting forth the terms and conditions of each oral Company Material Contract.
(c) (i) Except as would not reasonably be expected to have a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries (A) is, or has sent or received written notice that any other party to any Company Material Contract is, in violation or breach of or default (with or without notice or lapse of time or both) under or (B) has waived or failed to enforce any rights or benefits under any Company Material Contract to which it is a party or any of its properties or other assets is subject, (ii) there has occurred no event giving to others any right of termination, amendment or cancellation of (with or without notice or lapse of time or both) any such Company Material Contract and (iii) each such Company Material Contract is in full force and effect and is a legal, valid and binding agreement of, and enforceable against, the Company or any of its Subsidiaries, and, to the Knowledge of the Company, each other party thereto. As of the date of this Agreement, no party to any Company Material Contract has given any written notice of termination, cancellation or breach of, or dispute with respect to, any Company Material Contract or that it intends to seek to terminate or cancel any Company Material Contract (whether as a result of the Contemplated Transactions or otherwise).
Section 3.14. Intellectual Property.
(a) Section 3.14(a) of the Company Disclosure Letter sets forth, as of the date of this Agreement, a true and correct list of all material (1) Patents, (2) Trademarks and (3) Copyrights, in each instance, that are owned by the Company or any of its Subsidiaries and that have been registered with a Governmental Body, or with respect to which the Company or any of its Subsidiaries has filed an application for registration, except for any such Patents, Trademarks or Copyrights that have been abandoned by the Company or any of its Subsidiaries as of the date of this Agreement in the normal course of business (collectively, “Company Registered Intellectual Property”). Section 3.14(a) of the Company Disclosure Letter also sets forth, as of the date of this Agreement, a list of all material internet domain names with respect to which the Company or any of its Subsidiaries are the registrant. To the Knowledge of the Company, all Company Registered Intellectual Property is valid, subsisting and enforceable.
(b) The Company or its applicable Subsidiary is listed as the exclusive or joint owner of all rights, title and interests at the U.S. Patent and Trademark Office in the Company Registered Intellectual Property, free and clear of all Liens (except for Permitted Liens and rights, title or interests granted under the IP Contracts) except where the failure to do so would not reasonably be expected to have a Company Material Adverse Effect. The Company and its Subsidiaries possess legally sufficient and enforceable rights to use all other material Intellectual Property used in connection with the conduct of the Company’s and any of its Subsidiary’s businesses as of the date of this Agreement; provided, however, that the foregoing will not be interpreted as a representation of non-infringement of third-party Intellectual Property, which is dealt with exclusively in Section 3.14(c) below.
(c) To the Knowledge of the Company, since the Reference Date, neither the conduct of the Company’s business nor the conduct of any of its Subsidiaries’ businesses has misappropriated, infringed or otherwise violated the Intellectual Property of any Person except as would not reasonably be expected to have a Company Material Adverse Effect. Since the Reference Date, neither the Company nor any of its Subsidiaries has received any written notice from any Person claiming any violation, misappropriation or infringement of the Intellectual Property of such Person except as would not reasonably be expected to have a Company Material Adverse Effect.
(d) Since the Reference Date, (i) to the Knowledge of the Company, no Person has misappropriated, infringed or violated any Owned Intellectual Property or Exclusive Intellectual Property and (ii) no written claims are pending or, to the Knowledge of the Company, threatened, against any of its Subsidiaries (A) regarding the Company’s or its Subsidiaries’ use or ownership of any Owned Intellectual Property or use of any Exclusive Intellectual Property or (B) challenging or questioning the validity or enforceability of any Owned Intellectual Property or Exclusive Intellectual Property, in each case of (i) and (ii), except as would not reasonably be expected to have a Company Material Adverse Effect.
(e) Section 3.14(e) of the Company Disclosure Letter sets forth, as of the date of this Agreement, a complete and correct list of all IP Contracts to which the Company or any of its Subsidiaries is a party. To the Knowledge of the Company, neither the Company nor its Subsidiaries are in default of any IP Contracts in any material respect. Except as set forth on Section 3.14(e) of the Company Disclosure Letter, the consummation of the Contemplated Transactions will not by itself afford any other party to IP Contracts the right to terminate any such IP Contracts.
(f) The Company and its Subsidiaries have taken commercially reasonable steps to prevent the unauthorized disclosure or use of its and their Trade Secrets, and since the Reference Date, to the Knowledge of the Company, neither the Company nor any of its Subsidiaries has experienced any material unauthorized disclosure of such Trade Secrets.
(g) The Company makes no additional representations and warranties with respect to any Intellectual Property matters except as expressly set forth in this Section 3.14.
Section 3.15. Litigation. Except as would not reasonably be expected to have a Company Material Adverse Effect, (a) there are no Actions pending and, to the Knowledge of the Company, no Actions threatened in writing against the Company or any of its Subsidiaries, at law or in equity, or before or by any Governmental Body and (b) neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any present officer or director of the Company or any of its Subsidiaries, is subject to or in violation of any outstanding material judgment, injunction, rule, order or decree of any court or Governmental Body.
Section 3.16. Insurance. Section 3.16 of the Company Disclosure Letter sets forth each insurance policy (including policies providing casualty, liability, medical and workers compensation coverage, but excluding policies relating to Company Plans) to which the Company or its Subsidiaries is a party as of the date of this Agreement. As of the date of this Agreement, each such insurance policy under which the Company or its Subsidiaries is an insured or otherwise the principal beneficiary of coverage is in full force and effect, and (i) neither the Company nor any of its Subsidiaries is in breach or default under any such insurance policy, (ii) no notice of cancellation, termination, non-renewal or reduction in coverage has been received with respect to any such insurance policy and (iii) no event has occurred which, with notice or lapse of time, would constitute such breach or default, or permit termination, or modification, under any such insurance policy, except as would not reasonably be expected to have a Company Material Adverse Effect. The Company has delivered or made available to Parent an accurate and complete copy of all insurance policies set forth in Section 3.16 of the Company Disclosure Letter.
Section 3.17. Employee Benefit Plans.
(a) Section 3.17(a) of the Company Disclosure Letter lists each material Company Plan.
(b) With respect to each material Company Plan that is not filed as an exhibit to a Company SEC Document, other than any Company Plan that the Company or any of its Subsidiaries is prohibited from making available to Parent as the result of applicable Law relating to the safeguarding of data privacy, as applicable, the Company has made available to Parent and Merger Sub true and correct copies of the following (as applicable) prior to the date of this Agreement: (i) the plan document, including all amendments thereto or, with respect to any unwritten plan, a summary of all material terms thereof, (ii) the most recent summary plan description along with all summaries of material modifications thereto, (iii) all related trust instruments or other material funding-related documents, (iv) the most recent Internal Revenue Service determination, advisory or opinion letter, if any, from the Internal Revenue Service of the United States (the “IRS”) for any Company Plan that is intended to qualify pursuant to Section 401(a) of the Code, and (v) any material non-routine correspondence with any Governmental Body in the past three (3) years.
(c) Each Company Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter or is entitled to rely on a favorable advisory or opinion letter from the Internal Revenue Service and, to the Knowledge of the Company, nothing has occurred that would reasonably be expected to adversely affect the qualification of such Company Plan. Except to the extent such noncompliance would not reasonably be expected to have a Company Material Adverse Effect, each Company Plan has been funded, administered and maintained in accordance with its terms and the requirements of the applicable provisions of the Code, the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and other applicable Law.
(d) Except as would not reasonably be expected to have a Company Material Adverse Effect, with respect to each Company Plan, (i) there are no Actions or claims pending or, to the Knowledge of the Company, threatened, other than routine claims for benefits, and (ii) there have been no non-exempt “prohibited transactions” (as defined in Section 4975 of the Code or Section 406 of ERISA) or any breaches of fiduciary duty with respect to any Company Plan.
(e) Except as set forth on Section 3.17(e) of the Company Disclosure Letter, none of the Company, any of its Subsidiaries or any of their respective ERISA Affiliates has at any time within the six (6) year period prior to the date of this Agreement sponsored, maintained or contributed to, or had any Liability or obligation in respect of: (i) a “defined benefit plan” (as defined in Section 3(35) of ERISA), or any other plan that is or was at any relevant time subject to Title IV of ERISA or Section 412 of the Code or (ii) a “multiemployer plan” within the meaning of Section 3(37) of ERISA.
(f) With respect to any Company Plan set forth on Section 3.17(e) of the Company Disclosure Letter that was or is subject to Section 412 or 430 of the Code or Section 302 or 303 or Title IV of ERISA: (i), the minimum funding standards under Section 430 of the Code have been satisfied in all material respects and all contributions required under Section 302 or 303 of ERISA have in all material respects been timely made, whether or not waived; (ii) no reportable event within the meaning of Section 4043 of ERISA for which the 30-day notice requirement has not been waived has occurred or is reasonably expected to occur in connection with the Contemplated Transactions; (iii) all premiums due to the Pension Benefit Guaranty Corporation (“PBGC”) have in all material respects been timely paid in full; (iv) the PBGC has not instituted or, to the Knowledge of the Company, threatened to institute proceedings to terminate any such Company Plan; (v) all applicable requirements of Section 204(h) of ERISA have been complied with in all material respects; and (vi) to the Knowledge of the Company, no asset of the Company or any of its Subsidiaries is subject to a lien under Section 430 of the Code or Section 4068 of ERISA.
(g) Except as would not reasonably be expected to be material to the Company and except as provided for under agreements listed on Section 3.17(a) of the Company Disclosure Letter, none of the Company or any of its Subsidiaries has any obligation to provide and, none of the Company Plans obligate the Company or any of its Subsidiaries to provide a current or former officer, director, employee or individual independent contractor (or any spouse or dependent thereof) any life insurance or medical or health benefits after his or her termination of employment or service with the Company or any of its Subsidiaries, other than as required under Part 6 of Subtitle B of Title I of ERISA, Section 4980B of the Code or any other applicable Law or under a severance arrangement providing for such benefits for no longer than eighteen (18) months following termination of employment or service.
(h) Except as required by applicable Law, set forth in Section 3.17(h) of the Company Disclosure Letter or otherwise contemplated by this Agreement, neither the execution or delivery of this Agreement, nor the consummation of the Contemplated Transactions, will, either individually or together with the occurrence of another event (including a termination of employment or service), (i) result in any material compensatory payment or benefit becoming due to any current or former officer, director, employee or other individual service provider of the Company or any of its Subsidiaries under any Company Plan or otherwise, (ii) increase or otherwise materially enhance any benefits or compensation payable to any current or former officer, director, employee or other individual service provider of the Company or any of its Subsidiaries under any Company Plan, (iii) result in the acceleration of the time of any payment or vesting of any payments or benefits to any current or former officer, director, employee or other individual service provider of the Company or any of its Subsidiaries under any Company Plan or otherwise, (iv) require the Company or any of its Subsidiaries to set aside any assets to fund any payment or benefits to any current or former officer, director, employee or other individual service provider of the Company or any of its Subsidiaries under any Company Plan or otherwise, (v) result in any forgiveness of indebtedness of any current or former officer, director, employee or other individual service provider of the Company or any of its Subsidiaries or (vi) result in the payment or retention of any compensation, benefit or other amount that, individually or in the aggregate, would reasonably be expected to constitute an “excess parachute payment” within the meaning of Section 280G of the Code or in the imposition of an excise Tax under Section 4999 of the Code.
(i) Neither the Company nor any of its Subsidiaries has any obligation to gross-up, indemnify, reimburse or otherwise make whole any current or former officer, director, employee or other individual service provider of the Company or any of its Subsidiaries for any Taxes under Section 4999 or Section 409A of the Code.
(j) Except as would not reasonably be expected to have a Company Material Adverse Effect, without limiting the generality of Section 3.17(a) through (i) above, with respect to each Company Plan that is subject to the laws of a jurisdiction other than the United States (whether or not United States law also applies) (a “Non-U.S. Plan”): (i) all Non-U.S. Plans that are required by applicable Law or the terms of the applicable Non-U.S. Plan to be funded are funded as so required, and to the extent required by applicable Law or the terms of such Non-U.S. Plan, adequate reserves have been established with respect to any Non-U.S. Plan that is not required to be funded, (ii) each Non-U.S. Plan required to be registered has been registered and has been maintained in good standing in all material respects with applicable regulatory authorities, and (iii) other than a plan or arrangement that is required by applicable Law, no Non-U.S. Plan is a defined benefit plan (as defined in ERISA, whether or not subject to ERISA).
Section 3.18. Environmental Compliance and Conditions.
(a) Except for matters that would not reasonably be expected to have a Company Material Adverse Effect:
(i) The Company and its Subsidiaries are, and since the Reference Date have been, in compliance with all applicable Environmental Laws;

(ii) The Company and each of its Subsidiaries has since the Reference Date held and currently holds, and has since the Reference Date been, and currently is, in compliance with, all Permits required under Environmental Laws to operate their business and occupy their facilities, including the Company Real Property;
(iii) Except for matters that are resolved, neither the Company nor any of its Subsidiaries has received any written claim, notice or complaint, or been subject to any Action from any Governmental Body or third party, regarding any actual or alleged violation of, or Liabilities under, Environmental Laws;
(iv) Neither the Company nor any of its Subsidiaries, nor, to the Knowledge of the Company, any third party whose Liabilities have been assumed or undertaken by the Company or its Subsidiaries, has treated, stored, disposed of, arranged for or permitted the disposal of, transported, distributed, exposed any person to, manufactured, sold, handled or released, or owned or operated any real property that is or has been contaminated by, any Hazardous Substance, in a manner that has given or would reasonably be expected to give rise to a material Liability for the Company or any of its Subsidiaries under any Environmental Laws; and
(v) Since the Reference Date and except in compliance with Environmental Laws, neither the Company, nor any Subsidiary, has designed, manufactured, installed, repaired or distributed products or other items containing asbestos.
(b) The Company has made available to Parent and Merger Sub copies of all material environmental, health or safety studies, reports or assessments, prepared since the Reference Date, related to the compliance of the Company or any of its Subsidiaries with Environmental Laws or of the environmental condition of the Company Real Property, in each case, in its possession or under its reasonable control.
Section 3.19. Employment and Labor Matters.
(a) Except as set forth on Section 3.19(a) of the Company Disclosure Letter or as is required by applicable Law, neither the Company nor any of its Subsidiaries is a party to or bound by any collective bargaining agreement or other written Contract with a Union (each, a “Labor Agreement”). Except as set forth on Section 3.19(a) of the Company Disclosure Letter or as is required by applicable Law, no employee of the Company or any of its Subsidiaries is represented by a Union with respect to his or her work with the Company or any of its Subsidiaries. Except as would not reasonably be expected to have a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries has experienced any picketing, strike, slowdown, work stoppage, lockout or material grievance or claim of unfair labor practices since the Reference Date. Except as would not reasonably be expected to have a Company Material Adverse Effect, the Company and its Subsidiaries have satisfied any requirement to obtain the consent of, or provide notice to, or to enter into any consultation with, any Union in connection with the Contemplated Transactions.
(b) Except to the extent such noncompliance would not reasonably be expected to have a Company Material Adverse Effect, as of the date of this Agreement, the Company and its Subsidiaries are, and between the Reference Date and the date of this Agreement have been, in compliance with all Laws relating to labor and employment, including all such Laws relating to wages (including minimum wage and overtime wages), discrimination, harassment, retaliation, pay equity, workers’ compensation, safety and health, immigration, work authorization, worker classification (including employee-independent contractor classification and the proper classification of employees as exempt employees and non-exempt employees), the Worker Adjustment and Retraining Notification Act and any similar foreign, state, provincial or local “mass layoff” or “plant closing” Law (“WARN”).
(c) There has been no “mass layoff” or “plant closing” (as defined by WARN) with respect to the Company or any of its Subsidiaries between the Reference Date and the date of this Agreement.
(d) Since the Reference Date, the Company and its Subsidiaries have reasonably investigated all material, non-frivolous sexual harassment, or other unlawful harassment, discrimination or retaliation allegations against their respective officers, directors or employees of which they are aware.

(e) To the Knowledge of the Company, as of the date of this Agreement, no current employee at the level of L3 or above has provided written notice to the Company or any of its Subsidiaries that such employee intends to terminate his or her employment with the Company or any of its Subsidiaries prior to the one-year anniversary of the Closing.
Section 3.20. Company Products. Except as would not reasonably be expected to have a Company Material Adverse Effect, since the Reference Date, (a) each product developed, manufactured, marketed, sold, leased or distributed by the Company or its Subsidiaries (each, a “Company Product”) has been free of defects and in conformity with all applicable contractual specifications, applicable statutory requirements and all express and implied warranties made by the Company or any of its Subsidiaries, (b) neither the Company nor its Subsidiaries has any liability for replacement or repair of any Company Product or other damages in connection therewith, (c) there has not been any recall or post-sale warning concerning any Company Product and (d) neither the Company nor any of its Subsidiaries has received any written, or, to the Knowledge of the Company, oral notice of any product liability Action by or before any Governmental Body relating to any Company Product. As of the date of this Agreement, there is not any pending, or, to the Knowledge of the Company, threatened, Actions relating to any alleged hazard or alleged defect in design, manufacture, materials or workmanship relating to any Company Product, or otherwise alleging failure of a Company Product to meet in any material respects applicable specifications, warranties or contractual commitments.
Section 3.21. Information Technology; Privacy and Data Security.
(a) Since the Reference Date, the Company and its Subsidiaries have complied in all materials respects with all applicable Privacy Laws. Since the Reference Date, the Company and its Subsidiaries have in place all required, and have complied in all material respects with (i) each of their respective, written and published policies and procedures concerning the privacy and security of Personal Information (the “Privacy Policies”) and (ii) contractual obligations of the Company and its Subsidiaries relating to privacy and data security. As of the date of this Agreement, no claims have been asserted or, to the Knowledge of the Company, threatened against the Company or its Subsidiaries by any Person alleging a violation of Privacy Laws and/or Privacy Policies.
(b) Since the Reference Date, except as would not reasonably be expected to have a Company Material Adverse Effect, the Company and its Subsidiaries have maintained commercially reasonable technical, physical, and administrative measures to protect Personal Information and other confidential information stored or processed by or on behalf of the Company or its Subsidiaries and all Company Systems. Since the Reference Date, to the Knowledge of the Company, there have been no material Data Security Breaches.
Section 3.22. Anti-Corruption Laws; Anti-Money Laundering Laws; Global Trade Laws.
(a) None of the Company, any of its Subsidiaries or any of their respective directors, officers or employees, or, to the Knowledge of the Company, any of its agents or distributors or any other Person acting on behalf of the Company or any of its Subsidiaries has at any time since the Reference Date, in any material respect, violated or is in violation of any applicable Anti-Corruption Laws, Anti-Money Laundering Laws or Global Trade Law. Without limiting the generality of the foregoing, none of the Company, any of its Subsidiaries or any of their respective directors, officers or employees, or, to the Knowledge of the Company, any of its agents or distributors or any other Person acting on behalf of the Company or any of its Subsidiaries has at any time since the Reference Date, in any material respect (i) made, offered to make, promised to make, or authorized the payment or giving of, directly or indirectly, any bribe, rebate, payoff, influence payment, kickback or other unlawful payment or gift of money or anything of value prohibited under any applicable Anti-Corruption Law; (ii) been a Sanctioned Person; or (iii) engaged in any business or dealings with a Sanctioned Country.
(b) Except with respect to the filings described in Section 3.6 and as set forth in Section 3.22(b) of the Company Disclosure Letter, none of the Company, any of its Subsidiaries or any of their respective directors, officers or employees, or, to the Knowledge of the Company, any of its agents or distributors or any Person acting on behalf of the Company or its Subsidiaries has at any time since the Reference Date (i) made a voluntary, directed or involuntary disclosure to any Governmental Body with respect to any alleged act or omission arising under or relating to noncompliance with any Anti-Corruption Law, Anti-Money Laundering Law or Global Trade Laws or (ii) received written notice that it is subject to any investigation by any

Governmental Body for violations of Anti-Corruption Laws, Anti-Money Laundering Laws or Global Trade Laws or received any notice, request or citation from any Governmental Body for any noncompliance with any Anti-Corruption Law, Anti-Money Laundering Law or Global Trade Laws.
Section 3.23. Brokerage. Other than Evercore Group L.L.C. and J.P. Morgan Securities LLC, no Person is entitled to any financial advisory fee or similar fee or commission in connection with the Contemplated Transactions based on any arrangement or agreement made by or on behalf of the Company. The Company has delivered or made available to Parent accurate and complete copies of any engagement letters pursuant to which Evercore Group L.L.C. and J.P. Morgan Securities LLC are entitled to any financial advisory fee in connection with the Contemplated Transactions.
Section 3.24. Information Supplied. The information supplied or to be supplied by the Company for inclusion in the Proxy Statement will not, at the time the Proxy Statement is first disseminated to the Company’s stockholders or at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made by the Company with respect to statements made therein based on information supplied by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference therein.
Section 3.25. No Rights Agreement. There is no stockholder rights plan, “poison pill” or similar anti-takeover agreement or plan that is as of the date hereof, or at the Effective Time shall be, applicable to the Company, the Shares or the Contemplated Transactions.
Section 3.26. Opinion. The Company Board has received a written opinion from each of Evercore Group L.L.C. and J.P. Morgan Securities LLC that, as of the date of such opinions and based upon and subject to the assumptions made, matters considered and limits on the review undertaken set forth therein, the Merger Consideration to be paid to the holders of the Company Common Stock (other than holders of (i) Shares held in the treasury of the Company or owned by the Company or any direct or indirect wholly owned Subsidiary of the Company immediately prior to the Effective Time, (ii) Shares owned by Parent, Merger Sub or any direct or indirect wholly owned Subsidiary of Parent or Merger Sub immediately prior to the Effective Time, or (iii) Dissenting Shares) pursuant to the Merger is fair, from a financial point of view, to such holders. As of the date of this Agreement, such opinion has not been withdrawn, revoked or modified.
Section 3.27. Government Contracts.
(a) Neither the Company nor any of its Subsidiaries has materially breached or violated any Law, certification, representation, clause, provision or requirement pertaining to any Government Contract nor received notice that the Company or any of its Subsidiaries (i) has materially breached or violated any Law, certification, representation, clause or provision, (ii) is in material breach of any Government Contract or Government Bid, (iii) is subject to any material cost disallowance, withhold, offset, overpayment or credit requested by or on behalf of a Governmental Body or (iv) received any small business set-aside contract, any other set-aside contract or other order or contract requiring small business or other preferred bidder status.
(b) Except as would not reasonably be expected to have a Company Material Adverse Effect, to the Knowledge of the Company, (i) all representations, certifications and statements executed, acknowledged or submitted by or on behalf of the Company or any of its Subsidiaries to a Governmental Body or any other Person in connection with any Government Contract within the last three (3) years were current, accurate and complete as of its effective date, and the Company and (ii) each of its Subsidiaries has provided any reasonably required updates to such representations, certifications and statements.
(c) All invoices and claims submitted for payment, reimbursement or adjustment submitted by the Company or any of its Subsidiaries were current, accurate and complete in all material respects as of its submission dates.
(d) Neither the Company nor any of its Subsidiaries has, nor to the Knowledge of the Company, any of their respective officers, senior management or employees, been debarred, suspended or excluded from participation in the award or performance of any Government Contract for any reason nor has any debarment, suspension or exclusion investigation been formally initiated or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, nor to the Knowledge of the Company, any of their respective officers, senior management or employees.

(e) Neither the Company nor any of its Subsidiaries, nor any of their respective officers, or senior management is, or within the last three (3) years has been, under or subject to any material administrative, civil or criminal investigation, indictment, information lawsuit, subpoena, document request, administrative proceeding or audit, other than audits in the ordinary course, involving or related to the Company or any of its Subsidiaries with respect to an alleged or potential violation of any material requirement, regulation or Law pertaining to any Government Contract or Government Bid.
(f) Within the last three (3) years, other than in the ordinary course of business, neither the Company nor any of its Subsidiaries has conducted or initiated any internal investigation, made a voluntary or been obligated to provide a material mandatory disclosure to any Governmental Body with respect to any alleged or potential irregularity, misstatement or omission arising under or relating to a Government Contract or Government Bid.
(g) To the Knowledge of the Company, there are no outstanding or unsettled allegations of fraud, false claims or overpayments nor any investigations or audits by any Governmental Body with regard to any of the Company’s or any of its Subsidiaries’ Government Contracts.
(h) The Company and each of its Subsidiaries have complied in all material respects with (i) the U.S. Department of Defense requirements for cyber incident reporting and (ii) all regulations and contract terms implementing § 889 of the National Defense Authorization Act for Fiscal Year 2019.
Section 3.28. No Other Representations and Warranties. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN ARTICLE III OF THIS AGREEMENT (AS MODIFIED BY THE COMPANY DISCLOSURE LETTER) AND IN ANY CERTIFICATES REQUIRED TO BE DELIVERED PURSUANT TO THIS AGREEMENT, THE COMPANY MAKES NO EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY AND THE COMPANY HEREBY DISCLAIMS ANY SUCH REPRESENTATION OR WARRANTY. IN CONNECTION WITH PARENT’S INVESTIGATION OF THE COMPANY, PARENT MAY HAVE RECEIVED FROM OR ON BEHALF OF THE COMPANY CERTAIN PROJECTIONS. THE COMPANY MAKES NO REPRESENTATIONS OR WARRANTIES WHATSOEVER WITH RESPECT TO ESTIMATES, PROJECTIONS AND OTHER FORECASTS AND PLANS (INCLUDING THE REASONABLENESS OF THE ASSUMPTIONS UNDERLYING ESTIMATES, PROJECTIONS AND FORECASTS). THE COMPANY, ON BEHALF OF ITSELF AND ITS SUBSIDIARIES, ACKNOWLEDGES AND AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN ARTICLE IV OR IN ANY CERTIFICATES REQUIRED TO BE DELIVERED PURSUANT TO THIS AGREEMENT, IT IS NOT ACTING (INCLUDING, AS APPLICABLE, BY ENTERING INTO THIS AGREEMENT OR CONSUMMATING THE MERGER) IN RELIANCE ON: (A) ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, BY PARENT OR MERGER SUB; (B) ANY ESTIMATE, PROJECTION, PREDICTION, DATA, FINANCIAL INFORMATION, MEMORANDUM, PRESENTATION OR OTHER MATERIALS OR INFORMATION PROVIDED OR ADDRESSED TO THE COMPANY OR ANY OF ITS AFFILIATES OR REPRESENTATIVES, IN CONNECTION WITH PRESENTATIONS BY OR DISCUSSIONS WITH PARENT’S MANAGEMENT WHETHER PRIOR TO OR AFTER THE DATE OF THIS AGREEMENT OR IN ANY OTHER FORUM OR SETTING; OR (C) THE ACCURACY OR COMPLETENESS OF ANY OTHER REPRESENTATION, WARRANTY, ESTIMATE, PROJECTION, PREDICTION, DATA, FINANCIAL INFORMATION, MEMORANDUM, PRESENTATION OR OTHER MATERIALS OR INFORMATION.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES
OF PARENT AND MERGER SUB
Parent and Merger Sub, jointly and severally, hereby represent and warrant to the Company as follows:
Section 4.1. Organization and Corporate Power. Each of Parent and Merger Sub is validly existing and in good standing under the Laws of the jurisdiction in which it was organized. Each of Parent and Merger Sub has all requisite corporate or similar power and authority and all Permits necessary to own, lease and operate its properties and assets, and to carry on its business as it is now being conducted, except where the failure to hold such authorizations, licenses and Permits would not have a Parent Material Adverse Effect. Parent owns beneficially and of record all of the outstanding capital stock of Merger Sub free and clear of all Liens.
Section 4.2. Authorization; Valid and Binding Agreement. Each of Parent and Merger Sub has all requisite corporate power and authority to enter into, execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger. No other corporate action pursuant to the Laws of the jurisdictions in which Parent or Merger Sub is organized, on the part of Parent and Merger Sub, is necessary to authorize this Agreement. Each of Parent and Merger Sub has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by the Company, this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms except as enforcement may be limited by the Enforceability Exceptions.
Section 4.3. No Breach. The execution, delivery and performance of this Agreement by Parent and Merger Sub, and the consummation of the Merger, do not (a) conflict with or violate their respective certificates of incorporation or bylaws (or similar governing documents), (b) assuming all consents, approvals, authorizations and other actions described in Section 4.4 have been obtained, and all filings and obligations described in Section 4.4 have been made, conflict with or violate any Law or order, judgment or decree to which Parent, Merger Sub, either of their Subsidiaries or any of their properties or assets is subject or (c) conflict with or result in any breach of, constitute (with or without notice of or lapse of time or both) a default under, result in a violation of, give rise to a right of termination, modification, cancellation or acceleration under any Contract to which Parent, Merger Sub or any other Subsidiary of Parent is a party, or result in the creation of any Lien upon the properties or assets of the Parent, Merger Sub or any other Subsidiary of Parent, with such exceptions, in the case of each of clauses (b) and (c) above, as would not have a Parent Material Adverse Effect.
Section 4.4. Consents. Except for (a) the applicable requirements of the HSR Act and any Foreign Regulatory Approvals, (b) applicable requirements of the Exchange Act, (c) any filings required by Nasdaq or the NYSE and (d) the filing of the Certificate of Merger, Parent and Merger Sub are not required to submit any notice, report or other filing with any Governmental Body in connection with the execution, delivery or performance by it of this Agreement or the consummation of the Contemplated Transactions. Other than as stated above, no consent, approval or authorization of any Governmental Body is required to be obtained by the Parent or Merger Sub in connection with its execution, delivery and performance of this Agreement or the consummation of the Contemplated Transactions, except for those consents, approvals or authorizations the failure of which to obtain would not reasonably be expected to have a Parent Material Adverse Effect.
Section 4.5. Litigation. As of the date of this Agreement, there are no proceedings pending or, to the Knowledge of Parent or Merger Sub, threatened in writing against Parent or any of its Subsidiaries that seeks to enjoin the Merger or the other Contemplated Transactions, other than any such proceedings that have not had and would not have a Parent Material Adverse Effect.
Section 4.6. Information Supplied. The information supplied or to be supplied by Parent or Merger Sub for inclusion in the Proxy Statement will not, at the time the Proxy Statement is first disseminated to the Company’s stockholders or at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made by Parent or Merger Sub with respect to statements made therein based on information supplied by or on behalf of the Company for inclusion or incorporation by reference therein.
Section 4.7. Brokerage. Other than Citibank, N.A., no Person is entitled to any financial advisory fee or similar fee or commission in connection with the Contemplated Transactions based on any arrangement or agreement made by or on behalf of Parent or Merger Sub.
Section 4.8. Capitalization and Operations of Merger Sub. All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned, directly or indirectly, by Parent. Merger Sub has been formed solely for the purpose of engaging in the Contemplated Transactions and has engaged in no business activities and will have incurred no liabilities or obligations except as contemplated by this Agreement or incident to its formation.
Section 4.9. Ownership of Shares. Neither Parent nor Merger Sub, nor any of their affiliates or associates (each, as defined in Section 203 of the DGCL), is, or at any time during the last three (3) years has Parent or Merger Sub or any of their affiliates or associates been, an “interested stockholder” of the Company as defined in Section 203 of the DGCL. Neither Parent nor Merger Sub, nor any of their affiliates and associates, beneficially owns any Shares or other securities of the Company or any options, warrants or other rights to acquire any economic interest in, the Company. Neither Parent nor Merger Sub nor any of their Affiliates are an Affiliate of the Company within the meaning of that term under the U.S. federal securities Laws.

Section 4.10.  Vote/Approval Required. No vote or consent of the holders of any class or series of capital stock of Parent is necessary to approve the Merger. The vote or consent of Parent as the sole stockholder of Merger Sub is the only vote or consent of the holders of any class or series of capital stock of Merger Sub necessary to approve this Agreement or the Merger.
Section 4.11. Solvency. Assuming the satisfaction or waiver of the conditions set forth in Section 6.1 and Section 6.2 of this Agreement, and immediately after giving effect to the Contemplated Transactions, Parent and each of its Subsidiaries will be solvent. As used in this paragraph, the term “solvent” means with respect to Parent and its Subsidiaries, as of any date of determination, that Parent and its Subsidiaries (a) has not incurred, and does not intend to incur, debts beyond their respective ability to pay such debt as they mature, (b) own assets which have a fair saleable value greater than the amounts required to pay their respective debts (including a reasonable estimate of the amount of all contingent liabilities) and (c) will not have unreasonably small capital to carry on their respective businesses. No transfer of property is being made and no obligation is being incurred in connection with the Contemplated Transactions with the intent to hinder, delay or defraud either present or future creditors of Parent.
Section 4.12. Investigation by Parent and Merger Sub; Disclaimer of Reliance.
(a) Each of Parent and Merger Sub (i) is a sophisticated purchaser and has made its own inquiry and investigation into, and based thereon has formed an independent judgment concerning, the businesses, assets, condition, operations, and prospects of the Company and its Subsidiaries, (ii) has been furnished with or given adequate access to such information about the Company and its Subsidiaries as it has requested, (iii) to the extent it has deemed appropriate, has addressed in this Agreement any and all matters arising out of its investigation and the information provided to it and (iv) in determining to proceed with the Contemplated Transactions has not relied on any statements or information other than the representations and warranties set forth in Article III of this Agreement or in any certificates or documents delivered in connection with this Agreement. Each of Parent and Merger Sub acknowledges that neither the Company nor any of its Subsidiaries, nor any of their respective Affiliates or Representatives, have made, nor will any of them be deemed to have made (and nor has Parent or Merger Sub or any of their respective Affiliates or Representatives relied upon) any representation, warranty, covenant or agreement, express or implied, with respect to the Company and its Subsidiaries, the businesses, assets, condition, operations and prospects of the Company and its Subsidiaries, or the Contemplated Transactions, other than those expressly set forth in Article III of this Agreement. Without limiting in any respect the representations and warranties set forth in Article III of this Agreement or in any certificates or documents delivered in connection with this Agreement, each of Parent and Merger Sub acknowledges and agrees that neither the Company nor its Subsidiaries nor any other Person (including any officer, director, member or partner of the Company or any of its Subsidiaries or any of their respective Affiliates) will have or be subject to any liability to Parent, Merger Sub or any other Person, resulting from Parent’s or Merger Sub’s use of any information, documents or material made available to Parent, Merger Sub or their Representatives in any “data rooms,” management presentations, due diligence or in any other form in expectation of the Contemplated Transactions. Each of Parent and Merger Sub acknowledges and agrees that, except for the representations and warranties contained in Article III, the assets and the business of the Company and its Subsidiaries are being transferred on a “where is” and, as to condition, “as is” basis. Each of Parent and Merger Sub acknowledges (A) that it is an informed and sophisticated Person, and has engaged advisors experienced in the evaluation and purchase of companies such as the Company and its Subsidiaries as contemplated hereunder and (B) has had the opportunity to negotiate the terms and conditions of this Agreement and the Contemplated Transactions and that the representations and warranties in this Agreement cover all of the material topics on which it is making its decision to proceed with the consummation of the Contemplated Transactions.
(b) In connection with Parent’s and Merger Sub’s investigation of the Company, each of Parent and Merger Sub may have received from the Company and its Representatives certain projections and other forecasts and certain business plan information of the Company and its Subsidiaries. Each of Parent and Merger Sub acknowledges that there are uncertainties inherent in attempting to make such projections and other forecasts and plans and accordingly is not relying on them, that each of Parent and Merger Sub is familiar with such uncertainties, that each of Parent and Merger Sub is taking responsibility for making its own evaluation of the adequacy and accuracy of all projections and other forecasts and plans so furnished to it, and that each of Parent, Merger Sub and their Representatives will have no claim against any Person with respect thereto. Accordingly, each of Parent and Merger Sub acknowledges that, without limiting the generality of this Section 4.12(b), neither the Company nor any Person acting on behalf of the Company has made any representation or warranty with respect to such projections and other forecasts and plans.
Section 4.13. Other Agreements. Parent and Merger Sub have disclosed to the Company all contracts, agreements or understandings (and, with respect to those that are written, Parent and Merger Sub has furnished to the Company correct and complete copies thereof) between or among Parent, Merger Sub or any Affiliate of Parent, on the one hand, and any member of the Company Board or officers or employees of the Company or its Subsidiaries, on the other hand.
Section 4.14. Financing.
(a) As of the date hereof, Parent has delivered to the Company a true, complete and correct copy of the fully executed debt commitment letter, together with the related fee letter referenced therein (in the case of the fee letter, redacted solely for provisions related to the amount or percentage basis points of fees, “flex” terms and other commercially sensitive economic terms, none of which could affect the conditionality, enforceability, availability, termination or aggregate principal amount of the Debt Financing to be funded for the Contemplated Transactions (other than through the operation of additional original issue discount or additional upfront fees imposed pursuant to “flex” terms that would not reduce the net proceeds of the Debt Financing below the amount, together with the aggregate committed amount of the Equity Financing (including any increase in the aggregate committed amount of the Equity Financing after the date of this Agreement), necessary to fund the Required Funding Amount), in each case, as contemplated by such Debt Commitment Letters, in any respect), dated as of the date of this Agreement, by and among the Debt Financing Sources party thereto and Parent or Merger Sub, providing for debt financing as described therein (together with all exhibits, schedules and annexes thereto, the “Debt Commitment Letter”), pursuant to which, upon the terms and subject to the conditions set forth therein, the Debt Financing Sources party thereto have agreed to lend the amounts set forth therein (the “Debt Financing”).
(b) Parent has delivered to the Company a true, complete and correct copy of the fully executed equity commitment letter dated as of the date of this Agreement (together with all exhibits, schedules and annexes thereto, the “Equity Commitment Letter” and, together with the Debt Commitment Letter, the “Commitment Letters”), by and between Parent Sponsor and Parent, pursuant to which, upon the terms and subject to conditions set forth therein, Parent Sponsor has agreed to invest in Parent the amounts set forth therein (the “Equity Financing” and, together with the Debt Financing, the “Financing”). The Equity Commitment Letter provides that the Company is an express third-party beneficiary of, and is entitled to enforce, the Equity Commitment Letter in connection with the Company’s exercise of its rights under Section 8.13.
(c) As of the date hereof, the Commitment Letters are in full force and effect and constitute the valid, binding and enforceable obligation of Parent or Merger Sub and Parent Sponsor, as applicable, and, to the Knowledge of Parent and Merger Sub, the other parties thereto, enforceable in accordance with their respective terms, except as enforcement may be limited by the Enforceability Exceptions. As of the date hereof, there are no conditions precedent related to the funding of the full amount of the Debt Financing or Equity Financing, as applicable, other than the conditions precedent expressly set forth in the applicable Commitment Letter. The Commitment Letters have not been amended or modified in any manner prior to the date of this Agreement, and the respective commitments contained therein have not been terminated, reduced, withdrawn or rescinded in any respect prior to the date of this Agreement, and, except as expressly permitted under Section 5.16(b), assuming the satisfaction of the conditions set forth in Section 6.1 and Section 6.2, no such termination, reduction, withdrawal or rescission is contemplated by Parent or Merger Sub or Parent Sponsor or, to the Knowledge of Parent and Merger Sub, any other party thereto. As of the date hereof, neither Parent nor Merger Sub is in default of or breach under the terms and conditions of any of the Commitment Letters, and, assuming the satisfaction of the conditions set forth in Section 6.1 and Section 6.2, no event has occurred that, with or without notice, lapse of time or both would be expected to constitute a default or breach or a failure to satisfy a condition under the terms and conditions of any of the Commitment Letters.
(d) As of the date hereof, assuming the satisfaction of the conditions set forth in Section 6.1 and Section 6.2, each of Parent and Merger Sub has no reason to believe that (i) any of the conditions precedent expressly set forth in the Commitment Letters will not be satisfied on or prior to the Closing Date or (ii) the Financing in the aggregate amounts contemplated by the Commitment Letters will not be available to Parent and

Merger Sub on the Closing Date. Each of Parent and Merger Sub acknowledges that Parent’s obligations under this Agreement are not subject to any conditions regarding Parent’s, Merger Sub’s, their Affiliates’, or any other Person’s (including, for the avoidance of doubt, the Company or any of its Subsidiaries) ability to obtain the Equity Financing or Debt Financing for the consummation of the Contemplated Transactions.
(e) There are no side letters, understandings or other agreements or arrangements of any kind relating to any of the Commitment Letters or the Financing that could affect the availability or amount of the Financing contemplated by the Commitment Letters in any respect. Parent, Merger Sub or an Affiliate of Parent or Merger Sub on its behalf has fully paid any and all commitments or other fees and amounts required by the Commitment Letters to be paid on or prior to the date of this Agreement.
(f) The Financing, when funded in accordance with the Commitment Letters (including after giving effect to any “flex” provisions), will provide Parent or Merger Sub with cash proceeds on the Closing Date sufficient to enable Parent and Merger Sub to perform all of their payment obligations under this Agreement at the Closing, including to (i) deliver the aggregate Merger Consideration and all other amounts required to be paid under Article II, (ii) pay any fees and expenses required to be made by or on behalf of Parent or Merger Sub at Closing, and (iii) repay or refinance any outstanding Indebtedness of Parent or Merger Sub or the Company and its Subsidiaries to the extent required in connection with the transactions described in this Agreement or the Commitment Letters (such amount, the “Required Funding Amount”). As of the date hereof, assuming the satisfaction of the conditions set forth in Section 6.1 and Section 6.2, each of Parent and Merger Sub has no reason to believe that the representations and warranties contained in the immediately preceding sentence will not be true at and as of the Closing Date. Notwithstanding anything elsewhere in this Agreement to the contrary, in no event shall the receipt or availability of any funds or financing (including the Financing contemplated by the Commitment Letters) by or to Parent, Merger Sub or any of their respective Affiliates or any other financing transaction be a condition to any of the obligations of Parent or Merger Sub hereunder.
Section 4.15. Guaranty. Concurrently with the execution of this Agreement, Parent Sponsor has delivered to the Company a true, complete and correct copy of the executed Guaranty. The Guaranty is in full force and effect and constitutes the valid, binding and enforceable obligation of Parent Sponsor in favor of the Company, enforceable by the Company in accordance with its terms, except as enforcement may be limited by the Enforceability Exceptions. Parent Sponsor is not in default of or breach under any of the terms or conditions of the Guaranty, and no event has occurred that, with or without notice, lapse of time or both, would or would reasonably be expected to constitute a default of on the part of Parent Sponsor under the Guaranty.
Section 4.16. CFIUS. Neither Parent nor Merger Sub is a “foreign person,” as that term is defined in the Defense Production Act of 1950, and all implementing regulations thereof.
Section 4.17. No Other Representations and Warranties. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN ARTICLE IV OF THIS AGREEMENT AND IN ANY CERTIFICATES REQUIRED TO BE DELIVERED PURSUANT TO THIS AGREEMENT, PARENT AND MERGER SUB MAKE NO EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY, AND PARENT AND MERGER SUB HEREBY DISCLAIM ANY SUCH REPRESENTATION OR WARRANTY.
ARTICLE V
COVENANTS
Section 5.1. Covenants of the Company.
(a) Except (i) as set forth in Section 5.1(a) of the Company Disclosure Letter, (ii) as required by applicable Law, (iii) as expressly permitted or contemplated by this Agreement, (iv) as necessary in response to Health Measures to protect the health and safety of the Company’s and its Subsidiaries’ customers, suppliers, partners, employees, licensors, licensees, distributors and others having business dealings with the Company and its Subsidiaries (provided that the Company has consulted with Parent in advance (to the extent reasonably practicable) and considered in good faith any recommendations of Parent) or (v) with the prior written consent of Parent (which consent will not be unreasonably delayed, withheld or conditioned), from the date of this Agreement until the earlier of the Effective Time or the date this Agreement is terminated pursuant to Article VII (the “Pre-Closing Period”), the Company shall, and shall cause its Subsidiaries to, use commercially reasonable efforts to (A) carry on its business in the ordinary course of business, (B) preserve intact its current business organization, and (C) preserve its relationships with customers, suppliers, partners, licensors, licensees, distributors and others having business dealings with it with the intention that its goodwill and ongoing business will not be materially impaired on the Closing Date. Any action, the subject matter of which is addressed in Section 5.1(b), below, will be deemed compliant with Section 5.1(a) if compliant with Section 5.1(b).
(b) Without limiting the generality of Section 5.1(a), during the Pre-Closing Period and except (i) as set forth in Section 5.1(b) of the Company Disclosure Letter, (ii) as required by applicable Law or (iii) as expressly permitted or contemplated by this Agreement, the Company shall not and shall not permit any of its Subsidiaries, without the prior written consent of Parent (which consent will not be unreasonably delayed, withheld or conditioned):
(i)  (A) declare, set aside or pay any dividends on or make other distributions (whether in cash, stock or property) in respect of any of its capital stock or shares or (B) directly or indirectly redeem, repurchase or otherwise acquire any shares of its capital stock or any Company Stock Option or Company Equity Award except, in each case (1) for the declaration and payment of dividends or distributions by a direct or indirect wholly owned Subsidiary of the Company solely to its parent, (2) as a result of net share settlement of any Company Stock Option or Company Equity Award or to satisfy the exercise price or withholding Tax obligations in respect of any Company Stock Option or Company Equity Award or (3) any forfeitures of any Company Stock Options or Company Equity Award;
(ii) grant, issue, sell, pledge, dispose of or otherwise encumber, or authorize the issuance, sale, pledge, disposition or other encumbrance of, (A) any shares of capital stock or other ownership interest in the Company or any of its Subsidiaries, (B) any securities convertible into or exchangeable or exercisable for any such shares or ownership interest, (C) any phantom equity or similar contractual rights or (D) any rights, warrants, options, stock appreciation rights, restricted stock, stock units or other equity or equity-based compensation to acquire or with respect to any such shares of capital stock, ownership interest or convertible or exchangeable securities except, in each case: (1) for issuances required by the terms of the Company Stock Options and Company Equity Awards outstanding on the date of this Agreement or issued in accordance with the terms of this Agreement or (2) for transactions solely between or among the Company and its wholly owned Subsidiaries;
(iii) except as required by applicable Law or, solely with respect to clauses (A) and (C), the terms of a Company Plan set forth on Section 3.17(a) of the Company Disclosure Letter or another immaterial Company Plan that is not required to be listed on Section 3.17(a) of the Company Disclosure Letter, (A) increase, accelerate the funding, payment or vesting of, the wages, salary or other compensation or benefits with respect to any of the Company’s or any of its Subsidiaries’ directors, officers, employees or other individual service providers, (B) grant any cash or any equity or equity-based incentive award or any other bonus, retention, change in control, transaction, severance or similar compensation payable to any of the Company’s or any of its Subsidiaries’ directors, officers, or employees or other individual service providers, or (C) establish, adopt, enter into, amend in any material respect or terminate any material Company Plan or any other material benefit or compensation plan, policy, program, contract, agreement or arrangement that would be a Company Plan if in effect on the date hereof;
(iv) (A) modify, extend, adopt, enter into, amend in any material respect or terminate any Labor Agreement; (B) recognize or certify any Union as the bargaining representative for any employees of the Company or its Subsidiaries; or (C) implement or announce any employee layoffs, furloughs, reductions in force, plant closings, material reductions in compensation or other similar actions that would reasonably be expected to implicate WARN;
(v) (A) hire any employees or other individual service providers for the Company or any of its Subsidiaries whose annual base compensation would exceed $200,000 or (B) terminate (other than for cause) any employee or individual service provider of the Company or any of its Subsidiaries whose annual base compensation exceeds $200,000;
(vi) amend any of the Company Organizational Document or amend in any material respect the comparable charter or organization documents of any of its Subsidiaries, adopt a shareholders’ rights plan or enter into any agreement with respect to the voting of its capital stock;
(vii) effect a recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction or authorize the issuance of any other securities in respect of, in lieu of, or in substitution for shares of its capital stock;

(viii) adopt a plan of complete or partial liquidation, dissolution, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries;
(ix) subject to clause (x), make any capital expenditures that are individually or in the aggregate in excess of $1,500,000 above amounts indicated in the capital expenditure budget set forth in Section 5.1(b)(ix) of the Company Disclosure Letter;
(x) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the material assets of any business or any corporation, partnership, joint venture, association or other business organization or division thereof, or otherwise acquire or agree to acquire any equity interest in or material assets of any other Person, except for the purchase of materials from suppliers or vendors in the ordinary course of business or in individual transactions involving less than $2,000,000 in assets in the aggregate;
(xi) except with respect to any intercompany arrangements, (A) incur any Indebtedness, except for (1) Indebtedness incurred under the Credit Agreement for working capital purposes in an outstanding principal amount not greater than $10,000,000 in the aggregate or (2) capital leases, purchase money financing for personal property, equipment financing and letters of credit in the ordinary course of business consistent with past practice; (B) make any loans or advances to any Person that is not a Subsidiary of the Company (except for extensions of credit to customers in the ordinary course of business and advances to directors, officers and other employees for travel and other business-related expenses, in each case, in the ordinary course of business and in compliance in all material respects with the Company’s or its Subsidiaries’ policies related thereto); or (C) make any capital contributions to, or investments in, any Person that is not a Subsidiary of the Company;
(xii) sell, transfer, license, sublicense, assign, mortgage, encumber or otherwise abandon, withdraw or dispose of (A) any tangible assets with a fair market value in excess of $200,000 in the aggregate or (B) any material Owned Intellectual Property except, in the case of clause (B), (1) in the ordinary course of business, (2) with respect to non-exclusive licenses granted in the ordinary course of business or (3) abandonment or disposition of assets at the end of their useful life or statutory term in the ordinary course of business;
(xiii) commence, pay, discharge, settle, compromise or satisfy any Action that is unrelated to the Contemplated Transactions (A) for monetary consideration in excess of $1,500,000 in the aggregate, (B) that would impose any material non-monetary obligations on the Company or its Subsidiaries that would continue after the Effective Time or (C) that does not relate to any actual or potential violation of any criminal Law;
(xiv) change its fiscal year, revalue any of its material assets or change any of its material financial, actuarial, reserving or Tax accounting methods or practices in any respect, except as required by GAAP or Law;
(xv) (A) make, change or revoke any material Tax election with respect to the Company or any of its Subsidiaries, (B) file any material amended Tax Return, (C) extend or waive the application of any statute of limitations regarding the assessment or collection of any material Tax with respect to the Company or any of its Subsidiaries, (D) settle or compromise any material Tax liability with respect to the Company or any of its Subsidiaries or enter into a material closing agreement, or (E) surrender any right to claim a material Tax refund or credit, except, in each case, as required by applicable Law;
(xvi) waive, release or assign any material rights or claims under, or enter into, renew, affirmatively determine not to renew, materially amend, materially modify, terminate, cancel, exercise any options or rights of first offer or refusal under or terminate, any Company Material Contract, material Company Real Property lease or any Contract that would be a Company Material Contract if in existence on the date hereof;
(xvii) abandon, withdraw, terminate, suspend, abrogate, amend or modify in any material respect any Company Permits in a manner adverse to the business of the Company and its Subsidiaries;

(xviii) cancel, materially reduce, terminate or fail to maintain in effect without replacing material insurance policies covering the Company and its Subsidiaries and their respective properties, assets and businesses;
(xix) materially waive or release any noncompetition, nonsolicitation, nondisclosure, noninterference, nondisparagement or other analogous restrictive covenant obligation of any current or former officer, director or employee of the Company or its Subsidiaries;
(xx) engage in any sale-leaseback or similar transaction with respect to the Company Owned Real Property;
(xxi) conduct business or operations in Russia, including selling or delivering the Company’s products into Russia or seeking exemptions to Sanctions for any business with Russia;
(xxii) engage in any transaction with, or enter into any agreement, arrangement or understanding with, any Affiliate of the Company or other Person covered by Item 404 of Regulation S-K promulgated by the SEC, in each case, that would be required to be disclosed pursuant to Item 404; or
(xxiii) authorize, agree or commit to take any of the actions described in clauses (i) through (xxii) of this Section 5.1(b).
Section 5.2. Access to Information; Confidentiality.
(a) From and after the date of this Agreement until the earlier of the Effective Time and the termination of this Agreement in accordance with its terms, the Company shall, and shall cause its Subsidiaries to, use commercially reasonable efforts, upon reasonable advance notice and subject to any governmental restrictions or recommendations, (i) give Parent and Merger Sub and their respective Representatives reasonable access during normal business hours (under the supervision of appropriate personnel and in a manner that does not unreasonably interfere with the normal operations of the business of the Company) to relevant employees, Representatives, assets and facilities and to relevant books, contracts, work papers and records of the Company and its Subsidiaries, and provide copies of such books, contracts, work papers and records of the Company and its Subsidiaries, in each case, to the extent reasonably requested by Parent or Merger Sub, (ii) permit Parent and Merger Sub to make such non-invasive inspections as they may reasonably request, (iii) furnish Parent and Merger Sub with such financial and operating data and other information with respect to the business, properties, and personnel of the Company as Parent or Merger Sub may from time to time reasonably request and (iv) use commercially reasonable efforts to facilitate site visits by Parent or any of its Representatives at any facility of a third-party contract manufacturer of the Company or any of its Subsidiaries; provided that any such access shall be afforded and any such information shall be furnished at Parent’s expense and provided, further, that the purpose of any such access, in the case of clause (i), or any such request, in the case of clauses (ii) through (iv), will be limited to reasonable business purposes, including the planning of any restructuring, post-closing operations or the integration of the Company, its Subsidiaries, and their respective businesses, on the one hand, with Parent, Parent’s Subsidiaries, and their respective businesses, on the other hand, as well as in connection with the review of financial statements, Taxes, any potential Action or investigation by or before a Governmental Body (including in connection with matters covered under Section 5.14 and SEC or other Governmental Body reporting obligations).
(b) Information obtained by Parent or Merger Sub pursuant to Section 5.2(a) will constitute “Confidential Information” under the Confidentiality Agreement and will be subject to the provisions of the Confidentiality Agreement, with such Confidentiality Agreement hereby amended to limit the permitted use of any information supplied pursuant to Section 5.2(a) to the purpose specified herein.
(c) Nothing in this Section 5.2(a) requires the Company to permit any inspection, or to disclose any information, to the extent (i) the provision of such information violates any of its or its Affiliates’ respective obligations with respect to confidentiality under any applicable Contract or Law (so long as the Company has reasonably cooperated with Parent and used commercially reasonable efforts to permit disclosure to the extent permitted by such Contract or Law), (ii) such information relates to the applicable portions of minutes of the meetings of the Company Board (including any presentations or other materials prepared by or for the Company Board) where the Company Board discussed the Contemplated Transactions or any similar transaction involving the sale of the Company, or a material portion of its assets, to, or combination of the Company with, any Person, any Acquisition Proposal or any Intervening Event, (iii) such inspection or disclosure would reasonably be expected to conflict with applicable Contracts or Laws (so long as the Company has reasonably cooperated with Parent and used commercially reasonable efforts to permit disclosure to the extent permitted by such Contract or Law), or (iv) that affording such access or furnishing such information would result in loss of legal protection, including the attorney-client privilege and work product doctrine (so long as the Company has reasonably cooperated with Parent and used commercially reasonable efforts to permit disclosure to the extent it would not result in loss of such legal protection). Notwithstanding anything to the contrary herein, the Company may satisfy its obligations set forth above by electronic means if physical access is not reasonably feasible or would not be permitted under applicable Law (including as a result of COVID-19 or any Health Measures).
(d) Notwithstanding anything to the contrary herein, the Company may satisfy its obligations set forth above by electronic means if physical access is not feasible or would not be permitted under applicable Law (including as a result of COVID-19 or any Health Measures).
Section 5.3. Acquisition Proposals.
(a) The Company shall not, shall cause its Subsidiaries, directors and officers not to, and shall not authorize or direct its Representatives to: (i) initiate, solicit, or knowingly encourage or knowingly facilitate the submission of any Acquisition Proposal, (ii) engage in negotiations with respect to any Acquisition Proposal, (iii) provide any non-public information or afford access to the physical properties of the Company or any of its Subsidiaries, in each case, to any Person or host any meeting (including by telephone or videoconference) with any Person (in each case, other than Parent, Merger Sub, or any designees of Parent or Merger Sub) in connection with, or for the purpose of knowingly encouraging or facilitating, an Acquisition Proposal, or (iv) in connection with any Acquisition Proposal, grant any waiver, amendment or release of or under, or fail to enforce, any confidentiality agreement (other than any standstill or similar provision), in each case, in a manner favorable to the counterparty thereto, or (v) enter into any letter of intent, Contract or agreement in principle with respect to an Acquisition Proposal. The Company shall, and shall cause its Subsidiaries to, and shall instruct its Representatives to, immediately cease any solicitation, discussions, or negotiations with any Person (other than Parent, Merger Sub, or any designees of Parent or Merger Sub) with respect to any Acquisition Proposal (or any such inquiry, proposal or offer), and, promptly (but in no event later than forty-eight (48) hours following the date of this Agreement) shall request the return or destruction of all confidential information provided by or on behalf of the Company or its Subsidiaries to any such Person and terminate access to any physical or electronic data rooms relating to a possible Acquisition Proposal. Notwithstanding the foregoing, the Company and its Representatives may (A) seek to clarify and understand the terms and conditions of any inquiry or proposal made by any Person solely to determine whether such inquiry or proposal constitutes an Acquisition Proposal and (B) inform a Person that has made or to the Knowledge of the Company, is considering making, following the date hereof, an Acquisition Proposal of the provisions of this Section 5.3.
(b) Notwithstanding Section 5.3(a) or any other provision of this Agreement, if at any time following the date of this Agreement and until the Company’s receipt of the Requisite Stockholder Approval, (i) the Company has received a bona fide (as reasonably determined in good faith by the Company Board) written Acquisition Proposal that did not result from a material breach of this Section 5.3 and (ii) the Company Board or a committee thereof determines in good faith, after consultation with outside legal counsel and financial advisors, that such Acquisition Proposal constitutes or is reasonably likely to lead to or result in a Superior Proposal and that failure to take such action would reasonably be expected to be inconsistent with the fiduciary duties of the Company under applicable Law, then the Company may (A) furnish information with respect to the Company and its Subsidiaries to the Person making such Acquisition Proposal and its Representatives and (B) participate in discussions or negotiations with such Person and its Representatives regarding such Acquisition Proposal; provided that (1) the Company shall not, shall cause its Subsidiaries not to, and shall not authorize or direct its Representatives to disclose such information to, or participate in such discussions or negotiations with, such Person unless the Company (I) has entered into a confidentiality agreement prior to the date of this Agreement with such Person in connection with the Company’s strategic review process that was publicly announced on March 14, 2022 and which was reviewed by outside counsel prior to execution, or (II) enters into a customary confidentiality agreement with such Person following the date of this Agreement, in the case of clause (II), (x) with terms governing confidentiality that, taken as a whole, are not materially less restrictive to the other Person than those contained in the Confidentiality Agreement (except that any such confidentiality agreement need not contain a standstill or similar provision), and (y) that does not prevent the Company from providing any information to Parent and Merger Sub to the extent required by this Agreement; provided that any competitively sensitive information or data provided to any such Person pursuant to such confidentiality agreement who is, or whose Affiliates include, a competitor, supplier or customer of the Company or any of its Subsidiaries will be provided in a separate “clean data room” and subject to customary “clean team” arrangements regarding access to such information or data and (2) the Company shall, as promptly as reasonably practicable, and in any event within one (1) Business Day, provide or make available to Parent any material non-public information concerning the Company or its Subsidiaries provided or made available to such other Person that was not previously provided or made available to Parent and Merger Sub.
(c) The Company shall promptly (and in any event within forty-eight (48) hours) notify Parent in writing of the receipt by the Company of any Acquisition Proposal or written indication by any Person that it is considering making an Acquisition Proposal, including the identity of the Person or group of Persons making such Acquisition Proposal. The Company shall (i) promptly (and in any event within such forty-eight (48) hour period) provide Parent in all material respects with a copy of the applicable written Acquisition Proposal (or, if oral, with a summary of the material terms and conditions of any such Acquisition Proposal, including, for the avoidance of doubt, the form and amount of consideration and proposed financing arrangements), and (ii) use reasonable best efforts to keep Parent reasonably informed of any material developments regarding any Acquisition Proposal (including any material amendment to any material terms, it being understood that a change in price per share of Company Common Stock shall be a material amendment) on a reasonably prompt basis. Further, for the avoidance of doubt, any information provided by the Company or its Representatives to Parent and its Representatives pursuant to this Section 5.3(c), shall be kept confidential in accordance with the Confidentiality Agreement.
(d) The Company Board and each committee thereof shall not, subject to the terms and conditions of this Agreement, (i) cause or permit the Company or its Subsidiaries to enter into any acquisition agreement, merger agreement, joint venture agreement, partnership agreement or similar definitive agreement (other than a confidentiality agreement referred to and entered into in compliance with Section 5.3(b)) relating to any Acquisition Proposal (an “Alternative Acquisition Agreement”) or (ii) make a Change of Board Recommendation.
(e) Notwithstanding Section 5.3(d) or any other provision of this Agreement, prior to the Company’s receipt of the Requisite Stockholder Approval:
(i) the Company may terminate this Agreement to enter into an Alternative Acquisition Agreement if (C) the Company receives an Acquisition Proposal that did not result from a material breach of this Section 5.3 and that the Company Board or a committee thereof determines in good faith, after consultation with outside legal counsel and financial advisors, constitutes a Superior Proposal; (D) the Company has notified Parent in writing that it intends to terminate this Agreement to enter into an Alternative Acquisition Agreement, which notice shall include the information with respect to such Acquisition Proposal that is specified in Section 5.3(c); and (E) no earlier than the end of the Notice Period, after negotiating and instructing its Representatives to negotiate during the Notice Period to allow Parent to irrevocably offer adjustments to the terms of this Agreement such that the Acquisition Proposal no longer continues to constitute a Superior Proposal (if such negotiation is desired by Parent), the Company Board or any committee thereof determines in good faith, after consultation with outside legal counsel and financial advisors, after taking into consideration the terms of any proposed amendment or modification to this Agreement, the Commitment Letters and the Guaranty that Parent has irrevocably committed to make during the Notice Period, that the Acquisition Proposal that is subject of the Determination Notice continues to constitute a Superior Proposal and that failure to take such action would reasonably be expected to be inconsistent with the fiduciary duties of the Company under applicable Law;
(ii) the Company Board or a committee thereof may make a Change of Board Recommendation in response to an Acquisition Proposal if (F) the Company receives an Acquisition Proposal that did not result from a material breach of this Section 5.3 and that the Company Board or a committee thereof determines in good faith, after consultation with the Company’s outside legal counsel and financial advisors, constitutes a Superior Proposal, (G) the Company has notified Parent in writing that it intends to effect a Change of Board Recommendation, which notice shall include the information with respect to such Acquisition Proposal that is specified in Section 5.3(c), and (H) no earlier than the end of the Notice Period, after negotiating and instructing its Representatives to negotiate during the Notice Period to allow Parent to irrevocably offer adjustments to the terms of this Agreement such that the Acquisition Proposal no longer continues to constitute a Superior Proposal (if such negotiation is desired by Parent), the Company Board or a committee thereof determines in good faith, after consultation with outside legal counsel and financial advisors, that the Acquisition Proposal that is the subject of the Determination Notice continues to constitute a Superior Proposal and that the failure to make a Change of Board Recommendation would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law, in each case, after taking into consideration any changes to this Agreement, the Commitment Letters and the Guaranty that Parent has irrevocably committed to make during the Notice Period;
(iii) other than in connection with an Acquisition Proposal, the Company Board or a committee thereof may make a Change of Board Recommendation in response to an Intervening Event if (I) the Company has notified Parent in writing that it intends to effect a Change of Board Recommendation, which notice shall describe the Intervening Event in reasonable detail, and (J) no earlier than the end of the Notice Period, after negotiating and instructing its Representatives to negotiate during the Notice Period to allow Parent to irrevocably offer adjustments to the terms of this Agreement (if such negotiation is desired by Parent), the Company Board or any committee thereof determines in good faith, after consultation with the Company’s outside legal counsel and financial advisors, and after considering the terms of any proposed amendment or modification to this Agreement that Parent has irrevocably committed to make during the Notice Period, that the failure to effect a Change of Board Recommendation in response to such Intervening Event would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law; and
(iv) during any Notice Period, if requested by Parent, the Company shall negotiate in good faith with Parent regarding potential changes to this Agreement.
The provisions of this Section 5.3(e) apply to any material amendment to any material terms (it being understood that a change in price per share of Company Common Stock shall be a material amendment) of any applicable Superior Proposal with respect to Section 5.3(e)(i) and Section 5.3(e)(ii) and require a revised Determination Notice and a new Notice Period pursuant to clause (i)(C) or (ii)(C), as the case may be, and any material change to the facts and circumstances relating to any Intervening Event with respect to Section 5.3(e)(iii) and require a revised Determination Notice and a new Notice Period pursuant to clause (iii)(B).
(f) Nothing contained in this Agreement prohibits (i) the Company Board or a committee thereof from (A) taking and disclosing to the holders of Shares a position contemplated by Rule 14e-2(a) and Rule 14d-9(f) promulgated under the Exchange Act, or (B) making any public statement if the Company Board or a committee thereof determines that the failure to make such statement would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law or (ii) the Company or the Company Board from making any disclosure required under the Exchange Act; provided that any such action that would otherwise constitute a Change of Board Recommendation shall be made only in accordance with Section 5.3.
Section 5.4. Proxy Statement.
(a) Promptly following the date hereof, and in no event later than twenty (20) Business Days after the date hereof, the Company will prepare and file with the SEC a preliminary proxy statement (as amended or supplemented, the “Proxy Statement”) relating to the Company Stockholder Meeting. Subject to Section 5.3(e), the Company must include the Company Board Recommendation in the Proxy Statement.
(b) Each of the Company, on the one hand, and Parent and Merger Sub, on the other hand, will furnish all information concerning it and its Affiliates, if applicable, as the other party may reasonably request in connection with the preparation and filing with the SEC of the Proxy Statement. If at any time prior to the Company Stockholder Meeting any information relating to the Company, Parent, Merger Sub or any of their respective Affiliates should be discovered by the Company, on the one hand, or Parent, on the other hand, that should be set forth in an amendment or supplement to the Proxy Statement, as the case may be, so that such filing would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, then the party that discovers such information will promptly notify the other, and an appropriate amendment or supplement to such filing describing such information will be promptly prepared and filed with the SEC by the appropriate party and, to the extent required by applicable Law or the SEC or its staff, disseminated to the Company’s stockholders.

(c) Prior to a Change of Board Recommendation, the Company and its Affiliates, on the one hand, and Parent and its Affiliates, on the other hand, may not communicate in writing with the SEC or its staff with respect to the Proxy Statement without first providing the other party a reasonable opportunity to review and comment on such written communication, and each party will give due consideration to all reasonable additions, deletions or changes suggested thereto by the other parties or their respective counsel. Prior to a Change of Board Recommendation, the Company, on the one hand, and Parent, on the other hand, will advise the other, promptly after it receives notice thereof, of any receipt of a request by the SEC or its staff for (i) any amendment or revisions to the Proxy Statement; (ii) any receipt of comments from the SEC or its staff on the Proxy Statement; or (iii) any receipt of a request by the SEC or its staff for additional information in connection therewith. Subject to applicable Law, the Company will use its reasonable best efforts to cause the Proxy Statement to be disseminated to the Company Stockholders as promptly as reasonably practicable following the filing thereof with the SEC and confirmation from the SEC that it will not review, or that it has completed its review of, the Proxy Statement.
Section 5.5. Company Stockholder Meeting.
(a) Subject to the provisions of this Agreement, the Company will take all actions necessary in accordance with the DGCL, the Exchange Act, the Company Organizational Documents and the rules of the NYSE to establish a record date for (and the Company will not change the record date without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed)) and, duly call, give notice of, convene and hold a meeting of its stockholders (the “Company Stockholder Meeting”), as promptly as reasonably practicable following the mailing of the Proxy Statement to the Company’s stockholders for the purpose of obtaining the Requisite Stockholder Approval. Subject to the provisions of this Agreement, the Company will conduct a “broker search” in accordance with Rule 14a-13 of the Exchange Act in a manner to enable the record date for the Company Stockholder Meeting to be set so that the Company Stockholder Meeting can be held promptly following the effectiveness of the Proxy Statement. Notwithstanding anything to the contrary in this Agreement, the Company will not be required to convene and hold the Company Stockholder Meeting at any time prior to the thirty-fifth (35th) day following the mailing of the Proxy Statement to the Company’s stockholders. Subject to Section 5.3(e) and unless there has been a Company Board Recommendation Change, the Company will use its reasonable best efforts to solicit proxies to obtain the Requisite Stockholder Approval.
(b) Notwithstanding anything to the contrary in this Agreement, nothing will prevent the Company from postponing or adjourning the Company Stockholder Meeting (i) to allow time for the filing or dissemination of any supplemental or amended disclosure document that the Company Board has determines in good faith (after consultation with outside legal counsel) is required to be filed and disseminated under applicable Laws, or an order or request from the SEC or its staff, (ii) if there are holders of an insufficient number of shares of the Company Common Stock present or represented by proxy at the Company Stockholder Meeting to constitute a quorum at the Company Stockholder Meeting (it being understood that the Company may not postpone or adjourn the Company Stockholder Meeting more than two (2) times pursuant to clause (ii) without Parent’s prior written consent); or (iii) the Company is required to postpone or adjourn the Company Stockholder Meeting by applicable law, order or a request from the SEC or its staff. Notwithstanding anything in this Agreement to the contrary, as long as the Company has complied with its obligations under Section 5.8 in all material respects, the Company will not be required to hold the Stockholder Meeting prior to the date that is three (3) Business Days after the date on which Parent notifies the Company that all of the filings (or draft filings where applicable) necessary to seek the Foreign Regulatory Approvals set forth in Section 5.8(a) of the Company Disclosure Letter have been filed with the relevant Governmental Body (and such filings have actually been made) and the Company will be permitted to postpone or adjourn the meeting until such filings (or draft filings as applicable) have been filed. Unless this Agreement is validly terminated in accordance with Article VII, the Company will submit this Agreement to the Company’s stockholders at the Company Stockholder Meeting for the purpose of obtaining the Requisite Stockholder Approval even if the Company Board (or a committee thereof) has effected a Company Board Recommendation Change.
Section 5.6. Employment and Employee Benefits Matters.
(a) Parent shall cause the Surviving Corporation and each of its other Subsidiaries to, for a period of one year following the Effective Time (or until employment terminates, if sooner), maintain for each individual employed by the Company or any of its Subsidiaries immediately prior to the Effective Time (each, a “Current

Employee”) (i) a base compensation and a target annual cash incentive compensation opportunity that, in each case, is at least as favorable as that provided to the Current Employee as of immediately prior to the Effective Time, (ii) employee benefits (excluding equity and equity-based incentive compensation plans, severance, nonqualified deferred compensation, retention, change in control or transaction compensation arrangements, one-time bonuses, defined pension benefits and retiree health or welfare benefits) that are substantially comparable in the aggregate to those maintained for and provided to the Current Employee as of immediately prior to the Effective Time under the Company Plans set forth on Section 3.17(a) of the Company Disclosure Letter and (iii) severance benefits that are at least as favorable as the severance benefits provided by the Company or one of its Subsidiaries to the Current Employee pursuant to the severance plans or arrangements set forth on Section 3.17(a) of the Company Disclosure Letter. Each of the Company, Parent and Purchaser acknowledges that the occurrence of the Effective Time will constitute a change in control of the Company (or similar term) under the terms of the Company Plans containing provisions triggering payment, vesting or other rights upon a change in control or similar transaction.
(b) If the Company has not paid annual bonuses in respect of calendar year 2023 (“2023 Annual Bonuses”) prior to the Effective Time, then, no later than March 15, 2024, Parent shall cause the Surviving Corporation or its applicable Subsidiary to pay to each Current Employee who participates in a Company Plan that provides the opportunity to earn an annual bonus in respect of calendar year 2023, such employee’s 2023 Annual Bonus based on the greater of target performance and actual achievement of the applicable performance metrics, subject to the Current Employee’s continued employment through the payment date. If Parent or the Surviving Corporation or any of their respective Affiliates terminates the employment of any Current Employee for any reason other than for cause prior to the payment of the 2023 Annual Bonus such Current Employee shall remain entitled to receive his or her 2023 Annual Bonus, prorated based on the number of days employed during calendar year 2023, and payable as if he or she had remained employed through the date the bonus had been paid, except that the amount payable upon a termination without cause by Parent or the Surviving Corporation or any of their respective Affiliates will be reduced by the value of any severance payment(s) a Current Employee is entitled to pursuant to any severance arrangement applicable to the Current Employee that is measured by reference to the Current Employee’s annual bonus for calendar year 2023.
(c) Parent shall cause the Surviving Corporation to, cause service rendered by Current Employees to the Company and its Subsidiaries (as well as service with any predecessor employer of the Company or any such Subsidiary, to the extent service with the predecessor employer is recognized by the Company or such Subsidiary under the comparable Company Plans) prior to the Effective Time to be taken into account for purposes of eligibility to participate, level of paid time off and level of severance benefits and vesting of retirement benefits (but not benefit accrual) under all employee benefit plans, programs, or arrangements of Parent and the Surviving Corporation and its Subsidiaries (the “New Plans”) in which the Current Employees are otherwise eligible to participate, to the same extent and for the same purpose as such service was taken into account under the corresponding Company Plans immediately prior to the Effective Time (the “Old Plans”); provided that the foregoing will not apply to the extent that its application would result in a duplication of benefits or coverage with respect to the same type of benefits and period of service. Parent shall cause the Surviving Corporation to use commercially reasonable efforts to waive any eligibility requirements, waiting periods, actively-at-work requirements, evidence of insurability requirements or pre-existing condition limitations under any New Plan that provides group medical, dental, vision or prescription drug benefits to the extent such restriction would not have been applicable to a Current Employee under any comparable Old Plan in which they participated prior to the Effective Time. Parent shall cause the Surviving Corporation and its Subsidiaries to use commercially reasonable efforts to, give such Current Employees credit under the New Plans that provide group medical, dental, vision or prescription drug benefits for any eligible expenses incurred by such Current Employees and their covered dependents and credited to such person under the comparable Old Plan during the portion of the year prior to the Effective Time for purposes of satisfying all co-payment, co-insurance, deductibles, maximum out-of-pocket requirements, and other out-of-pocket expenses applicable to such Current Employees and their covered dependents in respect of the plan year in which the Effective Time occurs.
(d) Notwithstanding anything in this Agreement to the contrary, the terms and conditions of employment for any employees covered by a Labor Agreement shall be governed by the applicable Labor Agreement until the expiration, modification or termination of such Labor Agreement in accordance with its terms and applicable Law.

(e) No provision of this Agreement (i) prohibits Parent or the Surviving Corporation from establishing, amending or terminating any Company Plan or any other benefit or compensation plan, policy or arrangement, (ii) requires Parent or the Surviving Corporation to keep any Person employed for any period of time or to offer any particular term of employment, (iii) constitutes the termination of, establishment or adoption of, or amendment to, any Company Plan or other benefit or compensation plan, policy or arrangement or (iv) confers upon any Current Employee or any other Person any third-party beneficiary or similar rights or remedies.
Section 5.7. Directors’ and Officers’ Indemnification and Insurance.
(a) Parent and Merger Sub shall cause the Surviving Corporation’s certificate of incorporation and bylaws to contain provisions no less favorable with respect to indemnification, advancement of expenses, and exculpation from liabilities of present and former directors, officers and employees of the Company than are currently provided in the Certificate of Incorporation and Bylaws, which provisions may not be amended, repealed, or otherwise modified in any manner that would adversely affect the rights thereunder of any such individuals until the later of (i) the expiration of the statute of limitations applicable to such matters and (ii) six (6) years from the Effective Time, and in the event that any Action is pending or asserted or any claim made during such period, until the disposition of any such Action or claim, unless such amendment, modification or repeal is required by applicable Law, in which case Parent shall, and shall cause the Surviving Corporation to, make such changes to the certificate of incorporation and the bylaws as to have the least adverse effect on the rights of the individuals referenced in this Section 5.7.
(b) Without limiting any additional rights that any Person may have under any agreement or Company Plan, from and after the Effective Time and until the later of (i) the expiration of the statute of limitations applicable to such matters and (ii) six (6) years from the Effective Time, Parent and the Surviving Corporation shall, jointly and severally, indemnify and hold harmless each present (as of the Effective Time) or former director or officer of the Company (each, together with such Person’s heirs, executors or administrators, an “Indemnified Party”), against all obligations to pay a judgment, settlement, or penalty and reasonable expenses incurred in connection with any Action, whether civil, criminal, administrative, arbitrative, or investigative, and whether formal or informal, arising out of or pertaining to any action or omission, including any action or omission in connection with the fact that the Indemnified Party is or was an officer, director, employee, fiduciary, or agent of the Company or its Subsidiaries, or of another entity if such service was at the request of the Company, whether asserted or claimed prior to, at, or after the Effective Time, to the fullest extent permitted under applicable Law. In the event of any such Action, Parent and the Surviving Corporation shall advance to each Indemnified Party reasonable expenses incurred in the defense of the Action, including reasonable attorneys’ fees (provided that any Person to whom expenses are advanced shall have provided, to the extent required by the DGCL, an undertaking to repay such advances if it is finally determined that such Person is not entitled to indemnification).
(c) Notwithstanding anything to the contrary in this Agreement, the Company may purchase prior to the Effective Time, and if the Company does not purchase prior to the Effective Time, the Surviving Corporation shall purchase at or after the Effective Time, a tail policy under the current directors’ and officers’ liability insurance policies maintained at such time by the Company, which tail policy (i) will be effective for a period from the Effective Time through and including the date six (6) years after the Effective Time with respect to claims arising from facts or events that existed or occurred prior to or at the Effective Time and (ii) will contain coverage that is at least as protective to such directors and officers as the coverage provided by such existing policies; provided that the aggregate premium for such tail policy may not be in excess of three hundred fifty percent (350%) of the last annual premium paid prior to the Effective Time. Parent shall cause such policy to be maintained in full force and effect for their full term, and cause all obligations thereunder to be honored by the Surviving Corporation.
(d) Without limiting any of the rights or obligations under this Section 5.7, from and after the Effective Time, the Surviving Corporation shall keep in full force and effect, and shall comply with the terms and conditions of, any agreement in effect as of the date of this Agreement and made available to Parent between or among the Company or any of its Subsidiaries and any Indemnified Party providing for the indemnification of such Indemnified Party and Parent hereby guarantees the obligations of the Surviving Corporation pursuant to such agreements.

(e) This Section 5.7 will survive the consummation of the Merger and is intended to benefit, and is enforceable by, any Indemnified Party. The indemnification and advancement provided for in this Section 5.7 is not exclusive of any other rights to which the Indemnified Party is entitled whether pursuant to Law, Contract or otherwise. If the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity resulting from such consolidation or merger or (ii) transfers all or a majority of its properties and assets to any Person, then, and in each such case, Parent shall use reasonable best efforts to make proper provisions such that the successors and assigns of the Surviving Corporation assume the applicable obligations set forth in this Section 5.7.
Section 5.8. Further Action; Efforts.
(a) Subject to the terms and conditions of this Agreement, prior to the Effective Time, each party shall, and shall cause its respective Subsidiaries to, use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate the Merger and the Contemplated Transactions as promptly as possible and, in any event, by or before the Outside Date. Notwithstanding anything in this Agreement to the contrary, the parties hereto agree to (i) make or cause to be made an appropriate filing of a Notification and Report Form pursuant to the HSR Act and all other applicable filings pursuant to the Foreign Regulatory Approvals with respect to the Merger as promptly as practicable and in any event prior to the expiration of any applicable legal deadline (provided that, unless otherwise agreed by the Company and Parent in writing, the filing of a Notification and Report Form pursuant to the HSR Act must be made within ten (10) Business Days after the date of the Agreement, the applicable filings (or draft filings where applicable) pursuant to the Foreign Regulatory Approvals set forth in Section 5.8(a) of the Company Disclosure Letter must be made within twenty (20) Business Days after the date of this Agreement and all other applicable filings pursuant to the Foreign Regulatory Approvals must be made as promptly as practicable after the date of this Agreement; provided, further, that Parent shall not be in breach of this Section 5.8(a) with respect to Foreign Regulatory Approvals if any failure to make such filings (or draft filings where applicable) within such twenty (20) Business Day time period resulted from the Company’s breach of its obligations under this Section 5.8(a) with respect to Foreign Regulatory Approvals) and (ii) to make an appropriate response as promptly as practicable to any request for information and documentary material that may be made by a Governmental Body pursuant to the HSR Act or any other Antitrust Laws or Foreign Investment Laws. Parent shall, with the reasonable cooperation of the Company, be responsible for making any filing or notification required for the purposes of the Foreign Regulatory Approvals. The parties shall consult and cooperate with one another, and consider in good faith the views of one another, in connection with, and provide to the other parties in advance, any analyses, appearances, presentations, memoranda, briefs, arguments, opinions, and proposals made or submitted by or on behalf of such party in connection with proceedings under or relating to any Antitrust Laws and any Foreign Investment Laws.
(b) Without limiting the foregoing, the parties hereto agree, in each case in connection with the Merger or the Contemplated Transactions (i) to give each other reasonable advance notice of all meetings with any Governmental Body relating to any Antitrust Laws or Foreign Investment Laws, (ii) to give each other an opportunity to participate in each of such meetings, (iii) to the extent practicable, to give each other reasonable advance notice of all substantive oral communications with any Governmental Body relating to any Antitrust Laws or Foreign Investment Laws, (iv) if any Governmental Body initiates a substantive oral communication regarding any Antitrust Laws or Foreign Investment Laws, to promptly notify the other party of the substance of such communication, (v) to provide each other with a reasonable advance opportunity to review and comment upon all substantive written communications (including any analyses, presentations, memoranda, briefs, arguments, opinions and proposals) with a Governmental Body regarding any Antitrust Laws or Foreign Investment Laws and (vi) to provide each other with copies of all substantive written communications to or from any Governmental Body relating to any Antitrust Laws or Foreign Investment Laws. Any such disclosures or provision of copies by one party to the other may be redacted or made on an outside counsel basis, if and to the extent appropriate.
(c) Notwithstanding anything in this Agreement to the contrary, Parent shall, and shall cause each of its Subsidiaries to, (i) take any and all actions necessary to obtain any consents, clearances, or approvals required under or in connection with Antitrust Laws, and to enable all waiting periods under the HSR Act and other applicable Antitrust Laws to expire, and to avoid or eliminate impediments under applicable Antitrust Laws asserted by any Governmental Body, and (ii) use its reasonable best efforts to take any and all actions necessary to obtain the Foreign Investment Approvals, in each case, to cause the Merger to occur as promptly as possible and, in any event, by or before the Outside Date, including (A) promptly complying with any requests for additional information (including any second request or equivalent) by any Governmental Body, (B) if necessary to obtain clearance by any Governmental Body before the Outside Date, offering, negotiating, committing to, and effecting, by consent decree, hold separate order, or otherwise, the sale, divestiture, license, or other disposition of any and all of the capital stock, assets, equity holdings, rights, products, or businesses of Parent and its Subsidiaries (including the Surviving Corporation and its Subsidiaries) or making or effecting any commitment, condition or undertaking required by any Governmental Body with respect to the capital stock, assets, equity holdings, rights, products, or businesses of Parent and its Subsidiaries (including the Surviving Corporation and its Subsidiaries), and any other restrictions on the activities of Parent and its Subsidiaries (including the Surviving Corporation and its Subsidiaries); provided, that Parent and its Subsidiaries will not be required to take any of the actions contemplated by this clause (B) as condition by any Governmental Body to obtaining any Foreign Investment Approval in the event that such action contemplated by this clause (B) would reasonably be expected to result in a material adverse effect on the business, condition (financial or otherwise), assets, operations, or results of operations of Parent and its Subsidiaries (including the Surviving Corporation and its Subsidiaries), taken as a whole, following the Merger, and (C) contesting, defending, and appealing any threatened or pending preliminary or permanent injunction or other order, decree, or ruling or statute, rule, regulation, or executive order that would adversely affect the ability of any party hereto to consummate the Merger and taking such actions to prevent the entry, enactment, or promulgation thereof. Subject to the other provisions of this Agreement, including this Section 5.8, each party shall not, and shall cause each of its Subsidiaries to not, take, any action or omit to take any action that would reasonably be expected to materially delay or prevent clearance by any Governmental Body or to make clearance by any Governmental Body before the Outside Date less probable in any material respect. Parent shall bear the filing fees incurred in connection with any filings under the HSR Act and in connection with the Foreign Regulatory Approvals which may be required for the consummation of the Merger.
(d) Without limiting the obligations in clauses (a) and (c) of this Section 5.8, in the event that any administrative or judicial action or proceeding is instituted (or threatened to be instituted) by a Governmental Body challenging the Merger, each of Parent, Merger Sub, and the Company shall cooperate in all respects with each other and shall use its reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed, or overturned any decree, judgment, injunction, decision, or other order, whether temporary, preliminary, or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Merger.
(e) Prior to the Effective Time, each party shall use commercially reasonable efforts to obtain any consents, approvals, or waivers of third parties with respect to any Contracts to which it is a party as may be necessary for the consummation of the Contemplated Transactions or required by the terms of any Contract as a result of the execution, performance or consummation of the Contemplated Transactions; provided that in no event will the Company or its Subsidiaries be required to pay, prior to the Effective Time, any fee, penalty, or other consideration or make any other accommodation to any third party to obtain any consent, approval or waiver required with respect to any such Contract. Notwithstanding the foregoing, except as required by applicable Law or an applicable Labor Agreement, the Company shall not consult with any Union regarding the Contemplated Transactions without obtaining Parent’s prior written consent (which consent may not be unreasonably withheld, conditioned, or delayed).
Section 5.9. Public Announcements. The Company shall not, and shall cause its Subsidiaries to not, and Parent shall not, and shall cause each of its Subsidiaries to not, issue any press release or announcement concerning the Contemplated Transactions without the prior consent of the other party (which consent may not be unreasonably withheld, conditioned, or delayed), except any release or announcement required by applicable Law (including in connection with the making of any filings or notifications required under the HSR Act or in order to obtain the Foreign Regulatory Approvals in connection with the Contemplated Transactions) or any rule or regulation of the NYSE or any other stock exchange to which the relevant party is subject, in which case the party required to make the release or announcement shall use commercially reasonable efforts to allow each other party reasonable time to comment on such release or announcement in advance of such issuance; it being understood that the final form and content of any such release or announcement, to the extent so required, shall be at the final discretion of the disclosing party. The restrictions of this Section 5.9 do not apply to communications by any party or its Representatives in connection with, or following, an Acquisition Proposal or a Change of Board Recommendation. Each party hereto may make any press release or announcement to the extent that such press releases or announcements are consistent with previously press release or announcement made in compliance with this Section 5.9. Notwithstanding the foregoing, Parent, Merger Sub and their respective Affiliates may provide ordinary course communications regarding this Agreement and the Contemplated Transactions to existing or prospective general and limited partners, equity holders, members, managers and investors of any Affiliates of such Person, in each case, who are subject to customary confidentiality restrictions.
Section 5.10. Conduct of Parent and Merger Sub.
(a) Subject to the other provisions of this Agreement, including Section 5.8, Parent shall not, and shall cause each of its Subsidiaries to not, take any action or fail to take any action that is intended to, or would reasonably be expected to, individually or in the aggregate, result in any of the conditions to the Merger not being satisfied or prevent, materially delay, or materially impede the ability of Parent and Merger Sub to consummate the Merger or the other Contemplated Transactions.
(b) Parent shall, immediately following execution of this Agreement, adopt this Agreement in its capacity as sole stockholder of Merger Sub in accordance with applicable Law and the certificate of incorporation and bylaws of Merger Sub.
Section 5.11. No Control of the Company’s Business. Nothing contained in this Agreement gives Parent or Merger Sub, directly or indirectly, the right to control or direct the Company’s or any of its Subsidiaries’ operations prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.
Section 5.12. Operations of Merger Sub. Prior to the Effective Time, Merger Sub shall not engage in any other business activities and shall not incur any liabilities or obligations other than as contemplated herein.
Section 5.13. Ownership of Company Securities. Prior to the Effective Time, Parent shall not, and shall cause each of its Subsidiaries to not, acquire (directly or indirectly, beneficially or of record) any Company Common Stock, or any securities, contracts or obligations convertible into or exercisable or exchangeable for shares of Company Common Stock. None of Parent, Merger Sub or their respective Affiliates shall hold any rights to acquire any Company Common Stock except pursuant to this Agreement. Notwithstanding anything to the contrary contained herein, the prohibitions set forth in this Section 5.13 shall not apply to any investment in any securities of the Company by or on behalf of any pension or employee benefit plan or trust, including (a) any direct or indirect interests in portfolio securities held by an investment company registered under the Investment Company Act of 1940, as amended, or (b) interests in securities comprising part of a mutual fund or broad based, publicly traded market basket, or index of stocks approved for such a plan or trust in which such plan or trust invests and, in all cases, over which Parent, Merger Sub or their respective Subsidiaries exercise no investment discretion and provided such beneficial ownership does not result in an obligation by Parent, Merger Sub or their respective Subsidiaries to file or amend a Schedule 13D pursuant to the Exchange Act.
Section 5.14. Stockholder Litigation. The Company shall promptly notify Parent of actions, suits, or claims instituted against the Company or any of its directors or officers relating to this Agreement or the Contemplated Transactions (“Stockholder Litigation”). Parent shall have the right to participate in the defense of any such Stockholder Litigation, the Company shall consult with Parent regarding the defense of any such Stockholder Litigation, and the Company shall not settle or compromise any Stockholder Litigation without the prior written consent of Parent, not to be unreasonably withheld, delayed or conditioned.
Section 5.15. Treatment of Certain Indebtedness. Prior to the Closing, the Company shall use its commercially reasonable efforts to deliver to Merger Sub, a draft of (and on or prior to the Closing Date, an executed copy of) a customary payoff letter (the “Payoff Letter”) from the agent under the Credit Agreement relating to the repayment in full of all obligations thereunder, the termination of the Credit Agreement and all commitments in connection therewith and the release of all Liens securing the obligations thereunder (the “Payoff”). At the Closing, Merger Sub shall pay or shall cause to be paid, in full and in immediately available funds, any and all amounts outstanding and then necessary to effect the Payoff in accordance with the Payoff Letter.
Section 5.16. Financing.
(a) Each of Parent and Merger Sub shall use its reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary, advisable or proper to obtain the proceeds of the

Financing contemplated by the Commitment Letters on or prior to the Closing Date on the terms and conditions described in the Commitment Letters (subject to replacement thereof in accordance with Section 5.16(c)), including (i) maintaining in full force and effect the Commitment Letters and any Definitive Debt Financing Agreements and complying with its obligations thereunder (subject to replacement thereof in accordance with Section 5.16(c)), (ii) satisfying on a timely basis all conditions to the funding of the Financing set forth in the Commitment Letters and the Definitive Debt Financing Agreements no later than at the Closing, (iii) negotiating and entering into definitive debt financing agreements on the terms and conditions contemplated by the Debt Commitment Letter (including, if necessary, any “flex” provisions) or, in the Purchaser’s sole discretion, on other terms than those contained in the Debt Commitment Letter (including any “flex” provisions), in each case, which such other terms shall not constitute a Restricted Amendment (the “Definitive Debt Financing Agreements”), (iv) consummating the Debt Financing at or prior to the Closing and (v) enforcing its rights under the Debt Commitment Letter in the event of a breach by the Debt Financing Sources of the Commitment Letter, including through litigation. In the event that all conditions contained in any Commitment Letter or the Definitive Debt Financing Agreements (other than, with respect to the Debt Financing, the availability of the Equity Financing) have been satisfied, Parent and Merger Sub shall use reasonable best efforts to cause the Debt Financing Sources thereunder or Parent Sponsor, as applicable, to comply with their respective obligations thereunder, including to fund the Financing. Parent and Merger Sub shall keep the Company informed in reasonable detail of the status of its efforts to arrange the Financing and any other financing upon the written request of the Company and shall give the Company prompt written notice of (i) any breach by any party to the Commitment Letters or Definitive Debt Financing Agreements of any material provision which Parent or Merger Sub has become aware, (ii) the expiration or termination in writing (or attempted or purported termination in writing, whether or not valid) of the Debt Commitment Letter, (iii) any written or electronic (including email) notice or communication by any Debt Financing Source with respect to any actual or threatened breach, default (or allegation thereof), repudiation by any party to the Debt Commitment Letter or any Definitive Debt Financing Agreement or any refusal to provide, or stated intent that it will not provide, by any Debt Financing Source, the full amount of the Debt Financing contemplated by the Debt Commitment Letter for any reason or (iv) Parent’s or Merger Sub’s good faith belief, for any reason, that it may no longer be able to obtain all or any portion of any Financing contemplated by the Commitment Letters on the terms and conditions described therein.
(b) Prior to the Closing, each of Parent and Merger Sub shall not, and shall cause its Affiliates not to, agree to or permit any termination, amendment, replacement, supplement or other modification of, or waive any of its rights under, the Commitment Letters or Definitive Debt Financing Agreements without the Company’s prior written consent that could (i) reduce the aggregate amount of the Debt Financing below the amount, together with the aggregate committed amount of the Equity Financing (including any increase in the aggregate committed amount of the Equity Financing after the date of this Agreement), necessary to fund the Required Funding Amount, (ii) adversely affect the ability of Parent or Merger Sub to enforce its rights against any other party to the Debt Commitment Letter or the Definitive Debt Financing Agreements, in each case, as so amended, replaced, supplemented or otherwise modified, relative to the ability of Parent or Merger Sub to enforce its rights against the other parties to the Debt Commitment Letter as in effect on the date hereof, (iii) prevent, delay or impede the consummation of the Debt Financing or the other Contemplated Transactions or (iv) impose any new or additional conditions, or otherwise expand any of the existing conditions, to the availability and funding of Debt Financing as contemplated by the Debt Commitment Letter (each of the foregoing, a “Restricted Amendment”); provided that, for the avoidance of doubt, Parent or Merger Sub may amend, replace, supplement or otherwise modify the Debt Commitment Letter to add lenders, lead arrangers, book runners, syndication agents or similar entities that have not executed the Debt Commitment Letter as of the date of this Agreement. Upon any such amendment, replacement, supplement, modification or waiver that is permitted in accordance with the provisions above, the terms “Debt Commitment Letter” and “Definitive Debt Financing Agreement” shall mean the Debt Commitment Letter or Definitive Debt Financing Agreement, as applicable, as so amended, replaced, supplemented or modified. Parent and Merger Sub shall promptly deliver to the Company copies of any such amendment, replacement, supplement or other modification of the Debt Commitment Letter and/or any such waiver of a provision of the Debt Commitment Letter.
(c) If all or any portion of the Debt Financing becomes unavailable, or the Debt Commitment Letter or any of the Definitive Debt Financing Agreements shall be withdrawn, repudiated, terminated or rescinded, regardless of the reason therefor, then Parent and Merger Sub shall (i) use reasonable best efforts to arrange and obtain, as promptly as practicable, from the same and/or alternative financing sources, alternative financing in an amount sufficient, together with the aggregate committed amount of the Equity Financing (including any increase in the aggregate committed amount of the Equity Financing after the date hereof), to fund the Required Funding Amount and (ii) promptly notify the Company of such unavailability. In the event any alternative financing is obtained in accordance with this Section 5.16(c) (“Alternative Financing”), references in this Agreement to the “Debt Financing” shall also be deemed to refer to such Alternative Financing, and if one or more commitment letters or definitive financing agreements are entered into or proposed to be entered into in connection with such Alternative Financing, references in this Agreement to the “Debt Commitment Letter” and the “Definitive Debt Financing Agreements” shall also be deemed to refer to such commitment letter, related fee letter and definitive financing agreements relating to such Alternative Financing, and all obligations of Parent or Merger Sub pursuant to this Section 5.16 shall be applicable thereto to the same extent as Parent’s and Merger Sub’s obligations with respect to the Debt Financing.
(d) Company Cooperation.
(i) The Company shall use reasonable best efforts to provide, and shall use reasonable best efforts to cause its Subsidiaries and their respective Representatives to provide, such customary cooperation as is reasonably requested by Parent in connection with the Debt Financing, including using reasonable best efforts (other than with respect to clauses (D)(I) and (II) and clause (E) below, which shall not be subject to reasonable best efforts) to (A) upon reasonable prior written notice and at reasonable times, participate in a reasonable number of meetings, drafting sessions, rating agency presentations and lender due diligence presentations, in each case at times and locations to be mutually agreed (provided that Parent shall use reasonable best efforts to ensure that any such meeting, session or presentation shall be held via conference call to the extent requested by the Company); (B) assist in the preparation of customary bank information memoranda, lender presentations, rating agency presentations and other similar documents and materials in connection with the Debt Financing (the “Marketing Material”) and otherwise assist in the marketing efforts of Parent and its Debt Financing Sources; provided that no such Marketing Material shall be issued by the Company or its Subsidiaries (it being understood and agreed that the Company and its Subsidiaries shall not be required to provide information customarily delivered by an investment bank, agent bank or lender in the preparation of such bank information memoranda or similar documents); (C) assist with Parent’s preparation, negotiation and execution of definitive written financing documentation and the schedules and exhibits thereto (including loan agreements, guarantees, collateral agreements, hedging arrangements, customary officer’s certificates and corporate resolutions, as applicable) and the pledging of collateral (it being understood that no such documents (other than customary authorization letters) or pledging of collateral will be effective until at or after the Closing); (D) make available to Parent, its advisors and its Debt Financing Sources such historical financial information and other historical pertinent information regarding the Company and each Subsidiary of the Company, in each case, as may be reasonably requested by Parent, including (I) the unaudited quarterly financial statements of the Company for each fiscal quarter of the Company ended after the Company Balance Sheet Date and at least forty-five (45) days prior to the Closing and the audited annual financial statements of the Company for any fiscal year of the Company ended after December 31, 2022 and at least ninety (90) days prior to the Closing, and (II) customary authorization letters (including customary representations with respect to accuracy of information and material non-public information); and (E) to the extent requested by Parent on behalf of the Debt Financing Sources no later than nine (9) Business Days prior to the Closing Date, furnishing, at least three (3) Business Days prior to the Closing, such documentation and other information required by any Governmental Body under applicable “know your customer” and anti-money laundering rules and regulations, including the U.S.A. Patriot Act of 2001 and beneficial ownership regulations (including beneficial ownership certifications as under 31 C.F.R. § 1010.230). The Company hereby consents to the use of the logos of the Company and its Subsidiaries in connection with any such Debt Financing; provided that such logos shall be used solely in a manner that is not intended or reasonably likely to harm, disparage or otherwise adversely affect the Company and/or its Subsidiaries or their reputation or goodwill.
(ii) Notwithstanding the foregoing, neither the Company nor any of its Affiliates shall be required to take or permit the taking of any action pursuant to this Section 5.16: (A) that would require the Company or any of its Affiliates or any other Persons who are directors or officers of such entities to pass resolutions or consents to approve or authorize the execution of the Debt Financing (other than those directors or officers continuing in such roles after Closing, and solely to the extent such resolutions or consents are not effective until at or after the Closing), (B) that would require the Company or any of its Subsidiaries or any of their respective Representatives to execute any document, agreement, certificate or instrument or take any other corporate action with respect to the Debt Financing (other than (x) customary authorization letters and (y) to the extent any director or officer of the Company or any of its Subsidiaries shall continue in such role following the Closing Date, such other document, agreement, certificate or instrument as may be reasonably requested in accordance with the provisions below, but with respect to this clause (y), solely to the extent not effective until at or after the Closing), (C) that could cause any representation or warranty in this Agreement to be breached by the Company or any of its Affiliates or could cause any condition to the Closing to fail to be satisfied, (D) that would require the Company or any of its Affiliates to pay any commitment or other similar fee or incur any other expense, Liability or obligation in connection with the Debt Financing for which it has not received prior reimbursement or is not otherwise indemnified by or on behalf of Parent, (E) that could cause any director, officer or employee or stockholder of the Company or any of its Affiliates to incur any personal liability, (F) that could conflict with, result in any violation or breach of, or default (with or without notice, lapse of time, or both) under, any of their respective Organizational Documents as in effect as of the date hereof, or any applicable Law or Contracts (to the extent not entered into in contemplation of this Section 5.16(d)), (G) that provides access to or discloses information that the Company or any of its Affiliates reasonably determines could reasonably be expected to jeopardize any attorney-client privilege of, or conflict with any confidentiality obligations binding on, the Company or any of its Affiliates (so long as the Company has reasonably cooperated with Parent and used commercially reasonable efforts to permit disclosure to the extent permitted by such confidentiality obligations), (H) to prepare or deliver (x) any projections or pro forma financial statements, including pro forma cost savings, synergies, capitalization or other pro forma adjustments desired to be incorporated into any pro forma financial information in connection with the Debt Financing, (y) any description of all or any component of any Debt Financing or (z) projections, risk factors or other forward-looking statements relating to all or any component of the Debt Financing, (I) that could, in the reasonable opinion of the Company, unreasonably interfere with the ongoing business operations of the Company and its Subsidiaries’ business or (J) that could reasonably be expected to cause significant competitive harm to the Company or its Subsidiaries if the Contemplated Transactions are not consummated. All Confidential Information (as defined in the Confidentiality Agreement) provided by the Company or any of its Representatives pursuant to this Section 5.16 shall be kept confidential in accordance with the Confidentiality Agreement, except that Parent shall be permitted to disclose such information to the Debt Financing Sources, other potential sources of capital, rating agencies and prospective lenders during syndication of the Debt Financing or any Alternative Financing, subject to such Persons entering into customary confidentiality undertakings with respect to such information (including through a notice and undertaking in a form customarily used in confidential information memoranda for senior credit facilities). Parent shall, promptly upon request by the Company, reimburse the Company and its Affiliates for all reasonable, documented and invoiced out-of-pocket fees, costs, expenses and Liabilities incurred by any of them or their respective Representatives in connection with fulfilling their respective obligations pursuant to this Section 5.16 (including reasonable, documented and invoiced out-of-pocket attorneys’ fees). Notwithstanding anything herein to the contrary, the parties hereto acknowledge and agree that the provisions contained in this Section 5.16 represent the sole obligations of the Company and any of its Representatives with respect to cooperation in connection with the arrangement of any financing (including the Financing) to be obtained by Parent or any of its Affiliates with respect to the Contemplated Transactions, and no other provision of this Agreement (including the Exhibits and Schedules hereto) shall be deemed to expand or modify such obligations. The Company shall be deemed to have complied with this Section 5.16(d) for the purpose of any condition set forth in Article VI, unless (i) the Company has materially breached its obligations under this Section 5.16(d), (ii) Parent has notified the Company of such breach in writing in good faith, detailing in good faith reasonable steps that comply with this Section 5.16(d) in order to cure such breach, (iii) the Company has not taken such steps or otherwise cured such breach with reasonably sufficient time prior to the Outside Date to consummate the Debt Financing, and (iv) the Debt Financing has not been consummated and the material breach by the Company is a proximate cause of such failure. Parent shall indemnify, defend and hold harmless the Company, its Affiliates and their respective Representatives from and against any and all losses, damages, claims, costs or expenses actually suffered or incurred by them in connection with the Financing or any other financing by Parent or any of its Affiliates (including the arrangement thereof) and any information used in connection therewith, in each case other than as a result of fraud, bad faith, gross negligence or willful misconduct by or on behalf of such Person. The reimbursement and indemnification obligations of Parent set forth in this Section 5.16(d) are referred to, collectively, as the “Reimbursement Obligations”.
Section 5.17. Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation and Parent are authorized to execute and deliver, in the name and on behalf of the Company or Merger Sub, any deeds, bills of sale, assignments, or assurances and to take and do, in the name and on behalf of the Company, any of its Subsidiaries or Merger Sub, any other actions and things necessary or desirable to vest, perfect, or confirm of record or otherwise in the Surviving Corporation any and all right, title, interest and possession in, to and under any of the rights, properties, assets, privileges, powers, and franchises of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.
Section 5.18. State Takeover Laws. If any “fair price,” “business combination” or “control share acquisition” statute or other similar statute or regulation is or may become applicable to any of the Contemplated Transactions, the parties hereto will take all such actions as are reasonably necessary to minimize the effects of any such statute or regulation on such transactions.
Section 5.19. Director Resignations. The Company shall use reasonable best efforts to cause each director of the Company immediately prior to the Effective Time to resign from the Company Board, to be effective as of, and conditioned upon the occurrence of, the Effective Time.
ARTICLE VI
CONDITIONS OF MERGER
Section 6.1. Conditions to Obligation of Each Party to Effect the Merger. The respective obligations of each party to effect the Merger are subject to the satisfaction or, to the extent permitted by applicable Law, waiver at or prior to the Effective Time of each of the following conditions:
(a) The Foreign Regulatory Approvals will have been obtained or given and shall be in full force and effect, and any applicable waiting period under the HSR Act applicable to the Merger or the Contemplated Transactions shall have expired or been terminated.
(b) No Law, order, injunction, or decree will have been issued, enacted, entered, promulgated, or enforced (and still be in effect) by any Governmental Body of competent jurisdiction that prohibits or makes illegal the consummation of the Merger.
(c) The Company will have received the Requisite Stockholder Approval at the Company Stockholder Meeting.
Section 6.2. Conditions to the Obligation of Parent and Merger Sub to Effect the Merger. The obligations of Parent and Merger Sub to effect the Merger are subject to the satisfaction or, to the extent permitted by applicable Law, waiver at or prior to the Effective Time of each of the following conditions:
(a) (i) The representations and warranties of the Company contained in this Agreement (other than the representations and warranties set forth in Section 3.1 (but including in this clause (i) the last sentence of Section 3.1) (Organization and Corporate Power), Section 3.2 (Authorization; Valid and Binding Agreement), Section 3.3(a), (c) and (d), the first two sentences of Section 3.3(b) (Capital Stock)and Section 3.23 (Brokerage)) shall be true and correct as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failure of such representations and warranties to be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect”) has not had, individually or in the aggregate, a Company Material Adverse Effect, (ii) the representations and warranties set forth in Section 3.1 (other than the last sentence of Section 3.1) (Organization and Corporate Power), Section 3.2 (Authorization; Valid and Binding Agreement), the first two sentences of Section 3.3(b) (Capital Stock), the second sentence of Section 3.3(c) (Capital Stock) and Section 3.23 (Brokerage) shall be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect”) in all material respects, as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect”) in all material respects, as of such earlier date), and (iii) the representations and warranties set forth in Section 3.3(a) and (d), and the first sentence of Section 3.3(c) (Capital Stock) shall be true and correct in all respects, except for de minimis inaccuracies, as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all respects, except for de minimis inaccuracies, as of such earlier date).
(b) The Company shall have complied in all material respects with the covenants and obligations of this Agreement required to be performed and complied with by it at or prior to the Closing.
(c) The Company shall have delivered to Parent a certificate dated as of the Closing Date signed on behalf of the Company by a senior executive officer of the Company to the effect that the conditions set forth in Section 6.2(a), Section 6.2(b) and Section 6.2(d) have been satisfied.
(d) Since the date of the Agreement, there has not occurred any change, event, occurrence or effect that, individually or in the aggregate, has had a Company Material Adverse Effect that is continuing.
Section 6.3. Conditions to the Company’s Obligation to Effect the Merger. The obligations of the Company to effect the Merger are subject to the satisfaction or, to the extent permitted by applicable Law, waiver at or prior to the Effective Time of each of the following conditions:
(a) The representations and warranties of the Parent and Merger Sub contained in this Agreement shall be true and correct as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failure of such representations and warranties to be true and correct (without giving effect to any limitation as to “materiality” or “Parent Material Adverse Effect”) has not had, individually or in the aggregate, a Parent Material Adverse Effect.
(b) Parent and Merger Sub shall have complied in all material respects with the covenants and obligations of this Agreement required to be performed and complied with by Parent and Merger Sub at or prior to the Closing.
(c) Parent and Merger Sub shall have delivered to the Company a certificate dated as of the Closing Date signed on behalf of Parent and Merger Sub by a senior executive officer of Parent and Merger Sub to the effect that the conditions set forth in Section 6.3(a) and Section 6.3(b) have been satisfied.
ARTICLE VII
TERMINATION, AMENDMENT AND WAIVER
Section 7.1. Termination by Mutual Agreement. This Agreement may be terminated, and the Merger may be abandoned, at any time prior to the Effective Time, by mutual written consent of Parent and the Company.
Section 7.2. Termination by Either Parent or the Company. This Agreement may be terminated, and the Merger may be abandoned, at any time prior to the Effective Time, by Parent or the Company if:
(a) any court of competent jurisdiction or other Governmental Body has issued a final order, decree, or ruling, or taken any other final action permanently restraining, enjoining, or otherwise prohibiting the Merger, and such order, decree, ruling, or other action has become final and non-appealable; provided, however, that the right to terminate this Agreement pursuant to this Section 7.2(a) will not be available to any party if the issuance of such order, decree, ruling or other action was primarily caused by the failure of such party to perform any of its obligations under this Agreement, including Section 5.8;
(b) the Effective Time has not occurred on or prior to March 5, 2024 (the “Outside Date”); provided, however, that if as of such date, any of the conditions set forth in Section 6.1(b) (solely to the extent that such order, decree, ruling or other action arises under the HSR Act or under any Antitrust Law or Foreign Investment Law) or Section 6.1(a) is not satisfied, then the Outside Date will automatically be extended until June 5, 2024 (and such date will then be the Outside Date); provided, however, that the right to terminate this Agreement pursuant to this Section 7.2(b) will not be available to any party whose failure to fulfill any of its obligations under this Agreement (including Section 5.8) has been the primary cause of the failure of the Effective Time to have occurred on or prior to the Outside Date; or

(c) the Company fails to obtain the Requisite Stockholder Approval at the Company Stockholder Meeting (or any adjournment or postponement thereof) at which a vote is taken on the Merger.
Section 7.3. Termination by the Company. This Agreement may be terminated, and the Merger may be abandoned, by the Company:
(a) at any time prior to the Effective Time, if there has been a breach of any covenant or agreement made by Parent or Merger Sub in this Agreement, or any representation or warranty of Parent or Merger Sub is inaccurate or becomes inaccurate after the date of this Agreement, and such breach or inaccuracy would cause a failure of a condition set forth in Section 6.1 or Section 6.3 if the Closing were to occur at such time, and such breach or inaccuracy is not capable of being cured within thirty (30) days following receipt by Parent or Merger Sub of written notice from the Company of such breach or inaccuracy or, if such breach or inaccuracy is capable of being cured within such period, it has not been cured within such period; provided, however, that the right to terminate this Agreement pursuant to this Section 7.3(a) will not be available to the Company if the Company is then in material breach of any of its representations, warranties, covenants or agreements under this Agreement such that Parent has the right to terminate this Agreement pursuant to Section 7.4(a);
(b) at any time prior to the Company’s receipt of the Requisite Stockholder Approval, if the Company has received a Superior Proposal that was not the result of a material breach of Section 5.3, in order for the Company to enter into a definitive agreement with respect to such Superior Proposal to the extent permitted by, and subject to the applicable terms and conditions of Section 5.3; provided that, substantially concurrently with such termination, the Company pays or causes to be paid to Parent the Termination Fee pursuant to Section 7.5(b); or
(c) at any time prior to the Effective Time, if (i) all of the conditions to Closing set forth in Section 6.1 and Section 6.2 have been satisfied (other than conditions that by their terms are to be satisfied by the delivery of documents or the taking of actions at the Effective Time and the Closing, each of which would be, at the time of the termination of this Agreement, satisfied if the Effective Time and the Closing were to occur at such time) or that the Company is irrevocably waiving any such condition that remains unsatisfied (to the extent permitted under this Agreement), (ii) Parent, in violation of the terms of this Agreement, fails to consummate the Merger in accordance with Section 1.2, (iii) following such failure by Parent to consummate the Merger in accordance with Section 1.2 in violation of the terms of this Agreement, the Company has provided irrevocable written notice to Parent that the Company is ready, willing and able to consummate the Closing on such date of notice and at all times during the three (3) Business Day period immediately thereafter and (iv) Parent fails to consummate the Merger within such three (3) Business Day period after delivery by the Company to Parent of the notice described in clause (iii).
Section 7.4. Termination by Parent. This Agreement may be terminated, and the Merger may be abandoned, at any time prior to the Effective Time, by Parent if:
(a) there has been a breach of any covenant or agreement made by the Company in this Agreement, or any representation or warranty of the Company is inaccurate or becomes inaccurate after the date of this Agreement, and such breach or inaccuracy would cause a failure of a condition set forth in Section 6.1 or Section 6.2 if the Closing were to occur at such time, and such breach or inaccuracy is not capable of being cured within thirty (30) days following receipt by the Company of written notice from Parent of such breach or inaccuracy or, if such breach or inaccuracy is capable of being cured within such period, it has not been cured within such period; provided, however, that the right to terminate this Agreement pursuant to this Section 7.4(a) will not be available to Parent if Parent is then in material breach of any of its representations, warranties, covenants or agreements under this Agreement such that the Company has the right to terminate pursuant to Section 7.3(a); or
(b) the Company Board or any committee thereof effects a Change of Board Recommendation, within five (5) Business Days thereafter.
Section 7.5. Effect of Termination.
(a) In the event of termination of this Agreement pursuant to this Article VII, this Agreement (other than Section 5.2(b), this Section 7.5 and Article VIII and the Reimbursement Obligations set forth in Section 5.16(d)(ii), each of which will survive any termination hereof) will become void and of no effect with no liability on the part of any party (or of any of its Representatives); provided, however, that except in a circumstance where the Termination Fee is paid pursuant to Section 7.5(b) or where the Reverse Termination Fee is paid pursuant to Section 7.5(c), no such termination will relieve any Person of any liability for damages resulting from Fraud or any material breach of this Agreement that is a consequence of an act or omission intentionally undertaken by the breaching party with the knowledge that such act or omission would result in a material breach of this Agreement (an “Intentional Breach”); provided that, notwithstanding anything in this Agreement to the contrary, in no event shall the Parent Related Parties have any monetary liability or obligation (for clarity, including the reverse Termination Fee, if payable) for an aggregate amount greater than the amount of the Reverse Termination Fee plus any amount required to be paid pursuant to Section 7.5(g) plus the Reimbursement Obligations capped at the Reimbursement Obligations Cap.
(b) In the event that:
(i) this Agreement is terminated by the Company pursuant to Section 7.3(b);
(ii) this Agreement is terminated by Parent pursuant to Section 7.4(b); or
(iii) (A) this Agreement is terminated by either Parent or the Company pursuant to Section 7.2(c), or by Parent pursuant to Section 7.4(a), (B) any Person has provided to the Company Board or publicly disclosed an Acquisition Proposal after the date of this Agreement and prior to such termination (unless publicly withdrawn prior to such termination (or at least five (5) Business Days prior to the date of the Company Stockholder Meeting, in the case of termination pursuant to Section 7.2(c))), and (C) within twelve (12) months after such termination, the Company enters into an Alternative Acquisition Agreement with respect to an Acquisition Proposal or an Acquisition Proposal is consummated (provided that for purposes of clause (C) of this Section 7.5(b)(iii), references to “20%” in the definition of Acquisition Proposal will be substituted for “50%”), then, in any such case, the Company shall pay or cause to be paid to Parent a termination fee of $28,000,000 (the “Termination Fee”), by wire transfer of immediately available funds to the account or accounts designated by Parent. Any payment required to be made (1) pursuant to clause (i) of this Section 7.5(b), will be paid substantially concurrently with such termination (and as a condition to termination in the event of a termination by the Company) and (2) pursuant to clause (ii) of this Section 7.5(b) will be paid no later than two (2) Business Days after such termination and (3) pursuant to clause (iii) of this Section 7.5(b) will be paid to Parent upon the earlier of the execution of an Alternative Acquisition Agreement and the consummation of an Alternative Acquisition. The Company will not be required to pay the Termination Fee pursuant to this Section 7.5(b) more than once.
(c) In the event that:
(i) the Company terminates this Agreement pursuant to Section 7.3(a) or Section 7.3(c), or
(ii) the Company or Parent terminates this Agreement pursuant to Section 7.2(b) and at such time the Company could have validly terminated this Agreement pursuant to Section 7.3(a) or Section 7.3(c), then, in any such case, Parent shall pay or cause to be paid to the Company a termination fee of $67,000,000 (the “Reverse Termination Fee”), by wire transfer of immediately available funds to the account or accounts designated by the Company no later than two (2) Business Days after such termination in the event of a termination by the Company and as a condition to termination in the event of a termination by Parent. Parent will not be required to pay the Reverse Termination Fee pursuant to this Section 7.5(c) more than once.
(d) In no event shall Parent be entitled to both specific performance in accordance with Section 8.13 that results in the occurrence of the Closing and the payment of the Termination Fee (or monetary damages), and in no event shall the Company be entitled to both specific performance in accordance with Section 8.13 that results in the occurrence of the Closing and payment of the Reverse Termination Fee (or monetary damages).
(e) Notwithstanding anything to the contrary in this Agreement, other than the Company’s injunctive, specific performance and equitable relief rights, as and only to the extent expressly permitted by Section 8.13, (i) the Company’s right to terminate this Agreement and receive payment of the Reverse Termination Fee (solely to the extent payable pursuant to Section 7.5(c)) (together with any amounts owed pursuant to Section 7.5(g)), and the Reimbursement Obligations, solely to the extent payable pursuant to Section 5.16(d), capped at the Reimbursement Obligations Cap from Parent (or Parent Sponsor under and in accordance with the Guaranty) shall, be the sole and exclusive remedy (whether at law, in equity, in contract, in tort, or otherwise) of the Company and any of its Affiliates against Parent, Merger Sub, the Parent Sponsor and any of its or their

Affiliates or any of its or their respective former, current or future shareholders, assignees, controlling persons, directors, officers, employees, agents, attorneys, partners, members, managers, general or limited partners or Representatives (each, a “Parent Related Party”), or any Debt Financing Entities, for any and all losses, liabilities and damages that may be suffered based upon, resulting from, arising out of, or relating to this Agreement and the Financing, including the breach of any representation, warranty, covenant, or agreement in this Agreement, the termination of this Agreement, or the failure to consummate the Contemplated Transactions and (ii) other than the payment of the Reverse Termination Fee to the Company by Parent (or Parent Sponsor under the Guaranty) if and when due (as well as any amounts owed pursuant to Section 7.5(g)) and payment of the Reimbursement Obligations (capped at the Reimbursement Obligations Cap), no Parent Related Party shall have any further liability or obligation relating to or arising out of this Agreement or the Financing, including the breach of any representation, warranty, covenant, or agreement in this Agreement, the termination of this Agreement, or failure to consummate the Contemplated Transactions. Notwithstanding the foregoing, (i) after termination of this Agreement, this Section 7.5(e) will not relieve Parent or Merger Sub from any liability for any Fraud or Intentional Breach of this Agreement, except that under no circumstances will the amount payable by Parent and Merger Sub under this Agreement (for clarity, including the Reverse Termination Fee, if payable) whether payable hereunder or by Parent Sponsor under the Guaranty exceed, in the aggregate, the amount of the Damages Cap plus any amounts owed pursuant to Section 7.5(g) plus the Reimbursement Obligations Cap, (ii) in no event shall Parent be required to pay both damages under this Agreement and the Reverse Termination Fee and (iii) nothing contained in this Section 7.5(e) (notwithstanding the foregoing, subject in all cases to the last sentence of this Section 7.5(e)) shall limit the Company’s remedies under Section 8.13 or under the Confidentiality Agreement. In no event will the Company or any of the Company’s former, current and future Affiliates, shareholders, assignees, controlling persons, directors, officers, employees, agents, attorneys, partners, members, managers, general or limited partners or Representatives (each, a “Company Related Party”) seek or obtain, nor will any Person be entitled to seek or obtain, any monetary recovery or monetary award or damages (including consequential, special, indirect or punitive damages) against any Parent Related Party with respect to this Agreement, the Commitment Letters, the Guaranty or the Contemplated Transactions (including any breach by any Parent Related Party), the termination of this Agreement, the failure to consummate the Contemplated Transactions thereby or any claims, proceedings or actions under applicable Laws arising out of any such breach, termination or failure (including in the event of an Intentional Breach), other than the Company from Parent or Merger Sub to the extent expressly provided for in this Agreement or the Guaranty. For the avoidance of doubt, while the Company may pursue a grant of specific performance under Section 8.13 prior to termination of this Agreement and/or the payment of the Reverse Termination Fee or damages (subject to the limitations herein) under this Section 7.5 following the termination of this Agreement, under no circumstances shall the Company be permitted or entitled to receive from Parent both a grant of specific performance in accordance with Section 8.13 that results in the occurrence of the Closing, on the one hand, and payment of all or a portion of the Reverse Termination Fee (or any other monetary damages) (subject to the limitations herein), on the other hand.
(f) Notwithstanding anything to the contrary in this Agreement, other than Parent’s injunctive, specific performance and equitable relief rights, as and only to the extent expressly permitted by Section 8.13, (i) Parent’s right to terminate this Agreement and receive payment of the Termination Fee (solely to the extent payable under Section 7.5(b)) (together with any amounts owed pursuant to Section 7.5(g)), from the Company shall be the sole and exclusive remedy (whether at law, in equity, in contract, in tort, or otherwise) of Parent, Merger Sub, Parent Sponsor or any other Parent Related Party against the Company and the Company Related Parties for any and all losses, liabilities and damages that may be suffered based upon, resulting from, arising out of, or relating to this Agreement and the Financing, including the breach of any representation, warranty, covenant, or agreement in this Agreement, the termination of this Agreement, or the failure to consummate the Contemplated Transactions and (ii) other than the payment of the Termination Fee to Parent by the Company if and when due (as well as any amounts owed pursuant to Section 7.5(g)), no Company Related Party shall have any further liability or obligation relating to or arising out of this Agreement or the Financing, including the breach of any representation, warranty, covenant, or agreement in this Agreement, the termination of this Agreement, or failure to consummate the Contemplated Transactions. Notwithstanding the foregoing, after termination of this Agreement, this Section 7.5(f) will not relieve the Company from any liability for any Fraud or Intentional Breach of this Agreement, and in no event shall the Company be required to pay both damages under this Agreement and the Termination Fee. Notwithstanding the foregoing, nothing contained in this Section 7.5(f) (subject in all cases to the last sentence of Section 7.5(f)) shall limit the remedies of Parent and

Merger Sub under Section 8.13 or under the Confidentiality Agreement. In no event will Parent, Merger Sub, Parent Sponsor or any other Parent Related Party seek or obtain, nor will any Person be entitled to seek or obtain, any monetary recovery or monetary award or damages (including consequential, special, indirect or punitive damages) against any Company Related Party with respect to this Agreement, the Commitment Letters, the Guaranty or the Contemplated Transactions (including any breach by any Company Related Party), the termination of this Agreement, the failure to consummate the Contemplated Transactions thereby or any claims, proceedings or actions under applicable Laws arising out of any such breach, termination or failure (including in the event of an Intentional Breach), other than Parent from the Company to the extent expressly provided for in this Agreement. For the avoidance of doubt, while Parent may pursue a grant of specific performance under Section 8.13 prior to termination of this Agreement and/or the payment of the Termination Fee or damages (subject to the limitations herein) under this Section 7.5 following the termination of this Agreement, under no circumstances shall Parent be permitted or entitled to receive from the Company both a grant of specific performance in accordance with Section 8.13 that results in the occurrence of the Closing, on the one hand, and payment of all or a portion of the Termination Fee (or any other monetary damages) (subject to the limitations herein), on the other hand.
(g) Each of the Company and Parent acknowledges that the agreements contained in Section 7.5(b) and Section 7.5(c) are an integral part of the Contemplated Transactions, and that, without these agreements, Parent, Merger Sub and the Company would not have entered into this Agreement. Accordingly, if the Company or Parent, as applicable, fail to promptly pay the fees due pursuant to Section 7.5(b) or Section 7.5(c), as applicable, when due, and in order to obtain such payment, Parent, Merger Sub or the Company, as applicable, commences a suit that results in a judgment against the Company for the amount set forth in Section 7.5(b) or against Parent for the amount set forth in Section 7.5(c), then the Company shall pay to Parent, or Parent shall pay to the Company, as applicable, interest on such amount at the prime rate as published in the Wall Street Journal in effect on the date such payment was required to be made through the date of payment, in an amount not to exceed $2,000,000.
Section 7.6. Expenses. Except as otherwise specifically provided herein, each party shall bear its own expenses in connection with this Agreement and the Contemplated Transactions.
Section 7.7. Amendment and Waiver. This Agreement may not be amended except by an instrument in writing signed by the parties hereto prior to the Effective Time. At any time prior to the Effective Time, the Company, on the one hand, and Parent and Merger Sub, on the other hand, may (a) extend the time for the performance of any of the obligations or other acts of the other, (b) waive any inaccuracies in the representations and warranties of the other contained herein or in any document delivered pursuant hereto and (c) subject to the requirements of applicable Law, waive compliance by the other with any of the agreements or conditions contained herein; provided that, in the event that the Company has received the Requisite Stockholder Approval, no amendment may be made to this Agreement that requires the approval of the Company’s stockholders pursuant to the DGCL without such approval. Any such extension or waiver will be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby. The failure of any party to assert any rights or remedies will not constitute a waiver of such rights or remedies.
ARTICLE VIII
GENERAL PROVISIONS
Section 8.1. Non-Survival of Representations, Warranties, Covenants and Agreements. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and agreements, will survive the Effective Time, except for (a) those covenants and agreements contained herein that by their terms apply or are to be performed in whole or in part after the Effective Time and (b) this Article VIII. The Confidentiality Agreement will survive termination of this Agreement in accordance with its terms.

Section 8.2. Notices. All notices, requests, claims, demands and other communications hereunder must be in writing and must be given (and will be deemed to have been duly given): (a) when delivered, if delivered in Person, (b) when sent, if sent by email, (c) three (3) Business Days after sending, if sent by registered or certified mail (postage prepaid, return receipt requested) and (d) one (1) Business Day after sending, if sent by overnight courier, in each case, to the respective parties at the following addresses (or at such other address for a party as have been specified by like notice):
(i)	if to Parent or Merger Sub:

c/o Kohlberg Kravis & Roberts & Co. L.P.
30 Hudson Yards
New York, NY 10001
	Attention:	Josh Weisenbeck
Vance Serchuk
	Email:	josh.weisenbeck@kkr.com
vance.serchuk@kkr.com

with an additional copy (which will not constitute notice) to:

Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022
	Attention:	Jennifer S. Perkins, P.C.
Edward J. Lee, P.C.
Chelsea N. Darnell
Lukas D. Richards
	Email:	jennifer.perkins@kirkland.com
edward.lee@kirkland.com
chelsea.darnell@kirkland.com
lukas.richards@kirkland.com

(ii)	if to the Company:

CIRCOR International, Inc.
30 Corporate Drive, Suite 200
Burlington, MA 01803
	Attention:	Jessica Wenzell
	Email:	jessica.wenzell@circor.com

with an additional copy (which will not constitute notice) to:

Ropes & Gray LLP
800 Boylston Street
Boston, MA 02110
Attention:		Tara Fisher
Email:		tara.fisher@ropesgray.com
Section 8.3. Certain Definitions. For purposes of this Agreement the term:
“2023 Annual Bonuses” has the meaning set forth in Section 5.6(b).
“Acquisition Proposal” means any offer or proposal relating to any transaction or series of transactions made or renewed by a Person or group (other than Parent or Merger Sub) that is structured to permit such Person or group to acquire beneficial ownership of twenty percent (20%) or more of the total Shares of the Company or twenty percent (20%) or more of the consolidated total assets of the Company and its Subsidiaries, pursuant to a merger, consolidation, or other business combination, sale of shares of capital stock, sale of assets, tender offer or exchange offer, or similar transaction, including any single or multi-step transaction or series of related transactions, in each case, other than the Merger.
“Action” means a cause of action, litigation, audit, examination, mediation, action, suit, arbitration, proceeding, investigation or other legal proceeding.
“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular Person; provided that no portfolio company of any investment fund affiliated with Parent Sponsor shall be considered an Affiliate of Parent. For the purposes of this definition, “controlling,” “controlled” and “control” mean the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.
“Agreement” has the meaning set forth in the Preamble.
“Alternative Acquisition Agreement” has the meaning set forth in Section 5.3(d).
“Alternative Financing” has the meaning set forth in Section 5.16(c).
“Antitrust Laws” means the Sherman Act, the Clayton Act, the HSR Act, the Federal Trade Commission Act, and all other applicable Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or significant impediments or lessening of competition through merger or acquisition.
“Anti-Corruption Laws” means (a) the U.S. Foreign Corrupt Practices Act of 1977, as amended, (b) the UK Bribery Act of 2010, and (c) any other applicable law, rule, regulation, or order relating to bribery or corruption (governmental or commercial).
“Anti-Money Laundering Laws” means Laws of any jurisdiction in which the Company or its Subsidiaries is incorporated or does business relating to money laundering, including financial recordkeeping and reporting requirements.
“Book-Entry Share” has the meaning set forth Section 2.4(d).
“Business Day” means a day (other than Saturday or Sunday) on which banks are open in New York, New York.
“Certificate” has the meaning set forth in Section 2.4(b).
“Certificate of Merger” has the meaning set forth in Section 1.2.
“Change of Board Recommendation” means (a) the withholding, withdrawal, amendment, qualification or modification, or public proposal to withhold, withdraw, amend, qualify or modify, the Company Recommendation, in each case, in a manner adverse to Parent, (b) the failure by the Company, within ten (10) Business Days of the commencement of a tender or exchange offer for Shares that constitutes an Acquisition Proposal by a Person other than Parent or any of its Affiliates, to file a Schedule 14D-9 pursuant to Rule 14e-2 and Rule 14d-9 promulgated under the Exchange Act recommending that the holders of the Shares reject such Acquisition Proposal and not tender any Shares into such tender or exchange offer, (c) the failure by the Company to include the Company Board Recommendation in the Proxy Statement when mailed to the Company’s Stockholders or (d) the failure by the Company Board or a committee thereof to publicly reaffirm the Company Board Recommendation within five (5) Business Days of receiving a written request from Parent to provide such public reaffirmation following receipt by the Company of a publicly announced Acquisition Proposal; provided that Parent may deliver only two (2) such requests with respect to any Acquisition Proposal.
“Closing” has the meaning set forth in Section 1.2.
“Closing Date” has the meaning set forth in Section 1.2.
“Code” means the United States Internal Revenue Code of 1986, as amended.
“Commitment Letters” has the meaning set forth in Section 4.14(b).
“Company” has the meaning set forth in the Preamble.
“Company Balance Sheet Date” has the meaning set forth in Section 3.8.

“Company Board” has the meaning set forth in the Recitals.
“Company Board Recommendation” has the meaning set forth in the Recitals.
“Company Common Stock” has the meaning set forth in Section 2.1(a).
“Company Disclosure Letter” has the meaning set forth in Article III.
“Company Equity Awards” has the meaning set forth in Section 2.2(d).
“Company Equity Plans” means the Company’s 2014 Stock Option and Incentive Plan, and the Company’s 2019 Stock Option and Incentive Plan and shall include any award agreement evidencing an “inducement” award within the meaning of applicable NYSE guidance.
“Company Leased Property” has the meaning set forth in Section 3.11(b).
“Company Material Adverse Effect” means any change, effect, event, inaccuracy, occurrence or other matter that, individually or taken together with other changes, effects, events, inaccuracies, occurrences or other matters, has or would reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), assets, operations, or results of operations of the Company and its Subsidiaries, taken as a whole; provided, however, that any changes, effects, events, inaccuracies, occurrences, or other matters resulting or arising from or in connection with any of the following will not be deemed, either alone or in combination, to constitute a Company Material Adverse Effect and will be disregarded in determining whether a Company Material Adverse Effect has occurred: (a) matters generally affecting the U.S. or foreign economies, financial or securities markets, or political, legislative, or regulatory conditions, or the industry in which the Company and its Subsidiaries operate, including changes in inflation, supply chain disruptions and labor shortages, except to the extent such matters have, or would reasonably be expected to have, a materially disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, relative to the impact on other companies in the industry in which the Company and its Subsidiaries operate; (b) the negotiation, execution, announcement, or pendency of this Agreement or the Contemplated Transactions, including (to the extent arising therefrom) any loss or change in relationship with any supplier, vendor, reseller, customer, distributor, lender, employee, investor, venture partner or other business partner of the Company or its Subsidiaries (provided that this exception shall not apply to any representation or warranty contained in Section 3.5); (c) any change in the market price or trading volume of the Shares; provided that this exception will not preclude a determination that a matter underlying such change has resulted in or contributed to a Company Material Adverse Effect unless excluded under another clause; (d) the occurrence, escalation, outbreak or worsening of hostilities, acts or threats of war or terrorism (including cyberattacks and cyberterrorism), except to the extent such matters have, or would reasonably be expected to have, a materially disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, relative to the impact on other companies in the industry in which the Company and its Subsidiaries operate; (e) any plagues, pandemics (including COVID-19) or any escalation or worsening or subsequent waves thereof, epidemics or other outbreaks of diseases or public health events, hurricane, tornado, tsunami, flood, volcanic eruption, earthquake, nuclear incident, weather conditions or other natural or man-made disaster or other force majeure event, except to the extent such matters have, or would reasonably be expected to have, a materially disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, relative to the impact on other companies in the industry in which the Company and its Subsidiaries operate; (f) any Health Measures, except to the extent such matters have, or would reasonably be expected to have, a materially disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, relative to the impact on other companies in the industry in which the Company and its Subsidiaries operate; (g) changes in Laws, regulations, or accounting principles, or interpretations thereof, except to the extent such matters have, or would reasonably be expected to have, a materially disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, relative to the impact on other companies in the industry in which the Company and its Subsidiaries operate; (h) compliance with covenants expressly set forth herein (other than Section 5.1), or any action taken or omitted to be taken by the Company at the express written request or with the prior written consent of Parent or Merger Sub; (i) the initiation or settlement of any legal proceedings commenced or involving (A) any Governmental Body in connection with this Agreement or the Contemplated Transactions or (B) by any current or former holder of Shares (on their own or on behalf of the Company) arising out of or related to this Agreement or the Contemplated Transactions; or (j) any failure by the Company to meet any internal or analyst projections or forecasts or estimates of revenues, earnings, or other financial metrics for any period on or after the date of this Agreement; provided that this exception will not preclude a determination that a matter underlying such failure has resulted in or contributed to a Company Material Adverse Effect unless excluded under another clause.
“Company Material Contract” has the meaning set forth in Section 3.13(a).
“Company MSPP” means the Company’s Management Stock Purchase Plan.
“Company Organizational Documents” has the meaning set forth in Section 3.1.
“Company Owned Real Property” has the meaning set forth in Section 3.11(b).
“Company Permit” means any material Permit necessary for the lawful operation of the business of the Company and its Subsidiaries as currently conducted.
“Company Phantom Unit” means a phantom stock unit that is subject to vesting conditions based on continued employment or service granted under a Company Equity Plan.
“Company Plan” means a Plan that the Company or any of its Subsidiaries sponsors, maintains, contributes to, is obligated to contribute to, in each case, for the benefit of any current or former officer, director, employee or individual service provider or director of the Company or any of its Subsidiaries, or with respect to which the Company or any of its Subsidiaries has any Liability; provided, however, that Company Plan will not include any Plan that is solely sponsored or maintained by a Governmental Body or maintained for the benefit of current or former officers, directors, employees or individual independent contractors of the Company or any of its Subsidiaries who are primarily located in a jurisdiction other than the U.S. if the benefits provided thereunder are required to be provided by statute. For clarity, “Company Plans” includes the Company Equity Plans and the Company MSPP.
“Company Preferred Stock” has the meaning set forth in Section 3.3.
“Company Product” has the meaning set forth in Section 3.20.
“Company PSU” means a performance stock unit, performance share award, or restricted stock unit that is subject to performance-based vesting conditions granted under a Company Equity Plan.
“Company Real Property” has the meaning set forth in Section 3.11(b).
“Company Registered Intellectual Property” has the meaning set forth in Section 3.14(a).
“Company Related Party” has the meaning set forth in Section 7.5(e).
“Company RSU” means a restricted stock unit that is subject to vesting conditions based on continued employment or service granted under a Company Equity Plan, including pursuant to an election under the Company MSPP.
“Company SEC Documents” has the meaning set forth in Section 3.7(a).
“Company Stock Option” shall mean each option to purchase Shares granted under a Company Equity Plan.
“Company Stockholder Meeting” has the meaning set forth in Section 5.5(a).
“Company Systems” means all of the following used or otherwise relied on by the Company or any of its Subsidiaries: computers (including servers, workstations, desktops, laptops and handheld devices), software, applications, websites, hardware, networks, firmware, middleware, routers, hubs, switches, data communications lines, data storage devices, data centers, systems and other information technology equipment and assets.
“Confidential Information” has the meaning set forth in Section 5.2(b).
“Confidentiality Agreement” means that certain letter agreement regarding confidentiality, by and between an Affiliate of Parent and the Company, dated February 28, 2022 (as amended or waived).
“Contemplated Transactions” means each of the transactions contemplated by this Agreement.

“Contract” means any written, oral or other agreement, contract, subcontract, lease, sub-lease, occupancy agreement, binding understanding, obligation, promise, instrument, indenture, mortgage, note, option, warranty, purchase order, license, sublicense, commitment or undertaking of any nature, which, in each case, is legally binding upon a party or on any of its Affiliates.
“Copyrights” means all works of authorship (whether or not copyrightable) and all copyrights (whether or not registered), including all registrations thereof and applications therefor, and all renewals, extensions, restorations and reversions of the foregoing.
“COVID-19” means SARS-CoV-2 or COVID-19 and any evolution thereof or related or associated epidemics, pandemics or disease outbreaks.
“Credit Agreement” means the Credit Agreement, dated as of December 20, 2021, by and among the Company, as borrower, certain subsidiaries of the Company, as guarantors, the lenders from time to time thereto, Truist Bank, as administrative agent, collateral agent, swing line lender and a letter of credit issuer, and Trust Securities, Inc., Citizens Bank, N.A. and Keybanc Capital Markets Inc. as joint lead arrangers and joint bookrunners, as amended, restated, amended and restated or otherwise modified from time to time.
“Current Employees” has the meaning set forth in Section 5.6(a).
“Damages Cap” means an amount equal to $67,000,000.
“Data Security Breach” means any (a) breach of security, phishing incident, ransomware or malware attack, or other incident affecting any Company Systems, or (b) incident in which confidential information or Personal Information was accessed, disclosed, processed, used or exfiltrated in an unauthorized manner.
“Debt Commitment Letter” shall have the meaning set forth in Section 4.14(a).
“Debt Financing” shall have the meaning set forth in Section 4.14(a).
“Debt Financing Entities” shall mean the Debt Financing Sources, together with their Affiliates, and their and their Affiliates’ current or future officers, directors, employees, attorneys, agents, Representatives, stockholders, limited partners, managers, members, accounts, funds or partners and their successors and assigns.
“Debt Financing Sources” shall mean the Persons that have committed to provide or arrange the Debt Financing or otherwise have entered into agreements pursuant to the Debt Commitment Letter or in connection with all or any part of the Debt Financing described therein (or any replacement debt financings), including the parties to any commitment letters (including the Debt Commitment Letter), engagement letters, joinder agreements, indentures or credit agreements entered into pursuant thereto or relating thereto.
“Definitive Debt Financing Agreements” shall have the meaning set forth in Section 5.16(a).
“Determination Notice” means any notice delivered by the Company to Parent pursuant to Section 5.3(e)(i), Section 5.3(e)(ii) or Section 5.3(e)(iii).
“DGCL” has the meaning set forth in the Recitals.
“Dissenting Shares” has the meaning set forth in Section 2.3(a).
“Equity Commitment Letter” has the meaning set forth in Section 4.14(b).
“Equity Financing” has the meaning set forth in Section 4.14(b).
“Effective Time” has the meaning set forth in Section 1.2.
“Enforceability Exceptions” has the meaning set forth in Section 3.2.
“Environmental Laws” means all Laws concerning pollution or protection of the environment or natural resources or human health and safety (in regards to exposure to Hazardous Substances), as such of the foregoing are promulgated and in effect on or prior to the Closing Date.
“ERISA” has the meaning set forth in Section 3.17(c).
“ERISA Affiliate” means any corporation or other trade or business (whether or not incorporated) which is, or at any relevant time would be, under common control, or treated as a single employer, with the Company, Parent or any of their respective Subsidiaries, as applicable, under Sections 414(b), (c), or (m) of the Code.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Exclusive Intellectual Property” means all Intellectual Property that is or has been licensed exclusively to the Company or any of its Subsidiaries, as of the date of this Agreement.
“Finance Leases” means all obligations for finance leases (determined in accordance with GAAP).
“Financing” has the meaning set forth in Section 4.14(b).
“Foreign Investment Approvals” means the consents or approvals required under Foreign Investment Laws as listed on Section 6.1(a)(i) of the Company Disclosure Letter.
“Foreign Investment Laws” means all Laws that are designed to regulate transactions involving foreign investments including any Laws that provide for review of national security matters.
“Foreign Regulatory Approvals” means the Foreign Investment Approvals and the consents or approvals required under Antitrust as listed on Section 6.1(a)(ii) of the Company Disclosure Letter.
“Fraud” means any common law fraud under Delaware Law (and not a constructive fraud or negligent misrepresentation or omission) by a Person in making the representations and warranties set forth in Article III or Article IV of this Agreement, as applicable.
“GAAP” means U.S. generally accepted accounting principles as in effect on the date of this Agreement.
“Global Trade Laws” means the Sanctions, export, customs, and anti-boycott Laws of any jurisdiction in which the Company or its Subsidiaries is incorporated or does business, including without limitation (a) the Export Administration Regulations administered by the U.S. Commerce Department’s Bureau of Industry and Security, (b) the International Traffic in Arms Regulations administered by the U.S. State Department’s Directorate of Defense Trade Controls, (c) the import laws administered by U.S. Customs and Border Protection, (d) the economic sanctions rules and regulations administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), (e) European Union (“EU”) regulations on export controls and sanctions, (f) United Nations sanctions policies and (g) all relevant regulations made under any of the foregoing.
“Government Bid” means any quotation, bid or proposal by the Company or any of its Subsidiaries that, if accepted or awarded, would result in a Government Contract.
“Government Contract” means any contract for the delivery of supplies or provision of services (a) by or between the Company or any of its Subsidiaries, on one hand, and any Governmental Body, on the other hand or (b) by or between the Company or any of its Subsidiaries as a subcontractor at any tier and any other Person in connection with any contract with a Governmental Body.
“Governmental Body” means any federal, state, provincial, local, municipal, foreign, international, multinational or other governmental or quasi-governmental authority of competent jurisdiction, including, any arbitrator or arbitral body, mediator and applicable securities exchanges, or any department, minister, agency, commission, commissioner, board, subdivision, bureau, agency, instrumentality, court or other tribunal of any of the foregoing.
“Guaranty” has the meaning set forth in the Recitals.
“Hazardous Substance” means any waste, material, chemical, or substance defined or regulated as a “hazardous substance,” “hazardous material,” “hazardous waste,” “toxic chemical,” “pollutant” or terms of similar import under, or for which Liability or standards of conduct are imposed pursuant to, any Environmental Laws, including petroleum products or byproducts, per- and polyfluoroalkyl substances, polychlorinated biphenyls, radioactive materials, toxic mold, and asbestos or asbestos-containing materials.
“Health Measures” means any quarantine, “shelter in place,” “stay at home,” social distancing, shut down, closure, sequester, safety or similar laws, directives or restrictions of or promulgated by any Governmental Body, including the Centers for Disease Control and Prevention and the World Health Organization, taken, in each case, in connection with or in response to COVID-19.
“HSR Act” has the meaning set forth in Section 3.6.
“Indebtedness” means, with respect to any Person, without duplication: (a) the principal, accreted value, accrued and unpaid interest, fees and prepayment premiums or penalties, unpaid fees or expenses and other monetary obligations in respect of (i) indebtedness of such Person for borrowed money and (ii) indebtedness evidenced by notes, debentures, bonds, or other similar instruments for the payment of which such Person is liable, (b) all obligations of such Person issued or assumed as the deferred purchase price of property (other than trade payables or accruals incurred in the ordinary course of business and other than payments due under license agreements), (c) all obligations of such Person in respect of letters of credit and bankers’ acceptances, surety and performance bonds that have been drawn down, in each case, to the extent of such draw, (d) all obligations of such Person under Finance Leases; (e) all obligations of the type referred to in clauses (a) through (d) of any Persons for the payment of which such Person is responsible or liable, directly or indirectly, as obligor, guarantor, surety or otherwise, including guarantees of such obligations (but solely to the extent of such responsibility or liability) and (f) all obligations of the type referred to in clauses (a) though (e) of other Persons secured by (or for which the holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person); provided that, if such Person has not assumed such obligations, then the amount of Indebtedness of such Person for purposes of this clause (f) will be equal to the lesser of the amount of the obligations of the holder of such obligations and the fair market value of the assets of such Person which secure such obligations.
“Indemnified Party” has the meaning set forth in Section 5.7(b).
“Intellectual Property” means all of the following, including all rights in, arising out of, or associated therewith: (a) Trademarks; (b) Patents; (c) Trade Secrets; (d) Copyrights and (e) all other intellectual property rights, whether registered or unregistered, with respect to (a)-(e), in any jurisdiction worldwide.
“Intentional Breach” has the meaning set forth in Section 7.5(a).
“Intervening Event” means a change, effect, event, circumstance, occurrence, or other matter that affects the business, assets or operations of the Company (other than any change, effect, event, circumstance, occurrence or other matter (x) primarily resulting from a breach of this Agreement by the Company or (y) primarily relating to the announcement or pendency of, or any actions required to be taken by the Company (or to be refrained from being taken by the Company) pursuant to, this Agreement) and that was not known to or reasonably foreseen by the Company Board or any committee thereof on the date of this Agreement (or if known, the consequences of which were not known to or reasonably foreseen by the Company Board or any committee thereof as of the date of this Agreement), which change, effect, event, circumstance, occurrence, or other matter, or any consequence thereof, becomes known to the Company Board or any committee thereof after the date hereof and prior to receipt of the Requisite Stockholder Approval; provided, however, that in no event will any of the following constitute an Intervening Event: (a) any Acquisition Proposal or any inquiry, offer, or proposal that constitutes or would reasonably be expected to lead to an Acquisition Proposal, (b) changes in the price of the Company Common Stock, in and of itself (however, the underlying reasons for such changes may constitute an Intervening Event to the extent not otherwise excluded by this definition) or (c) the fact that, in and of itself, the Company exceeds any internal or published projections, estimates or expectation of the Company’s revenue, earnings or other financial performance or results of operations for any period (however, the underlying reasons for such events may constitute an Intervening Event to the extent not otherwise excluded by this definition).
“IP Contracts” means all Contracts in force as of the date of this Agreement, to which the Company or any of its Subsidiaries is a party, the primary subject of which is the grant of rights, title or interests with respect to Intellectual Property and under which (a) the Company or any of its Subsidiaries has obtained from or granted to any third party any license or (b) the Company or its Subsidiaries is expressly restricted from using, in each case (a) and (b) of this definition, any Intellectual Property that is material to the continued operation of the business of the Company or its Subsidiaries, as of the date of this Agreement, except for Off-the-Shelf Software.
“IRS” has the meaning set forth in Section 3.17(a).
“Knowledge” of Parent or the Company, as applicable, means the actual knowledge of such Person’s chief executive officer, chief financial officer, general counsel and chief people officer, in each case, after reasonable inquiry of such Person’s direct reports.
“Labor Agreement” has the meaning set forth in Section 3.19(a).

“Law” means any foreign or U.S. federal, state, municipal or local law (including common law), treaty, statute, code, judgment, order, ordinance, Permit, rule, regulation, or other requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (or under the authority of the NYSE), and, for the sake of clarity, includes, but is not limited to, Environmental Laws.
“Liability” means, with respect to any Person, any liability or obligation of that Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, asserted or unasserted, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise, and whether or not the same is required to be accrued on the financial statements of that Person in accordance with GAAP.
“Liens” means any lien, mortgage, security interest, pledge, encumbrance, deed of trust, security interest, claim, charge, option, preemptive right, subscription right, easement, servitude, proxy, voting trust or agreement, transfer restriction under any shareholder or similar agreement, or similar encumbrance or restriction.
“Marketing Material” has the meaning set forth in Section 5.16(d).
“Measurement Date” has the meaning set forth in Section 3.3(a).
“Merger” has the meaning set forth in the Recitals.
“Merger Consideration” has the meaning set forth in Section 2.1(a).
“Merger Sub” has the meaning set forth in the Preamble.
“New Plans” has the meaning set forth is Section 5.6(c).
“Non-U.S. Plan” has the meaning set forth in Section 3.17(k).
“Notice Period” means the period beginning at 5:00 p.m. Eastern Time on the day of delivery by the Company to Parent of a Determination Notice (even if such Determination Notice is delivered after 5:00 p.m. Eastern Time) and ending on the third (3rd) Business Day thereafter at 5:00 p.m. Eastern Time; provided that, with respect to any material amendment to any material terms (it being understood that a change in price per share of Company Common Stock shall be a material amendment) of any Superior Proposal, or any material change to the facts and circumstances relating to any Intervening Event, as applicable, the Notice Period will extend until 5:00 p.m. Eastern Time on the second (2nd) Business Day after delivery of such revised Determination Notice.
“NYSE” means the New York Stock Exchange.
“Off-the-Shelf Software” means software, other than open source software, obtained from a third party (a) on general commercial terms and that continues to be widely available on such commercial terms or (b) that was licensed for fixed payments of less than $250,000 in the aggregate or annual payments of less than $250,000 per year.
“Old Plans” has the meaning set forth is Section 5.6(c).
“Outside Date” has the meaning set forth in Section 7.2(b).
“Owned Intellectual Property” means all Intellectual Property that is owned or purported to be owned (exclusively or jointly) by the Company or its Subsidiaries, as of the date of this Agreement.
“Parent” has the meaning set forth in the Preamble.
“Parent Material Adverse Effect” means any change, effect, event, inaccuracy, occurrence, or other matter that has a material adverse effect on the ability of Parent or Merger Sub to timely perform its obligations under this Agreement or to timely consummate the Contemplated Transactions.
“Parent Related Party” has the meaning set forth in Section 7.5(e).
“Parent Sponsor” has the meaning set forth in the Recitals.

“Patents” means issued patents (including issued utility and design patents), and any pending applications for the same, including any divisionals, provisionals, revisions, continuations, continuations-in-part, reissues, re-examinations, substitutions, extensions and renewals thereof.
“Paying Agent” has the meaning set forth in Section 2.4(a).
“Payoff” has the meaning set forth in Section 5.17.
“Payoff Letter” has the meaning set forth in Section 5.17.
“PBGC” has the meaning set forth in Section 3.17(f).
“Permits” means all approvals, authorizations, certificates, consents, licenses, orders and permits and other similar authorizations of all Governmental Bodies and all other Persons.
“Permitted Liens” means (a) statutory Liens for current Taxes or other governmental charges not yet due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings and for which appropriate reserves are established in the financial statements in accordance with GAAP, (b) mechanics’, carriers’, workers’, repairers’, contractors’, subcontractors’, suppliers’ and similar statutory Liens arising or incurred in the ordinary course of business in respect of the construction, maintenance, repair or operation of assets for amounts that are not delinquent and that are not, individually or in the aggregate, significant, (c) zoning, entitlement, building and other land use regulations imposed by governmental agencies having jurisdiction over the Company Real Property which are not violated by the current use and operation of the Company Real Property, (d) covenants, conditions, restrictions, easements and other similar matters of record affecting title to the Company Real Property that do not materially impair the occupancy, marketability or use of such Company Real Property for the purposes for which it is currently used or proposed to be used in connection with the Company’s business (e) Liens arising under workers’ compensation, unemployment insurance and social security, (f) Liens that do not materially impair the business or operations of the owner of the assets subject to such Liens, (g) purchase money liens for personal property and liens securing rental payments under Finance Leases, (h) liens arising from funds advanced under a supplier development funding agreement, (i) Liens arising under the Credit Agreement, and (j) those matters identified in the Permitted Liens Section of the Company Disclosure Letter, as applicable.
“Person” means an individual, a partnership, a corporation, a limited liability company, an unlimited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other entity, a governmental entity or any department, agency or political subdivision thereof.
“Personal Information” means data and information concerning an identifiable natural person or that otherwise constitutes “personal information” or “personal data” under applicable Privacy Laws.
“Plan” means an “employee benefit plan” within the meaning of Section 3(3) of ERISA and any other compensation or benefit plan, program, policy, arrangement or agreement, whether written or unwritten, funded or unfunded, subject to ERISA or not and covering one or more Persons, including, any stock purchase, stock option, restricted stock, other equity-based, phantom equity, severance, separation, retention, employment, individual consulting, change in control, bonus, incentive, deferred compensation, pension, retirement, supplemental retirement, health, dental, vision, disability, life insurance, death benefit, vacation, paid time off, leave of absence, employee assistance, tuition assistance or other fringe benefit plan, program, policy, arrangement or agreement.
“Pre-Closing Period” has the meaning set forth in Section 5.1(a).
“Privacy Laws” mean foreign or domestic Laws relating to privacy and/or data security of Personal Information.
“Privacy Policies” has the meaning set forth in Section 3.21.
“Proxy Statement” has the meaning set forth in Section 5.4(a).
“Reference Date” means January 1, 2021.
“Reimbursement Obligations” has the meaning set forth in Section 5.16(d)(ii).
“Reimbursement Obligations Cap” means an amount equal to $2,000,000.

“Replacement RSU” has the meaning set forth in Section 2.2(e).
“Representative” means the officers, employees, accountants, consultants, legal counsel, financial advisors and agents and other representatives of a party.
“Requisite Stockholder Approval” has the meaning set forth in Section 3.2.
“Restricted Amendment” has the meaning set forth in Section 5.16(b).
“Reverse Termination Fee” has the meaning set forth in Section 7.5(c).
“Sanctioned Country” means any country or region that is the target or subject of comprehensive, territorial-based Sanctions (at the time of this Agreement, Cuba, Iran, North Korea, Syria, and the Crimea, so-called Donetsk People’s Republic, and so-called Luhansk People’s Republic regions of Ukraine).
“Sanctioned Person” means any Person that is the target of Sanctions, including (a) any Person identified in any sanctions list maintained by the U.S. government (including through OFAC or the U.S. Department of State) the United Nations Security Council, the EU or any EU member state, the United Kingdom, or any jurisdiction in which the Company or its Subsidiaries is incorporated or does business; (b) any Person located, organized, or resident in, or a government instrumentality of, any Sanctioned Country; and (c) any Person directly or indirectly majority owned or controlled by or acting for the benefit or on behalf of a Person described in clauses (a) or (b).
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government (including through OFAC or the U.S. Department of State), the United Nations Security Council, the EU or any EU member state, the United Kingdom, or any jurisdiction in which the Company or its Subsidiaries is incorporated or does business.
“Sarbanes-Oxley” has the meaning set forth in Section 3.10(d).
“SEC” means the U.S. Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended.
“Share” has the meaning set forth in Section 2.1(a).
“Shares” has the meaning set forth in Section 2.1(a).
“Significant Subsidiary” has the meaning set forth in Section 3.1.
“Stockholder Litigation” has the meaning set forth in Section 5.14.
“Subsidiary” means, with respect to any Person, any corporation, partnership, association, limited liability company, unlimited liability company or other business entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof or (b) if a partnership, association, limited liability company, or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons will be deemed to have a majority ownership interest in a partnership, association, limited liability company or other business entity if such Person or Persons are allocated a majority of partnership, association, limited liability company or other business entity gains or losses or otherwise control the managing director, managing member, general partner or other managing Person of such partnership, association, limited liability company or other business entity.
“Subject Courts” has the meaning set forth in Section 8.14.
“Superior Proposal” means a bona fide written Acquisition Proposal made after the date of this Agreement by any Person that did not result from a material breach of Section 5.3 (except the references in the definition thereof to “twenty percent (20%)” will be replaced by “fifty percent (50%)”) that the Company Board or a committee thereof has determined, in its good faith judgment, after consultation with its outside legal counsel and financial advisors, would result in a transaction more favorable to the Company’s stockholders (solely in their capacity as such) from a financial point of view than the transactions contemplated by the Acquisition

Proposal reflected in this Agreement, taking into account all legal, regulatory and financial terms, the likelihood of consummation (including certainty of closing), the Person making the Acquisition Proposal, timing, the ability of such third-party to consummate the Acquisition Proposal and all other aspects of such Acquisition Proposal.
“Surviving Corporation” has the meaning set forth in Section 1.1.
“Tax” or “Taxes” means any and all U.S. federal, state, local, or non-U.S. income, gross receipts, license, payroll, employment, excise, escheat, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar, including FICA), unemployment, disability, real property, personal property, sales, use, transfer, registration, value-added, alternative or add-on minimum, or other tax, duty, levy, custom of any kind in the nature of (or similar to) taxes, or any charge of any kind in the nature of (or similar to) taxes whatsoever, including any interest, penalty, or addition thereto.
“Tax Returns” means any return, report, election, designation, information return or other document (including schedules or any attachments thereto and any amendments thereof) filed or required to be filed with any Governmental Body or other authority in connection with the determination, assessment or collection of any Tax.
“Termination Fee” has the meaning set forth in Section 7.5(b).
“Trademarks” means trademarks, service marks, corporate names, trade names, brand names, product names, logos, slogans, trade dress and other indicia of source or origin, any applications and registrations for the foregoing and the renewals thereof, and all goodwill associated therewith and symbolized thereby.
“Trade Secrets” means any and all proprietary or confidential information that derives economic value from not being generally known, including know-how, customer, distributor, consumer and supplier lists and data, pricing information, research and development information, processes, formulae, methods, formulations, discoveries, specifications, designs, algorithms, plans, improvements, models and methodologies, that, in each derive economic value from not being generally known.
“Transfer Taxes” means and sales, transfer, stamp, stock transfer, documentary, registration, value added, use, real property transfer and any similar Taxes and fees.
“Treasury Regulations” means the Treasury regulations promulgated under the Code.
“Union” means any union, works council, labor organization or other employee representative body.
“Unvested Company Phantom Unit” has the meaning set forth in Section 2.2(e).
“Unvested Company RSU” has the meaning set forth in Section 2.2(e).
“Vested Company Phantom Unit” has the meaning set forth in Section 2.2(d).
“Vested Company RSU” has the meaning set forth in Section 2.2(d).
“WARN” has the meaning set forth in Section 3.19(b).
Section 8.4. Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of law or public policy, the remaining provisions of this Agreement will be enforced so as to conform to the original intent of the parties as closely as possible in a mutually acceptable manner so that the Contemplated Transactions are fulfilled to the fullest extent possible.
Section 8.5. Assignment. This Agreement may not be assigned by operation of law or otherwise without the prior written consent of each of the other parties, except that Parent or Merger Sub may assign, in whole or in part (a) its rights and obligations under this Agreement to any of its Affiliates and (b) after the Effective Time, its rights and obligations under this Agreement to any Person; provided that, in the case of either (a) or (b), such assignment shall not relieve Parent or Merger Sub of its obligations hereunder, or enlarge, alter or change any obligation of any other party.
Section 8.6. Entire Agreement; Third-Party Beneficiaries. This Agreement (including the Company Disclosure Letter and the exhibits, annexes, and instruments referred to herein) and the Confidentiality Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; provided, however, that the Confidentiality Agreement will survive the execution or termination of this Agreement and remains in full force and effect. Except for (a) the rights of the holders of Shares to receive the Merger Consideration, and the holders of Company Stock Options and Company Equity Awards to receive the consideration described in Section 2.2, (b) as provided in Section 5.7 (which is intended for the benefit of each Indemnified Party, all of whom will be third-party beneficiaries of these provisions), and (c) the rights of the Parent Related Parties set forth in Section 7.5(e) and the Company Related Parties set forth in Section 7.5(f), and this Agreement is not intended to confer upon any Person other than the parties hereto any rights, benefits or remedies of any nature whatsoever.
Section 8.7. Governing Law. This Agreement will be governed by, and construed in accordance with, and all disputes arising out of or in connection with this Agreement or the Contemplated Transactions shall be resolved under, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of laws thereof.
Section 8.8. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and will not affect in any way the meaning or interpretation of this Agreement.
Section 8.9. Counterparts. This Agreement may be executed and delivered (including by facsimile or email transmission) in two (2) or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed will be deemed to be an original but all of which taken together will constitute one and the same agreement. The exchange of a fully executed Agreement (in counterparts or otherwise) by email (in .pdf or .tiff format) shall be sufficient to bind the parties to the terms and conditions of this Agreement.
Section 8.10. Performance Guaranty. Parent hereby guarantees the due, prompt and faithful performance and discharge by, and compliance with, all of the obligations, covenants, terms, conditions and undertakings of Merger Sub under this Agreement in accordance with the terms hereof, including any such obligations, covenants, terms, conditions and undertakings that are required to be performed discharged or complied with following the Effective Time.
Section 8.11. Jurisdiction; Waiver of Jury Trial.
(a) Each of the parties hereto hereby (i) expressly and irrevocably submits to the exclusive personal jurisdiction of the Court of Chancery of the State of Delaware or if such Court of Chancery lacks subject matter jurisdiction, the United States District Court for the District of Delaware, in the event any dispute arises out of this Agreement or the Guaranty, or the transactions contemplated hereby or thereby, including the Merger, (ii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that it shall not bring any action relating to this Agreement or the Merger in any court other than the Court of Chancery of the State of Delaware or if such Court of Chancery lacks subject matter jurisdiction, the United States District Court for the District of Delaware; provided that each of the parties has the right to bring any action or proceeding for enforcement of a judgment entered by such court in any other court or jurisdiction.
(b) EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF, RELATING TO OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT, OR ATTORNEY OF ANY PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATION OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (IV) EACH OTHER PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 8.12. Service of Process. Each party irrevocably consents to the service of process outside the territorial jurisdiction of the courts referred to in Section 8.11(a) in any such action or proceeding by mailing copies thereof by registered United States mail, postage prepaid, return receipt requested, to its address as specified in or pursuant to Section 8.2. However, the foregoing will not limit the right of a party to effect service of process on the other party by any other legally available method.
Section 8.13. Specific Performance.
(a) The parties hereto acknowledge and agree that, in the event of any breach of this Agreement, irreparable harm would occur that monetary damages could not make whole. It is accordingly agreed that, subject to Section 8.13(c), (i) each party hereto will be entitled, in addition to any other remedy to which it may be entitled at law or in equity, to compel specific performance to prevent or restrain breaches or threatened breaches of this Agreement in any action without the posting of a bond or undertaking and (ii) the parties hereto will, and hereby do, waive, in any action for specific performance, the defense of adequacy of a remedy at law and any other objections to specific performance of this Agreement.
(b) Notwithstanding the parties’ rights to specific performance pursuant to Section 8.13(a), each party may pursue any other remedy available to it at law or in equity, including monetary damages; provided that under no circumstances will a party be permitted or entitled to receive both (x) a grant of specific performance that results in the occurrence of the Closing and (y) monetary damages (including the Termination Fee, the Reverse Termination Fee or any monetary damages in lieu of specific performance).
(c) Notwithstanding anything to the contrary in this Agreement, it is acknowledged and agreed that the right of the Company to specific performance in connection with enforcing the obligations of Parent and Merger Sub hereunder and under the Equity Commitment Letter to effect the Closing or cause the Equity Financing to be funded (but not the right of the Company to specific performance for any other reason) will be subject to the requirements that (i) all of the conditions in Section 6.1 and Section 6.2 (other than those conditions that either by their nature are to be satisfied by the taking of actions or delivery of documents, or waived, on the Closing Date (and which are, at the time the Company is seeking specific performance pursuant to this Section 8.13, capable of being satisfied if the Closing were to occur at such time)) have been satisfied or waived, and remain so satisfied or waived at the time specific performance is granted, and Parent is required to consummate the Merger pursuant to Section 1.2, (ii) the Debt Financing (or any Alternative Financing in accordance with Section 5.16) has been funded or will be funded in full at the Closing if the Equity Financing is funded at the Closing (or, if the Debt Financing (or any such Alternative Financing) has been funded into escrow in full at the Closing if the Equity Financing is funded at the Closing, such funds have been or would be released from escrow), (iii) the Company has irrevocably notified Parent in writing that all conditions set forth in Section 6.1 and Section 6.3 (other than those conditions that by their nature are to be satisfied by the taking of actions or delivery of documents, or waived, on the Closing Date, but subject to the satisfaction or waiver of those conditions), have been satisfied or waived (or that the Company would be willing to waive any unsatisfied conditions in Section 6.1 or Section 6.3 for purposes of consummating the Closing) and that the Company is ready, willing and able to effect the Closing on such date of notice and at all times during the three (3) Business Day period immediately thereafter, and (iv) Parent fails to consummate the Closing within three (3) Business Days after receipt of such irrevocable notice. In no event shall Parent be obligated to both (x) specifically perform the obligation to cause the Equity Financing to be funded and consummate the Closing and (y) pay the Reverse Termination Fee or any other monetary damages whatsoever.
Section 8.14. Debt Financing Entities Provisions. Notwithstanding anything in this Agreement to the contrary, the Company: (a) agrees that any Action, whether in law or in equity, whether in contract or in tort or otherwise, involving the Debt Financing Entities, arising out of or relating to, this Agreement, the Debt Financing or any of the agreements (including the Debt Commitment Letter) entered into in connection with the Debt Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder shall be subject to the exclusive jurisdiction of any federal or state court in the Borough of Manhattan, New York, New York, so long as such forum is and remains available, and any appellate court thereof (each such court, the “Subject Courts”), and each party hereto irrevocably submits itself and its property with respect to any such Action to the exclusive jurisdiction of such Subject Courts, (b) agrees that any such Action shall be governed by the Laws of the State of New York (without giving effect to any conflicts of law principles that would result in the application of the Laws of another state), except as otherwise provided in the Debt Commitment Letter or other applicable definitive document relating to the Debt Financing (including with respect to (i) the interpretation of the definition of Company Material

Adverse Effect (and whether or not a Company Material Adverse Effect has occurred), (ii) the determination of the accuracy of any “Company Representation” (as such term or similar term is defined in the Debt Commitment Letter) and whether as a result of any inaccuracy thereof the Parent or any of its Affiliates has the right to terminate its or their obligations hereunder pursuant to Section 7.4(a) or decline to consummate the Closing as a result thereof pursuant to Section 6.2(a), and (iii) the determination of whether the Closing has been consummated in all material respects in accordance with the terms hereof, which shall in each case be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice or conflict of Law provision or rule that would cause the application of Laws of any other jurisdiction), (c) agrees not to bring or support or permit any of its Affiliates to bring or support any Action, whether in law or in equity, whether in contract or in tort or otherwise, against the Debt Financing Entities in any way arising out of or relating to this Agreement, the Debt Financing, the Debt Commitment Letter or any of the transactions contemplated hereby or thereby or the performance of any services thereunder in any forum other than any Subject Court, (d) agrees that service of process upon the Company or its Subsidiaries in any such Action shall be effective if notice is given in accordance with Section 8.2, (e) irrevocably waives, to the fullest extent that it may effectively do so, the defense of an inconvenient forum to the maintenance of such Action in any such Subject Court, (f) knowingly, intentionally and voluntarily waives to the fullest extent permitted by applicable law trial by jury in any Action brought against the Debt Financing Entity in any way arising out of or relating to, this Agreement, the Debt Financing, the Debt Commitment Letter or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, (g) agrees that none of the Debt Financing Entities will have any liability to the Company, the Company’s Subsidiaries or their respective Affiliates relating to or arising out of this Agreement, the Debt Financing, the Debt Commitment Letter or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, whether in law or in equity, whether in contract or in tort or otherwise and that none of the Company, the Company’s Subsidiaries or any of their respective Affiliates shall bring or support any Action, whether in law or in equity, whether in contract or in tort or otherwise, against any of the Debt Financing Entities relating to or in any way arising out of this Agreement, the Debt Financing, the Debt Commitment Letter or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, (h) waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action involving any Debt Financing Entities or the transactions contemplated hereby, any claim that it is not personally subject to the jurisdiction of the Subject Courts as described herein for any reason and (i) agrees that the Debt Financing Entities are express third-party beneficiaries of, and may enforce, any of the provisions in this Agreement reflecting the foregoing agreements in this Section 8.14 (or the definitions of any terms used in this Section 8.14) and (ii) to the extent any amendments to any provision of this Section 8.14 (or, solely as they relate to such Section, the definitions of any terms used in this Section 8.14) are materially adverse to the Debt Financing Entities, such provisions shall not be amended without the prior written consent of the Debt Financing Entities. Notwithstanding anything contained herein to the contrary, nothing in this Section 8.14 shall in any way affect any party’s or any of their respective Affiliates’ rights and remedies under any binding agreement to which a Debt Financing Entity is a party, including the Debt Commitment Letter.
Section 8.15. Interpretation. When reference is made in this Agreement to a Section, such reference will be to a Section, Article or Exhibit of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.” The words “hereof,” “herein,” “hereby,” “hereto,” and “hereunder” and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “or” will not be exclusive. “Extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase does not mean simply “if.” References to “dollars” or “$” are to United States of America dollars. References to “ordinary course of business” refer to the ordinary course of business of the Company and the Subsidiaries of the Company, taken as a whole. Whenever used in this Agreement, any noun or pronoun will be deemed to include the plural as well as the singular and to cover all genders. The phrases “made available” and “delivered,” when used in reference to anything made available to Parent or Merger Sub or any of their Representatives prior to the execution of this Agreement, shall be deemed to include information or documents (i) uploaded to the virtual data room hosted by SmartRoom or (ii) filed with the Electronic Data Gathering, Analysis and Retrieval (EDGAR) database of the SEC, in each case no less than one (1) Business Days prior to the date of this Agreement (except if notice of the upload of such information or document is given to Parent or Merger Sub or any of their Representatives at least twelve (12) hours prior to execution of this Agreement). This Agreement will be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted. Time is of the essence with respect to the performance of the obligations set forth in this Agreement and the provisions hereof will be interpreted as such. When reference is made to any party to this Agreement or any other agreement or document, such reference includes such party’s successors and permitted assigns. Unless the context otherwise requires, all references in this Agreement to the Subsidiaries of a Person will be deemed to include all direct and indirect Subsidiaries of such Person. Unless the context otherwise requires, any definition of or reference to any Law or any provision of any Law herein shall be construed as referring to such Law as from time to time amended, supplemented or modified, including by succession of comparable successor Laws and references to the rules and regulations promulgated thereunder or pursuant thereto.
Section 8.16. No Recourse.
(a) This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto and no Parent Related Parties (other than Parent, Merger Sub and Parent Sponsor to the extent set forth in the Guaranty or Equity Commitment Letter) shall have any liability for any obligations or liabilities of the parties to this Agreement (whether for indemnification or otherwise) or for any claim (whether in tort, contract or otherwise, including under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 or other Environmental Laws) based on, in respect of, or by reason of, the Contemplated Transactions or in respect of any oral representations made or alleged to be made in connection herewith. It is further understood that any certificate or certification contemplated by this Agreement and executed by an officer of a party will be deemed to have been delivered only in such officer’s capacity as an officer of such party (and not in his or her individual capacity) and will not entitle any party to assert a claim against such officer in his or her individual capacity.
(b) The Company (on behalf of itself, its Affiliates, and any Person claiming by, through or on behalf of the Company or its Affiliates) covenants and agrees that it shall not institute, and shall cause its Representatives and Affiliates not to bring, make or institute any action, claim, proceeding (whether based in Contract, tort, fraud, strict liability, other Laws or otherwise, at law or in equity) arising under or in connection with this Agreement or other agreement executed or delivered in connection herewith or any of the transactions contemplated hereby or thereby against any of the Parent Related Parties and that none of the Parent Related Parties shall have any liability or obligations (whether based in Contract, tort, fraud, strict liability, other Laws or otherwise) to the Company, the Company’s Subsidiaries, any of their respective Representatives or Affiliates (or any Person claiming by, through or on behalf of the Company or its Affiliates) or any of their respective successors, heirs or representatives thereof arising out of or relating to this Agreement or other agreement executed or delivered in connection herewith or any of the transactions contemplated hereby or thereby, other than, in each case, Parent and Merger Sub to the extent provided herein, or Parent Sponsor pursuant to the Equity Commitment Letter or the Guarantee (in each case, in accordance with the terms set forth therein). Without limiting the generality of the foregoing, to the maximum extent permitted or otherwise conceivable under applicable Law (and subject only to the specific contractual provisions of this Agreement or agreement executed or delivered in connection herewith), the Company (on behalf of itself, its Affiliates, and any Person claiming by, through or on behalf of the Company or its Affiliates) hereby waives, releases and disclaims any and all rights in respect of any such actions, claims, proceedings, obligations and liabilities.
(c) The Company (on behalf of itself, its Subsidiaries and its Representatives) hereby waives any claims or rights against any Debt Financing Entity relating to or arising out of the Debt Financing, the Debt Commitment Letter, the transactions contemplated thereby, this Agreement and the Transactions, whether at law or in equity and whether in tort, contract or otherwise. In furtherance and not in limitation of the foregoing waivers and agreements, it is acknowledged and agreed that no Debt Financing Entity will have any liability for any claims or damages to the Company, its Subsidiaries or its Representatives in connection with the Debt Financing, the Debt Commitment Letter, the transactions contemplated thereby, this Agreement and the Transactions. Notwithstanding the foregoing, nothing in this Section 8.16(c) will in any way limit or modify the rights of Parent under this Agreement or the Debt Commitment Letter or the obligations of any Financing Source under the Debt Commitment Letter owing to Parent or its respective Affiliates party to the Debt Commitment Letter.
[Remainder of Page Left Blank Intentionally]

IN WITNESS WHEREOF, each of Parent, Merger Sub and the Company has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.
CUBE BIDCO, INC.

By:	/s/ Josh Weisenbeck
Name:	Josh Weisenbeck
Title:	President
[Signature Page to Agreement and Plan of Merger]

IN WITNESS WHEREOF, each of Parent, Merger Sub and the Company has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.
CUBE MERGER SUB, INC.

By:	/s/ Josh Weisenbeck
Name:	Josh Weisenbeck
Title:	President
[Signature Page to Agreement and Plan of Merger]

IN WITNESS WHEREOF, each of Parent, Merger Sub and the Company has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.
CIRCOR INTERNATIONAL, INC.

By:	/s/ Tony Najjar
Name:	Tony Najjar
Title:	President and Chief Executive Officer
[Signature Page to Agreement and Plan of Merger]

Annex AA
Execution Version
AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER
THIS AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER (this “Amendment”) is entered into as of June 26, 2023, among Cube BidCo, Inc., a Delaware corporation (“Parent”), Cube Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and CIRCOR International, Inc., a Delaware corporation (the “Company”), and this Amendment amends that certain Agreement and Plan of Merger, dated as of June 5, 2023, among the Parent, Merger Sub and the Company (the “Merger Agreement”). Capitalized terms used in this Amendment but not defined herein shall have the meanings given such terms in the Merger Agreement. Notwithstanding Section 30 or Section 31 herein, for the avoidance of doubt, references in the Merger Agreement to “the date hereof” or “the date of this Agreement” are references to June 5, 2023, unless expressly modified or amended herein.
WHEREAS, in accordance with Section 7.7 of the Merger Agreement, the parties hereto wish to amend the Merger Agreement as specified herein.
NOW, THEREFORE, Parent, Merger Sub and the Company agree as follows:
1. Amendment of Recitals. The fourth recital of the Merger Agreement is deleted and replaced in its entirety with the following:
“WHEREAS, on June 26, 2023, KKR North America Fund XIII SCSp (“Parent Sponsor”) duly executed and delivered to the Company a limited guaranty, dated as of June 26, 2023, in favor of the Company (the “Guaranty”); and”
2. Amendment to Section 2.1(a). Section 2.1(a) of the Merger Agreement is deleted and replaced in its entirety with the following:
“(a) each issued and outstanding share of common stock, par value $0.01 per share, of the Company (“Company Common Stock”, and each such share of Company Common Stock, a “Share” and, collectively, the “Shares”), immediately prior to the Effective Time (other than any Shares described in Section 2.1(b) and any Dissenting Shares) will be converted into the right to receive an amount in cash equal to $51.00, without interest (the “Merger Consideration”), and as of the Effective Time, all such Shares will no longer be outstanding and will automatically be cancelled and will cease to exist, and each holder thereof will cease to have any rights with respect thereto, except the right to receive the Merger Consideration payable with respect to such Shares in accordance with Section 2.4;”
3. Amendment to Section 4.14(a). Section 4.14(a) of the Merger Agreement is deleted and replaced in its entirety with the following:
“[Reserved]”
4. Amendment to Section 4.14(b). Section 4.14(b) of the Merger Agreement is deleted and replaced in its entirety with the following:
“(b) Parent has delivered to the Company a true, complete and correct copy of the fully executed equity commitment letter dated as of June 26, 2023 (together with all exhibits, schedules and annexes thereto, the “Equity Commitment Letter” and, together with the Debt Commitment Letter, the “Commitment Letters”), by and between Parent Sponsor and Parent, pursuant to which, upon the terms and subject to the conditions set forth therein, Parent Sponsor has agreed to invest in Parent the amounts set forth therein for the purpose of (x) delivering the aggregate Merger Consideration and all other amounts required to be paid under Article II of the Merger Agreement at Closing, (y) paying any fees and expenses required to be made by or on behalf of Parent or Merger Sub at Closing, and (z) repaying or refinancing any outstanding Indebtedness of Parent or Merger Sub or the Company and its Subsidiaries to the extent required in connection with the transactions described in the Merger Agreement or the Commitment Letters at Closing (the “Equity Financing” and, together with the Debt Financing, the “Financing”). The Equity Commitment Letter provides that the Company is an express third-party beneficiary of, and is entitled to enforce, the Equity Commitment Letter in connection with the Company’s exercise of its rights under Section 8.13.”

5. Amendment to Section 4.14(c). Section 4.14(c) of the Merger Agreement is deleted and replaced in its entirety with the following:
“(c) As of June 26, 2023, the Equity Commitment Letter is in full force and effect and constitute the valid, binding and enforceable obligation of Parent or Merger Sub and Parent Sponsor, as applicable, and, to the Knowledge of Parent and Merger Sub, the other parties thereto, enforceable in accordance with their respective terms, except as enforcement may be limited by the Enforceability Exceptions. As of June 26, 2023, there are no conditions precedent related to the funding of the full amount of the Equity Financing, other than the conditions precedent expressly set forth in the applicable Commitment Letter. The Equity Commitment Letter has not been amended or modified in any manner prior to June 26, 2023, and the commitments contained therein have not been terminated, reduced, withdrawn or rescinded in any respect prior to June 26, 2023, and, except as expressly permitted under Section 5.16(b), assuming the satisfaction of the conditions set forth in Section 6.1 and Section 6.2, no such termination, reduction, withdrawal or rescission is contemplated by Parent or Merger Sub or Parent Sponsor or, to the Knowledge of Parent and Merger Sub, any other party thereto. As of June 26, 2023, neither Parent nor Merger Sub is in default of or breach under the terms and conditions of any of the Commitment Letters, and, assuming the satisfaction of the conditions set forth in Section 6.1 and Section 6.2, no event has occurred that, with or without notice, lapse of time or both would be expected to constitute a default or breach or a failure to satisfy a condition under the terms and conditions of the Equity Commitment Letter.”
6. Amendment to Section 4.14(d). Section 4.14(d) of the Merger Agreement is deleted and replaced in its entirety with the following:
“(d) As of June 26, 2023, assuming the satisfaction of the conditions set forth in Section 6.1 and Section 6.2, each of Parent and Merger Sub has no reason to believe that (i) any of the conditions precedent expressly set forth in the Equity Commitment Letter will not be satisfied on or prior to the Closing Date or (ii) the Equity Financing in the aggregate amounts contemplated by the Equity Commitment Letter will not be available to Parent and Merger Sub on the Closing Date. Each of Parent and Merger Sub acknowledges that Parent’s obligations under this Agreement are not subject to any conditions regarding Parent’s, Merger Sub’s, their Affiliates’, or any other Person’s (including, for the avoidance of doubt, the Company or any of its Subsidiaries) ability to obtain the Equity Financing for the consummation of the Contemplated Transactions.”
7. Amendment to Section 4.14(f). Section 4.14(f) of the Merger Agreement is deleted and replaced in its entirety with the following:
“(f) The Equity Financing, when funded in accordance with the Equity Commitment Letter, will provide Parent or Merger Sub with cash proceeds on the Closing Date sufficient to enable Parent and Merger Sub to perform all of their payment obligations under this Agreement at the Closing, including to (i) deliver the aggregate Merger Consideration and all other amounts required to be paid under Article II, (ii) pay any fees and expenses required to be made by or on behalf of Parent or Merger Sub at Closing, and (iii) repay or refinance any outstanding Indebtedness of Parent or Merger Sub or the Company and its Subsidiaries to the extent required in connection with the transactions described in this Agreement or the Equity Commitment Letter. As of June 26, 2023, assuming the satisfaction of the conditions set forth in Section 6.1 and Section 6.2, each of Parent and Merger Sub has no reason to believe that the representations and warranties contained in the immediately preceding sentence will not be true at and as of the Closing Date. Notwithstanding anything elsewhere in this Agreement to the contrary, in no event shall the receipt or availability of any funds or financing (including the Equity Financing contemplated by the Equity Commitment Letter) by or to Parent, Merger Sub or any of their respective Affiliates or any other financing transaction be a condition to any of the obligations of Parent or Merger Sub hereunder.”
8. Amendment to Section 4.15. Section 4.15 of the Merger Agreement is deleted and replaced in its entirety with the following:
“Guaranty. On June 26, 2023, Parent Sponsor delivered to the Company a true, complete and correct copy of the executed Guaranty. The Guaranty is in full force and effect and constitutes the valid, binding and enforceable obligation of Parent Sponsor in favor of the Company, enforceable by the Company in accordance with its terms, except as enforcement may be limited by the Enforceability Exceptions. Parent

Sponsor is not in default of or breach under any of the terms or conditions of the Guaranty, and no event has occurred that, with or without notice, lapse of time or both, would or would reasonably be expected to constitute a default of on the part of Parent Sponsor under the Guaranty.”
9. Addition of Section 4.18. The following Section 4.18 is hereby added to the Merger Agreement:
“Other Businesses. None of Parent, Merger Sub or any of their respective Affiliates (a) directly competes with or purchases goods or services from, or has direct or indirect capital or other interests of more than ten percent in any other corporation, partnership, limited liability company, joint venture or business organization that directly competes with or purchases goods or services from the Company or (b) has entered (or are in negotiations to enter) into any agreement or otherwise to acquire or make any investment in any corporation, partnership, limited liability company, joint venture or other business organization or any division or assets thereof, that directly competes with or purchases goods or services from the Company.”
10. Amendment to Section 5.16(a). Section 5.16(a) of the Merger Agreement is deleted and replaced in its entirety with the following:
“(a) Each of Parent and Merger Sub shall use its reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary, advisable or proper to obtain the proceeds of the Equity Financing contemplated by the Equity Commitment Letter on or prior to the Closing Date on the terms and conditions described in the Equity Commitment Letter (subject to replacement thereof in accordance with Section 5.16(c)), including (i) maintaining in full force and effect the Equity Commitment Letter and complying with its obligations thereunder (subject to replacement thereof in accordance with Section 5.16(c)), and (ii) satisfying on a timely basis all conditions to the funding of the Equity Financing set forth in the Equity Commitment Letter no later than at the Closing. In the event that all conditions contained in the Equity Commitment Letter have been satisfied, Parent and Merger Sub shall use reasonable best efforts to cause Parent Sponsor to comply with their respective obligations thereunder, including to fund the Equity Financing. Parent and Merger Sub shall keep the Company informed in reasonable detail of the status of its efforts to arrange the Equity Financing and any other financing upon the written request of the Company and shall give the Company prompt written notice of (i) any breach by any party to the Equity Commitment Letter of any material provision which Parent or Merger Sub has become aware, or (ii) Parent’s or Merger Sub’s good faith belief, for any reason, that it may no longer be able to obtain all or any portion of the Equity Financing contemplated by the Equity Commitment Letter on the terms and conditions described therein.”
11. Amendment to Section 5.16(b). Section 5.16(b) of the Merger Agreement is deleted and replaced in its entirety with the following:
“[Reserved]”
12. Amendment to Section 5.16(c). Section 5.16(c) of the Merger Agreement is deleted and replaced in its entirety with the following:
“[Reserved]”
13. Amendment to Section 5.16(d)(i). Section 5.16(d)(i) of the Merger Agreement is deleted and replaced in its entirety with the following:
“(i) The parties hereto acknowledge that Parent may attempt to arrange third party debt financing for the purpose of funding the transactions contemplated by this Agreement (the “Debt Financing”) and, if Parent so chooses to seek the Debt Financing, the Company shall use reasonable best efforts to provide, and shall use reasonable best efforts to cause its Subsidiaries and their respective Representatives to provide, such customary cooperation as is reasonably requested by Parent in connection with the Debt Financing, including using reasonable best efforts to (A) upon reasonable prior written notice and at reasonable times, participate in a reasonable number of meetings, drafting sessions, rating agency presentations and lender due diligence presentations, in each case at times and locations to be mutually agreed (provided that Parent shall use reasonable best efforts to ensure that any such meeting, session or presentation shall be held via conference call to the extent requested by the Company); (B) assist in the preparation of customary bank information memoranda, lender presentations, rating agency presentations and other similar documents and materials in connection with the Debt Financing (the “Marketing Material”) and otherwise assist in the marketing efforts of Parent and its Debt Financing Sources; provided that no such Marketing Material shall be issued by the Company or its Subsidiaries (it being understood and agreed that the Company and its Subsidiaries shall not be required to provide information customarily delivered by an investment bank, agent bank or lender in the preparation of such bank information memoranda or similar documents); (C) assist with Parent’s preparation, negotiation and execution of definitive written financing documentation and the schedules and exhibits thereto (including loan agreements, guarantees, collateral agreements, hedging arrangements, customary officer’s certificates and corporate resolutions, as applicable) and the pledging of collateral (it being understood that no such documents (other than customary authorization letters) or pledging of collateral will be effective until at or after the Closing); (D) make available to Parent, its advisors and its Debt Financing Sources such historical financial information and other historical pertinent information regarding the Company and each Subsidiary of the Company, in each case, as may be reasonably requested by Parent, including (I) the unaudited quarterly financial statements of the Company for each fiscal quarter of the Company ended after the Company Balance Sheet Date and at least forty-five (45) days prior to the Closing and the audited annual financial statements of the Company for any fiscal year of the Company ended after December 31, 2022 and at least ninety (90) days prior to the Closing, and (II) customary authorization letters (including customary representations with respect to accuracy of information and material non-public information); and (E) to the extent requested by Parent on behalf of the Debt Financing Sources no later than nine (9) Business Days prior to the Closing Date, furnishing, at least three (3) Business Days prior to the Closing, such documentation and other information required by any Governmental Body under applicable “know your customer” and anti-money laundering rules and regulations, including the U.S.A. Patriot Act of 2001 and beneficial ownership regulations (including beneficial ownership certifications as under 31 C.F.R. § 1010.230). The Company hereby consents to the use of the logos of the Company and its Subsidiaries in connection with any such Debt Financing; provided that such logos shall be used solely in a manner that is not intended or reasonably likely to harm, disparage or otherwise adversely affect the Company and/or its Subsidiaries or their reputation or goodwill.”
14. Amendment to Section 5.16(d)(ii). Section 5.16(d)(ii) of the Merger Agreement is deleted and replaced in its entirety with the following:
“(ii) Notwithstanding the foregoing, neither the Company nor any of its Affiliates shall be required to take or permit the taking of any action pursuant to this Section 5.16: (A) that would require the Company or any of its Affiliates or any other Persons who are directors or officers of such entities to pass resolutions or consents to approve or authorize the execution of the Debt Financing (other than those directors or officers continuing in such roles after Closing, and solely to the extent such resolutions or consents are not effective until at or after the Closing), (B) that would require the Company or any of its Subsidiaries or any of their respective Representatives to execute any document, agreement, certificate or instrument or take any other corporate action with respect to the Debt Financing (other than (x) customary authorization letters and (y) to the extent any director or officer of the Company or any of its Subsidiaries shall continue in such role following the Closing Date, such other document, agreement, certificate or instrument as may be reasonably requested in accordance with the provisions below, but with respect to this clause (y), solely to the extent not effective until at or after the Closing), (C) that could cause any representation or warranty in this Agreement to be breached by the Company or any of its Affiliates or could cause any condition to the Closing to fail to be satisfied, (D) that would require the Company or any of its Affiliates to pay any commitment or other similar fee or incur any other expense, Liability or obligation in connection with the Debt Financing for which it has not received prior reimbursement or is not otherwise indemnified by or on behalf of Parent, (E) that could cause any director, officer or employee or stockholder of the Company or any of its Affiliates to incur any personal liability, (F) that could conflict with, result in any violation or breach of, or default (with or without notice, lapse of time, or both) under, any of their respective Organizational Documents as in effect as of the date hereof, or any applicable Law or Contracts (to the extent not entered into in contemplation of this Section 5.16(d)), (G) that provides access to or discloses information that the Company or any of its Affiliates reasonably determines could reasonably be expected to jeopardize any attorney-client privilege of, or conflict with any confidentiality obligations binding on, the Company or any of its Affiliates (so long as the Company has reasonably cooperated with Parent and used commercially reasonable efforts to permit disclosure to the extent permitted by such confidentiality obligations), (H) to prepare or deliver (x) any projections or pro forma financial statements, including pro forma cost savings, synergies, capitalization or other pro forma adjustments desired to be incorporated into any pro forma financial information in connection with the Debt Financing, (y) any description of all or any component of any Debt Financing or (z) projections, risk factors or other forward-looking statements relating to all or any component of the Debt Financing, (I) that could, in the reasonable opinion of the Company, unreasonably interfere with the ongoing business operations of the Company and its Subsidiaries’ business or (J) that could reasonably be expected to cause significant competitive harm to the Company or its Subsidiaries if the Contemplated Transactions are not consummated. All Confidential Information (as defined in the Confidentiality Agreement) provided by the Company or any of its Representatives pursuant to this Section 5.16 shall be kept confidential in accordance with the Confidentiality Agreement, except that Parent shall be permitted to disclose such information to the Debt Financing Sources, other potential sources of capital, rating agencies and prospective lenders during syndication of the Debt Financing or any Alternative Financing, subject to such Persons entering into customary confidentiality undertakings with respect to such information (including through a notice and undertaking in a form customarily used in confidential information memoranda for senior credit facilities). Parent shall, promptly upon request by the Company, reimburse the Company and its Affiliates for all reasonable, documented and invoiced out-of-pocket fees, costs, expenses and Liabilities incurred by any of them or their respective Representatives in connection with fulfilling their respective obligations pursuant to this Section 5.16 (including reasonable, documented and invoiced out-of-pocket attorneys’ fees). Notwithstanding anything herein to the contrary, the parties hereto acknowledge and agree that the provisions contained in this Section 5.16 represent the sole obligations of the Company and any of its Representatives with respect to cooperation in connection with the arrangement of any financing (including the Financing) to be obtained by Parent or any of its Affiliates with respect to the Contemplated Transactions, and no other provision of this Agreement (including the Exhibits and Schedules hereto) shall be deemed to expand or modify such obligations. The Company shall be deemed to have complied with this Section 5.16(d) for the purpose of any condition set forth in Article VI, unless (i) the Company has committed an Intentional Breach of its obligations under this Section 5.16(d), (ii) Parent has notified the Company of such breach in writing in good faith, detailing in good faith reasonable steps that comply with this Section 5.16(d) in order to cure such Intentional Breach, (iii) the Company has not taken such steps or otherwise cured such breach with reasonably sufficient time prior to the Outside Date to consummate the Debt Financing, and (iv) the Debt Financing has not been consummated and the Intentional Breach by the Company is a proximate cause of such failure. Parent shall indemnify, defend and hold harmless the Company, its Affiliates and their respective Representatives from and against any and all losses, damages, claims, costs or expenses actually suffered or incurred by them in connection with the Financing or any other financing by Parent or any of its Affiliates (including the arrangement thereof) and any information used in connection therewith, in each case other than as a result of fraud, bad faith, gross negligence or willful misconduct by or on behalf of such Person. The reimbursement and indemnification obligations of Parent set forth in this Section 5.16(d) are referred to, collectively, as the “Reimbursement Obligations”.”
15. Amendment to Section 7.2(b). Section 7.2(b) of the Merger Agreement is deleted and replaced in its entirety with the following:
“(b) the Effective Time has not occurred on or prior to March 5, 2024 (the “Outside Date”); provided, however, that if as of such date, any of the conditions set forth in Section 6.1(b) (solely to the extent that such order, decree, ruling or other action arises under the HSR Act or under any Antitrust Law or Foreign Investment Law) or Section 6.1(a) is not satisfied, then the Outside Date will automatically be extended until June 5, 2024 (the “First Extended Outside Date”) (and such date will then be the Outside Date); provided, however, that if as of First Extended Outside Date, any of the conditions set forth in Section 6.1(b) (solely to the extent that such order, decree, ruling or other action arises under the HSR Act or under any Antitrust Law) or Section 6.1(a) (solely with respect to the expiration or termination of any applicable waiting period under the HSR Act or any Foreign Regulatory Approvals (other than Foreign Investment Approvals)) is not satisfied, then the First Extended Outside Date shall automatically be extended until December 5, 2024 (and such date will then be the Outside Date), unless, prior to the First Extended Outside Date, the Company shall have notified Parent that it does not, in its sole discretion, wish to extend the Outside Date beyond the First Extended Outside Date in accordance with this proviso;

provided, further, that the right to terminate this Agreement pursuant to this Section 7.2(b) will not be available to any party whose failure to fulfill any of its obligations under this Agreement (including Section 5.8) has been the primary cause of the failure of the Effective Time to have occurred on or prior to the Outside Date; or”
16. Amendment to Section 7.5(a). Section 7.5(a) of the Merger Agreement is deleted and replaced in its entirety with the following:
“(a) In the event of termination of this Agreement pursuant to this Article VII, this Agreement (other than Section 5.2(b), this Section 7.5 and Article VIII and the Reimbursement Obligations set forth in Section 5.16(d)(ii), each of which will survive any termination hereof) will become void and of no effect with no liability on the part of any party (or of any of its Representatives); provided, however, that except in a circumstance where the Termination Fee is paid pursuant to Section 7.5(b) or where a Reverse Termination Fee is paid pursuant to Section 7.5(c), no such termination will relieve any Person of any liability for damages resulting from Fraud or any material breach of this Agreement that is a consequence of an act or omission intentionally undertaken by the breaching party with the knowledge that such act or omission would result in a material breach of this Agreement (an “Intentional Breach”); provided that, notwithstanding anything in this Agreement to the contrary, in no event shall the Parent Related Parties have any monetary liability or obligation (for clarity, including any Reverse Termination Fee, if payable) for an aggregate amount greater than the amount of the Damages Cap (or, solely in the case the Antitrust Reverse Termination Fee is payable, the amount of the Antitrust Reverse Termination Fee) plus any amount required to be paid pursuant to Section 7.5(g) plus the Reimbursement Obligations capped at the Reimbursement Obligations Cap.”
17. Amendment to Section 7.5(b): “$28,000,000” in the definition of “Termination Fee” in Section 7.5(b) is amended and restated to be “$42,750,000”.
18. Amendment to Section 7.5(c). Section 7.5(c) of the Merger Agreement is deleted and replaced in its entirety with the following:
“(c) In the event that:
(i) the Company terminates this Agreement pursuant to Section 7.3(a) or Section 7.3(c),
(ii) the Company or Parent terminates this Agreement pursuant to Section 7.2(b) and at such time the Company could have validly terminated this Agreement pursuant to Section 7.3(a) or Section 7.3(c), or
(iii) (x) (A) the Company terminates this Agreement pursuant to Section 7.2(a) (only as the result of a final and non-appealable order, decree, ruling or other final action arising under the HSR Act or under any Antitrust Law) or Section 7.2(b), (B) Parent terminates this Agreement pursuant to Section 7.2(a) (only as the result of a final and non-appealable order, decree, ruling or other final action arising under the HSR Act or under any Antitrust Law, and only then if at such time the right to terminate this Agreement would not be unavailable to the Company pursuant to the proviso in Section 7.2(a)) or (C) Parent terminates this Agreement pursuant to Section 7.2(b) (but only if at such time the right to terminate this Agreement would not be unavailable to the Company pursuant to the second proviso in Section 7.2(b)), (y) one or more of the conditions set forth in Section 6.1(a) (solely with respect to the expiration or termination of any applicable waiting period or any approvals under the HSR Act or any Antitrust Laws) or Section 6.1(b) (only as the result of a Law, order, injunction, or decree issued, enacted, entered, promulgated, or enforced (and still in effect) by any Governmental Body pursuant to any Antitrust Law) have not been satisfied or waived and (z) all of the other conditions set forth in Section 6.1, Section 6.2 and Section 6.3 have been satisfied (other than conditions that by their terms are to be satisfied by the delivery of documents or the taking of actions at the Effective Time and the Closing, each of which would be, at the time of termination of the Agreement, satisfied if the Effective Time and the Closing were to occur at such time) or waived, then, in any such case, Parent shall pay or cause to be paid to the Company a termination fee of (x) $100,000,000, in the case of a termination in accordance with clauses Section 7.5(c)(i) and (ii) (the “Financing Reverse Termination Fee”), or (y) $125,000,000, in the case of a termination in accordance with clause Section 7.5(c)(iii) (the “Antitrust Reverse Termination Fee”, and each of the

Antitrust Reverse Termination Fee and the Financing Reverse Termination Fee shall be referred to herein as, a “Reverse Termination Fee”), by wire transfer of immediately available funds to the account or accounts designated by the Company no later than two (2) Business Days after such termination in the event of a termination by the Company and as a condition to termination in the event of a termination by Parent. Parent will not be required to pay both the Financing Reverse Termination Fee and the Antitrust Reverse Termination Fee, or the Antitrust Reverse Termination Fee more than once or the Financing Reverse Termination Fee more than once, in each case, pursuant to this Section 7.5(c). For the avoidance of doubt, any reference to a “Reverse Termination Fee” shall be deemed to be a reference to the Financing Reverse Termination Fee or the Antitrust Reverse Termination Fee, as applicable.”
19. Amendment to Section 7.5(d). Section 7.5(d) of the Merger Agreement is deleted and replaced in its entirety with the following:
“(d) In no event shall Parent be entitled to both specific performance in accordance with Section 8.13 that results in the occurrence of the Closing and the payment of the Termination Fee (or monetary damages), and in no event shall the Company be entitled to both specific performance in accordance with Section 8.13 that results in the occurrence of the Closing and payment of a Reverse Termination Fee (or monetary damages).”
20. Amendment to Section 7.5(e). Section 7.5(e) of the Merger Agreement is deleted and replaced in its entirety with the following:
“(e) Notwithstanding anything to the contrary in this Agreement, but subject to the next sentence, other than the Company’s injunctive, specific performance and equitable relief rights, as and only to the extent expressly permitted by Section 8.13, (i) the Company’s right to terminate this Agreement and receive payment of a Reverse Termination Fee (solely to the extent payable pursuant to Section 7.5(c)) (together with any amounts owed pursuant to Section 7.5(g)), and the Reimbursement Obligations, solely to the extent payable pursuant to Section 5.16(d), capped at the Reimbursement Obligations Cap from Parent (or Parent Sponsor under and in accordance with the Guaranty) shall be the sole and exclusive remedy (whether at law, in equity, in contract, in tort, or otherwise) of the Company and any of its Affiliates against Parent, Merger Sub, the Parent Sponsor and any of its or their Affiliates or any of its or their respective former, current or future shareholders, assignees, controlling persons, directors, officers, employees, agents, attorneys, partners, members, managers, general or limited partners or Representatives (each, a “Parent Related Party”), or any Debt Financing Entities, for any and all losses, liabilities and damages that may be suffered based upon, resulting from, arising out of, or relating to this Agreement and the Financing, including the breach of any representation, warranty, covenant, or agreement in this Agreement, the termination of this Agreement, or the failure to consummate the Contemplated Transactions and (ii) other than the payment of a Reverse Termination Fee to the Company by Parent (or Parent Sponsor under the Guaranty) if and when due (as well as any amounts owed pursuant to Section 7.5(g)) and payment of the Reimbursement Obligations (capped at the Reimbursement Obligations Cap), no Parent Related Party shall have any further liability or obligation relating to or arising out of this Agreement or the Financing, including the breach of any representation, warranty, covenant, or agreement in this Agreement, the termination of this Agreement, or failure to consummate the Contemplated Transactions. Notwithstanding the foregoing, (i) after termination of this Agreement, this Section 7.5(e) will not relieve Parent or Merger Sub from any liability for any Fraud or Intentional Breach of this Agreement, except that under no circumstances will the amount payable by Parent and Merger Sub under this Agreement (for clarity, including a Reverse Termination Fee, if payable) whether payable hereunder or by Parent Sponsor under the Guaranty exceed, in the aggregate, the amount of the Damages Cap (or, solely in the case the Antitrust Reverse Termination Fee is payable, the amount of the Antitrust Reverse Termination Fee) plus any amounts owed pursuant to Section 7.5(g) plus the Reimbursement Obligations Cap, (ii) in no event shall Parent be required to pay both damages under this Agreement and any Reverse Termination Fee and (iii) nothing contained in this Section 7.5(e) (notwithstanding the foregoing, subject in all cases to the last sentence of this Section 7.5(e)) shall limit the Company’s remedies under Section 8.13 or under the Confidentiality Agreement. In no event will the Company or any of the Company’s former, current and future Affiliates, shareholders, assignees, controlling persons, directors, officers, employees, agents, attorneys, partners, members, managers, general or limited partners or Representatives (each, a “Company

Related Party”) seek or obtain, nor will any Person be entitled to seek or obtain, any monetary recovery or monetary award or damages (including consequential, special, indirect or punitive damages) against any Parent Related Party with respect to this Agreement, the Commitment Letters, the Guaranty or the Contemplated Transactions (including any breach by any Parent Related Party), the termination of this Agreement, the failure to consummate the Contemplated Transactions thereby or any claims, proceedings or actions under applicable Laws arising out of any such breach, termination or failure (including in the event of an Intentional Breach), other than the Company from Parent or Merger Sub to the extent expressly provided for in this Agreement or the Guaranty. For the avoidance of doubt, while the Company may pursue a grant of specific performance under Section 8.13 prior to termination of this Agreement and/or the payment of a Reverse Termination Fee or damages (subject to the limitations herein) under this Section 7.5 following the termination of this Agreement, under no circumstances shall the Company be permitted or entitled to receive from Parent both a grant of specific performance in accordance with Section 8.13 that results in the occurrence of the Closing, on the one hand, and payment of all or a portion of any Reverse Termination Fee (or any other monetary damages) (subject to the limitations herein), on the other hand.”
21. Amendment to Section 8.13(b). Section 8.13(b) of the Merger Agreement is deleted and replaced in its entirety with the following:
“(b) Notwithstanding the parties’ rights to specific performance pursuant to Section 8.13(a), each party may pursue any other remedy available to it at law or in equity, including monetary damages; provided that under no circumstances will a party be permitted or entitled to receive both (x) a grant of specific performance that results in the occurrence of the Closing and (y) monetary damages (including the Termination Fee, any Reverse Termination Fee or any monetary damages in lieu of specific performance).”
22. Amendment to Section 8.13(c). Section 8.13(c) of the Merger Agreement is deleted and replaced in its entirety with the following:
“(c) In no event shall Parent be obligated to both (x) specifically perform the obligation to cause the Equity Financing to be funded and consummate the Closing and (y) pay any Reverse Termination Fee or any other monetary damages whatsoever. To the extent that any party hereto brings an Action to enforce specifically the performance of the terms and provisions of this Agreement when expressly available to such party pursuant to the terms of this Agreement, the Outside Date will automatically be extended to: (i) the twentieth (20th) Business Day following the final, nonappealable resolution of such Action; or (ii) such other time period established by the court presiding over such Action.”
23. Amendment to Definition of “Alternative Financing”: The definition of “Alternative Financing” is hereby deleted.
24. Amendment to Definition of “Commitment Letters”: “Section 4.14(b)” in the definition of “Commitment Letters” is amended and restated to be “Section 8.14”.
25. Amendment to Definition of “Debt Commitment Letter”: “Section 4.14(a)” in the definition of “Debt Commitment Letter” is amended and restated to be “Section 8.14”.
26. Amendment to Definition of “Debt Financing”: “Section 4.14(a)” in the definition of “Debt Commitment Letter” is amended and restated to be “Section 5.16(b)”.
27. Amendment to Definition of “Definitive Debt Financing Agreements”: The definition of “Definitive Debt Financing Agreements” is hereby deleted.
28. Amendment to Section 8.14(a). Section 8.14(a) of the Merger Agreement is deleted and replaced in its entirety with the following:
“(a) agrees that any Action, whether in law or in equity, whether in contract or in tort or otherwise, involving the Debt Financing Entities, arising out of or relating to, this Agreement, the Debt Financing or any of the agreements (including any commitment letter with respect to the Debt Financing (the “Debt Commitment Letter”), together with the Equity Commitment Letter, the “Commitment Letters”)) entered into in connection with the Debt Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder shall be subject to the exclusive jurisdiction of any federal or state court in the Borough of Manhattan, New York, New York, so long as such forum is and remains available, and any appellate court thereof (each such court, the “Subject Courts”), and each party hereto irrevocably submits itself and its property with respect to any such Action to the exclusive jurisdiction of such Subject Courts,”
29. Amendment to Definition of “Damages Cap”: “$67,000,000” in the definition of “Damages Cap” is amended and restated to be “$100,000,000”.
30. Effectiveness. All of the provisions of this Amendment shall be effective as of the date hereof. Except as specifically provided for in this Amendment, all of the terms of the Merger Agreement shall remain unchanged and are hereby confirmed and remain in full force and effect.
31. Effect of Amendment. Whenever the Merger Agreement is referred to in the Merger Agreement or in any other agreements, documents or instruments, such reference shall be deemed to be to the Merger Agreement as amended by this Amendment.
32. Miscellaneous. The provisions of Section 8.4 (Severability), Section 8.5 (Assignment), Section 8.7 (Governing Law), Section 8.8 (Headings), Section 8.9 (Counterparts), Section 8.11 (Jurisdiction; Waiver of Jury Trial), Section 8.12 (Service of Process), Section 8.13(a) and Section 8.13(b) (Specific Performance) and Section 8.15 (Interpretation) of the Merger Agreement are hereby incorporated herein by reference mutatis mutandis.
[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Amendment to be signed by their respective officers thereunto duly authorized as of the date first written above.
CUBE BIDCO, INC.

By:	/s/ Josh Weisenbeck
Name: Josh Weisenbeck
Title: President

CUBE MERGER SUB, INC.

By:	/s/ Josh Weisenbeck
Name:Josh Weisenbeck
Title: President
[Signature Page to Amendment to Merger Agreement]

CIRCOR INTERNATIONAL, INC.

By:	/s/ Jessica W. Wenzell
Name: Jessica W. Wenzell
Title: Senior Vice President, General Counsel
[Signature Page to Amendment to Merger Agreement]

Annex AAA
 Execution Version
AMENDMENT NO. 2 TO AGREEMENT AND PLAN OF MERGER
THIS AMENDMENT NO. 2 TO AGREEMENT AND PLAN OF MERGER (this“Amendment”) is entered into as of June 29, 2023, among Cube BidCo, Inc., a Delaware corporation (“Parent”), Cube Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and CIRCOR International, Inc., a Delaware corporation (the “Company”), and this Amendment amends that certain Agreement and Plan of Merger, dated as of June 5, 2023, among the Parent, Merger Sub and the Company (as amended by that certain Amendment No. 1, dated as of June 26, 2023, the “Merger Agreement”). Capitalized terms used in this Amendment but not defined herein shall have the meanings given such terms in the Merger Agreement. Notwithstanding Section 4 or Section 5 herein, for the avoidance of doubt, references in the Merger Agreement to “the date hereof” or “the date of this Agreement” are references to June 5, 2023, unless expressly modified or amended herein.
WHEREAS, in accordance with Section 7.7 of the Merger Agreement, the parties hereto wish to amend the Merger Agreement as specified herein.
NOW, THEREFORE, Parent, Merger Sub and the Company agree as follows:
1. Amendment to Section 2.1(a). Section 2.1(a) of the Merger Agreement is deleted and replaced in its entirety with the following:
“(a) each issued and outstanding share of common stock, par value $0.01 per share, of the Company (“Company Common Stock”, and each such share of Company Common Stock, a “Share” and, collectively, the “Shares”), immediately prior to the Effective Time (other than any Shares described in Section 2.1(b) and any Dissenting Shares) will be converted into the right to receive (i) an amount in cash equal to $56.00 and (ii) solely in the event the consummation of the Merger occurs after the Ticking Fee Start Date, the Additional Consideration, in each case, without interest (collectively, the “Merger Consideration”), and as of the Effective Time, all such Shares will no longer be outstanding and will automatically be cancelled and will cease to exist, and each holder thereof will cease to have any rights with respect thereto, except the right to receive the Merger Consideration payable with respect to such Shares in accordance with Section 2.4;”
2. Amendment to Section 8.3. The Merger Agreement is hereby amended by including the following new definitions in Section 8.3:
“Additional Consideration” means an amount in cash equal to the product of (i) (A) $1.00 divided by (B) 61 and (ii) the number of calendar days elapsed during the period commencing on, and including, the Ticking Fee Start Date, and ending on, and including, the Ticking Fee End Date; provided that no amount of Additional Consideration shall be payable to the extent resulting from a delay in the consummation of the Merger that was primarily caused by the failure of the Company to perform any of its obligations under this Agreement (except for Section 5.16(d)).
“Ticking Fee Start Date” means November 1, 2023; provided that if initial filing of the Proxy Statement is filed with the SEC after July 5, 2023, then the Ticking Fee Start Date shall be delayed by the number of calendar days that have elapsed after July 5, 2023 through the date the initial filing of the Proxy Statement is filed with the SEC.
“Ticking Fee End Date” means the earlier of (A) December 31, 2023; provided that if the initial filing of the Proxy Statement is filed with the SEC after July 5, 2023, then such December 31, 2023 date shall be delayed by the number of calendar days that have elapsed after July 5, 2023 through the date the initial filing of the Proxy Statement is filed with the SEC and (B) the Closing Date.
3. Effectiveness. All of the provisions of this Amendment shall be effective as of the date hereof. Except as specifically provided for in this Amendment, all of the terms of the Merger Agreement shall remain unchanged and are hereby confirmed and remain in full force and effect.
4. Effect of Amendment. Whenever the Merger Agreement is referred to in the Merger Agreement or in any other agreements, documents or instruments, such reference shall be deemed to be to the Merger Agreement as amended by this Amendment.
AAA-1

5. Miscellaneous. The provisions of Section 8.4 (Severability), Section 8.5 (Assignment), Section 8.7 (Governing Law), Section 8.8 (Headings), Section 8.9 (Counterparts), Section 8.11 (Jurisdiction; Waiver of Jury Trial), Section 8.12 (Service of Process), Section 8.13(a) and Section 8.13(b) (Specific Performance) and Section 8.15 (Interpretation) of the Merger Agreement are hereby incorporated herein by reference mutatis mutandis.
[Remainder of page intentionally left blank]
AAA-2

IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Amendment to be signed by their respective officers thereunto duly authorized as of the date first written above.
CUBE BIDCO, INC.

By:	/s/ Josh Weisenbeck
Name: Josh Weisenbeck
Title: President

CUBE MERGER SUB, INC.

By:	/s/ Josh Weisenbeck
Name: Josh Weisenbeck
Title: President
[Signature Page to Amendment to Merger Agreement]
AAA-3

CIRCOR INTERNATIONAL, INC.

By:	/s/ Jessica W. Wenzell
Name: Jessica W. Wenzell
Title: Senior Vice President, General Counsel
[Signature Page to Amendment to Merger Agreement]
AAA-4

Annex B

June 29, 2023
The Board of Directors
CIRCOR International, Inc.
30 Corporate Drive, Suite 200
Burlington, MA 01803
Members of the Board of Directors:
We understand that CIRCOR International, Inc. (the “Company”) proposes to enter into Amendment No. 2 to Agreement and Plan of Merger, dated as of June 29, 2023 (“Amendment No. 2”), which amends that certain Agreement and Plan of Merger, dated as of June 5, 2023, (as amended by that certain Amendment No. 1 to Agreement and Plan of Merger, dated as of June 26, 2023, and as further amended by Amendment No. 2, the “Merger Agreement”), with Cube BidCo, Inc. (the “Acquiror”) and Cube Merger Sub, Inc. (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub will merge with and into the Company, with the Company being the surviving corporation as a wholly owned subsidiary of the Acquiror (the “Merger”). As a result of the Merger, each outstanding share of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”), other than (i) shares owned by the Acquiror, Merger Sub or the Company, (ii) shares owned by any direct or indirect wholly owned subsidiary of Acquiror, Merger Sub or the Company, (iii) shares held by the Company as treasury stock, and (iv) Dissenting Shares (as defined in the Merger Agreement) ((i) through (iv) together, “Excluded Shares”), will be converted into the right to receive $56.00 per share in cash (the “Consideration”), plus, if the Merger has not closed by the date specified in the Merger Agreement, the Additional Consideration (as defined in the Merger Agreement). We express no opinion on the Additional Consideration. The terms and conditions of the Merger are more fully set forth in the Merger Agreement.
The Board of Directors has asked us whether, in our opinion, the Consideration to be received by holders of the Company Common Stock, other than the holders of Excluded Shares, in the Merger is fair, from a financial point of view, to such holders.
In connection with rendering our opinion, we have, among other things:
(i)	reviewed certain publicly available financial statements and other business and financial information of the Company;
(ii)	reviewed certain internal financial statements and other financial and operating data concerning the Company;
(iii)	reviewed certain financial projections relating to the Company prepared and furnished to us by management of the Company, as approved for our use by the Company (the “Forecasts”)
(iv)	discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company;
(v)	reviewed the reported prices and historical trading activity for Company Common Stock;
(vi)	compared the financial performance of the Company and its trading multiples with that of certain other publicly-traded companies that we deemed relevant;
(vii)
compared the financial performance of the Company and the valuation multiples relating to the Merger with the financial terms, to the extent publicly available, of certain other acquisition transactions that we deemed relevant;

(viii) reviewed the financial terms and conditions of the Merger Agreement and
(ix)	performed such other analyses, reviewed such other information and considered such other factors as we deemed appropriate.

The Board of Directors
CIRCOR International, Inc.

For purposes of our analysis and opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information publicly available, and all of the information supplied or otherwise made available to, discussed with, or reviewed by us, without any independent verification of such information (and have not assumed responsibility or liability for any independent verification of such information), and have further relied upon the assurances of the management of the Company that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the Forecasts, we have assumed with your consent that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of management of the Company as to the future financial performance of the Company and the other matters covered thereby. We express no view as to the Forecasts or the assumptions on which they are based.
For purposes of our analysis and opinion, we have assumed, in all respects material to our analysis, that the final executed Merger Agreement will not differ in any material respects from the draft Merger Agreement reviewed by us, that the representations and warranties of each party contained in the Merger Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Merger Agreement and that all conditions to the consummation of the Merger will be satisfied without waiver or modification thereof. We have further assumed, in all respects material to our analysis, that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the Merger will be obtained without any delay, limitation, restriction or condition that would have an adverse effect on the Company or the consummation of the Merger or reduce the contemplated benefits to the holders of the Company Common Stock of the Merger.
We have not conducted a physical inspection of the properties or facilities of the Company and have not made or assumed any responsibility for making any independent valuation or appraisal of the assets or liabilities (including any contingent, derivative or other off-balance sheet assets and liabilities) of the Company, nor have we been furnished with any such valuations or appraisals, nor have we evaluated the solvency or fair value of the Company under any state or federal laws relating to bankruptcy, insolvency or similar matters. Our opinion is necessarily based upon information made available to us as of the date hereof and financial, economic, market and other conditions as they exist and as can be evaluated on the date hereof. It is understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise or reaffirm this opinion.
We have not been asked to pass upon, and express no opinion with respect to, any matter other than the fairness to the holders of the Company Common Stock (other than Excluded Shares), from a financial point of view, of the Consideration. We do not express any view on, and our opinion does not address, the fairness of the proposed transaction to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors or other constituencies of the Company, nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or any class of such persons, whether relative to the Consideration or otherwise. We have not been asked to, nor do we express any view on, and our opinion does not address, any other term or aspect of the Merger Agreement or the Merger, including, without limitation, the structure or form of the Merger, or any term or aspect of any other agreement or instrument contemplated by the Merger Agreement or entered into or amended in connection with the Merger Agreement. Our opinion does not address the relative merits of the Merger as compared to other business or financial strategies that might be available to the Company, nor does it address the underlying business decision of the Company to engage in the Merger. Our opinion does not constitute a recommendation to the Board of Directors or to any other persons in respect of the Merger, including as to how any holder of shares of the Company Common Stock should vote or act in respect of the Merger. We are not legal, regulatory, accounting or tax experts and have assumed the accuracy and completeness of assessments by the Company and its advisors with respect to legal, regulatory, accounting and tax matters.

The Board of Directors
CIRCOR International, Inc.

We have acted as financial advisor to the Company in connection with the Merger and will receive a fee for our services, a portion of which is payable upon rendering this opinion and a substantial portion of which is contingent upon the consummation of the Merger. The Company has also agreed to reimburse our expenses and to indemnify us against certain liabilities arising out of our engagement. During the two year period prior to the date hereof, Evercore Group L.L.C. and its affiliates have provided financial advisory services to the Company and received fees for the rendering of these services. In addition, during the two year period prior to the date hereof, Evercore Group L.L.C. and its affiliates have provided financial advisory services to KKR & Co. L.P. (“KKR”), an affiliate of Acquiror, and/or its affiliates or portfolio companies and received fees for the rendering of these services. We may provide financial advisory or other services to KKR, the Acquiror, or any of their respective affiliates or portfolio companies in the future, and in connection with any such services we may receive compensation.
Evercore Group L.L.C. and its affiliates engage in a wide range of activities for our and their own accounts and the accounts of customers, including corporate finance, mergers and acquisitions, equity sales, trading and research, private equity, placement agent, asset management and related activities. In connection with these businesses or otherwise, Evercore Group L.L.C. and its affiliates and/or our or their respective employees, as well as investment funds in which any of them may have a financial interest, may at any time, directly or indirectly, hold long or short positions and may trade or otherwise effect transactions for their own accounts or the accounts of customers, in debt or equity securities, senior loans and/or derivative products or other financial instruments of or relating to the Company, the Acquiror, potential parties to the Merger and/or any of their respective affiliates or persons that are competitors, customers or suppliers of the Company or the Acquiror.
Our financial advisory services and this opinion are provided for the information and benefit of the Board of Directors (in its capacity as such) in connection with its evaluation of the proposed Merger. The issuance of this opinion has been approved by an Opinion Committee of Evercore Group L.L.C.
This opinion may not be disclosed, quoted, referred to or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval, except the Company may reproduce this opinion in full in any document that is required to be filed with the U.S. Securities and Exchange Commission and required to be mailed by the Company to its stockholders relating to the Merger.
Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be received by holders of the Company Common Stock, other than the holders of Excluded Shares, in the Merger is fair, from a financial point of view, to such holders.
Very truly yours,

EVERCORE GROUP L.L.C.

By:	/s/ Paul Stefanick
Paul Stefanick
Senior Managing Director

Annex C

June 29, 2023
The Board of Directors
CIRCOR International, Inc.
30 Corporate Drive, Suite 200
Burlington, MA 01803
Members of the Board of Directors:
You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock, par value $0.01 per share (the “Company Common Stock”), of CIRCOR International, Inc. (the “Company”) of the consideration to be paid to such holders in the proposed merger (the “Transaction”) of the Company with a wholly-owned subsidiary of Cube BidCo, Inc. (the “Acquiror”). Pursuant to the Agreement and Plan of Merger, as amended by that certain Amendment No. 1 to Agreement and Plan of Merger, dated June 26, 2023, and as further amended by that certain Amendment No. 2 to Agreement and Plan of Merger, dated June 29, 2023 (the “Agreement”), among the Company, the Acquiror and its subsidiary, Cube Merger Sub, Inc. (“Merger Sub”), the Company will become a wholly-owned subsidiary of the Acquiror, and each outstanding share of Company Common Stock (other than (i) shares held in the treasury of the Company or owned by the Company or any direct or indirect wholly-owned subsidiary of the Company, (ii) shares owned by the Acquiror, Merger Sub or any direct or indirect wholly-owned subsidiary of Acquiror or Merger Sub, and (iii) Dissenting Shares (as defined in the Agreement)) will be converted into the right to receive (i) $56.00 per share in cash (the “Consideration”) plus (ii) if the Transaction has not closed by the date specified in the Agreement, the Additional Consideration (as defined in the Agreement). We express no opinion on the Additional Consideration.
In connection with preparing our opinion, we have (i) reviewed the Agreement, dated June 5, 2023, as amended by Amendment No. 1 to the Agreement, dated June 26, 2023; (ii) reviewed a draft, dated June 29, 2023, of Amendment No. 2 to the Agreement; (iii) reviewed certain publicly available business and financial information concerning the Company and the industries in which it operates; (iv) compared the proposed financial terms of the Transaction with the publicly available financial terms of certain transactions involving companies we deemed relevant and the consideration paid for such companies; (v) compared the financial and operating performance of the Company with publicly available information concerning certain other companies we deemed relevant and reviewed the current and historical market prices of the Company Common Stock and certain publicly traded securities of such other companies; (vi) reviewed certain internal financial analyses and forecasts prepared by the management of the Company relating to its business; and (vii) performed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.
In addition, we have held discussions with certain members of the management of the Company with respect to certain aspects of the Transaction, and the past and current business operations of the Company, the financial condition and future prospects and operations of the Company, and certain other matters we believed necessary or appropriate to our inquiry.
In giving our opinion, we have relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with us by the Company or otherwise reviewed by or for us. We have not independently verified any such information or its accuracy or completeness and, pursuant to our engagement letter with the Company, we did not assume any obligation to undertake any such independent verification. We have not conducted or been provided with any valuation or appraisal of any assets or liabilities, nor have we evaluated the solvency of the Company or the Acquiror under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to us or derived therefrom, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company to which such analyses or forecasts relate. We express no view as to such analyses or forecasts or the assumptions on which they were based. We have also assumed that the Transaction and the other transactions contemplated by the Agreement will be consummated as described in the Agreement, and that the definitive Agreement will not differ in any material respects from the draft thereof furnished to us. We have also
C-1

assumed that the representations and warranties made by the Company and the Acquiror in the Agreement and the related agreements are and will be true and correct in all respects material to our analysis. We are not legal, regulatory or tax experts and have relied on the assessments made by advisors to the Company with respect to such issues. We have further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company or on the contemplated benefits of the Transaction.
Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. Our opinion is limited to the fairness, from a financial point of view, of the Consideration to be paid to the holders of the Company Common Stock in the proposed Transaction and we express no opinion as to the fairness of any consideration paid in connection with the Transaction to the holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the Transaction. Furthermore, we express no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the Transaction, or any class of such persons relative to the Consideration to be paid to the holders of the Company Common Stock in the Transaction or with respect to the fairness of any such compensation.
We have acted as financial advisor to the Company with respect to the proposed Transaction and will receive a fee from the Company for our services, a substantial portion of which will become payable only if the proposed Transaction is consummated. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. During the two years preceding the date of this letter, neither we nor our affiliates have had any other material financial advisory or other material commercial or investment banking relationships with the Company. During the two years preceding the date of this letter, we and our affiliates have had commercial or investment banking relationships with KKR & Co. Inc. (“KKR”), the parent entity of the Acquiror, for which we and such affiliates have received customary compensation. Such services during such period have included acting as financial advisor to a KKR subsidiary on its acquisition of a minority stake in First Gen Corporation in October 2021, as joint lead arranger on a credit facility of a KKR subsidiary in November 2021, as joint lead bookrunner on a KKR subsidiary’s offering of equity securities in March 2022, as joint lead bookrunner on KKR’s offering of debt securities in May 2022 and as joint lead arranger on a credit facility of a KKR subsidiary in May 2022, and also providing debt syndication, debt underwriting, equity underwriting and financial advisory services to KKR portfolio companies. In addition, our commercial banking affiliate is an agent bank and a lender under outstanding credit facilities of a KKR subsidiary and KKR portfolio companies, for which it receives customary compensation or other financial benefits. In addition, we and our affiliates hold, on a proprietary basis, less than 1% of the outstanding common stock of each of the Company and KKR. In the ordinary course of our businesses, we and our affiliates may actively trade the debt and equity securities or financial instruments (including derivatives, bank loans or other obligations) of the Company or KKR and its portfolio companies for our own account or for the accounts of customers and, accordingly, we may at any time hold long or short positions in such securities or other financial instruments.
On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the Consideration to be paid to the holders of the Company Common Stock in the proposed Transaction is fair, from a financial point of view, to such holders.
The issuance of this opinion has been approved by a fairness opinion committee of J.P. Morgan Securities LLC. This letter is provided to the Board of Directors of the Company (in its capacity as such) in connection with and for the purposes of its evaluation of the Transaction. This opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Transaction or any other matter. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval. This opinion may be reproduced in full in any proxy or information statement mailed to shareholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval.
Very truly yours, /s/ J.P. Morgan Securities LLC J.P. MORGAN SECURITIES LLC
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V20372-TBD

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CIRCOR INTERNATIONAL, INC.

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V20373-TBD

CIRCOR INTERNATIONAL, INC.
Special Meeting of Stockholders
August 24, 2023 9:00 A.M. Eastern Time
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Tony Najjar, Arjun Sharma and Jessica W. Wenzell as proxies, each of them acting solely, with power of substitution and with all powers the undersigned would possess if personally present, to represent and vote, as designated on the reverse side, all the shares of Common Stock of CIRCOR International, Inc. which the undersigned is entitled to vote at the Special Meeting of Stockholders of CIRCOR International, Inc. to be held as a virtual meeting conducted exclusively at www.virtualshareholdermeeting.com/CIR2023SM on Thursday, August 24, 2023 at 9:00 A.M. Eastern Time, and at any adjournment(s) or postponement(s) thereof, upon the matters set forth on the reverse side hereof and described in the Notice of Special Meeting of Stockholders and accompanying Proxy Statement.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted "FOR" Proposal 1, "FOR" Proposal 2 and "FOR" Proposal 3 in accordance with the Board of Directors' recommendations. The proxies are authorized to vote in their discretion on any matter or other business as may properly be brought before the Special Meeting of Stockholders or any adjournment, continuation or postponement thereof.

Continued and to be signed on reverse side